As filed with the Securities and Exchange Commission on October 1, 1997

                                                      Registration No. 333-28179
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                  PRE-EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                                 6035                                  APPLIED FOR
  (State or other jurisdiction of        (Primary Standard Industrial         (I.R.S. Employer Identification No.)
  incorporation or organization)         Classification Code Number)

                      2900 TEXAS AVENUE, BRYAN, TEXAS 77802
                                 (409) 779-2900
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          J. STANLEY STEPHEN, PRESIDENT
               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                                2900 TEXAS AVENUE
                               BRYAN, TEXAS 77802
                                 (409) 779-2900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                            Dave M. Muchnikoff, P.C.
                         SILVER, FREEDMAN & TAFF, L.L.P.
      (a limited liability partnership including professional corporations)
                            1100 New York Avenue, NW
                            Washington, DC 20005-3934
                                 (202) 414-6100

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO THE PUBLIC: As soon as practicable after
                 this Registration Statement becomes effective.

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

                                                    CALCULATION OF REGISTRATION FEE
                                                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF                    AMOUNT TO BE            OFFERING PRICE             AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED                  REGISTERED(1)           PER SHARE (1)          OFFERING PRICE(1)      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share       200,000 shares             $   10.00             $2,000,000                 $   606(2)

Common Stock, par value $.01 per share        33,300 shares             $   12.50             $  416,250                 $   127(3)

Units                                          3,700 units              $1,000.00             $3,700,000                 $ 1,122(2)


(1)      Estimated solely for the purpose of calculating the registration fee.

(2)      Registration  fee of  $1,728  previously  paid with Form S-1 on May 30,
         1997.
(3) Represents 33,300 warrants, sold as part of the Units, to purchase Common Stock at $12.50 per share.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement contains two forms of prospectus: one to be used in an offering of Units (consisting of Debentures and Warrants to purchase Common Stock) offered by the Registrant on a best efforts basis through a sales agent (the "Unit Prospectus"), and one to be used in connection with a concurrent offering of Common Stock directly by the Registrant without the assistance of any underwriter or sales agent (the "Common Stock Prospectus").

                 SUBJECT TO COMPLETION DATED SEPTEMBER __, 1997

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY

                     3,400 UNITS MINIMUM/3,700 UNITS MAXIMUM

          $1,000 PER UNIT (CONSISTING OF A DEBENTURE AND NINE WARRANTS)
                     MINIMUM PURCHASE _____ UNITS ($______)

          The  Bryan-College  Station  Financial  Holding  Company (the "Holding
Company") is hereby offering (the "Unit Offering") for sale 3,400 Units minimum/3,700 Units maximum (the "Units") at $1,000 per Unit, each Unit consisting of $1,000 principal amount of __% subordinated debentures due
____________, 2002 (the "Debentures") and nine detachable warrants (the "Warrants"). Each Warrant entitles the holder thereof to purchase one share of common stock, par value $.01 per share, of the Holding Company (the "Holding Company Common Stock") at an exercise price of $12.50, subject to adjustment, at any time prior to 5:00 p.m. Central Time on ___________, 2002. Concurrently with the Unit Offering, the Company is also offering for sale up to 200,000 shares of Holding Company Common Stock at a price of $10.00 per share (the "Common Stock Offering" and, together with the Unit Offering, the "Offering"). Consummation of the Unit Offering is conditioned on the contemporaneous completion of the Common Stock Offering. See "The Offering."

          The Debentures included in the Units will be unsecured and will be subordinate in right of payment to all present and future Senior Indebtedness and General Obligations (each as hereinafter defined) of the Holding Company and will be effectively subordinated to all indebtedness and other liabilities and commitments (including deposits, trade payables, lease obligations and obligations of holders of preferred stock) of First Federal. Generally, payment of principal of the Debentures may be accelerated only in certain limited circumstances, including the occurrence of certain events of default relating to the bankruptcy or receivership of the Holding Company or First Federal or in the event of a default in the payment of principal or interest. See "The Offering" and "Description of the Debentures." On a pro forma basis as of June 30, 1997 there would have been $5.7 million in Senior Indebtedness and General Obligations of the Holding Company outstanding.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL
     DEPOSIT INSURANCE CORPORATION OR BY ANY STATE SECURITIES AUTHORITIES,
       NOR HAS SUCH COMMISSION, OFFICE, CORPORATION OR AUTHORITY PASSED
         UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRE-
            SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THESE
              SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT
                       FEDERALLY INSURED OR GUARANTEED.


=======================================================================================================
                                                              Selling                Estimated Net
                               Price to Public             Commissions(1)               Proceeds(2)
Per Unit                              $       1,000                 $      70           $           930
Per Minimum Purchase
Total Minimum                             3,400,000                   238,000                 3,162,000
Total Maximum                             3,700,000                   259,000                 3,441,000
=======================================================================================================

(1) The Selling Commission will equal 7.0% of the gross proceeds of the Units sold . Such commissions may be deemed to be underwriting fees. In addition, the Holding Company has agreed to indemnify Hoefer & Arnett Incorporated against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "The Offering."
(2) Before deducting expenses payable by the Holding Company estimated at $_________.

     THESE SECURITIES ARE SPECULATIVE IN THAT THEY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL BOOK VALUE DILUTION. PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE 10 AND "DILUTION" FOR A DISCUSSION OF MATTERS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THESE SECURITIES.

                THE DATE OF THIS PROSPECTUS IS ___________, 1997.

                                                          (cover page continues)
                          HOEFER & ARNETT INCORPORATED

          The Holding Company has been formed to acquire all of the outstanding capital stock (the "First Federal Common Stock") of First Federal Savings Bank, Bryan, Texas ("First Federal") pursuant to a merger agreement between First Federal and the Holding Company dated May 21, 1997 (the "Merger"). The net proceeds of the Offering will be used to finance the Holding Company's cash purchase of up to 80% of the outstanding shares of First Federal which are not exchanged for Holding Company Common Stock in the Merger. Consummation of the Offering is contingent upon all conditions to the Merger being satisfied or waived, except that if shareholder or regulatory approval is not obtained, the Offering will terminate.

          Pursuant to the Merger, each holder of First Federal Common Stock will `have the option of exchanging each share of First Federal Common Stock for :
(i) 2.5 shares of Holding Company Common Stock; (ii) $24.07 in cash, or (iii) any combination of Holding Company Common Stock and cash. The Holding Company anticipates that a minimum of approximately 150,000 shares of Holding Company Common Stock will be issued pursuant to the Merger. The Directors and executive officers of First Federal have indicated that they will exchange their First Federal Common Stock for approximately 110,000 shares of Holding Company Common Stock. Consummation of the Merger is subject to the satisfaction of customary conditions, the approval of both First Federal's stockholders and the Office of Thrift Supervision (the "OTS") and the consummation of the Unit Offering and the Common Stock Offering.

          Historically, there has been no active daily market for the First Federal Common Stock. Prior to the Offering there has been no market for the Units, the Warrants, the Debentures or the Holding Company Common Stock . The Holding Company has never issued capital stock. Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop . Following the Offering the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Hoefer & Arnett intends to make a market for the Holding Company Common Stock if the volume of trading and other market-making considerations justify such an undertaking. If an active trading market does develop, there can be no assurance that such a trading market will continue. See "Risk Factors -- No Prior Market for Units and Holding Company Common Stock ; Potential Illiquidity of Units and Holding Company Common Stock."

          Prior to this offering, there have been no Units, Warrants or Debentures outstanding. There is no public market for the Units, Warrants or Debentures and it is unknown whether an active and liquid trading market for the Units, Warrants or Debentures will develop. The Holding Company has no present intention to have the Units, Warrants or Debentures authorized for quotation on Nasdaq or any other interdealer quotation system or listed on any securities exchange. No market maker has been obtained for the Debentures or the Warrants, and no trading market is expected to develop. See "Risk Factors -- No Prior Market for Units and Holding Company Common Stock; Potential Illiquidity of Units and Holding Company Common Stock."

          The Units are being offered by the Company through Hoefer & Arnett Incorporated (the"Agent") on a "best efforts, minimum-maximum" basis. The
Holding Company Common Stock is being offered directly by the Company. The Offering will commence on the date hereof and subscriptions for Units will be accepted until 5:00 p.m. Central time, __________ ___, 1997 (subject to extension without notice by agreement between the Holding Company and the Agent until __________ __, 1997) or terminate the Offering at any time (the "Expiration Date"). Funds tendered by subscribers will be deposited in an escrow account (the "Escrow Account") with the First National Bank of Bryan, Bryan, Texas as escrow agent (the "Escrow Agent"). If subscriptions for a total of at least $1,500,000 in Holding Company Common Stock and $3,400,000 in Units have not been received by the Expiration Date, no shares of Holding Company Common Stock or Units will be sold and the subscribers' funds will be refunded promptly, with each subscriber's pro rata share of any interest actually earned thereon. Consummation of the Offering will take place as soon as possible after the Expiration Date, subject to the satisfaction of certain conditions precedent in the Best Efforts Selling Agreement between the Holding Company and the Agent (the "Selling Agreement"). See "The Offering -- Subscription Procedures."

          The Holding Company reserves the right in its sole discretion to withdraw, cancel or modify the Offering without notice and to accept or reject any subscription , in whole or in part, for any reason including if the total amount of shares of Holding Company Common Stock to be owned by such subscriber following the Merger and the Offering would exceed 9.9% of the shares of Holding Company Common Stock to be issued and outstanding, unless such condition has been waived at the discretion of the Holding Company's Board of Directors in one or more instances with the approval of the Office of Thrift Supervision (the "OTS"). The offering is conditioned upon all conditions to the Merger being satisfied or waived.

          THE HOLDING COMPANY AND UNITS OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                                                             (end of cover page)

                              AVAILABLE INFORMATION


          The Holding Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (Registration Statement No. 333- 28179), with respect to the shares of Holding Company Common Stock and Units to be sold in the Offering. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information contained in the Registration Statement. For further information pertaining to Holding Company Common Stock and Units offered hereby, reference is made to the Registration Statement and to the exhibits thereto, which may be inspected and copied at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which can be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC at the above-stated address. The Registration Statement may be inspected and copied at the SEC's Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and may be inspected at the SEC's site on the worldwide web (http//www.sec.gov).


          The Holding Company will hereafter furnish to holders of the Holding Company Common Stock, Debentures and Warrants annual reports containing audited financial statements for each fiscal year and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.


          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, VERBALLY OR IN WRITING, IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS ABSOLUTELY MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER FIRST FEDERAL, THE HOLDING COMPANY, THEIR MANAGEMENT OR THEIR RESPECTIVE BOARD OF DIRECTORS. EXCEPT AS OTHERWISE EXPRESSLY INDICATED, ALL INFORMATION IS GIVEN AS OF THE DATE OF THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS AFTER SUCH DATE NOR ANY OFFER, SALE OR EXCHANGE OF ANY SECURITY MADE HEREUNDER AFTER SUCH DATE SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE SUCH DATE.

                                  [INSERT MAP]


             [MAP ILLUSTRATES FIRST FEDERAL'S OFFICES IN TEXAS]

                               PROSPECTUS SUMMARY


          The following summary does not purport to be complete and is qualified in its entirety by the detailed information and Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

THE HOLDING COMPANY


          The Holding Company is a newly formed company organized under Delaware law to become a financial institution holding company by acquiring 100% of the stock of First Federal through the exchange of First Federal Common Stock for Holding Company Common Stock and through the purchase of First Federal Common Stock for cash. The Holding Company was formed to enable First Federal to remain as a predominantly community-owned, independent financial institution. The Holding Company has entered into a merger agreement dated May 21, 1997 (the "Merger Agreement") to acquire 100% of First Federal's outstanding shares in exchange for shares of Holding Company Common Stock and cash, subject to, among other customary conditions, regulatory and shareholder approvals, the condition that holders of no more than 80% of First Federal Common Stock elect to receive cash as merger consideration (approximately $4.6 million of cash elections) and consummation of this Offering. The Offering will be consummated only if every condition required to be met pursuant to the Merger Agreement has been met or waived, and only if at least the minimum amount of Units and Common Stock are subscribed for in the Offering. The amount of Holding Company Common Stock and Units offered for sale at the minimum was calculated to provide funds for the purchase of no more than 80% of First Federal Common Stock outstanding, and the Merger is contingent upon the subscription for the minimum amounts of Units and Common Stock in the Offering. The Offering will close immediately prior to the acquisition of the shares of First Federal Common Stock by the Holding Company. See "The Offering."


          The principal executive offices of the Holding Company are located at 2900 Texas Avenue, Bryan, Texas 77802, and its telephone number at that address is (409) 779-2900. The Holding Company upon consummation of the Merger will be a thrift institution holding company under the Home Owners Loan Act of 1993, as amended (the "HOLA") and, therefore, will be regulated and supervised by the Office of Thrift Supervision (the "OTS").

FIRST FEDERAL SAVINGS BANK


          First Federal Savings Bank ("First Federal"), is a federally chartered community-owned, independent thrift institution, headquartered in Bryan-College Station, Texas, which began operations in 1965. Historically, First Federal has been predominantly a locally-based home lender, originating loans primarily in Bryan-College Station and the surrounding trade area, and to a lesser extent other communities in the general area between Houston, Austin and Dallas, Texas. First Federal also originates consumer loans, construction loans, U.S. Small Business Administration ("SBA") partially guaranteed loans, small commercial real estate and small to medium commercial business loans. First Federal's deposits are insured up to applicable limits by the Savings Association Insurance Fund (the "SAIF"), which is administered by the Federal Deposit Insurance Corporation (the "FDIC"). At December 31, 1996, First Federal had assets of $59.7 million, deposits of $53.0 million and total stockholders' equity of $4.4 million. New senior management was appointed in early 1991 to recapitalize and convert First Federal from a mutual savings institution to a federal stock institution, which was completed in April, 1993.

          Beginning in fiscal 1994, senior management of First Federal began its transition to full-service retail banking in order to compete more effectively and to increase its overall profitability. In addition to its core single-family lending business, since fiscal 1994 First Federal has increased its focus on the following products:

          o         Commercial real estate lending
          o         Commercial business lending
          o Small Business Administration loans (partially government guaranteed)
          o         Home  improvement  loans
          o         Indirect  automobile  financing through  dealers
          o         Credit-default insured "second chance" auto finance program

          First Federal funds these lending products using a retail deposit base gathered in its home market of Bryan-College Station as well as in the surrounding counties of Burleson, Grimes, Leon, Madison, Robertson and Washington. First Federal currently operates two full service offices located in Bryan (headquarters office) and adjacent College Station. In addition, a site has been acquired for another full service branch in the northern portion of Bryan. The Bryan-College Station area has a population of more than 110,000 permanent residents and is home to Texas A&M University, one of the three largest universities in the United States. In order to expand its lending base First Federal has opened loan production offices in Waco and Huntsville, Texas and has redefined its general lending area to include the triangle between Dallas, Houston and Austin.


          The pursuit of this strategy entails risks different from those present in traditional single family mortgage lending. However, First Federal's management believes that the transition to full service retail banking has had several positive effects including increasing the net interest margin, increasing the portfolio of loans outstanding, diversifying the types of loans in the loan portfolio and increasing overall profitability, including increasing fee income and service charges.






                                THE UNIT OFFERING


Units Offered..................... A minimum  of 3,400  and a  maximum  of 3,700
                                   Units, each Unit consisting of $1,000 aggregate principal amount of __% Debentures due __________, 2002 and nine Warrants, for a price of $1,000 per Unit. Each Warrant entitles the holder thereof to purchase one share of Holding Company Common Stock at an exercise price of $12.50 at any time prior to 5:00 p.m., Central Time, on _____, 2002. The
                                   Debentures   are  to  be   issued   under  an
                                   indenture dated ______, 1997 (the "Indenture") between the Holding Company and ________, as trustee (the "Trustee").
Debenture Maturity Date........... __________, 2002
Interest Payment Dates............ The  15th  calendar  day  of  each  of  July,
                                   October, January and April of each year, if such calendar day is a business day, and otherwise the next succeeding business day, commencing on the first payment date subsequent to the closing of the Offering.
Redemption........................ The  Debentures  may not be redeemed prior to their maturity and no sinking fund is provided for the Debentures.
Subordination..................... The  Debentures  will be subordinate in right of payment to all present and future Senior Indebtedness and General Obligations (each as defined herein) of the Holding Company and will be effectively subordinated to all indebtedness and other liabilities and commitments (including deposits, trade payables, lease obligations and obligations of holders of preferred stock) of First Federal. On a pro forma basis, as of June 30, 1997, the Holding Company had $59.7 million in Senior Indebtedness and General Obligations outstanding. The Indenture governing the Debentures' terms and conditions does not prohibit or limit the occurrence of additional Senior Indebtedness or General Obligations.

Sinking Fund...................... None.   The   Holding   Company   anticipates
                                   retiring the Debentures upon maturity through dividends from First Federal, the sale of additional common stock or preferred stock, and, if necessary, a loan to the Holding Company from a third party financial institution. There can be no assurance funds will be available for repayment. See "Risk Factors."

Covenants......................... The  Indenture,  among its other  provisions, restricts the ability of the Holding Company under certain circumstances to pay dividends on, or repurchase, its Holding Company Common Stock, and prohibits the Holding Company from consolidating or merging with another entity unless: (i) such other entity assumes the Holding Company's obligations under the Indenture, (ii) immediately after such merger or consolidation takes effect, the Holding Company will not be in Default (as defined herein) under the Indenture, and (iii) the Holding Company has delivered to the Indenture trustee an appropriate opinion of counsel. See "Description of the Debentures -Consolidation, Merger and Sales of Assets" and "--Limitations on Dividends, Redemptions, Etc." The Indenture will also contain covenants with respect to the maintenance of the status of its thrift subsidiaries as insured depositary institutions, the payment of taxes and the maintenance of its properties.
Events of Default................. The  (i)   occurrence   of   certain   events
                                   involving the bankruptcy, insolvency, reorganization, receivership or similar proceedings of the Company or any Major Depositary Institution Subsidiary (as defined in the Indenture), (ii) failure to pay the principal of (and premium, if any, on) the Debentures when due, whether at stated maturity, by acceleration or otherwise, (ii) failure to pay any installment of interest upon the Debentures when due and the continuance of such failure for a period of 30 days, (iii) failure to comply with any covenant contained in the Indenture and continuance of such failure for 60 days after notice of such failure has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Debentures then outstanding, and (iv) failure to pay $1.0 million aggregate principal amount when due under any indebtedness of the Company or a Subsidiary, or in the maturity of indebtedness of such amount being accelerated, constitute Events of Default under the Indenture. See "Description of Debentures -- Events of Default."
Remedies ......................... If an Event of  Default,  as  defined  in the
                                   Indenture, has occurred and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Debentures may declare the principal amount of all the Debentures, together with unpaid interest thereon, to be immediately due and payable, subject in certain circumstances to rescission or waiver by the holders of at least a majority in principal amount of Debentures. There can be no assurance that the Holding Company would have or be able to acquire sufficient funds to make payment on the Debentures if their maturity were accelerated due to an Event of Default. See "Description of the Debentures - Events of Default."
Warrants.......................... Each Warrant  entitles the holder  thereof to purchase one share of Holding Company Common Stock at an exercise price of $12.50, subject to adjustment, at any time prior to 5:00 p.m. Central Time on ______, 2002. The Warrants are detachable and may trade separately from the Debentures. See "Description of Warrants."

THE COMMON STOCK OFFERING

          Concurrently with the Unit Offering, the Holding Company is offering directly, and not through the Agent, up to 200,000 shares of Holding Company Common Stock at a price of $10.00 per share. The offering price of the Holding Company Common Stock in the Common Stock Offering has been determined by the Company and does not necessarily bear any relation to any established investment criteria of value, such as book value, earnings or the intrinsic value, if any, of the Holding Company or First Federal. Although the Holding Company Common Stock offered in the Common Stock Offering is not offered pursuant to this Prospectus, consummation of the Common Stock Offering is conditioned on the contemporaneous completion of the Unit Offering. See "The Offering."

NO PRIOR TRADING MARKET

          The Holding Company has never issued capital stock. Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop. Following the Offering the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Hoefer & Arnett intends to make a market for the Holding Company Common Stock if the volume of trading and other market-making considerations justify such an undertaking. If an active market does develop, there can be no assurance it will continue.

          Prior to this offering, there have been no Units, Warrants or Debentures outstanding. There is no public market for the Units, Warrants or Debentures and it is unknown whether an active and liquid trading market for the Units, Warrants or Debentures will develop. The Holding Company has no present intention to have the Units, Warrants or Debentures authorized for quotation on Nasdaq or any other interdealer quotation system or listed on any securities exchange. If an active trading market does develop, there can be no assurance that such a trading market will continue.

          The development of a public market that has depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither the Holding Company nor any market maker has any control. Accordingly, there can be no assurance that an active or liquid trading market for the Holding Company Common Stock, Debentures or Warrants will develop, or that if a market develops, it will continue. Furthermore, there can be no assurance that purchasers will be able to sell their securities at or above their purchase price. See "Market Information."

USE OF PROCEEDS

          The net proceeds from the Offering (estimated at $___ million and $___ million based on the minimum and maximum number of Holding Company Common Stock and Units offered) will be used to purchase for cash all of the shares of First Federal Common Stock not exchanged for Holding Company Common Stock pursuant to the Merger Agreement, reimburse First Federal for expenses paid by First Federal in connection with the Merger and Offering, and the balance, if any, will become part of the Holding Company's general funds for use in its business. On an interim basis, such proceeds will be invested primarily in short-term marketable securities. See "Use of Proceeds."

RISK FACTORS

          An investment in the Holding Company Common Stock or Units involves a high degree of risk and, in the case of the Holding Company Common Stock, substantial dilution. Prospective investors should carefully review and consider the factors described under "Risk Factors" and "Dilution".

                                  RISK FACTORS


          The Securities offered by this Prospectus involve a high degree of risk. In analyzing this Offering, the following risk factors, in addition to those factors discussed elsewhere in this Prospectus, should be considered by prospective investors before deciding whether to purchase any Units. The cautionary statements set forth below and elsewhere in this Prospectus should be read as accompanying forward looking statements included under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere herein. The risks described in the statements set forth below could cause the Holding Company's and First Federal's results to differ materially from those expressed in or indicated by such forward-looking statements. See "Disclosure Regarding Forward-Looking Statements."

RISK OF RELIANCE ON NONINTEREST INCOME

          In recent years, noninterest expense has exceeded net interest income and First Federal has relied upon gains on sales of assets to record net income. There can be no assurance that First Federal will continue to record significant gains on sales of assets as these gains are subject to market and other risks. First Federal has in recent years incurred above average noninterest expense levels, due primarily to expenses related to its recent transition into current full service retail banking. First Federal's Board of Directors believes that expenses have been incurred for data processing, equipment, drive-in facilities and personnel required for full-service retail banking, and that future additions to its noninterest expenses (as a percentage of average assets) will be less than in prior years. Moreover, although there can be no assurance, management believes that First Federal is positioned to achieve significant growth without substantial increases in noninterest expenses.

          During the nine months ended June 30, 1997 net interest income exceeded noninterest expense. See "Management's Discussion of Recent Results." However, there can be no assurance that future operating income levels will improve or that First Federal will be able to record net income in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ADEQUACY OF LOAN LOSS ALLOWANCE

          Management and the Board of Directors of First Federal regularly review First Federal's loan portfolio and determine whether the allowance established for loan losses is adequate. In making this evaluation, management and the Board of Directors consider, among other matters, the fair value of the underlying collateral, economic conditions, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan loss allowance. Because future events affecting borrowers and loan collateral cannot be predicted with any degree of certainty, there can be no assurance that existing allowances are adequate or that substantial increases to allowances will not be necessary should the quality of any loan deteriorate as a result of the factors discussed above. There is also no assurance that First Federal's loss allowances will be adequate to cover costs and losses in connection with any foreclosures or repossessions. Increases in allowances, if necessary, are most probable in connection with the nonperforming assets and other loans of concern discussed in this Prospectus. When future examinations are conducted by the OTS or the FDIC, the examiners may require First Federal to provide for higher loan loss allowances. See "Business -Loan Delinquencies; Nonperforming Assets and Classified Assets" and "Regulation -Federal Regulation of Thrift Institutions."

OFFERING PRICE OF HOLDING COMPANY COMMON STOCK ARBITRARILY DETERMINED

          In order to finance the purchase for cash of the First Federal Common Stock not exchanged for Holding Company Common Stock pursuant to the Merger, the Holding Company is offering for sale the Holding Company Common Stock and the Units. The price of the Holding Company Common Stock has been arbitrarily established by the Board of Directors of the Holding Company and does not necessarily bear any relationship to any established investment criteria of value such as book value, earnings or assets, including the intrinsic value, if any, of the Holding Company or First Federal's deposit base and its more than 30-year old franchise. Factors considered by the Board of Directors of the Holding Company in determining the offering price include, among others: the economic outlook in general and the outlook for banking in particular; book value of the company and financial condition of the business; dividend paying capacity; the size of the common stock offering; and market price of stocks of financial institutions that are actively traded.

RELIANCE ON CHIEF EXECUTIVE OFFICER

          The successful operation of First Federal depends heavily upon the active involvement of First Federal's current President and Chief Executive Officer, J. Stanley Stephen, age 64, whose loss could have an adverse effect on the Company. Mr. Stephen has been President and Chief Executive Officer of First Federal since 1991. First Federal currently has no plans to purchase "key-man" life insurance with respect to Mr. Stephen; however, it has recently entered into an employment and supplemental retirement agreement with Mr. Stephen wherein he agrees to work full-time with First Federal for at least the next five years and will contribute over the next five years one-half of the monthly cost to First Federal for his supplemental retirement. See "Management of First Federal - Employment Agreements."

INTEREST RATE RISK

          First Federal's profitability, like that of many financial institutions, is dependent to a large extent upon its net interest income, which is the difference or "spread" between the interest it earns on interest-earning assets, such as loans and, to a much lesser extent, securities, and the interest it pays on interest-bearing liabilities, such as deposits and borrowings. As a result, First Federal's profitability may be adversely affected by rapid changes in interest rates. First Federal generally attempts to maximize net interest income by achieving a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. First Federal believes its policies are designed to reduce the impact of changes in interest rates on its net interest income by maintaining a favorable match between the maturities or repricing dates of its interest-earning assets and interest-bearing liabilities. First Federal has implemented these policies generally by selling its long-term fixed-rate mortgage loan originations, retaining its adjustable-rate and balloon mortgage loans, and originating and retaining its short-term consumer loans.

HOLDING COMPANY STRUCTURE; LIMITATIONS ON THE ABILITY OF THE HOLDING COMPANY TO PAY HOLDING COMPANY COMMON STOCK DIVIDENDS AND PRINCIPAL AND INTEREST ON DEBENTURES

          As a holding company without significant assets other than its 100% ownership of First Federal Common Stock, the Holding Company's ability to pay cash dividends on the Holding Company Common Stock and to meet its other cash obligations, including the payment of principal and interest on the Debentures, is dependent upon the receipt of dividends from First Federal on the First Federal Common Stock owned by the Holding Company.

          First Federal is a legal entity separate and distinct from the Holding Company, and has no obligation to pay any amount of the Debentures or to make funds available therefor, whether by dividends or otherwise. The Debentures will be direct unsecured obligations of the Holding Company only, and the Holding Company will be solely responsible for all payment of principal and interest on the Debentures. In a liquidation or bankruptcy, claims of Debenture holders would be satisfied solely from the Holding Company's equity interest in First
Federal remaining after satisfaction of all creditors of First Federal, including depositors and holders of preferred stock, and thus are effectively subordinated to those depositors and other creditors. If the FDIC is appointed receiver, administrative expenses of the receiver may have priority over the interest of the Holding Company.

          The declaration of dividends by First Federal is subject to the discretion of the Board of Directors of First Federal and applicable regulatory requirements. While it is the present intention of the Board of Directors of First Federal to declare dividends in an amount sufficient to provide the Holding Company with the cash flow necessary to meet its debt service obligations with respect to the Debentures, subject to applicable regulatory restrictions, no assurance can be given that circumstances which would limit or preclude the declaration of such dividends will not exist in the future. At June 30, 1997, First Federal would have been permitted to pay $697,000 in dividends on its capital stock without prior approval of the OTS. As part of its Holding Company application, the Holding Company has requested from the OTS a dividend of $212,000 to be distributed upon the Closing of the Offering. See "Regulation
- Limitations on Dividends and Other Capital Distributions."

LIMITED RIGHTS OF ACCELERATION OF DEBENTURES UPON EVENTS OF DEFAULT

          Holders of the Debentures may accelerate the payment of principal and interest on the Debentures only in the case of certain events related to the bankruptcy or insolvency of the Holding Company, the reorganization of the Holding Company for the benefit of its creditors or the appointment of a receiver or conservator for any of the Holding Company's major insured depository institution subsidiaries (which at the date hereof included only First Federal) and upon a default in the payment of principal or interest on, or a default in the performance of any covenant or agreement contained in, the Debentures or Indenture. The Indenture does not contain any provisions that would guarantee the ability of the Holding Company to make such accelerated payments of principal and interest. If any Event of Default occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the then outstanding Debentures may declare the principal amount of all Debentures, together with unpaid interest thereon, to be due and payable immediately, subject in certain circumstances to rescission or waiver by the holders of at least a majority in principal amount of Debentures. There can be no assurance that the Holding Company would have or be able to acquire sufficient funds to make payment on the Debentures if their maturity were accelerated due to an Event of Default. See "Description of the Debentures - Events of Default."

SUBORDINATION

          The payment of principal and interest on the Debentures is unsecured and is subordinated in right of payment to all present and future Senior Indebtedness and General Obligations (both as defined in the Indenture) of the Holding Company. Senior Indebtedness is defined generally in the Indenture to include indebtedness of the Holding Company for money borrowed or purchased (including indebtedness of others guaranteed by the Holding Company), other than the Debentures or any indebtedness or obligation as to which it is expressly provided that such obligation is not Senior Indebtedness or ranks pari passu (of equal seniority) with the Debentures. General Obligations are defined in the Indenture to include all obligations of the Holding Company to make payment on account of claims of general creditors, other than Senior Indebtedness, the Debentures and indebtedness for money borrowed ranking pari passu with or subordinate to the Debentures. As of June 30, 1997, the Company had no indebtedness that ranked pari passu with the Debentures. See "Description of the Debentures - Subordination." The Holding Company has neither Senior Indebtedness nor General Obligations outstanding. The Indenture does not prohibit or limit the incurrence of Senior Indebtedness or General Obligations by the Holding Company.

          Under the provisions set forth in the Indenture, no principal or interest payments on the Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity of such Senior Indebtedness. Remedies available to holders of Senior Indebtedness in the event of a default may be more extensive than those provided for in the Indenture, with the effect that an event of default under any Senior Indebtedness will probably not constitute an Event of Default (as defined) allowing acceleration of the principal and interest under the Debentures. In the event, however, that the maturity of the Debentures is accelerated based upon the occurrence of certain Events of Default, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of the Debentures will be entitled to any payments. See "Description of the Debentures - Subordination."

          Although the Holding Company has no present plans to issue new debt, the Holding Company may in the future consider the issuance of additional debt to support its business operations and pay its obligations on the Units.

LIMITED COVENANTS

          The covenants in the Indenture are limited, do not protect holders of the Debentures in the event of a material adverse change in the Holding Company's financial condition or results of operations and do not limit the ability of the Holding Company to incur additional Senior Indebtedness or General Obligations; therefore, neither the covenants nor the other provisions contained in the Indenture should be considered a significant factor in evaluating whether the

Holding Company will be able to comply with its obligations under the Units, including the obligation to pay principal of interest on the Debentures. See "Description of the Debentures."

NO  PRIOR  MARKET  FOR  UNITS  AND  HOLDING  COMPANY  COMMON  STOCK;   POTENTIAL
ILLIQUIDITY OF UNITS AND HOLDING COMPANY COMMON STOCK

          The Holding Company has never issued capital stock. Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop. Following the Offering the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Hoefer & Arnett intends to make a market for the Holding Company Common Stock if the volume of trading and other market-making considerations justify such an undertaking.

          Prior to this offering, there have been no Units, Warrants or Debentures outstanding. There is no public market for the Units, Warrants or Debentures and it is unknown whether an active and liquid trading market for the Units, Warrants or Debentures will develop. The Holding Company has no present intention to have the Units, Warrants or Debentures authorized for quotation on Nasdaq or any other interdealer quotation system or listed on any securities exchange. If an active trading market does develop, there can be no assurance that such a trading market will continue.

          The development of a public market that has depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither the Holding Company nor any market maker has any control. Accordingly, there can be no assurance that an active or liquid trading market for the Holding Company Common Stock, Debentures or Warrants will develop, or that if a market develops, it will continue. Furthermore, there can no assurance that purchasers will be able to sell their securities at or above their purchase price. See "Market Information."

PROSPECTUS MUST BE CURRENT TO EXERCISE WARRANTS; NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES OF COMMON STOCK UNDERLYING THE WARRANTS

          The issuance of the Holding Company Common Stock purchasable upon exercise of the Warrants has been registered under the Securities Act of 1933, as amended. However, the Warrants are not convertible or exercisable unless, at the time of exercise, the Holding Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares of Common Stock have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holders of such Warrants. The Holding Company has agreed to take all actions required under federal or state securities laws to enable the holders of the Warrants to exercise them at any time while they are outstanding and so that the Holding Company Common Stock issued upon exercise thereof will be freely tradeable without restriction by holders who are not affiliates of the Holding Company within the meaning of the Securities Act. Should the Holding Company fail for any reason to maintain a current prospectus or the qualification of these securities under any state laws, holders of Warrants may be unable to exercise the Warrants.

CONCENTRATION OF LENDING ACTIVITIES; RISKS ASSOCIATED WITH NONCONFORMING LOANS

          Substantially all of the aggregate principal amount of First Federal's real estate mortgage loans are secured by one- to four-family residential properties located in First Federal's primary market area. While a substantial portion of the loans originated for portfolio by First Federal are conventional mortgage loans (i.e., not guaranteed or insured by agencies of the federal government) which are secured by residential properties, most do not conform with the requirements for sale to Federal National Mortgage Association (the "FNMA") or FHLMC (i.e., conforming loans), because they exceed the maximum loan to value ratio to qualify for sale to FNMA or FHLMC, have credit deficiencies (which in certain cases will result in First Federal securing the loan by additional collateral), the borrower has an insufficient employment history or the property does not qualify due to its rural location or lack of comparability for appraisal purposes. As a result, the loans may be deemed to have higher risk of nonpayment than secondary market conforming conventional mortgage loans. While First Federal currently believes that its loans are adequately secured or reserved for and has experienced average annual net charge-offs of approximately $22,300, (excluding a $401,000 recovery on a lawsuit filed by First Federal and received in the year ended September 30, 1994), on an average loan portfolio of $46.2 million, in the event that real estate prices in its primary market area weaken or economic conditions in its primary market area deteriorate, thereby reducing the value of properties securing First Federal's loans, it is possible both that some borrowers may default and that the value of the real estate collateral may be insufficient to fully secure the loan. If either event should occur First Federal may experience increased levels of delinquencies and related losses having an adverse impact on income and stockholders' equity.

RISKS ASSOCIATED WITH AUTOMOBILE LOANS

          At September 30, 1996 First Federal had $9.4 million of automobile loans, of which $2.3 million were issued pursuant to First Federal's "second chance" auto program to sub-prime borrowers with less than perfect credit. First Federal has had a policy of not purchasing any "second chance" auto loans. Although First Federal has attempted to mitigate the credit risk by insuring these loans, in the event of a default by the insurer, First Federal would assume the entire credit risk. Further, automobiles rapidly depreciate. As a consequence, in the absence of such credit-default insurance, the borrower's continuing financial stability rather than the value of the vehicle is generally relied upon for the repayment of the related receivable. This is especially true with respect to loans originated by First Federal, because First Federal's underwriting procedures, which include personal interviews with the borrower prior to funding, are primarily based on the ability of the borrower to repay. As a result, First Federal may permit the origination of a loan in excess of the manufacturer's suggested retail price, in the case of new vehicles, or the value established by used car reference publications. Therefore, a repossessed automobile may not provide an adequate source of repayment of the outstanding loan balance. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. See "Business - Consumer Lending."

EVOLUTION OF BUSINESS

          First Federal's strategy is to focus on increasing its commercial real estate and commercial business loans and consumer loans. Commercial real estate, commercial business loans and consumer loans are expected to represent a growing portion of the First Federal's business. Full-service retail banking activities, while potentially more profitable, generally entail a greater degree of credit risk than does single family lending, the historical focus of First Federal. Specifically, the performance of commercial real estate, commercial business and consumer loans is more sensitive to regional and local economic conditions. Collateral valuation requires more detailed analysis and is more variable than single family mortgage lending. Loan balances for commercial real estate and commercial business loans are typically larger than those for single family mortgage loans and, thus, when there are defaults and losses, they can be greater on a per loan basis than those for single family mortgages. Similarly, loss levels are more difficult to predict. Full-service retail banking typically includes a greater amount of unsecured lending, or lending secured by rapidly depreciable assets such as automobiles, which presents different risks than secured single family mortgage lending. The sources of repayment are not related to collateral and can be more difficult to understand and pursue. Similarly, loan default prevention and collection for commercial real estate, commercial business and consumer lending also can be more complex and difficult than that for single family mortgage lending. For example, business loans are not typically made with standardized loan documents. Thus, the opportunity for mistakes and documentation risks are increased. Moreover, a liquid secondary market for most types of commercial real estate and business loans does not exist. The operational, interest rate, and competitive risks associated with commercial real estate, commercial business and consumer lending are different than those for single family mortgage lending and require skills and experience of management and staff different than that for single family mortgage lending. When evaluating such credits, more factors need to be considered. Management must be more knowledgeable of a wider variety of business enterprises and industries that borrow money. Intensive, ongoing customer contact is required, as well as complex analysis of financial statements at the time of loan approval and on an ongoing basis. Servicing these customers requires closer monitoring and more individualized analysis than does single family mortgage lending. Commercial real estate, commercial business and consumer lending pricing is very competitive and more subjective than that for single family mortgage lending. As a result, First Federal's risk of credit default is higher on these loans, which would adversely affect net income. There can be no assurance given that First Federal can increase the amount of these loans in its portfolio.

RISKS ASSOCIATED WITH ANTI-TAKEOVER PROVISIONS

          Holding Company and Bank Governing Instruments. Certain provisions of the Holding Company's certificate of incorporation and bylaws may discourage or prevent an attempted acquisition or change in control of the Holding Company. These provisions provide for, among other things, noncumulative voting for directors, limitations on the calling of special meetings, a fair price/supermajority vote requirement at 80% for certain business combinations with Interested Stockholders, as therein defined, (including mergers or consolidations, sale, lease or other disposition of assets, issuances or transfers of securities, adoption of any plan of liquidation proposed by the Interested Stockholders, or any reclassification of securities which increases the Interested Stockholders percentage ownership of the Holding Company) and certain notice requirements. Any or all of these provisions may serve to entrench current management and to discourage potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors.

          Regulatory and Statutory Provisions. Federal law requires OTS approval prior to the acquisition of "control" (as defined in OTS regulations) of an insured institution, including a holding company thereof. In the event that holders of revocable proxies for more than 25% of the shares of Holding Company Common Stock acting as a group or in concert with other proxy holders seek, among other things, to elect one-third or more of the Holding Company's Board of Directors, to cause the Holding Company's shareholders to approve the acquisition or corporate reorganization of the Holding Company or to exert a continuing influence on a material aspect of the business operations of the Holding Company, such actions could be deemed to be a change of control, subject to OTS approval. A Delaware statute also limits the circumstances under which a Delaware corporation may engage in any business combinations (as defined by the statute) with an interested shareholder (i.e., any person or entity that owns 15% or more of the voting stock). See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions."

          Voting Control of Shares by the Board and Executive Officers. The ownership of Holding Company Common Stock by First Federal's Board of Directors and executive officers could render it more difficult to obtain majority support for shareholder proposals opposed by the Board and management. Assuming the sale of Holding Company Common Stock at the 150,000 shares minimum and 200,000 shares maximum of the Offering, and assuming that First Federal's Board and executive officers (11 persons) will receive approximately 108,000 of the approximately 150,000 shares of Holding Company Common Stock anticipated to be exchanged as part of the Merger, then under such assumptions, such individuals would own approximately 36.1% at the minimum and 30.9%, at the maximum, respectively, of the shares to be outstanding upon completion of the Offering. Stock ownership by directors and executive officers, if voted as a block or supported by sufficient other shareholder votes, could enable the Board and management to block the approval of transactions requiring the approval of 80% of the shareholders under the Holding Company's Certificate of Incorporation. See "Description of Capital Stock" and "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions."

REGULATORY OVERSIGHT

          First Federal is subject to extensive regulation, supervision and examination by the OTS, as its chartering authority and primary federal regulator, and by the FDIC, which insures its deposits up to applicable limits. First Federal is a member of the Federal Home Loan Bank System ("FHLB") and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). As the holding company for First Federal, the Holding Company will also be subject to regulation and oversight by the OTS. See "Regulation." Such regulation and supervision governs the activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities which are intended to strengthen the financial condition of the banking industry, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. See "Regulation - Federal Regulation of Thrift institutions." Any change in regulators or in applicable regulation, whether by the OTS, the FDIC, the Comptroller of the Currency, the Federal Reserve Board or Congress could have a material adverse impact on the Holding Company, First Federal and their respective operations. In this regard, legislation has been introduced into Congress that would require all federal thrift institutions to either convert to a national or a state depository institution (either a bank or a thrift institution) by June 30, 1998. No assurance can be given as to whether or in what form such legislation may be enacted.

COMPETITION

          First Federal experiences significant competition in its local market area in both originating real estate and other loans and attracting deposits. This competition arises from other thrift institutions as well as commercial companies, mortgage companies, credit unions and national and local securities firms. On September 30, 1996 First Federal's loan to deposit ratio was 95.9%, reflecting the high use of its deposits and ability to generate loans. Such competition may limit First Federal's growth in the future. See "Business - Competition."

LIMITATIONS ON STOCK OWNERSHIP

          With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be acting in concert from, directly or indirectly, acquiring more than 10% of any class of voting stock or obtaining the ability to control in any manner the election of a majority of the directors or otherwise direct the management or policies of the Holding Company, without prior notice or application to and approval of the OTS.

                      SELECTED CONSOLIDATED FINANCIAL DATA

          The following tables present selected consolidated financial data for First Federal at the dates and for the periods indicated. This information is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of First Federal included elsewhere in this Prospectus.


                                                          At September 30,
                                                          ----------------
                                      1996         1995         1994         1993         1992
                                     ------       ------       ------       ------       -----
                                                           (In Thousands)
BALANCE SHEET DATA:
Total assets.....................    $57,597(1)    $61,432      $56,089      $52,549      $53,363
Loans receivable, net............     49,579(2)     48,605(2)    43,127(2)    41,081(2)    31,509(2)
Mortgage-backed securities.......      1,292         2,278        2,693        4,441        9,447
Securities.......................      1,000         1,000        1,000        1,000        3,554
Deposits.........................     51,677        54,939       50,846       47,312       51,366
FHLB advances....................        ---         1,088          ---          500          500
Stockholders' equity.............      4,316         4,170        4,047        3,677          641


(1) Total assets declined from September 30, 1995 to September 30, 1996 as a result of a planned reduction in deposits to lower excess cash.

(2) Including loans held for sale to the secondary market of $419,000, $1.8 million, $2.1 million, $6.6 million and $1.0 million at September 30, 1996, 1995, 1994, 1993 and 1992, respectively.


                                                                                   Year Ended September 30,
                                                                  -------------------------------------------------
                                                                  1996       1995       1994        1993       1992
                                                                 ------     ------     ------      ------     ------
                                                                                   (In Thousands)
STATEMENT OF INCOME DATA:
Total interest income......................................    $  4,828    $ 4,698    $ 4,020     $ 3,794    $ 4,772
Total interest expense.....................................       2,363      2,294      1,758       1,945      3,124
                                                               --------    -------    -------     -------    -------
  Net interest income......................................       2,465      2,404      2,262       1,849      1,648
Provision for loan losses..................................         (52)        27       (401)(1)     ---         66
                                                               --------    -------    -------     -------    -------
 Net interest income after provision for loan losses.......       2,517      2,377      2,663       1,849      1,582
Service charges............................................         527        355        202         150         62
Gain on sales of loans, mortgage servicing rights,
 mortgage-backed securities and securities.................         343        213        908         853        478
Income (loss) from operation of foreclosed real estate.....         (9)        (2)        ---          10         36
Other noninterest income...................................          12         26         14          84          7
SAIF special assessment....................................         333        ---        ---         ---        ---
Other noninterest expenses (operating expenses)............       2,715      2,648      3,096       2,180      1,658
                                                               --------    -------    -------     -------    -------
  Income before income taxes...............................         342        321        691         766        507
Income tax expense ........................................         108        110        234         221        112
                                                               --------    -------    -------     -------    -------
  Income before extraordinary item and cumulative
   effect of change in accounting for income taxes.........         234        211        457         545        395
Extraordinary item - Income tax benefit from utilizing net
operating loss carryforwards...............................         ---        ---        ---         ---        106
Cumulative effect of change in accounting for income
  taxes....................................................         ---        ---        ---         137        ---
                                                               --------    -------    -------     -------    -------
Net income.................................................    $    234(2) $   211    $   457     $   682    $   501
                                                               ========    =======    =======     =======    =======
Ratio of earnings to fixed charges including interest
 on deposits (3)...........................................        1.10       1.10       1.33        1.35       1.16
Ratio of earnings to fixed charges excluding interest
 on deposits(3)............................................        3.73       1.99       5.19        7.23      12.52

PER SHARE DATA:
Earnings per   share(5)....................................         .61        .52       1.54         .47(4)     N/A

----------
(1) Reflects a negative loan loss expense from the settlement of a lawsuit filed by First Federal which favorably impacted net income in fiscal 1994.
(2) Excluding the nonrecurring September 1996 SAIF assessment, after tax net income would have been $454,000.


                                                                           At or for the
                                                                      Year Ended September 30,
                                                    -------------------------------------------------------------
                                                      1996          1995         1994        1993            1992
                                                    -------       -------      -------     -------         ------
BALANCE SHEET RATIOS:
Nonperforming assets to total
 assets at end of year(6)......................       1.50%          .62%         .87%          .74%         .76%
Allowance for loan losses to non-performing
 loans.........................................     138.76        179.10       103.30        156.22       204.70
Total equity to total assets (end of year).....       7.49          6.79         7.22          7.00         1.20
Total equity to assets ratio (ratio of
 average equity to average total assets).......       7.27          6.91         7.11          4.23          .66

EARNINGS PERFORMANCE DATA:
Interest rate spread information:
  Average during   year(7).....................       4.11          3.97         4.20          3.67         3.08
  End of   year(8).............................       4.67          4.17         4.29          4.27         3.35
Net interest margin for the   year(9)..........       4.45          4.29         4.40          3.73         2.93

Average interest-earning assets as
 a percentage of average interest-
 bearing liabilities...........................     108.01        107.95       106.00        101.51        97.45
Return on assets (ratio of net income to
average total assets)..........................        .40           .36          .84          1.32          .85
Return on assets, excluding special SAIF
  assessment...................................        .77           .36          .84          1.32          .85
Return on total equity (ratio of net income
 to average equity)............................       5.46          5.15        11.87         31.70       129.12
Return on total equity, excluding special
 SAIF assessment...............................      10.60          5.15        11.87         31.70       129.12
Noninterest expenses to average total assets...       5.17          4.47         5.71          4.21         2.83
Noninterest expense to average total assets
 excluding special SAIF assessment.............       4.61          4.47         5.71          4.21         2.83

OTHER DATA:
Number of deposit accounts.....................      7,354         6,707        5,073         4,345        4,465
Number of full-service offices.................          2             2            2             1            1

----------

(3) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges include interest expensed or capitalized, the amortization of total debt, the interest component of rental expense and Bank preferred stock dividends.
(4)  Reflects earnings from the date First Federal converted to stock form.
(5)  Adjusted to reflect stock dividends paid to First Federal stockholders.
(6) Nonperforming assets include loans that are 90 days or more delinquent as well as repossessed assets.
(7) Represents the difference between the average yield received on interest-earning assets (primarily loans) and the average rate paid on interest-bearing liabilities (primarily deposits).
(8) Represents the weighted average yield on interest-earning assets at the end of the period minus the weighted average cost of liabilities at the end of the period.
(9)  Net interest income divided by average interest-earning assets.

                              RECENT FINANCIAL DATA

         The selected financial and other data of First Federal set forth below at and for the three and nine months ended June 30, 1997 and June 30, 1996 were derived from unaudited financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial condition and results of operations for the unaudited periods presented have been included. The results of operations and other data presented for the nine months ended June 30, 1997 are not necessarily indicative of the results of operations which may be expected for the fiscal year ending September 30, 1997. The information presented below is qualified in its entirety by the detailed information and financial statements included elsewhere in this Prospectus and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and the audited Financial Statements of First Federal and Notes thereto included elsewhere in this Prospectus.


                                At June 30,      At September 30,
                                    1997               1996
                             ---------------------------------------
                                        (In Thousands)
BALANCE SHEET:
Total assets................      $65,781            $57,597
Loans receivable, net.......       58,801(1)          49,579(1)
Mortgage-backed securities..        1,186              1,292
Securities..................          ---              1,000
Deposits....................       57,638             51,677
FHLB Advances...............        2,100                ---
Stockholders' equity........        4,719              4,316

----------
(1)  Including  loans  held for sale to the  secondary  market at  month-end  of
     $475,000   and  $419,000  at  June  30,  1997  and   September   30,  1996,
     respectively.


                                                                 For Three Months Ended     For Nine Months Ended
                                                                 ----------------------     ---------------------

                                                                    June 30,     June 30,      June 30,      June 30,
                                                                       1997         1996          1997          1996
                                                                  ---------     --------       --------      --------
                                                                      (In Thousands)             (In Thousands)
STATEMENT OF INCOME:
Total interest income......................................          $1,391       $1,199        $4,007       $3,611
Total interest expense.....................................             663          584         1,882        1,795
                                                                  ---------     --------       -------      -------
  Net interest income......................................             728          615         2,125        1,816
Provision for loan losses..................................              15            6            17            1
                                                                  ---------     --------       -------      -------
  Net interest income after provision for loan losses......             713          609         2,108        1,815
Service charges............................................             135          142           449          386
Gain on sales of loans, mortgage servicing rights,
  mortgage-backed securities and securities................              40          114            99          288
Other noninterest income...................................              41          ---            41            9
Other noninterest expenses (operating expenses)............             665          661         1,986        2,023
                                                                  ---------     --------       -------      -------
Income before income taxes.................................             264          204           711          475
Income tax expense ........................................              90           70           242          162
                                                                  ---------     --------       -------      -------
Net income.................................................       $     174      $   134       $   469      $   313
                                                                  =========     ========       =======      =======
Ratio of earnings to fixed charges including
  interest on deposits(1)..................................            1.33         1.22          1.33         1.22
Ratio of earnings to fixed charges excluding
  interest on deposits(1)..................................            6.24         6.76          6.24         6.76

PER SHARE DATA:
Earnings per share(2)......................................             .63          .47          1.68         1.04

                                                         For Three Months Ended           For Nine Months Ended
                                                         June 30,        June 30,         June 30,        June 30,
                                                         1997            1996             1997            1996
                                                         ------          ------           ------          -----
BALANCE SHEET RATIOS:
Nonperforming assets to total
  assets at end of   period(3).................           1.62%           1.24%            1.62%           1.24%
Total equity to total assets (end of period)...           7.17            7.67             7.17            7.67
Total equity to assets ratio (ratio of
  average equity to average total assets)......           7.96            7.42             7.31            7.20

EARNINGS PERFORMANCE DATA:
Interest rate spread information:
  Average during   period(4)...................
  End of period(5).............................           4.58            4.31             4.81            4.16
Net interest margin for the   period(6)........           4.95            4.48             4.95            4.48

Average interest-earning assets as a
  percentage of average interest-bearing
  liabilities..................................         104.44          103.68           103.66          104.22
Return on assets (ratio of net income to
average total assets)..........................           1.08             .91             1.01             .70
Return on total equity (ratio of net income
  to average equity)...........................          14.97           12.31            13.78            9.74
Noninterest expenses to average total assets...           4.15            4.50             4.27            4.53

OTHER DATA:
Number of deposit accounts.....................          7,394           6,768            7,394           6,768
Number of full-service offices.................              2               2                2               2

----------
(1) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges include interest expensed or capitalized, the amortization of total debt, the interest component of rental expense and Bank preferred stock dividends.
(2)  Adjusted to reflect stock dividends paid to First Federal stockholders.
(3) Nonperforming assets include loans that are 90 days or more delinquent as well as repossessed assets.
(4) Represents the difference between the average yield received on interest-earning assets (primarily loans) and the average rate paid on interest-bearing liabilities (primarily deposits).
(5) Represents the weighted average yield on interest-earning assets at the end of the period minus the weighted average cost of liabilities at the end of the period.
(6)  Net interest income divided by average interest-earning assets.

                    MANAGEMENT'S DISCUSSION OF RECENT RESULTS


FINANCIAL CONDITION

          First Federal's total assets increased by $8.2 million to $65.8 million at June 30, 1997 from $57.6 million at September 30, 1996 , or an increase of 14.24%. The increase was primarily due to an increase in loans receivable, partially offset by a decrease in cash.

          Loans  receivable  (excluding  loans  held for  sale)  increased  $9.1 million to $58.3 million at June 30, 1997, compared to $49.2 million at September 30, 1996--or an increase of 18.50%. During the nine months ended June 30, 1997, First Federal originated $22.0 million of mortgage loans , of which $21.2 million were secured by mortgages on one- to four-family residences, and $9.1 million in consumer loans. Approximately $1.4 million of the new mortgage loans represented refinancing of existing First Federal loans.

          Deposits increased from $51.7 million at September 30, 1996 to $57.6 million at June 30, 1997 primarily as a result of increased marketing of short-term certificates of deposits--along with new checking accounts. Accrued interest payable and other liabilities increased $1.8 million from $1.6 million at September 30, 1996 to $3.4 million at June 30, 1997 largely as a result of increased borrowings from the Federal Home Loan Bank of Dallas to fund the Bank's increased consumer loan demand, offset by the payment of escrowed funds in December, 1996 for property taxes on home loans held by the Bank.

NON-PERFORMING ASSETS AND LOAN LOSS PROVISION

          Management establishes specific reserves for the estimated losses on loans when it determines that losses are anticipated on these loans. First Federal calculates any allowance for possible loan losses based upon its ongoing evaluation of pertinent factors underlying the types and quality of its loans, with particular emphasis on average historical loan losses during the preceding three years. These factors include but are not limited to the current and anticipated economic conditions, including uncertainties in the real estate market, the level of classified assets, historical loan loss experience, a detailed analysis of individual loans for which full collectability may not be assured, a determination of the existence and fair value of collateral, the ability of the borrower to repay and the guarantees securing such loans. Management, as a result of this review process, recorded a provision for loan losses in the amount of $15,000 for the three months ending June 30, 1997, as compared to a $6,000 loan loss provision for the three months ending June 30, 1996. The Bank's loan loss reserve balance as of June 30, 1997 was $268,000 compared to the September 30, 1996 loan loss reserve of $247,000. Total non-performing assets increased slightly during the three month period ended June 30, 1997 to $1.1 million or 1.62% of total assets as compared to $863,000 or 1.50% of total assets at September 30, 1996. The majority of this increase in non-performing assets were loans secured by mortgages on one- to four-family residences. Historical actual charge-offs from loan losses over the past three years have averaged only $22,300 on an average loan portfolio of $46.2 million (exclusive of a $400,000 recovery on a lawsuit settlement in the fiscal year ending September 30, 1994).

          The Bank will continue to monitor and adjust its allowance for losses on loans as the Board of Director's and management's analysis of its loan portfolio and economic conditions dictate, which may result in an increase in the Bank's loan loss provision as the Bank implements its strategy of increasing commercial loans. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based upon their judgment of the information available to them at the time of their examination. Therefore, although the Bank maintains its allowance for losses on loans at a level which it considers to be adequate to provide for potential losses, in view of the continued uncertainties in the economy generally and the regulatory uncertainty pertaining to reserve levels for the thrift industry generally, there can be no assurance that losses will not exceed the estimated amounts or the Bank will not be required to make additional substantial additions to its allowance for losses on loans in the future.

COMPARISON OF NINE MONTHS ENDED JUNE 30, 1997 TO JUNE 30, 1996

          General. First Federal reported net income after taxes of $469,000 for the nine months ended June 30, 1997, an increase of $156,000 (or 49.84%) as compared to $313,000 in net income reported for the nine months ended June 30, 1996. The increase in earnings, as discussed in more detail below, resulted primarily from a $396,000 increase in interest income and a $37,000 decrease in noninterest expense, partially offset by a decrease of $94,000 in noninterest income and a $87,000 increase in interest expense.

          Net Interest Income. Net interest income increased $309,000 to $2.1 million for the nine month period ended June 30, 1997 from $1.8 million for the prior period in 1996. This increase was attributable primarily to an increase in interest earned on loans receivable, partially offset by an increase in interest paid on the Bank's deposit liabilities and interest paid on other borrowings from the FHLB. For the nine months ended June 30, 1997, the net interest margin (net interest income divided by average interest earning assets) increased to 4.87%, as compared to 4.38% for 1996. The spread between the average yield on interest earning assets and the average cost of funds was 4.81% for 1997 versus 4.16% for 1996. These increases resulted primarily from higher yields on consumer loans and the repricing in the renewals of 3-year balloon home loans.

          Noninterest Income. Noninterest income decreased $94,000 to $589,000 for the nine months ended June 30, 1997 from $683,000 for the nine months ended June 30, 1996. This decrease can be attributed to a $13,000 decrease in net gain on sale of securities which occurred in December, 1995, a $176,000 decrease in net gain on sale of home loans and mortgage servicing rights to the secondary market reflecting reduced mortgage banking activity, and also the result of sale in June, 1996 of mortgage servicing rights previously held. This was partially offset by a $63,000 increase in service charges, which can be attributable to an increase in interest-bearing checking accounts and fees associated with these types of accounts, and a $32,000 increase in other noninterest income, as a result of recognizing excess auto dealer reserves due to the repayment of auto loan balances.

          Noninterest Expenses. Noninterest expense remained stable at $2.0 million for the nine months ended June 30, 1997 and June 30, 1996. A slight decrease of $37,000 can primarily be attributed to a $29,000 decrease in compensation and benefits expense, a $58,000 decrease in federal insurance premiums due to recapitalization of SAIF in 1996, and a $11,000 decrease in professional fees. This was offset by $16,000 increase in data processing and a $46,000 increase in other noninterest expense due to the addition of a Mortgage Loan Production Office and overall increased activity in the Bank.

          Income Taxes. Income tax expense increased $80,000 to $242,000 for the nine months ended June 30, 1997 compared to $162,000 for the nine months ended June 30, 1996 as a result of increased earnings. The period reflected a tax rate of 34.0% and 34.1% for June 30, 1997 and June 30, 1996, respectively.

COMPARISON OF THREE   MONTHS ENDED JUNE 30, 1997 TO JUNE 30, 1996

          General. First Federal reported net income after taxes of $174,000 for the three months ended June 30, 1997, an increase of $40,000 as compared to $134,000 in net income reported for the three months ended June 30, 1996. The increase in earnings, as discussed in more detail below, resulted primarily from a $192,000 increase in interest income, caused by an increased volume of loans outstanding and an increase in the Bank's spread, partially offset by a $79,000 increase in interest expense and a decrease of $40,000 in noninterest income.

          Net Interest Income. Net interest income increased $113,000 to $728,000 for the three month period ended June 30, 1997 from $615,000 for the prior period in 1996. This increase was attributable primarily to an increase in interest earned on loans receivable, offset by an increase on interest paid on other borrowings from the FHLB. For the three months ended June 30, 1997, the net interest margin (net interest income divided by average interest earning assets) increased to 4.79%, as compared to 4.49% for 1996. The spread between the average yield on interest earning assets and the average cost of funds was 4.58% for 1997 versus 4.31% for 1996. These increases resulted primarily from higher yields on consumer loans and the repricing in the renewals of 3-year balloon loans.

          Noninterest Income. Noninterest income decreased by $40,000 to $216,000 for the three months ended June 30, 1997 from $256,000 for the three months ended June 30, 1996. This decrease can be attributed to a $74,000 decrease in net gain on sale of home loans and mortgage servicing rights to the secondary market, reflecting reduced mortgage banking activity, and a slight decrease in various other noninterest income, partially offset by a $41,000 increase in other noninterest income, as a result of recognizing excess dealer reserves due to the repayment of auto loan balances.

          Noninterest Expense. Noninterest expense increased $4,000 to $665,000 for the three months ended June 30, 1997 from $661,000 for the three months ended June 30, 1996. This increase can primarily be attributed to a $17,000 increase in other noninterest expense and a $13,000 increase in compensation and benefits primarily due to adding additional personnel in consumer lending.

          Income Taxes. Income tax expense increased $20,000 to $90,000 for the three months ended June 30, 1997 compared to $70,000 for the three months ended June 30, 1996 as a result of increased earnings. The period reflected a tax rate of 34.1% and 34.3% for June 30, 1997 and June 30, 1996, respectively.

LIQUIDITY AND CAPITAL RESOURCES


          First  Federal's  primary  sources of funds are  deposits and checking
accounts,   principal  and  interest  payments  on  loans  and   mortgage-backed
securities, proceeds from sales of loans and other funds provided from operations. Additionally, First Federal may infrequently borrow funds from the FHLB of Dallas (as it has in the recent past) or utilize other borrowings of funds based primarily on the level of loan originations, comparative costs and availability at the time.


          While scheduled loan and mortgage-backed repayments and short-term investments, and FHLB borrowings are relatively stable sources of funds, deposit flows are unpredictable and are a function of external factors including competition, the general level of interest rates, general economic conditions and most recently the restructuring occurring in the thrift institution industry.

          First Federal maintains investments in liquid assets based on management's assessment of cash needs, expected deposit flows, available yield on liquid assets (both short-term and long-term) and the objectives of its asset/liability management program. Several options are available to increase liquidity, including reducing loan origination, increasing deposit marketing activities, and increasing borrowings.


          Federal regulations require insured institutions to maintain minimum levels of liquid assets. As of June 30, 1997, the minimum regulatory liquidity requirement was 5% of the sum of First Federal's average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. At June 30, 1997, First Federal's liquidity ratio was 5.01%. First Federal uses its capital resources principally to meet its ongoing commitments to fund maturing certificates of deposits and deposit withdrawals, repay borrowings, fund existing and continuing loan commitments, maintain its liquidity and meet operating expenses. At June 30, 1997, First Federal had commitments to originate loans totalling $5.7 million. First Federal also had $640,000 of outstanding unused lines of credit. If needed for liquidity purposes, at June 30, 1997, First Federal was eligible to borrow $23.0 million from the Federal Home Loan Bank of Dallas, and had actually borrowed only $2.1 million. First Federal considers its liquidity and capital resources to be adequate to meet its needs for the foreseeable future. First Federal expects to be able to fund or refinance, on a timely basis, its material commitments and long-term liabilities.

          At June 30, 1997, First Federal had tangible capital of $4.7 million, or 7.15% of total assets which was $3.7 million above the minimum capital requirement of $990,000 or 1.5% of adjusted total assets.

          At June 30, 1997, First Federal had core capital of $4.7 million, or 7.15% of total assets which was $2.7 million above the minimum capital requirement of $2.0 million or 3.0% of adjusted total assets.

          At June 30, 1997, First Federal had total risk-based capital of $5.0 million and risk-weighted assets of $48.6 million or total risk-based capital of 10.27% of risk-weighted assets. This amount was $1.1 million above the minimum regulatory requirement of $3.9 million, or 8.0% of risk-weighted assets.

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET


          The following Holding Company pro forma consolidated balance sheet and statement of income illustrate the historical consolidated balance sheet and consolidated statements of income of First Federal giving effect to the Merger as if it had been effective on June 30, 1997 after giving effect to the pro forma adjustments described in the notes to the Holding Company pro forma consolidated financial statements. The Merger will be accounted for as a leveraged buy-out, with the First Federal Common Stock beneficially held by its directors and executive officers and exchanged for Holding Company Common Stock contributed to the Holding Company recorded at its carrying value. The assets acquired and liabilities assumed in the acquisition of the remainder of First Federal will be recorded at their estimated fair values, with the excess of the purchase price over the net fair value recorded as goodwill. This information should be read in conjunction with the historical consolidated financial statements of First Federal, including the notes thereto, which appear elsewhere in this Prospectus. The pro forma adjustments reflect assumptions regarding (i) the aggregate amount of cash to be paid assuming that the holders of 75% of the stock of First Federal elect to be paid in cash by the Holding Company as a result of the Merger and (ii) the consummation of the Offering at the minimum (3,400 Units sold). The pro forma balance sheet and income statement may differ materially from actual results should the maximum amount of Units be sold in the Unit Offering and should the amount of stock sold in the Common Stock Offering be greater than the amount assumed for purposes of these tables. The pro forma data is not indicative of the actual financial position that would have occurred had the Merger been consummated on June 30, 1997 or that may be obtained in the future.

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                                                June 30, 1997
                                                                   -----------------------------------------------------------------
                                                     First
                                                    Federal              Pro forma Adjustments         Elimination      Consolidated
                                                   Historical              Holding Company               Entries         Pro forma
                                                   ----------            ---------------------         -----------      ------------
ASSETS
Cash and due from banks ......................     $     766         $   1,314(1)      $  (4,326)(3)     $      --         $     731
                                                          --             3,400                --                --                --
                                                          --              (423)(5)            --                --                --
Interest-bearing deposits with
financial institutions .......................         1,605                --                --                --             1,605
Mortgage-backed securities ...................         1,186                --               (18)(3)            --             1,168
Loans ........................................        58,801                --               416(3)             --            59,217
Premises and equipment .......................         1,046                --                --             1,046
Goodwill .....................................            --                --               466(3)             --               466
Deposit purchase accounting
adjustments ..................................            --                --             1,079(3)             --             1,079
Investment in Bank ...........................            --               961(6)          2,885(3)         (3,846)(7)            --
Debt issuance costs ..........................            --               423(5)             --                --               423
Interest receivable and other assets .........         2,377                --                --                --             2,377
                                                   ---------         ---------         ---------         ---------         ---------
Total assets .................................     $  65,781         $   5,675         $     502         $  (3,846)        $  68,112
                                                   =========         =========         =========         =========         =========

LIABILITIES
Deposits .....................................     $  57,638         $      --         $      --         $      --         $  57,638
Other borrowings .............................         2,100                --                --                --             2,100
Debentures ...................................            --             3,400(2)             --                --             3,400
Other liabilities ............................         1,324                --               502(3)             --             1,826
                                                   ---------         ---------         ---------         ---------         ---------
Total liabilities ............................        61,062             3,400               502                --            64,964

Minority interest-preferred stock ............            --                --                --               873(9)            873

STOCKHOLDERS' EQUITY
Preferred stock ..............................             1                --                (1)(9)            --
Common stock .................................             2              1(6)                --                (2)(7)             2
1(1)
Additional paid-in-capital ...................         2,743               960(6)             --            (1,871)(7)         2,273
                                                          --             1,313(1)             --              (872)(9)            --
Retained earnings ............................         1,973                --                --            (1,973)(7)            --
                                                   ---------         ---------         ---------         ---------         ---------
Total stockholders' equity ...................         4,719             2,275                --            (4,719)            2,275
                                                   ---------         ---------         ---------         ---------         ---------
Total liabilities and stockholders'
equity .......................................     $  65,781         $   5,675         $     502         $  (3,846)        $  68,112
                                                   =========         =========         =========         =========         =========

PER SHARE DATA(4)
Holding Company common shares
outstanding ..................................       599,030                --                --                --           299,758
Book value per Holding Company
common share .................................     $    6.42                --                --                --         $    7.59
Tangible book value per Holding
Company common share .........................          6.42                --                --                --              3.75
Offering price Holding Company
common stock .................................            --                --                --                --             10.00

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                For the year ended
                                                                September 30, 1996
                                                      -------------------------------------------
                                                                       Pro forma
                                                                      Adjustments
                                                         Bank         Holding        Consolidated
                                                      Historical      Company         Pro forma
                                                      ----------      -----------    ------------

INTEREST INCOME
Loans ..............................................   $   4,407       $     (83)(3)   $   4,324
Mortgage-backed securities .........................         145            4 (3             149
Other ..............................................         276              --             276
                                                       ---------       ---------       ---------
Total interest income ..............................       4,828             (79)          4,749

INTEREST EXPENSE
Deposits ...........................................       2,358              22(3)        2,380
Debentures .........................................         391(2)          391
Other borrowings ...................................           5              --               5
                                                       ---------       ---------       ---------
Total interest expense .............................       2,363             413           2,776
                                                       ---------       ---------       ---------

Net Interest Income ................................       2,465            (492)          1,973
Provision for loan losses ..........................         (52)             --             (52)
                                                       ---------       ---------       ---------

Net interest income after provisions for loan losses       2,517            (492)          2,025

NONINTEREST INCOME
Other ..............................................         543              --             543
Gains on sale of loans and servicing ...............         330              --             330
                                                       ---------       ---------       ---------
Total noninterest income ...........................         873              --             873

NONINTEREST EXPENSES
Compensation and benefits ..........................       1,337              --           1,337
Amortization of intangibles ........................          --             135(3)          135
Amortization of debt issue costs ...................          --              85(5)           85
Occupancy and equipment ............................         335              --             335
Other ..............................................       1,376              --           1,376
                                                       ---------       ---------       ---------
Total noninterest expenses .........................       3,048             220           3,268
                                                       ---------       ---------       ---------

Income/(loss) before federal income tax expense ....         342            (712)           (370)
Income tax expense/(benefit) .......................         108            (232)(8)        (124)
                                                       ---------       ---------       ---------

Net income/(loss) ..................................         234            (480)           (246)
Preferred stock dividends ..........................         (88)            (88)
                                                       ---------       ---------       ---------
Income available to common stockholders ............   $     146       $    (480)      $    (334)
                                                       =========       =========       =========

Weighted average common shares outstanding .........     599,030              --         299,758

Net income/(loss) per common share .................   $     .24              --       $   (1.11)

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                            For the Nine Months Ended
                                                                                   June 30, 1997
                                                                --------------------------------------------------
                                                                                    Pro forma
                                                                                   Adjustments              Con-
                                                                    Bank           Holding               solidated
                                                                Historical         Company               Pro forma
                                                                ---------          ---------             ---------
INTEREST INCOME
Loans ..................................................        $   3,847          $     (62)(3)         $   3,785
Mortgage-backed securities .............................               56                3(3)                   59
Other ..................................................              104                 --                   104
                                                                ---------          ---------             ---------
Total interest income ..................................            4,007                (59)                3,948

INTEREST EXPENSE
Deposits ...............................................            1,825                 17(3)              1,842
Debentures .............................................               --                293(2)                293
Other borrowings .......................................               57                 --                    57
                                                                ---------          ---------             ---------
Total interest expense .................................            1,882                310                 2,192
                                                                ---------          ---------             ---------

Net Interest Income ....................................            2,125               (369)                1,756
Provision for loan losses ..............................                1                 --                     1
                                                                ---------          ---------             ---------

Net interest income after provisions for loan losses ...            2,124               (369)                1,755

NONINTEREST INCOME
Other ..................................................              490                 --                   490
Gains on sale of loans and servicing ...................               99                 --                    99
                                                                ---------          ---------             ---------
Total noninterest income ...............................              589                 --                   589

NONINTEREST EXPENSES
Compensation and benefits ..............................              988                 --                   988
Amortization of intangibles ............................               --                101(3)                101
Amortization of debt issue costs .......................               --                 64(5)                 64
Occupancy and equipment ................................              239                 --                   239
Other ..................................................              775                 --                   775
                                                                ---------          ---------             ---------
Total noninterest expenses .............................            2,002                165                 2,167
                                                                ---------          ---------             ---------

Income/(loss) before federal income tax expense ........              711               (534)                  177
Income tax expense/(benefit) ...........................              242               (174)(8)                68
                                                                ---------          ---------             ---------

Net income/(loss) ......................................              469               (360)                  109
Preferred stock dividends ..............................              (66)               (66)
                                                                ---------          ---------             ---------
Income/(loss) available to common stockholders .........        $     403          $    (360)            $      43
                                                                =========          =========             =========

Weighted average common shares outstanding .............          599,030                 --               299,758

Net income/(loss) per common share .....................        $     .67                 --             $     .14

          NOTES TO THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------

(1) Reflects the estimated proceeds from the issuance and sale of 150,000 shares of the Holding Company Common Stock (par value $.01) in the offering.


      Gross proceeds                                       $1,500,000
      Estimated offering expenses                            (186,000)
                                                           ----------
      Net proceeds                                         $1,314,000
                                                           ==========

(2) Reflects the estimated proceeds from the issuance and sale of 3,400, 11.5%, five-year Debentures, at $1,000 per unit. Each Debenture includes a detachable warrant to purchase 9 shares of Holding Company Common Stock at $12.50 per share. The value of the Warrants has been estimated to be immaterial. Interest cost of $391,000 per year.

(3) Reflects goodwill related to purchase of 75% of First Federal's Common Stock for $4,326,000 (179,709 shares at $24.07 per share) as follows:


                                                                                            Annual
                                                         Life            Amortization       Amount
                                                         ----            ------------       ------
Purchase price (179,709 shares of First Federal
  Common Stock, representing 75% of outstanding
  common shares at $24.07 per share)                  $4,326,000
First Federal book value related to common
  shares purchased                                     2,885,000
                                                      ----------
Excess purchase price over book value                  1,441,000
                                                      ----------
Less adjustments to reflect fair value
  Securities                                             (18,000)         5 years        $     4,000
  Loans                                                  416,000          5 years            (83,000)
  Certificates of deposit                                 43,000          2 years            (22,000)
  Core deposit intangible                              1,036,000         10 years           (104,000)
  Income tax effect of above
    adjustments at 34% federal rate                     (502,000)
                Total adjustments                        975,000
Goodwill                                              $  466,000         15 years            (31,000)
                                                      ==========


(4) Net income and book value per common share for First Federal historical reflects 2.5 exchange rate for Holding Company Common Stock, or 599,030 shares. Tangible book value excludes deposit intangibles and goodwill. Warrants have not been included in shares outstanding. Consolidated pro forma net income and book value per common share reflects 299,612 common shares outstanding. Book value per common share excludes $873,000 of First Federal's preferred stock. Net income per common share excludes $88,000 of dividends on preferred stock. Tangible book value excludes goodwill and deposit intangibles.

(5) Reflects debt issue costs of $423,000, to be amortized on a straight-line basis over the five-year term of the Debentures ($85,000 per year).

(6) Reflects exchange of 59,903 common shares (25% of outstanding common shares) of First Federal for 149,758 common shares (par value $0.01) of Holding Company at historical book value (59,903 shares at $16.05/share = $961,000).

(7)  Elimination of intercompany accounts.

(8)  Reflects tax rate of 34%.

(9)  Reflects outside ownership of First Federal's preferred stock.

(10) The proposed transaction has been reflected in the pro forma financial statements as a leveraged buy-out (LBO) in accordance with Issue No. 88016 of the Emerging Task Force (EITF 88-16). EITF 88-16 permits a partial or complete change in accounting basis only if there has been a change in control of voting interest, i.e., the establishment of a new group of controlling stockholders. EITF 88-16 further requires the carryover of the accounting basis for those stockholders who exchange their First Federal stock for Company stock.

     Accordingly, these pro forma financial statements reflect a carryover of accounting basis for the assumed 25% of First Federal stockholders who will exchange their shares for Company shares and a new basis of accounting for the remaining purchasers of Company Stock.

                                    DILUTION


          Upon the successful completion of this Offering there will be a minimum of approximately 300,000 and a maximum of approximately 350,000 shares of outstanding Holding Company Common Stock.


          As of June 30, 1997, the net tangible book value available to common stockholders of First Federal amounted to $3.8 million or approximately $6.42 per share, adjusted for the Exchange Ratio. After giving effect to the issuance and sale of 150,000 shares minimum and 200,000 shares maximum number of Shares of Holding Company Common Stock offered hereby and the receipt of the estimated net proceeds thereof, and assuming no exercise of options currently outstanding, the net tangible book value of the Holding Company will amount to approximately $1.1 million and $1.6 million or approximately $3.75 and $4.65 per share of Holding Company Common Stock at the minimum and maximum number of shares of the Holding Company Common Stock offered, respectively. As a result, the purchasers of the Holding Company Common Stock offered hereby will incur an immediate dilution ranging from approximately $6.25 to $5.35 per share of Holding Company Common Stock, representing the difference between their purchase at $10.00 per share and the net tangible book value per share of Holding Company Common Stock after the Offering. This dilution results from the cash payment to First Federal shareholders in exchange for their First Federal Common Stock in the Merger and the expenses in connection with the Offering and the Merger. It should be noted that the calculations above were made without giving effect to the intrinsic value, if any, of First Federal's deposit base and over 30-year franchise.


          The following table illustrates the dilution of the investment to the investors.


                                                                                      150,000            200,000
                                                                                       Shares             Shares
                                                                                      (Minimum           (Maximum
                                                                                     Number of          Number of
                                                                                      Shares)            Shares)
                                                                                     ---------          ---------

Offering price per share of Holding Company Common Stock........................        $10.00             $10.00
Net tangible book value per share of Holding Company Common Stock
  before offering (1)...........................................................          6.42               6.42
Pro   forma net tangible book value per share of Holding Company Common
  Stock after offering (1)......................................................          3.75               4.65
Increase per share of Holding Company Common Stock attributable to
  payments for shares offered hereby............................................         10.00              10.00
Dilution to investors ..........................................................          6.25               5.35

----------
(1) Net tangible book value per share of Holding Company Common Stock is determined by dividing the number of shares of Holding Company Common Stock outstanding into the net tangible book value of the Holding Company (tangible assets less liabilities). Reflects the Exchange Ratio of 2.5 shares of Holding Company Common Stock for one share of First Federal Common Stock .

(2) The pro forma net tangible book value of the Holding Company excludes the pro forma core deposit intangible, net of tax, and goodwill.

                                 CAPITALIZATION


          The following table sets forth the consolidated capitalization, including savings deposits, of First Federal at June 30, 1997 and the pro forma capitalization of the Holding Company as of that date, after giving effect to the completion of the Offering and based on other assumptions set forth in the table, in "Pro Forma Data" and in "Use of Proceeds."

                                                                   Pro Forma Holding Company
                                                                  Consolidated Capitalization
                                                                --------------------------------
                                                                         June 30, 1997
                                                                         (In Thousands)
                                                                --------------------------------
                                                                  Historical           Pro Forma
Deposits..................................................         $  57,638           $  57,638
Other Borrowings..........................................             2,100               2,100
Debentures due............................................                --               3,400
                                                                   ---------           ---------
  Total Senior Indebtedness, General Obligations
    and Debentures........................................           $59,738           $  63,138
                                                                   =========           =========
Stockholders' equity:
Preferred Stock, $.01 par value per shares to be
outstanding as shown......................................         $       1           $      --
Holding Company Common Stock, par value $.01 per share:
Authorized - shares; to be outstanding as shown...........                 2                   2
Additional paid-in capital................................             2,743               2,273
Retained earnings.........................................             1,973                 ---
                                                                   ---------           ---------
Total stockholders' equity................................         $   4,719           $   2,275
                                                                   =========           =========


          This capitalization table assumes the sale of only the minimum amount of Units. Should the maximum amount of Units be sold in the Unit Offering, senior indebtedness would increase to $63,438,000.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


          All statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "Prospectus
Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" regarding the Holding Company's and First Federal's financial position, business strategy and plans and objectives of management of the Holding Company and First Federal for future operations, are forward-looking statements. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Holding Company or First Federal or Holding Company management, are intended to identify forward-looking statements. Although the Holding Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no absolute assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Holding Company's expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Holding Company does not intend to update these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Holding Company, First Federal or persons acting on their behalf are expressly qualified in their entirety by the applicable cautionary statements.


                                 USE OF PROCEEDS


          Net proceeds from the sale of the Holding Company Common Stock and the Units in the Offering are currently estimated at $___ million and $___ million, at the minimum and maximum number of securities offered, respectively. This amount is arrived at by subtracting the $_______ and $_______ estimated fees and expenses of the Offering, including commissions, from $_________ and $_________, which are the gross proceeds from the sale of the minimum and maximum number of securities offered, respectively. In calculating expenses, it is assumed that a minimum of 150,000 shares of Holding Company Common Stock will be sold at no commission and 3,400 Units will be sold at a 7.0% commission. Actual expenses may be more or less than those estimated.


          The net proceeds will be used to purchase all of the shares of First Federal Common Stock exchanged for cash pursuant to the Merger Agreement (approximately $2.9 million to $4.6 million), repay First Federal for expenses paid by First Federal in connection with the Merger and Offering (approximately $________), and the balance, if any, will become part of the Holding Company's general funds for use in its business. On an interim basis, the proceeds will be invested by the Holding Company primarily in short-term marketable securities. The Holding Company reserves the right to use the proceeds in any manner authorized by law.

                               MARKET INFORMATION

          The Holding Company has never issued capital stock . Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop. Following the Offering the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Hoefer & Arnett intends to make a market for the Holding Company Common Stock. Depending upon the volume of trading activity in the common stock and subject to compliance with the applicable laws and other regulatory requirements, Hoefer & Arnett will use its bests efforts to encourage and assist market makers to establish and maintain a market for the Holding Company Common Stock, although there can be no assurance that it will succeed in doing so.

          Prior to this offering, there have been no Units, Warrants or Debentures outstanding. There is no public market for the Units, Warrants or Debentures and it is unknown whether an active and liquid trading market for the Units, Warrants or Debentures will develop. The Holding Company has no present intention to have the Units, Warrants or Debentures authorized for quotation on Nasdaq or any other interdealer quotation system or listed on any securities exchange. Although there is no obligation to do so, the Agent has informed the Holding Company that it intends to make a market for the Holding Company Common Stock if the volume of trading and other market-making considerations justify such an undertaking. If an active trading market does develop, there can be no assurance that such a trading market will continue.


                                 DIVIDEND POLICY


          In the near term, it is not expected that the Holding Company will pay cash dividends on the Holding Company Common Stock. Indeed, First Federal has paid only stock dividends and no cash dividends on First Federal Common Stock previously sold in 1992. Accordingly, any investor who anticipates the need for current cash dividends from an investment in Holding Company Common Stock should not purchase any shares of Holding Company Common Stock offered. The declaration and payment of future cash dividends will be subject to, among other things, the level of First Federal's regulatory capital relative to its capital requirements, the Holding Company's and First Federal's then current and projected consolidated operating results, financial condition, regulatory restrictions, future growth plans and other factors the Board deems relevant. First Federal is required to pay cash dividends of $88,000 per year on its outstanding preferred stock prior to any dividends being paid to the Holding Company. The Holding Company will be prohibited from paying dividends on junior securities such as the Holding Company Common Stock unless all interest payments with respect to the Debentures have been made. There can be no assurance that the Holding Company will be able to pay dividends or, if dividends are permitted, that the Board of Directors will determine to pay dividends on the Holding Company Common Stock.

          Delaware law generally limits dividends of the Holding Company to an amount equal to the excess of its net assets (the amount by which total assets exceed total liabilities) over its paid-in capital or, if there is no such excess, to its net profits for the current and immediately preceding fiscal year.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



          The Holding Company has only recently been formed and, accordingly, has no results of operations. The following discussion is intended to provide information to facilitate the understanding and assessment of significant changes and trends related to the financial condition of First Federal and the results of its operations. This discussion and analysis should be read in conjunction with First Federal's audited financial statements and notes thereto included elsewhere in this Prospectus. See "Recent Financial Data; Management's Discussion of Recent Results" for a discussion of First Federal's financial condition as of June 30, 1997.


GENERAL

          First Federal's major goals are to provide high quality full service retail banking on a profitable basis to its customers through its offices located in Bryan/College Station and its loan production offices located in its expanded trade area between Dallas, Houston and Austin, Texas. First Federal intends to continue to focus primarily on one-to four-family residential loans, direct and indirect consumer lending, including home improvement loans and construction loans, and commercial business loans, some of which are partially guaranteed by the U.S. Small Business Administration. In addition, First Federal also seeks to continue to improve its asset quality and continue to minimize, to the extent possible, its vulnerability to changes in interest rates in order to maintain a reasonable spread between its average yield on loans and securities and its average cost of interest paid on deposits and borrowings.

          First Federal's net interest income has historically been dependent largely upon the difference ("spread") between the average yield earned primarily on loans, and to a lesser extent mortgage-backed securities and other securities ("interest-earning assets") and the average rate paid on savings and other deposits and borrowings ("interest-bearing liabilities"), as well as the relative amounts of such assets and liabilities. The interest rate spread between interest-earning assets and interest-bearing liabilities is impacted by several factors including economic and competitive conditions that influence interest rates, loan demand, deposit flows, regulatory developments and the types of assets and liabilities on its balance sheet.

          Like all financial institutions, First Federal has always been subject to interest rate risk because its interest-bearing liabilities (primarily deposits) mature or reprice at different times, or on a different basis than its interest-earning assets (primarily loans). First Federal's net income is also affected by gains and losses on the sale of loans, loan servicing rights and investments, provisions expensed for loan and other repossessed real estate losses, service charge fees, loan servicing income, fees for other financial services rendered, operating expenses and income taxes. First Federal believes that building its earnings from net interest income and noninterest income, such as the profitable sale of long-term, fixed rate loans to the secondary market utilizing a fully-staffed residential loan department and SBA business loan staff, along with income from service charges and fees on checking accounts from its recent transition to full service retail banking, while continuing to reduce operating expenses, can provide a stable foundation for successful operations. Noninterest income can provide an excellent source of secondary income through fees charged to customers for services rendered, without requiring additional capital.

          First Federal's recent restructuring to provide full service banking and more convenience to its customers has caused an increase in First Federal's operating expense levels which, despite the recent increase in net interest income, resulted in First Federal's operating expenses exceeding its net interest income for the fiscal year ending September 30, 1996. Since 1991, First Federal has relied primarily on its noninterest income for net income. While First Federal's noninterest income has been a relatively steady source of income, it is highly dependent upon the ability of First Federal to originate loans and realize profits on the sale of these loans and related servicing rights to the secondary market and to increase its service charge and fee income from additional checking accounts resulting from its recent transition to full-service banking. Over the past year, the volume of origination and sale of these residential mortgage loans by First Federal declined; however, First Federal experienced an increase of $117,000 in profits from the sale of loans and mortgage servicing rights in part due to the sale in 1996 of servicing rights originated in previous years. First Federal believes this decline in the volume of origination and sale of residential mortgage loans was caused by an increase in the general market interest rates during the first part of fiscal 1996, and also by an ever-increasing number of residential mortgage lenders in its primary trade area competing for the same overall volume. Total noninterest income increased $281,000 from 1995 to 1996, while noninterest expense increased $67,000 (excluding the one-time special SAIF assessment of $333,000 in 1996).


          In order to offset this decline in First Federal's origination and sale of residential mortgage loans to the secondary market, First Federal's senior management is continuing to restructure its residential mortgage lending department to improve further its efficiency and effectiveness while expanding consumer and small business lending. In addition, senior management has continued its effort to control operating expenses. Noninterest expense (operating expenses which do not include interest paid on deposit accounts and other borrowings) increased slightly from 4.47% of average assets for the year ended September 30, 1995, to 4.61% for the year ended September 30, 1996 (excluding the SAIF assessment). Management believes that continuing this strategy will help it meet the full-service banking needs of its customers in its competitive market, contributing to increased checking accounts and service charges and fee income therefrom.


ASSET/LIABILITY MANAGEMENT

          First Federal, like all financial institutions, is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice more rapidly, or on a different basis, than its interest-earning assets, some of which may be longer term or fixed interest rate. Loans maturing within five years total $40.3 million or 77.6% of total loans, while loans maturing over five years total $11.6 million or 22.4% of total loans. At September 30, 1996, only $2.2 million of its total residential loan portfolio of $30.5 million consisted of long-term, fixed-rate loans which were predominantly originated prior to 1980. As a continuing part of its financial strategy, First Federal continually considers methods of managing any such asset/liability mismatch, consistent with maintaining acceptable levels of net interest income.

          In order to monitor and manage interest rate sensitivity and interest rate spread, First Federal created an Asset/Liability Committee ("ALCO"), composed of its President, Senior Vice President/Financial, Executive Vice President of Operations and one outside Director. The responsibilities of the ALCO are to assess First Federal's asset/liability mix and recommend strategies that will enhance income while managing First Federal's vulnerability to changes in interest rates.

          First Federal's asset/liability management strategy has two goals. First, First Federal seeks to build its net interest income and noninterest income while adhering to its underwriting and lending guidelines. Second, and to a lesser extent, First Federal seeks to increase the interest rate sensitivity of its assets and decrease the interest rate sensitivity of its liabilities so as to reduce First Federal's overall sensitivity to changes in interest rates. First Federal places its primary emphasis on maximizing net interest margin, while striving to better match the interest rate sensitivity of its assets and liabilities. There can be no absolute assurance that this strategy will achieve the desired results and will not result in substantial losses in the event of an increase in interest rate risk.

          As part of this strategy, management has recently emphasized growth in noninterest-bearing deposits such as checking accounts or lower interest-bearing savings deposits by offering full service retail banking. In order to minimize the possible adverse impact that a rise in interest rates may have on net interest income, First Federal has developed several strategies to manage its interest rate risk. Primarily, First Federal is currently selling all newly-originated one-to four-family residential mortgage loans which are saleable in the secondary market--most of which are long-term fixed-rate loans. In addition, First Federal currently offers three-year fixed rate balloon loans and other adjustable rate loans, and has implemented an active, diversified short-term consumer lending program, giving First Federal an opportunity to reprice its loans on a more frequent basis.

NET PORTFOLIO VALUE

          The OTS, First Federal's primary regulator has issued a proposed rule for the calculation of an interest rate risk component for institutions with a greater than "normal" (i.e., greater than 2%) level of interest rate risk exposure ("NPV"). The OTS has not yet implemented the capital deduction for interest rate risk. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts. This approach calculates the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. Under OTS regulations, an institution's "normal" level of interest rate risk in the event of an assumed change in interest rates is a decrease in the institution's NPV in an amount not exceeding 2% of the present value of its assets. The amount of that deduction is one-half of the difference between (a) the institution's actual calculated exposure to a 200 basis point interest rate increase or decrease (whichever results in the greater pro forma decrease in NPV) and (b) its "normal" level of exposure which is 2% of the present value of its assets. If a capital deduction was required for the September, 1996 reporting period, the deduction for risk-based capital purposes would not be material to First Federal.

          It has been, and continues to be, an objective of First Federal's Board of Directors and management to manage interest rate risk. First Federal's asset/liability policy, established by the Board of Directors, dictates acceptable limits on the amount of change in NPV given certain changes in interest rates. See "- Asset/Liability Management."

          Presented below, as of March 31, 1997, is an analysis of First Federal's interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up and down 400 basis points in accordance with OTS regulations. As illustrated in the table, NPV is more sensitive to rising rates than declining rates. This occurs principally because, as rates rise, the market value of fixed-rate loans declines due to both the rate increase and slowing prepayments. When rates decline, First Federal does not experience a significant rise in market value for these loans because borrowers prepay at relatively high rates. OTS assumptions are used in calculating the amounts in this table.


                                                          Acceptable Limits
     Change in                                          Established by Board of
   Interest Rate    Estimated      At   March 31, 1997     Directors
                                   -------------------     ---------
                      NPV
  (Basis Points)                   $ Change   % Change     % Change
  --------------                   --------   --------     --------
                 (Dollars in Thousands)

        +400         $6,356        $ (880)        (12)%       (75)%
        +300          6,670          (566)         (8)        (50)
        +200          6,941          (295)         (4)        (30)
        +100          7,144           (92)         (1)        (15)
         ---          7,236           ---         ---         ---
        -100          7,156           (80)         (1)        (15)
        -200          6,987          (249)         (3)        (30)
        -300          6,961          (275)         (4)        (50)
        -400          7,086          (150)         (2)        (75)

          Management reviews the OTS measurements on a quarterly basis. In addition to monitoring selected measures on NPV, management also monitors effects on net interest income resulting from increases or decreases in rates. This measure is used in conjunction with NPV measures to identify excessive interest rate risk. In the event of a 400 basis point change in interest rates, First Federal would experience a 2% decrease in NPV in a declining rate environment and a 8.0% decrease in a rising rate environment. As of March 31, 1997, an increase in interest rates of 200 basis points would have resulted in a 4% decrease in the present value of First Federal's assets, while a change in the interest rates of negative 200 basis points would have resulted in a 3% decrease in the present value of First Federal's assets.

          In evaluating First Federal's exposure to interest rate risk, certain shortcomings inherent in the method of analysis presented in the foregoing tables must be considered. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. For example, projected passbook, money market and checking account maturities may also materially change if interest rates change. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase. First Federal considers all of these factors in monitoring its exposure to interest rate risk.

AVERAGE BALANCES, INTEREST RATES AND YIELDS

          The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities and the rates, expressed both in dollars and rates and the net interest margin. No tax equivalent adjustments were made. Average balances are the beginning balance for the year plus the ending balance for each month divided by thirteen, and include the balances of non-accruing loans. The yield includes fees which are considered adjustments to yields.




                                                                        Year Ended September 30,
                                      ----------------------------------------------------------------------------------------------
                                                1996                               1995                          1994
                                      ---------------------------------------------------------------------------------------------
                                        Average                           Average                        Average
                                      Outstanding  Interest             Outstanding    Interest        Outstanding  Interest
                                        Balance     Earned       Yield    Balance       Earned   Yield   Balance    Earned     Yield
                                      -----------  --------      -----  -----------    --------  ----- -----------  --------   -----
                                                                          (Dollars in Thousands)
Interest-earning
 assets:
  Loans receivable, net..............    $48,185     $4,407       9.15%    $47,464     $4,187    8.82%  $ 43,009    $ 3,619    8.41%
  Mortgage-backed securities........       1,573         99       6.29       2,440        162    6.64      3,259        205     6.29
  Securities.........................      1,000         46       4.60       1,000         42    4.20      1,000         33     3.30
  Interest bearing deposits
   with Federal Home Loan Bank.......      3,870        227       5.87       4,329        259    5.98      3,379        133     3.94
  Other interest-earning assets......        817         49       6.00         767         48    6.26        725         30     4.14
                                        --------     ------                 ------                      --------    -------

    Total interest-earning assets...      55,445      4,828       8.71      56,000      4,698    8.39     51,372      4,020     7.83

 Noninterest-earning assets..........      3,478                             3,255                         2,804
                                        --------                           -------                      --------

  Total assets.......................    $58,923                           $59,255                      $ 54,176
                                         =======                           =======                      ========

                                                                    Year Ended September 30,
                                                   1996                              1995                              1994
                                  -----------------------------------------------------------------------------------------
                                    Average                            Average                           Average
                                  Outstanding     Interest           Outstanding    Interest           Outstanding   Interest
                                    Balance        Paid       Cost     Balance        Paid     Cost      Balance      Paid      Cost
                                  -----------    --------    -----   -----------    --------   ----    -----------  --------    ----
                                                                                 (Dollars in Thousands)
Interest-bearing liabilities:
 Deposits............................  $51,243    $2,358     4.60%  $49,793        $2,146      4.30%     $47,786    $ 1,701    3.56%
 FHLB advances.......................       89         5     5.62     2,085           148      7.10          679         57    8.39
                                       -------    ------            -------        ------               --------    -------
   Total interest-bearing liabilities   51,332     2,363     4.60    51,878         2,294      4.42       48,465      1,758    3.63
                                                  ------     ----                  ------      ----                 -------    ----

 Other liabilities(2)................    3,306                        3,282                                1,860
                                       -------                      -------                             --------
 Total liabilities ..................   54,638                       55,160                               50,325
 Stockholders' equity................    4,285                        4,095                                3,851
                                       -------                      -------                             --------

 Total liabilities and
  stockholders' equity...............  $58,923                      $59,255                             $ 54,176
                                       =======                      =======                             ========

Net interest income;
 interest rate spread................             $2,465     4.11%                 $2,404      3.97%                $ 2,262    4.20%
                                                  ======     ====                  ======      ====                 =======

Net interest margin(1)...............                        4.45%                             4.29%                           4.40%
                                                             ====                             =====                            ====

Average interest-earning assets
 to average interest-bearing
 liabilities.........................   108.01%                     107.95%                               106.00%
                                       =======                      =======                               ======

----------
(1) Net interest margin is net interest income divided by average interest-earning assets.
(2)       Including noninterest-bearing deposits.

          The following table sets forth the yields on loans, mortgage-backed securities, securities and other interest-earning assets, the rates on savings deposits and borrowings and the resultant interest rate spreads at the dates and for the periods indicated.



                                                                                 At September 30,
                                                                         -----------------------------
                                                                         1996        1995         1994
                                                                         ----        ----         ----
Weighted average yield on:
 Loans receivable.....................................................   9.35%       9.06%        8.44%
 Mortgage-backed securities...........................................   6.59        6.94         6.05
 Securities...........................................................   4.51        4.44         3.21
 Other interest-earning assets........................................   5.79        6.06         5.82

 Combined weighted average yield on interest-earning assets...........   9.00        8.60         7.91

Weighted average rate paid on:
Deposits..............................................................   4.33        4.38         3.62
Borrowings............................................................    ---        7.10          ---

Combined weighted average rate paid on interest-bearing liabilities...   4.33        4.43         3.62

Spread................................................................   4.67%       4.17%        4.29%



                                                                                        For the Year Ended
                                                                                          September 30,
                                                                                   1996         1995        1994
                                                                                   ----         ----        ----
Weighted average yield on:
 Loans receivable.............................................................     9.15%        8.82%       8.41%
 Mortgage-backed securities...................................................     6.29         6.64        6.29
 Securities...................................................................     4.60         4.20        3.30
 Other interest-earning assets................................................     5.89         6.02        3.97

  Combined weighted average yield on interest-earning assets..................     8.71         8.39        7.83

Weighted average rate paid on:
 Deposits.....................................................................     4.60         4.30        3.56
 Borrowings...................................................................     5.62         7.10        8.39

  Combined weighted average rate paid on interest-bearing liabilities.........     4.60         4.42        3.63

Spread........................................................................     4.11         3.97        4.20

Net interest margin (net interest-earnings  divided by average  interest-earning assets, with net interest-earnings equaling the difference
  between the dollar amount of interest-earned and paid)......................     4.45%        4.29%       4.40%

          The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities for the periods shown. It distinguishes between the increase in interest income and interest expense related to higher outstanding balances and that due to the levels and volatility of interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in rate (i.e., changes in rate multiplied by old volume) and (ii) changes in volume (i.e., changes in volume multiplied by old rate). For purposes of this table, changes attributable to both rate and volume have been allocated proportionately to the change due to volume and the change due to rate.

                                                                     Year Ended September 30,
                                               -------------------------------------------------------------------
                                                        1995 vs. 1996                        1994 vs. 1995
                                               -------------------------------------------------------------------
                                                    Increase            Total             Increase          Total
                                                   (Decrease)          Increase          (Decrease)       Increase
                                                      Due To          (Decrease)           Due To        (Decrease)
                                               ------------------     ----------         ---------       ---------
                                               Volume        Rate                 Volume        Rate
                                               ------        ----                 ------        ----
                                                                                           (Dollars in Thousands)
Interest-earning assets:
 Loans.....................................    $   64        $ 156      $220       $ 387        $ 181     $   568
 Mortgage-backed securities................       (55)          (8)      (63)        (54)          11         (43)
 Securities................................        --            4         4          --            9           9
 Interest bearing deposits with Federal
   Home Loan Bank..........................       (22)         (10)      (32)         44           82         126
 Other interest-earning assets.............         3           (2)        1           2           16          18
                                               ------        -----      ----       -----        -----     -------

  Total interest-earning assets............       (10)         140       130         379          299         678
                                               ------        -----     -----       -----        -----     -------

Interest-bearing liabilities:
 Deposits..................................        64          148       212          74          371         445
 FHLB advances ............................      (117)         (26)     (143)        108          (17)         91
                                               ------        -----     -----       -----        -----     -------

   Total interest-bearing liabilities......       (53)         122        69         182          354         536
                                               ------        -----     -----       -----                  -------

Net interest income........................    $   43        $  18                 $ 197        $ (55)
                                               ======        =====                 =====        =====

Net increase in net interest income........                            $  61                              $   142
                                                                       =====                              =======

RESULTS OF OPERATIONS

         First Federal's results of operations are primarily dependent on its net interest income--which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Interest income is a function of the average balances of interest-earning assets outstanding during the period and the average yields earned on such assets. Interest expense is a function of the average amount of interest-bearing liabilities outstanding during the period and the average rates paid on such liabilities. First Federal also generates noninterest income, such as income from service charges and fees on checking accounts, loan servicing and other fees and charges and gains on sales of loans and servicing rights. First Federal's net income is also affected by the level of its noninterest expenses, such as employee salaries and benefits, occupancy and equipment expenses, and federal deposit insurance premiums.

COMPARISON OF FISCAL YEAR ENDED SEPTEMBER 30, 1996 TO SEPTEMBER 30, 1995

         First Federal reported net income of $234,000 for the year ended September 30, 1996 compared to $211,000 for the year ended September 30, 1995, an increase of $23,000, or 10.9%. Excluding the nonrecurring September 1996 SAIF assessment, after tax net income would have been $454,000. This represents a 115% increase over net income from the previous year. The increase in net income resulted primarily from an increase in service charge income of $172,000 coupled with an increase in gain on sale of loans and mortgage servicing rights of $117,000. In addition, First Federal recorded a negative provision for loan losses of ($52,000) for the year ended September 30, 1996 compared to $27,000 for the year ended September 30, 1995. These items were largely offset by a $333,000 special SAIF assessment for SAIF insured deposits as a result of a federal law enacted on September 30, 1996. These items are more fully discussed below.

         Net interest income increased $61,000 to $2.5 million for the year ended September 30, 1996 from $2.4 million for the year ended September 30, 1995. This increase resulted primarily from increases in both the yield earned and the average balance of First Federal's loan portfolio, offset in part by an 18 basis point increase in First Federal's cost of funds. The increase in the yield on loans of 33 basis points was primarily the result of an increase in consumer automobile loans which yield a higher rate of interest than traditional mortgage loans and the origination of three year balloon loans at higher initial rates. As a result, First Federal's net interest margin increased to 4.45% for the year ended September 30, 1996 from 4.29% for the year ended September 30, 1995. The spread between the average yield on interest-earning assets and the average cost of interest-bearing liabilities also increased from 3.97% for the year ended September 30, 1995 to 4.11% for the year ended September 30, 1996.

         First Federal recorded a $52,000 negative provision for loan losses for the year ended September 30, 1996 compared to a $27,000 provision for loan losses for the year ended September 30, 1995. The decrease in the provision for loan losses was a result of management reevaluation of estimates used in calculating the allowance for loan losses due to a decrease in delinquencies and nonaccrual loans, continued low levels of actual charge-offs over the last three fiscal years relative to the allowance for loan losses and the use of credit-default loss insurance coverage for new automobile loans to limit First Federal's loan loss exposure. The provision for loan losses is based on management's periodic review of First Federal's loan portfolio which considers, among other factors, past actual loan loss experience, the general prevailing economic conditions, changes in the size, composition and risks inherent in the loan portfolio, independent third-party loan reviews, and specific borrower considerations such as the ability to repay the loan and the estimated value of the underlying collateral. In addition, various regulatory agencies, as an integral part of their examination process, periodically review First Federal's allowance for estimated losses on loans. Such agencies may require First Federal to provide additions to the allowance based upon judgments which differ from those of management.

         Noninterest income increased to $873,000 for the year ended September 30, 1996 from $592,000 for the year ended September 30, 1995. The increase was primarily due to increased service charge income of $172,000 resulting from service charges assessed on a new checking account coupled with an increase in return check charges. In addition, First Federal realized a $117,000 increase in the gain on sale of loans and mortgage servicing rights due to a large extent to the sale of all Federal Home Loan Mortgage Corporation ("FHLMC") servicing rights.

         Noninterest expense increased $400,000 to $3.0 million for the year ended September 30, 1996 from $2.6 million for the year ended September 30, 1995 primarily as a result of a $333,000 special FDIC assessment on SAIF-insured deposits which was enacted into law on September 30, 1996. As a result, First Federal will experience a reduction in its SAIF insurance expense in future periods. In addition, occupancy and equipment expense increased $37,000 due to an increase in depreciation and the remodeling of the main office, and data processing expense increased $37,000 as a result of First Federal's full year's operations on the new data processing system, which was implemented to provide full service retail banking to First Federal customers.

         Income tax expense decreased $2,000 from $110,000 for the year ended September 30, 1995 to $108,000 for the year ended September 30, 1996, reflecting a tax rate of 31.6% for the year ended September 30, 1996 versus 34.3% for the year ended September 30, 1995.

COMPARISON OF FISCAL YEAR ENDED SEPTEMBER 30, 1995 TO SEPTEMBER 30, 1994

         First Federal reported net income of $211,000 for the year ended September 30, 1995 compared to $193,000 net income in fiscal 1994, excluding $264,000 (after-tax) additional net income due to the settlement of a lawsuit filed by First Federal. Total net income for fiscal 1994 was $457,000, including proceeds from the settlement of the lawsuit. Thus, the net income of $211,000 for the year ending September 30, 1995, was $246,000 less than the total net income for the year ending September 30, 1994 (including income from settlement of the law suit). In addition, for the years ending September 30, 1994, and September 30, 1995, significant one-time expenses were incurred in connection with the transition of First Federal into full-service retail banking. Therefore, this decrease resulted primarily from an increase in the provision for loan losses from a $401,000 (before-tax) negative provision (resulting from the lawsuit recovery) to a $27,000 provision in 1995.

         Net interest income increased $142,000 to $2.4 million for the year ended September 30, 1995 from $2.3 million for 1994. This increase resulted primarily from increases in both the yield earned and the average balance of First Federal's loan portfolio, offset in part by an increase in First Federal's cost of deposits reflecting an increase in general market interest rates and, to a lesser extent, an increase in the average deposit balance. As a result, for the year ended September 30, 1995, First Federal's net interest margin decreased to 4.29% and the spread between the average yield on interest earning assets and the average cost of funds decreased from 4.20% for 1994 to 3.97% for 1995.

         During the year ended September 30, 1995, First Federal recorded a provision for loan losses of $27,000 based on management's analysis of the loan portfolio, as described above. During the year ended September 30, 1994, First Federal recorded a negative loan loss provision of $401,000 primarily as a result of $400,000 of proceeds received ($264,000 net of income tax) from the settlement of a lawsuit filed by First Federal and related to a previously charged-off pool of automobile loans.

         Management will continue to monitor the appropriate factors when considering future levels of provisions and the allowance for loan losses. While management believes that it uses the best information available to determine the allowance for estimated loan losses, unforeseen market conditions could result in adjustments to the allowance for estimated loan losses and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in determining the allowance. In addition, the OTS as part of its review process may require First Federal to establish additional general or specific allowances.

         Noninterest income declined to $592,000 for the year ended September 30, 1995 from $1.1 million for the previous year, primarily due to a $695,000 decline in profits from the sale of loans and servicing rights. This drop in profits reflects both a rising interest rate environment for the first half of 1995, and significant increased competition from additional residential mortgage lenders in First Federal's primary trade area.

         Noninterest expense declined by $448,000 to $2.6 million for the year ended September 30, 1995 from $3.1 million for the year ended September 30, 1994. This decrease reflects management's continuing efforts to reduce expenses in all areas of operations of First Federal, while at the same time absorbing some one-time expenses in connection with the transition into full-service retail banking.

         Income tax expense decreased $124,000 to $110,000 for the year ended September 30, 1995 as compared to $234,000 for the previous year, reflecting the lower 1995 pretax earnings of First Federal.

FINANCIAL CONDITION

         First Federal's total assets were $57.6 million as of September 30, 1996 compared to $61.4 million at September 30, 1995, a decrease of $3.8 million, or 6.2%. The decrease was a direct result of a planned reduction of high-cost deposits of $3.3 million resulting from management's decision to lower excess cash on hand by decreasing higher cost deposits. In addition, First Federal no longer had FHLB advances outstanding at September 30, 1996 compared to $1.1 million at September 30, 1995.

         Loans receivable (excluding loans held for sale at month end to the secondary market) increased $2.4 million to $49.2 million at September 30, 1996 from $46.8 million at September 30, 1995. The increase resulted primarily from the origination of credit-default insured auto loans. This increase was offset by a decrease in cash and cash equivalents of $4.1 million due to the planned reduction in high-cost deposits and the utilization of any remaining excess cash balances to fund loan originations.

LIQUIDITY AND CAPITAL RESOURCES

         First Federal's primary sources of funds are deposits, checking accounts, principal and interest payments on loans and mortgage related securities, proceeds from sales of long term, fixed-rate residential mortgage loans and other funds provided from operations. Additionally, First Federal may borrow funds from the Federal Home Loan Bank of Dallas or utilize particular sources of funds based on need, comparative costs and availability at the time.

         While scheduled loan and mortgage-backed securities repayments, short-term investments, and FHLB borrowings are relatively stable sources of funds, deposit flows are unpredictable and are a function of external factors including competition, the general level of interest rates, general economic conditions and most recently, the restructuring occurring in the thrift institutions industry.

         First Federal maintains investments in liquid assets based on management's assessment of cash needs, expected deposit flows, availability of advances from the FHLB, available yield on liquid assets (both short-term and long-term) and the objectives of its asset/liability management program. Several options are available to increase liquidity, including reducing loan originations, increasing deposit marketing activities, and increasing borrowings from the FHLB.

         Federal regulations require insured institutions to maintain minimum levels of liquid assets. At September 30, 1996, First Federal's regulatory liquidity ratio was 8.27% or 3.27% above the 5% regulatory requirement. First Federal uses its capital resources principally to meet its ongoing commitments to fund maturing certificates of deposits and deposit withdrawals, repay borrowings, fund existing and continuing loan commitments, maintain its liquidity and meet operating expenses. At September 30, 1996, First Federal had commitments to originate loans, including loans in process, totaling $7.6 million. First Federal also had $112,000 of outstanding unused lines of credit and $175,000 of letters of credit. First Federal considers its liquidity and capital resources to be adequate to meet its foreseeable short and long-term needs. First Federal expects to be able to fund or refinance, on a timely basis, its material commitments and long-term liabilities. First Federal also has the ability, if needed, to borrow up to $20.3 million from the FHLB of Dallas for liquidity purposes. At September 30, 1996, First Federal had no advances outstanding from the Federal Home Loan Bank.

         First Federal's liquidity, represented by cash equivalents, is a product of its operating, investing and financing activities. These activities are summarized below for the periods indicated.




                                                           Year Ended          Year Ended
                                                          September 30,       September 30,

                                                                1996              1995
                                                          -------------       -------------
                                                                    (In Thousands)
Operating Activities:
 Net income...............................................     $  234           $   211

 Adjustment to reconcile net income or loss to net
  cash provided by operating activities...................      1,811               583
                                                               ------           -------
 Net cash provided by operating activities................      2,045               794
 Net cash used in investing activities....................     (1,615)           (5,433)
 Net cash provided by (used in) financing activities......     (4,565)            5,120
                                                              -------           -------
 Net increase (decrease) in cash and cash equivalents.....     (4,135)              481
 Cash and cash equivalents at beginning of period.........      6,941             6,460
                                                              -------           -------
 Cash and cash equivalents at end of period...............     $2,806           $ 6,941
                                                              =======           =======


         The primary investing activity of First Federal is lending. Loans originated net of repayments and sales used $1.1 million and $5.3 million in cash for the year ended September 30, 1996 and September 30, 1995, respectively. During the years ended September 30, 1996 and 1995, deposits decreased $3.3 million (through a planned reduction of higher costing deposits) and increased $4.1 million, respectively.

         On April 22, 1993, First Federal issued 207,159 shares of common and 87,263 shares of preferred stock at $10 per share and received proceeds of $2.4 million, net of costs to convert from a mutual savings institution to a federal stock institution and recapitalize First Federal. Prior to the conversion, First Federal did not meet its minimum capital requirements. As a result, First
Federal was subject to conditions specified in a Consent Agreement dated September 20, 1990 and an Operating Agreement dated August 28, 1992. With the completion of the conversion, on July 1, 1993, the OTS terminated these agreements. First Federal's tangible, core and risk-based capital was $4.3 million, $4.3 million and $4.6 million at September 30, 1996, which exceeded the minimum required capital levels of $868,000, $1.7 million and $3.3 million, respectively. See Note 10 of Notes to Consolidated Financial Statements.

IMPACT OF INFLATION AND CHANGING PRICES

         The Consolidated Financial Statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles ("GAAP"), which require the measurement of financial position and results of operations in terms of historical dollars without considering changes in the relative purchasing power of money over time because of inflation.

         Unlike industrial companies, virtually all of First Federal's assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than the effects of general inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. In the current interest rate environment, the liquidity, maturity structure and quality of First Federal's assets and liabilities are critical to the maintenance of acceptable performance levels.

EFFECT OF NEW ACCOUNTING STANDARDS

         In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of." SFAS No. 121 requires that long lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. However, SFAS No. 121 does not apply to financial instruments, core deposit intangibles, mortgage and other servicing rights or deferred tax assets. The adoption of SFAS No. 121 for the year ending September 30, 1997 is not expected to have a material impact on the results of operations or financial condition of First Federal.

         In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 ("SFAS No. 122"), "Accounting for Mortgage Servicing Rights." SFAS No. 122 requires an institution that purchases or originates mortgage loans and sells or securitizes those loans with servicing rights retained to allocate the cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. In addition, institutions are required to assess impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights. SFAS No. 122 is effective for fiscal years beginning after December 15, 1995. SFAS No. 122 will be superseded by Statement of Financial Accounting Standards No. 125 after December 31, 1996. The adoption of SFAS No. 122 for the year ending September 30, 1997 is not expected to have a material impact on the results of operations or financial condition of First Federal.

         In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock Based Compensation," ("SFAS No. 123"). This statement establishes financial accounting standard for stock-based employee compensation plans. SFAS No. 123 permits First Federal to choose either a new fair value based method or the current APB Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under Opinion 25. The disclosure provisions of SFAS No. 123 are effective for fiscal years beginning after December 15, 1995 and are not expected to have a material impact on the results of operations or financial condition of First Federal.

         In June 1996, the FASB released Statement of Financial Accounting Standards No. 125 ("SFAS No. 125"), "Accounting for Transfers and Extinguishments of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 125 requires a consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, and derecognizes liabilities when extinguished. SFAS No. 125 also supersedes SFAS No. 122 and requires that servicing assets and liabilities be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and requires assessment for asset impairment or increases obligation based on their fair values. SFAS No. 125 applies to transfers and extinguishments occurring after December 31, 1996 and early or retroactive application is not permitted. Because the volume and variety of certain transactions will make it difficult for some entities to comply, some provisions have been delayed by SFAS No. 127. Management anticipates that the adoption of SFAS No. 125 will not have a material impact on the financial condition or operations of First Federal.


         In March 1997, the FASB issued statement of Financial Accounting Standard No. 128 ("SFAS No. 128") "Earnings Per Share." Under SFAS No. 128, basic earnings per share for 1998 and later will be calculated solely on average common shares outstanding. Diluted earnings per share will reflect the potential dilution of stock options and other common stock equivalents. All prior calculations will be restated to be comparable to the new methods. As First Federal has not had significant dilution from stock options, the new calculation methods will not significantly affect future basic earnings per share and diluted earnings per share.

         In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130") "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Income tax effects must also be shown. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 130 is not expected to have a material impact on the results of operations or financial condition of First Federal.

         In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("SFAS No. 131") "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. The adoption of SFAS No. 131 is not expected to have a material impact on the results of operations or financial condition of First Federal.

                                    BUSINESS


         The Holding Company is a newly organized financial institution holding company that was formed to acquire First Federal. Upon consummation of the Offering and the Merger, the Holding Company will hold all of the outstanding shares of First Federal, and First Federal will be the Holding Company's sole subsidiary. At present, the Holding Company does not have any assets, and does not conduct any significant business. The Holding Company and First Federal are headquartered in Bryan, Texas. The executive offices of the Holding Company and First Federal are located at 2900 Texas Avenue, Bryan, Texas 77802 and its telephone number at that address is (409) 779-2900.

           First Federal, is a federally chartered community-owned, independent thrift institution, headquartered in Bryan-College Station, Texas , which began operations in 1965. First Federal is predominantly a locally-based home lender, originating loans primarily in Bryan-College Station and the surrounding trade area, and to a lesser extent other communities in the general area between Houston, Austin and Dallas, Texas. First Federal also originates consumer, construction, SBA partially guaranteed loans, small commercial real estate and small to medium commercial business loans. New senior management was installed in early 1991 to recapitalize and convert First Federal from a mutual savings institution to a federal stock institution, which was completed in April, 1993.

         Beginning in fiscal 1994, senior management of First Federal began its transition to full-service retail banking in order to compete more effectively and to increase the overall profitabibility of First Federal. In addition to its core single-family lending business, since fiscal 1994 First Federal has increased its focus on the following products:

         o        Commercial real estate lending
         o        Commercial business lending
         o Small Business Administration loans (partially government guaranteed)
         o        Home improvement loans
         o        Indirect automobile financing through dealers
         o        Credit-default  insured "second chance" auto finance program


                  First Federal funds these lending products using a retail deposit base gathered in its home market of Bryan-College Station as well as in the surrounding counties of Burleson, Grimes, Leon, Madison, Robertson and

Washington. First Federal currently operates two full service offices located in Bryan (headquarters office) and adjacent College Station. In addition, a site has been acquired for another full service branch in the northern portion of Bryan. In order to expand its lending base First Federal has opened loan production offices in Waco and Huntsville, Texas and has redefined its general lending area to include the triangle between Dallas, Houston and Austin.

MARKET AREA

         First Federal conducts operations through its offices located in Bryan-College Station, Texas. Bryan-College Station is located in Brazos County, Texas and is centrally located between Waco, Houston, and Austin, Texas. It is the home of Texas A&M University, which has an enrollment of 43,0000 students and is the third largest University in the nation. Management considers the Bryan-College Station area, Brazos, Burleson, Grimes, Leon, Madison, Robertson and Washington counties, Texas, to be its primary market area for deposits and lending activities. The Bryan-College Station area is characterized as a college community, centered around Texas A&M University. The University's annual budget of over $622 million is responsible for the vast majority of the government jobs in the area. Government service provides 39.4% of the jobs in the community and is primarily responsible for the comparative stability the area has enjoyed throughout most of the 1980's. Population growth trends within First Federal's market area have shown increases at rates exceeding those of the State and unemployment rates have been consistently lower than those of the rest of the State. According to a 1996 article in the Wall Street Journal, Bryan-College Station is listed as one of the top metropolitan areas, expecting the greatest population increase in the United States. Brazos County, home of Bryan-College Station and Texas A&M University, was ranked recently by the American
Demographics as third among "The 10 Hottest Counties," in terms of "market potential." Data from the U.S. Census estimates that the Bryan-College metropolitan area should have a 20 percent growth rate from 1990 to the year 2000. During the past five years, a number of independent depository institutions have been acquired in the Brazos County area, some by out-of-state multi-bank holding companies. Currently, there are only one other thrift institution and two state savings banks operating in the area. Consequently, management believes that the opportunity exists for the expansion of First Federal's lending and deposit gathering activities as one of the few remaining independent, community-owned financial institutions now offering full service retail banking.

LENDING ACTIVITIES

GENERAL

         The principal lending activity of First Federal is originating first mortgage real estate loans secured by owner occupied one- to four-family residential property, along with an expanding consumer loan program. All long term, fixed rate conventional mortgage loans are sold immediately to the secondary market.

         SINGLE-FAMILY RESIDENTIAL REAL ESTATE LENDING. Which a substantial portion of the loans originated for portfolio by First Federal are conventional mortgage loans (i.e., not guaranteed or insured by agencies of the federal government) which are secured by residential properties , most do not conform with the requirements for sale to Federal National Mortgage Association (the "FNMA") or FHLMC (i.e., conforming loans), because they exceed the maximum loan to value ratio to qualify for sale to FNMA or FHLMC, have credit deficiencies (which in certain cases will result in First Federal securing the loan by additional collateral), the borrower has an insufficient employment history or the property does not qualify due to its rural location or lack of comparability for appraisal purposes. As a result, the loan may be deemed to have higher risk than secondary market conforming conventional mortgage loans. Loans which do not comply with FNMA or FHLMC underwriting requirements are held in First Federal's loan portfolio.

         First Federal also originates construction loans, small commercial real estate and small to medium commercial business loans. In addition, First Federal has begun to originate SBA loans and Farmers Home Administration rural home loans for moderate income home buyers. In order to diversify its assets and increase the proportion of interest rate sensitive assets in its portfolio, First Federal also has in the past purchased mortgage-backed securities. Currently, however, First Federal is able to attract sufficient loans to maintain a high loan-to-deposit ratio and thereby maximize the utilization of its deposits. Thus, it has not acquired any securities for several years.

         Most of First Federal's mortgage-backed securities, and a significant number of its residential loans were made before the 1980's on a long term, fixed rate basis. Accordingly, in the event of a change in interest rates, the yield in those First Federal loans remaining in that category will change much less quickly than its deposits, which are, for the most part, of the short term variety. Accordingly, First Federal is vulnerable to an increase in interest rates on those loans, which at September 30, 1996, represented only $2.2 million of its $30.5 million in residential loans. First Federal's current policy is not to invest in long term, fixed rate mortgage-backed securities or retain long term, fixed rate loans. In order to reduce First Federal's vulnerability to changes in interest rates, First Federal has increased its originations of three-year balloon and adjustable rate one- to four-family residential mortgage loans, consumer (especially automobile) and construction loans. At September 30, 1996, First Federal had $19.7 million of three year balloon loans and $9.6 million of adjustable rate loans out of a total of $51.9 million in gross loans.

         Loan originations come primarily from walk-in customers, real estate brokers, homebuilders and other contractors. All loans in which the aggregate lending relationship is under $50,000 are approved by First Federal's senior management and all loan applications for over $50,000 aggregate debt to one borrower are approved by the Board of Directors.

         First Federal requires, in connection with the origination and purchase of residential real estate loans, title insurance and fire and casualty insurance coverage, as well as flood insurance where appropriate, to protect First Federal's interest. The cost of this insurance coverage is paid by the borrower.

         Loan Portfolio Composition. The following table sets forth information concerning the composition of First Federal's loan portfolio, including mortgage-backed securities, in dollar amounts and in percentages (before deductions for loans in process, deferred fees and discounts and allowances for losses) as of the dates indicated.



                                                                       September 30,
                                               --------------------------------------------------------------
                                                        1996                 1995                 1994
                                               -------------------    -------------------    ----------------
                                                Amount     Percent    Amount      Percent    Amount   Percent
                                                ------     -------    ------      -------    ------   -------
                                                                   (Dollars in Thousands)
Real Estate Loans
Residential ...............................    $30,477      58.70%   $30,966     61.10%   $27,128    59.76%
Residential held for sale .................        419        .80      1,840      3.63      2,114     4.66
Commercial ................................      4,175       8.04      3,643      7.19      3,062     6.74
Construction ..............................      4,365       8.41      4,261      8.41      4,838    10.66
                                               -------     ------    -------    ------    -------   ------
Total real estate loans ...................     39,436      75.95     40,710     80.33     37,142    81.82

Other Loans:
Consumer loans:
Deposit accounts ..........................        967       1.86        705      1.39        789     1.74
Purchased automobile receivables ..........         --         --          4       .01         10      .02
Automobile ................................      9,435      18.17      7,634     15.06      6,600    14.54
Other .....................................      1,490       2.87        980      1.94        580     1.28
                                               -------     ------    -------    ------    -------   ------
Total consumer loans ......................     11,892      22.90      9,323     18.40      7,979    17.58
Commercial business loans .................        595       1.15        643      1.27        271      .60
                                               -------     ------    -------    ------    -------   ------
Total other loans .........................     12,487      24.05      9,966     19.67      8,250    18.18
                                               -------     ------    -------    ------    -------   ------
Total loans ...............................     51,923     100.00     50,676    100.00     45,392   100.00

Less:
Undisbursed portion of construction loans .      1,966       3.79      1,664      3.28      1,847     4.07
Consumer loans in process .................         --         --         --        --         --       --
Deferred fees and discounts ...............        128        .25         87       .17         92      .20
Deferred income ...........................          3        .01          3       .01         13      .03
Allowance for losses on loans .............        247        .47        317       .63        313      .69
                                               -------     ------    -------    ------    -------   ------
Net loans .................................    $49,579      95.48%   $48,605     95.91%   $43,127    95.01%
                                               =======     ======    =======    ======    =======   ======

         The following table shows the fixed- and adjustable-rate composition of First Federal's loan portfolio at the dates indicated.



                                                                                 September 30,
                                                          1996                     1995                        1994
                                                       ------------------      -------------------      ------------------
                                                       Amount     Percent      Amount      Percent      Amount     Percent
                                                       ------     -------      ------      -------      ------     -------
                                                                             (Dollars in Thousands)
Fixed-Rate Loans:
Real estate:
   Residential..................................      $22,931      44.16%      $24,739       48.81%     $27,128      59.76%
   Residential held for sale....................          419        .80         1,840        3.63        2,114       4.66
   Commercial...................................        2,162       4.17         2,824        5.57        3,062       6.74
   Construction.................................        4,365       8.41         4,261        8.41        4,838      10.66
                                                      -------     ------      --------      ------      -------     ------
      Total real estate loans...................       29,877      57.54        33,664       66.42       37,142      81.82
  Consumer loans................................       11,892      22.90         9,323       18.40        7,979      17.58
  Commercial business loans.....................          595       1.15           643        1.27          271       0.60
                                                      -------     ------      --------      ------      -------     ------
     Total fixed-rate loans.....................       42,364      81.59        43,630       86.09       45,392     100.00
                                                      -------     ------       -------      ------      -------     ------

Adjustable-Rate Loans:
  Real estate:
   Residential..................................        7,546      14.54         6,227       12.29           --         --
   Commercial...................................        2,013       3.87           819        1.62           --         --
                                                      -------     ------      --------      ------      -------     ------
      Total adjustable rate loans...............        9,559      18.41         7,046       13.91           --         --
                                                      -------     ------      --------      ------      -------     ------
      Total loans...............................       51,923     100.00        50,676      100.00       45,392     100.00


Less:
  Undisbursed portion of construction loans.....        1,966       3.79         1,664        3.28        1,847       4.07
  Consumer loans in process.....................           --         --            --          --           --         --
  Deferred fees and discounts...................          128       0.25            87        0.17           92       0.20
  Deferred income...............................            3       0.01             3        0.01           13       0.03
  Allowance for losses on loans.................          247       0.47           317        0.63          313       0.69
                                                      -------     ------      --------      ------      -------     ------
     Net loans..................................      $49,579      95.48%      $48,605       95.91%     $43,127      95.01%
                                                      =======     ======      ========      ======      =======     ======


         First   Federal  has  the   authority   to  purchase   loans  and  loan
participations, but has elected not to do so since 1991.

         The following table shows the origination, purchase and repayment activities for loans of First Federal for the periods indicated.



                                                             Year Ended September 30,
                                                         1996          1995         1994
                                                                  (In Thousands)
Loans Funded:
   Real estate - residential(2)......................      $19,104    $87,908(1)   $92,316(1)
                   - commercial......................        1,026         1,281          393
                   - construction or development.....        5,697         6,223        7,159
   Non-real estate - consumer........................        8,534         7,065        7,261
                   - commercial business.............        1,980         1,065          579
                                                           -------    ----------   ----------
      Total loans originated.........................       36,341       103,542      107,708

Loans Sold:
Loans sold...........................................       13,839     81,838(1)    86,336(1)
Principal repayments and refinancings................       21,255        16,420       20,316
                                                           -------    ----------   ----------
Total reductions.....................................       35,094        98,258      106,652
Decrease in other items, net.........................         (273)          194          990
                                                           -------    ----------   ----------
Net increase.........................................      $   974    $    5,478   $    2,046
                                                           =======    ==========   ==========

----------
(1)      Includes  activity   attributable  to  a  mortgage  warehouse  facility
         previously extended to an independent mortgage company.

(2)      Includes refinancings of loans from First Federal's portfolio.

At September 30, 1996, First Federal serviced $966,000 in loans for others.

         The following schedule illustrates the maturities of First Federal's loan portfolio, excluding loans held for sale at September 30, 1996. Loans which have adjustable or renegotiable interest rates and amortizing loans are shown as maturing in the period during which the loan is contractually due. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.



                                                Real Estate
                      ---------------------------------------------------------------
                          Residential            Commercial           Construction
                      --------------------   ------------------   -------------------
                                  Weighted             Weighted              Weighted
                                  Average              Average               Average
                       Amount       Rate     Amount      Rate      Amount      Rate
                      --------    -------    -------   -------    -------    -------
                                                          (Dollars in Thousands)
  Due During
 Years Ended
September 30,

1997(1)..............    $ 7,565   8.42$     $  507     9.13%     $4,365        9.18%
1998 and 1999........     12,717   9.26       1,168     9.36         ---          --
2000 and 2001........        893   9.40         925     9.55         ---          --
2002 to 2006.........      1,073   8.89          86    11.25         ---          --
2006 to 2016.........      1,988   8.99         643     9.81         ---          --
2017 and following...      6,660   8.98         846     8.75         ---          --
                         -------             ------               ------          --
                         $30,896   8.97%     $4,175     9.36%     $4,365        9.18%
                         =======   ====      ======    =====      ======        ====




                           Consumer            Business               Total
                      -----------------   ------------------   -------------------
                               Weighted             Weighted              Weighted
                                Average             Average                Average
                      Amount     Rate     Amount      Rate      Amount      Rate
                      ------   --------   ------    --------   --------   --------

  Due During
 Years Ended
September 30,

1997(1).............. $ 1,585     8.60%   $  280      9.72%    $14,302      8.72%
1998 and 1999........   3,818    11.00       ---        --      17,703      9.64
2000 and 2001........   6,397    13.28        79      9.96       8,294     12.41
2002 to 2006.........      71    11.80        86     10.81       1,316      9.33
2006 to 2016.........      21     8.00       150     11.00       2,802      9.28
2017 and following...      --       --        --        --       7,506      8.95
                      -------              -----               -------
                      $11,892    11.91%    $ 595     10.23%    $51,923      9.70%
                      =======    =====     =====     =====     =======     =====



-------------
(1) Includes demand loans, loans having no stated maturity and overdraft loans.

         The total amount of loans due after September 30, 1997 which have fixed rates of interest (including 3-year balloon home loans and other types of loans with balloon maturities) is $28.0 million while the total amount of loans due after such date which have floating or adjustable rates of interest is $9.6 million.

ONE-TO-FOUR-FAMILY RESIDENTIAL REAL ESTATE LENDING

         One of First Federal's primary lending programs is the origination of loans secured by mortgages on owner-occupied one- to four-family residences. Historically (before the 1980's), most of First Federal's residential loans were made on a fixed rate basis and had contractual maturity (and amortization schedules) of 30, or to a lesser extent, 15 years. Since 1979, however, in order to increase the interest rate sensitivity of its residential loan portfolio, First Federal has emphasized the origination of non-conforming three year balloon loans (generally with 30 year amortization schedules). At September 30, 1996, $19.7 million or 37.9%, of First Federal's gross loan portfolio consisted of three-year fixed-rate balloon loans on one- to four-family residences. On the same date, First Federal had $3.7 million of other fixed-rate residential loans or 7.1% of the gross loan portfolio. All of these loans were secured by residential (primarily owner-occupied) properties located in the State of Texas, with a majority located in First Federal's primary market area.


         First Federal's residential loans are generally underwritten and documented to permit their sale in the secondary market. In the event they are non-conforming to secondary market standards, First Federal will underwrite such loans to the extent feasible in accordance with such standards. First Federal evaluates both the borrower's ability to make principal and interest payments and the value of the property (and any other collateral) that will secure the loan. One- to four-family loan originations are generally made in amounts up to 90% of the appraised value of the security property. The determination as to whether to lend in excess of 80% of the appraised value is made on a case-by-case basis and is based on a variety of factors, including the borrower's payment history, length of employment and debt to income ratio, as well as the quality of the security property. First Federal neither requires nor obtains private mortgage insurance on its loans. As a result of its higher loan-to-value ratios and the absence of private mortgage insurance, in the event of a foreclosure, First Federal is subject to a greater risk of loss on the disposition of such property in the event of a decrease in value of the property. First Federal has, however, had a very limited loss experience on such loans. See " -- Loan Delinquencies; Nonperforming Assets and Classified Assets." Over the past three fiscal years, First Federal has experienced an average of only $22,300 in actual annual net charge-offs (excluding a $401,000 recovery in a lawsuit filed by First Federal and received during the year ended September 30, 1994), resulting from an average total loan portfolio of $46.2 million.


         First Federal's residential mortgage loans customarily include "due-on-sale" clauses, which are provisions giving First Federal the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage where the loan is not repaid in full. First Federal generally enforces these due-on-sale clauses primarily on fixed rate residential mortgage loans to the extent permitted by law.

MORTGAGE-BACKED SECURITIES

         First Federal has a limited portfolio of mortgage-backed securities which are held-to-maturity. Such mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity. For information regarding the carrying and market values of First Federal's mortgage-backed securities portfolio, see Note 2 of the Notes to Financial Statements. Under First Federal's risk-based capital requirement, mortgage-backed securities have a risk weight of 20% (or 0% in the case of GNMA securities) in contrast to the 50% risk weight carried by residential loans with a loan to value ratio of 80% or less. See "Regulation."

         Consistent with First Federal's asset/liability policy, approximately 91.9% of First Federal's mortgage-backed securities carry adjustable interest rates.

         The following table sets forth the book value of First Federal's mortgage-backed securities at the dates indicated.



                                                  September 30,
                                              1996        1995       1994
                                                  (In Thousands)
Issuers:

Federal Home Loan Mortgage Corporation...... $  872      $1,672     $2,037
Federal National Mortgage Association.......    420         551        594
Government National Mortgage Association....    ---          55         62
                                            -------    --------     ------
    Total................................... $1,292      $2,278     $2,693
                                             ======      ======     ======



         The following table sets forth the contractual maturities of First Federal's mortgage-backed securities at September 30, 1996. Not considered in the preparation of the table below is the effect of prepayments, periodic principal repayments and the adjustable rate nature of these instruments.



                                                                            Due in
                                6 Months    6 Months       1 to     3 to 5    5 to 10   10 to 20   Over 20    Balance
                               or Less     to 1 Year   3 Years      Years      Years     Years      Years   Outstanding
                             -----------   ---------  ---------    -------    -------  ---------  --------  -----------
                                                                  (In Thousands)

Federal Home Loan
Mortgage Corporation.......        $  --       $  --      $  --      $  --      $   5       $231      $636        $  872

Federal National
Mortgage Association.......           --          --         --         --         --         95       325           420
                                   -----       -----      -----      -----      -----      -----      ----        ------

     Total.................        $  --       $  --      $  --      $  --       $  5       $326      $961        $1,292
                                   =====       =====      =====      =====       ====       ====      ====        ======


         First Federal's mortgage-backed and other securities portfolios are managed in accordance with a written investment policy adopted by the Board of Directors. Investments may be made in accordance with the policy and approval by its Investment Committee. At the present time, First Federal does not have any investments that are available-for-sale or for trading purposes.


           Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities" requires corporations to classify debt securities as held-to-maturity, trading, or available-for-sale. Securities are classified as held-to-maturity when management has the intent and the Bank has the ability to hold those securities to maturity. As of September 30, 1996, First Federal held $1.3 million and $1.0 million, respectively, of principal amount of mortgage-backed securities and other securities which First Federal has classified as held-to-maturity. As of such date, these securities had a market value of $1.3 million and $1.0 million, respectively.

CONSUMER LENDING

         Federal laws and regulations permit federally chartered thrift institutions to make secured and unsecured consumer loans up to a maximum of 35% of their total assets less permissible investments in commercial paper and corporate debt. In addition, federal thrift institutions have lending authority above the 35% limit for certain consumer loans such as home improvement loans, mobile home loans, credit card loans and educational loans.

         As part of management's strategy to shorten the average effective maturity and increase the average yield of its interest-earning assets, First Federal offers various consumer loans, including but not limited to automobile and home improvement loans. First Federal also offers loans to its depositors on the security of their deposit accounts.
First Federal discourages unsecured loans.

         First Federal currently originates substantially all of its consumer loans in its primary market area. Direct loans are made when First Federal extends credit directly to the borrower. First Federal has more recently increased the origination of consumer loans. In September 1991, First Federal began purchasing motor vehicle installment sales contracts on an indirect basis from selected automobile dealers pursuant to an agreement established between the dealer and First Federal ("Dealer Agreement"). In fiscal 1996, First Federal expanded this lending by initiating a 100% credit default insured indirect automobile loan origination program for sub-prime borrowers involving dealers in First Federal's primary market area ("Second Chance Auto Loans"). First Federal's Second Chance Auto Loan program may be expanded to automobile dealers in the triangle between Dallas, Houston and Austin. Second Chance Auto Loans have been insured up to $25,000 per loan through Midland Risk Insurance Company which reinsures its exposure through Constitution Reinsurance Corporation of New York. Midland Risk and Constitution Reinsurance carry ratings of B and A+ respectively, by A.M. Best's, an insurance rating company. At September 30, 1996, Second Chance Auto Loans totalled $2.3 million.

         First Federal may elect in the future to make certain automobile loans to sub-prime borrowers without credit-default insurance, but with special loan loss reserves which First Federal believes to be adequate to protect against any future loan losses.

         Second Chance Auto Loans are underwritten according to credit-default insurance guidelines while other sales contracts are underwritten pursuant to First Federal's guidelines. Each sales contract is fully amortizing and provides for level payments over the term of the contract. The contracts are non-recourse to the originating dealer and are purchased, in First Federal's sole discretion, from the dealers on a case-by-case basis, after First Federal reviews the credit-worthiness of the borrower. On Second Chance Auto Loans, First Federal conducts an interview with the borrower prior to approving the loan for the purchase of the automobile.

         Second Chance Auto Loan contracts are reviewed by First Federal's automobile loan specialist and monthly reviews are conducted by an independent outside audit firm, representing the agent for the credit default insurance company. All monthly audits to date have reflected First Federal's substantial compliance with credit underwriting guidelines of the credit-default insurance company. Factors considered under both First Federal's and credit-default insurance guidelines include, among others, the durability and useful life of the vehicle being financed in conjunction with the term of the loan and the stability and creditworthiness of the buyer. Used vehicles are generally not financed longer than 60 months, to credit-worthy borrowers.

         Under both First Federal's and credit-default insurance guidelines the maximum amount financed may not exceed 120% of current wholesale value of the vehicle or dealer's cost (traditionally 100% of current retail value), although the primary focus is on the ability of the borrower to repay the loan rather than the value of underlying collateral. The amount financed by First Federal will generally be up to 120% of the current wholesale value or dealer cost, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing (such amounts in addition to the sales price, collectively the "Additional Vehicle Costs"). Accordingly, the amount financed by

First Federal under an installment contract generally does not, in the case of new vehicles, exceed the manufacturer's suggested retail price of the financed vehicle plus the Additional Vehicle Costs. In the case of used vehicles, the amount financed may be 120% of the current wholesale value, as assigned by one of the three standard reference sources for dealers of used cars and the Additional Vehicle Costs. First Federal will generally use the "NADA Official Used Car Guide" to obtain a value to assign to a used vehicle for underwriting purposes.

         All automobile dealers enter into a "Dealer Agreement" with First Federal. First Federal has two forms of Dealer Agreements which are substantially similar except that dealers selling loans pursuant to the "Second Chance" Program are not required to establish dealer reserves. Otherwise, the Dealer Agreement provides for a reserve account to be established consisting of a minimum balance to be maintained at First Federal. The reserve account is used by First Federal to protect against excess interest payments to the dealer due to loan prepayments, payoffs, or for repossession expenses plus any losses due to repossessions. Minimum reserve balances and the method of disbursement are outlined in each Dealer Agreement. If the reserve account falls below agreed upon levels, the dealer is required to increase the balance up to the agreed upon minimum amount. Dealers are also required to make an immediate deposit to cover any shortages under this type of Dealer Agreement. At September 30, 1996 First Federal had $2.9 million of automobile loans requiring dealer reserves.

         Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciable assets such as automobiles. First Federal makes a very limited amount of unsecured loans. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency may not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loan such as First Federal, and a borrower may be able to assert against such assignee claims and defenses which it has against the seller of the underlying collateral. Consumer loan delinquencies may often increase over time as the loans age. First Federal has attempted to mitigate this risk by implementing new, stricter credit underwriting standards. At September 30, 1996, approximately 1% of First Federal's consumer loans were nonperforming. Included in these new credit standards is emphasis on the proven cash flow of the borrower to pay such loan back. However, there can be no assurance that First Federal's consumer loan delinquencies and repossessions will not increase in the future.

CONSTRUCTION LENDING

         First Federal makes construction loans to individuals for the construction of their residences and to builders primarily for the construction of contracted-for (custom) residences and to a much lesser extent for residences that have not been pre-sold.

         Construction loans to individuals for their residences generally have terms of 9 months and are made on a non-amortizing (interest only, payable monthly), balloon basis, to be repaid from the permanent mortgage loan. First Federal's construction loans are generally made either as the initial stage of a combination loan (i.e., with a commitment from First Federal to provide permanent financing upon completion of the project) or with a takeout obligation (commitment to provide permanent financing) by a third party. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential loans. At September 30, 1996, First Federal had $4.0 million of residential construction loans to borrowers who have indicated to First Federal that they intend to live in the properties upon completion of construction.

         Construction loans are generally made up to a maximum loan-to-value ratio of 80% based on an independent appraisal and estimate of costs. Construction loans involve additional risk attributable to the fact that loan funds are advanced upon the security of the project under construction, which is more difficult to value prior to the completion of construction. Because of the uncertainties inherent in estimating construction costs and the market for the home upon completion, it is relatively difficult to evaluate the total loan funds required to complete a project, the related loan-to-value ratios, and the likelihood of ultimate success of the project. In evaluating a construction loan, First Federal considers the reputation of the borrower and the contractor, the amount of the borrower's equity (down payment) in the project, independent appraisal valuations and review of cost estimates, and, if applicable, pre-construction sale and market information. Progress payments during
construction   of  homes  are  generally  made  only  after   inspection  by  an
independent, licensed real estate inspector. Construction loans to borrowers other than owner occupants also involve many of the same risks discussed below regarding commercial real estate loans and tend to be more sensitive to general economic conditions than many other types of loans. First Federal generally discourages loans intended for the construction of speculative homes.

COMMERCIAL REAL ESTATE LENDING

         In order to enhance the yield of its assets, First Federal originated a limited amount of construction and permanent loans secured by commercial real estate. First Federal's permanent commercial real estate loan portfolio includes loans secured by churches, small office buildings, and other business properties. First Federal generally makes only commercial real estate loans secured by income producing property. At September 30, 1996, First Federal had one commercial real estate loan in excess of $250,000 which is secured by a first lien on a home that was converted to a shopping area. This loan had a balance of $300,000 at September 30, 1996 and is performing in accordance with its loan terms.

         The following table presents information as to the locations and types of properties securing First Federal's commercial real estate loans at September 30, 1996.


                                                 Number
                                                     of    Principal
                                                 Loans     Balance
                                              (Dollars in Thousands)
Bryan area:
  Churches.................................           6       $  389
  Land.....................................          19          365
  Multi-family residential.................           3          941
  Office buildings.........................          26        2,480
                                                     --        -----

  Total....................................          54       $4,175
                                                     ==       ======


         Commercial real estate loans included in First Federal's portfolio have terms generally ranging from 3 to 5 year balloon and 20-25 year amortization schedules.

         First Federal generally will not originate or purchase a commercial real estate loan with a balance of greater than 80% of the appraised value of the underlying collateral. Land and developed building lot loans are individually negotiated and secured by properties located in First Federal's principal market area. First Federal requires that any such appraisal be performed by independent, professionally designated and qualified appraisers. Senior management of First Federal reviews all independent appraisals prior to funding any loan. In originating or purchasing any loan, First Federal considers the creditworthiness of the borrower and value of the underlying collateral, in addition to the level of experience of the contractor. Creditworthiness is determined by considering the character, experience, management ability and financial strength of the borrower, and the ability of the property securing the loan to generate adequate funds to cover both operating expenses and debt service.

         Commercial real estate lending affords First Federal an opportunity to receive interest at rates generally higher than those obtainable from residential lending. Commercial real estate lending, however, entails a higher level of risk than loans secured by one- to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market or the economy generally. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. For these reasons, First Federal limits the amount of commercial real estate loans held in its loan portfolio.

COMMERCIAL BUSINESS LENDING

         First Federal has historically engaged in a very limited level of commercial business lending. At September 30, 1996, First Federal had $595,000 in commercial business loans outstanding. As of the same date, First Federal's largest commercial business loan, $103,000 to an established homebuilder, was secured by a first lien on six developed residential real estate lots in a residential subdivision, and is current with interest monthly and principal reductions made based on lot sales in accordance with the loan terms.

         Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from employment and other income and which are secured by real property, the value of which tends to be relatively easily ascertainable, business loans can be of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of his business and to a lesser extent, the borrowers net worth and liquid assets. First Federal's commercial business loans are generally secured by business assets such as commercial real estate, and to a much lesser extent, accounts receivable, inventory and equipment. As a result, the availability of funds for the repayment of business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business and the economy generally. Partial guarantees (75% or more) by the Small Business Administration are generally required for commercial business loans primarily secured by accounts receivable, inventory and equipment.

LOAN DELINQUENCIES; NONPERFORMING ASSETS AND CLASSIFIED ASSETS

         When a borrower fails to make a required payment on a loan, First Federal attempts to cause the deficiency to be cured by contacting the borrower as soon as possible. In most cases, deficiencies are cured promptly. After a payment is 5 days past due, First Federal's collections department will contact the borrower by telephone and letter and continue that contact on a regular basis. After a payment is 60 days past due, First Federal may send the borrower a demand letter. When deemed appropriate by senior management, First Federal institutes action to foreclose on the property. If foreclosed on, real property is sold at a public sale and may be purchased by First Federal. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan in relation to the original indebtedness, the extent of delinquency and the borrower's ability and willingness to cooperate in curing delinquencies. First Federal has experienced minimum foreclosure and losses thereon, over the past three years.

         The following table sets forth information concerning delinquent mortgage and other loans at September 30, 1996 in dollar amounts and as a percentage of First Federal's total loan portfolio. The amounts presented represent the total remaining principal balances of the related loans, rather than the actual payment amounts which are overdue.

                                             Loans Delinquent at September 30, 1996
                                        ---------------------------------------------------
                                                                                  Total
                                                                    90 Days      Delinquent
                                        30-59 Days    60-89 Days    and Over      Loans
                                        ----------    ----------    --------     ----------
                                                            (Dollars in Thousands)
Residential Real Estate:
  Number of loans.....................         29            4            1           34
  Amount..............................     $1,918         $197       $   18       $2,133
  Percent of total   residential real
    estate loans(1)...................       6.21%        0.64%        0.05%        6.90%

Commercial Real Estate:
  Number of loans.....................          2           --           --            2
  Amount..............................     $   55        $  --       $   --        $  55
  Percent of total commercial real
    estate loans......................       1.32%          --%          --%        1.32%

Consumer:
  Number of loans.....................         54            9            4           67
  Amount..............................       $605        $ 103       $  130       $  838
  Percent of total consumer loans.....       5.09%        0.87%        1.09%        7.05%

Total:
  Number of loans.....................         85           13            5          103
  Amount..............................     $2,578        $ 300       $  148       $3,026
  Percent of total loans..............       4.97%        0.58%        0.28%        5.83%

----------
(1)      Including loans held for sale.

         The table below sets forth the amounts and categories of nonperforming assets in First Federal's loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful and in any event when payments thereon are more than 90 days past due. For all years presented, First Federal has had no troubled debt restructurings which involve forgiving a portion of interest or principal on any loans. Foreclosed assets may include assets acquired in settlement of loans.



                                                           September 30,
                                                 -------------------------------
                                                  1996         1995         1994
                                                 -----       ------       ------
                                                 (Dollars in Thousands)
Non-accruing loans:
  Residential...............................     $  18         $143       $  201
  Consumer..................................        38           32           46
                                                 -----       ------       ------
    Total...................................        56          175          247
                                                 -----       ------       ------

Accruing loans delinquent more than 90 days:
  Residential...............................        --           --           46
  Commercial Real Estate....................        --           --           10
  Consumer..................................       122            2           --
                                                 -----       ------      -------
    Total...................................       122            2           56
                                                 -----       ------       ------

Foreclosed assets:
  Residential...............................       577          130          130
  Commercial real estate....................        --           --           --
  Other Repossessed Assets (Vehicles).......       108           76           57
                                                 -----        -----       ------
    Total...................................       685          206          187
                                                 -----        -----       ------

Total nonperforming assets..................     $ 863        $ 383       $  490
                                                 =====        =====       ======
Total as a percentage of
  total assets at end of period.............      1.50%        0.62%       0.87%
                                                 =====        =====       ======

         For the most part, nonperforming assets at September 30, 1996 consisted of residential homes located in First Federal's principal market area.

         As of September 30, 1996, there were no concentrations of loans in any types of industry which exceed 10% of First Federal's total loans, that are not included as a loan category in the table above.

         At September 30, 1996 non-accruing loans totaled $56,000. Interest income recognized and foregone relative to these loans approximated $4,000 and $1,000, respectively, for the year ended September 30, 1996.

         Other Loans of Concern. As of September 30, 1996 there was an aggregate of $400,000 of loans including non-accruing loans with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have some doubts as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the nonperforming assets categories.

         Loans being monitored include three one- to four-family loans totaling $128,000, and 29 consumer loans totaling $272,000 at September 30, 1996. See " -- Consumer Lending."

         Classified Assets. Federal regulations require that each insured institution classify its own assets on a regular basis. In addition, in connection with examinations of insured institutions, the Principal Regulatory Agency has authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. "Substandard" assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. "Doubtful" assets have the weaknesses of substandard assets, with the additional characteristics that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified "Loss" is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Assets classified as substandard or doubtful require the institution to establish general allowances (reserves) for loan losses. If an asset or portion thereof is classified as Loss, the institution must either establish specific allowances, (reserves) for loan losses in the amount of 100% of the portion of the asset classified loss, or charge off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining the institution's regulatory capital under the risk-based capital standard, while specific loss allowances do not qualify as regulatory capital. If an institution does not agree with an examiner's classification of an asset, it may appeal this determination to the District Director. Generally, all assets of First Federal which have been classified are included in the discussion below of nonperforming assets and assets for which repayment by the borrower may be in doubt.

         In connection with the filing of its periodic reports with the Principal Regulatory Agency and in accordance with its classification of assets policy, First Federal regularly reviews the problem loans in its portfolio to determine whether any loans require classification in accordance with applicable regulations. Classified assets, as described above, of First Federal at September 30, 1996 were as follows:


                                                                  (In Thousands)
Substandard...................................................        $1,086
Doubtful......................................................            --
Loss..........................................................            --
                                                                       -----
                                                                      $1,086

ALLOWANCE FOR LOSSES ON LOANS

         Management's policy is to establish allowances for loan losses based on historical data, economic trends and projections, an assessment of the borrower's overall financial condition, the type and value of any collateral securing such loans and other relevant factors so as to attempt to cover any potential losses known to management. While management believes that it uses the best information available to make such determinations, future adjustments could be necessary and net income could be affected if circumstances differ substantially from the assumptions used in making the initial determination.

         The following table sets forth an analysis of First Federal's allowance for loan losses.


                                                      Year Ended September 30,
                                                     ---------------------------
                                                      1996      1995        1994
                                                     -----     -----      ------
                                                     (Dollars in Thousands)

Balance at beginning of period....................    $ 317    $ 313      $ 339
Charge-offs (consumer loans)......................      (23)     (27)       (39)
Recoveries (consumer loans).......................        5        4        414

Provisions for losses on loans....................      (52)      27       (401)
                                                      -----    -----      -----
Balance at end of period..........................    $ 247    $ 317      $ 313
                                                      =====    =====      =====

Ratio of net charge-offs (recoveries) during the
period to average loans outstanding during the
period............................................      .04%     .05%     (.87)%
                                                      =====    =====      =====

         The allocation of the allowance for losses on loans at the dates indicated is summarized as follows:



                                                                September 30,
                      1996                           1995                           1994
                     ------                         ------                         -----
                       Percent of Loans         Percent of Loans               Percent of Loans
                       in Each Category         in Each Category               in Each Category
              Amount    to Total Loans  Amount  to Total Loans       Amount    to Total Loans
              ------   ---------------- ------  ----------------     ------    ----------------
                                  (Dollars in Thousands)
Real Estate...  $120       75.95%        $223      80.33%            $ 191        81.82%
Other.........   127       24.05           94      19.67               122        18.18
                ----      ------         ----     ------             -----       ------
   Total......  $247      100.00%        $317     100.00%            $ 313       100.00%
                ====      ======         ====     ======             =====       ======


         For information on First Federal's allowance for losses on real estate owned, See Note 5 of the Notes to Financial Statements in the Annual Report to Stockholders filed as Exhibit 13 hereto.

INVESTMENT ACTIVITIES

         First Federal's assets, other than loans and some mortgage-backed securities receivable, are invested primarily in interest-bearing deposits with banks, other thrift institutions and the FHLB of Dallas, United States government and agency securities and FHLB stock. First Federal is required by federal regulations to maintain a minimum amount of liquid assets that may be invested in specified securities and is also permitted to make certain other security investments. First Federal maintains liquidity in excess of regulatory requirements. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided. As of September 30, 1996, First Federal's liquidity ratio (liquid assets as a percentage of net withdrawable savings and current borrowings) was 8.27% as compared to the regulatory requirement of 5%. At September 30, 1996, First Federal had no borrowings from the FHLB; however, First Federal had the ability, if needed, to borrow up to $20.3 million from the FHLB of Dallas for liquidity purposes.

         The following table sets forth the composition of First Federal's securities portfolio at the dates indicated.


                                                                                 At September 30,
                                                                                 ----------------
                                                                   1996                    1995                   1994
                                                                   -----                   -----                  ----
                                                              Book      Market        Book     Market      Book        Market
                                                             Value       Value       Value      Value      Value       Value
                                                            ------      ------     -------     ------      -----       ------

                                                                                          (Dollars in Thousands)

Interest-bearing deposits with FHLB..................       $1,145      $1,145      $5,666     $5,666      $4,940      $4,940

Federal agency obligations...........................        1,000       1,000       1,000        988       1,000         949

FHLB stock...........................................          845         845         796        796         748         748
                                                            ------      ------      ------     ------      ------      ------

     Total liquid assets, securities and FHLB stock.        $2,990      $2,990      $7,462     $7,450      $6,688      $6,637
                                                            ======      ======      ======     ======      ======      ======

Average remaining life or term to repricing..........           --                0.13 years                0.30 years

SOURCES OF FUNDS

         General. Deposit accounts have traditionally been the principal source of First Federal's funds for use in lending and for other general business purposes. In addition to deposits, First Federal derives funds from loan repayments and cash flows generated from operations. Scheduled loan payments are a relatively stable source of funds, while deposit inflows and outflows and the related cost of such funds have varied. Borrowings may be used on a short-term basis to compensate for seasonal reductions in deposits or deposit inflows at less than projected levels and may be used on a longer term basis to support expanded lending activities in order to minimize excess cash in hand over and above liquidity requirements.

         Deposits. First Federal attracts both short-term and long-term deposits from its primary market area and has not actively sought deposits outside of this area. First Federal offers regular passbook accounts, NOW accounts, commercial and personal checking accounts (including its new "Golden Eagle" checking designed for persons of age 50 or more, and its new "30 Something" checking designed for persons between 30 and 49 years of age), money market deposit accounts, fixed interest rate certificates of deposits with varying maturities, and negotiated rate $95,000 or above jumbo certificates of deposit ("Jumbo CDs"). At September 30, 1996, First Federal had $2.6 million in "Golden Eagle" accounts and $50,000 in its brand new "30 Something" accounts.

         Deposit account terms vary, according to the minimum balance required, the time period the funds must remain on deposit and the interest rate, among other factors. First Federal regularly evaluates the internal cost of funds, surveys rates offered by competing institutions, reviews its cash flow requirements for lending and liquidity and makes rate changes when deemed appropriate. In order to decrease the volatility of its deposits, First Federal imposes penalties up to 30 days of interest for certificates maturing one year or less and 90 days for certificates over one year on early withdrawal on its certificates of deposit. First Federal has become more susceptible to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. In addition, First Federal has not been willing to pay higher rates to retain deposits that may not be profitably deployed. First Federal does not have any brokered deposits and has no present intention to accept or solicit such deposits.

         In 1994 First Federal attempted to increase its passbook accounts through a marketing campaign emphasizing the community involvement of First Federal with all segments of the population in its trade area. Among the measures which have been undertaken in connection with this marketing campaign are an increase in the proportion of First Federal's employees that speak Spanish, advertising in Spanish language publications, direct contact with local Hispanic community organizations and the opening of a new office at a later date in an area with a significant Hispanic influence. After its conversion to bank-type data processing in the spring of 1995, First

Federal has increased its checking or transaction accounts through an aggressive marketing campaign aimed at, among others, local college students and faculty, with the new branch in College Station, Texas, (immediately south of Bryan) opened in the first half of 1994. Recently, it acquired a site for a new full-service branch located at a key intersection in northern Bryan. This immediate area presently has no nearby banking facility servicing its financial needs.

         The following table sets forth the deposit flows at First Federal during the periods indicated. Net increase (decrease) refers to the amount of deposits during a period less the amount of withdrawals during the period. In order to reduce excess cash on hand, First Federal implemented a planned reduction in higher cost deposits from 1995 to 1996.


                                                Year Ended September 30,
                                           1996           1995         1994
                                              (Dollars in Thousands)

Opening balance......................      $54,939       $50,846      $47,312
Net deposits (withdrawals)...........       (4,916)        2,592        1,833
Interest credited....................        1,654         1,501        1,701
                                          --------      --------      -------

Ending balance.......................      $51,677       $54,939      $50,846
                                          ========       =======      =======

Net increase (decrease)..............      $(3,262)      $ 4,093      $ 3,534
                                          ========       =======      =======

Percent increase (decrease)..........        (5.94)%        8.05%        7.47%
                                          ========       =======      =======

         The following table sets forth the dollar amount of savings deposits, by interest rate range, in the various types of deposit programs offered by First Federal at the dates indicated.


                                                                     At September 30,
                                            -------------------------------------------------------------
                                                   1996                   1995                1994
                                            ------------------   ----------------------  ----------------
                                                       Percent                Percent             Percent
                                            Amount    of Total    Amount      of Total    Amount  of Total
                                           -------    --------   -------     ----------  -------  --------
                                                                  (Dollars in Thousands)

Certificate accounts:

0.00 - 2.99 ............................   $    --        --%    $    --        --%      $    59     0.1%
3.00 - 4.99 ............................    16,448      31.8      12,854      23.4        28,689    56.4
5.00 - 6.99 ............................    17,505      33.9      23,371      42.5         5,943    11.7
7.00 - 8.99 ............................       933       1.8         921       1.7            --      --
9.00 - 9.99 ............................        --        --          --        --            --      --
                                           -------     -----     -------     -----       -------   -----
Total Certificate Accounts .............    34,886      67.5      37,146      67.6        34,691    68.2

Other Accounts:

Passbook accounts ......................     4,177       8.1       5,014       9.1         5,039     9.9
NOW and Other Demand Deposit ...........     5,387      10.4       4,117       7.5         3,510     6.9
Accounts
Money market accounts ..................     4,653       9.0       5,650      10.3         5,486    10.8
Commercial checking accounts ...........     1,185       2.3       1,295       2.4         1,660     3.3
Other noninterest-bearing accounts .....     1,389       2.7       1,717       3.1           460     0.9
                                           -------     -----     -------     -----       -------   -----
Total other accounts ...................    16,791      32.5      17,793      32.4        16,155    31.8
                                           -------     -----     -------     -----       -------   -----
Total deposits .........................   $51,677     100.0%    $54,939     100.0%      $50,846   100.0%
                                           =======     =====     =======     =====       =======   =====
At September 30, scheduled maturities of certificates of deposit are as follows.



                                                       1999 and
                                  1997         1998   thereafter       Total
                                  ----         ----  ----------        -----
                                            (In Thousands)

3% to 4.99%.................   $14,882      $ 1,322      $  244      $16,448
5% to 6.99%.................     9,972        4,488       3,045       17,505
7% to 9.99%.................       ---          ---         933          933
                              --------    ---------      ------     --------
     Total..................   $24,854      $ 5,810      $4,222      $34,886
                               =======      =======      ======      =======

         The  following   table   indicates   the  amount  of  First   Federal's
certificates of deposit by time remaining until maturity as of September 30, 1996.


                                                                              Maturity
                                                     3 Months        3 to 6      6 to 12       Over 12
                                                      or Less        Months      Months         Months        Total
                                                                            (In Thousands)
Certificates of deposit less than $100,000.......... $6,355         $7,028      $8,564        $  8,679      $ 30,626
Certificates of deposit of $100,000 or more.........  1,003          1,104         800           1,353         4,260
                                                     ------          -----      -------        -------      --------
Total............................................... $7,358         $8,132      $9,364         $10,032      $ 34,886
                                                     ======         ======      ======         =======      ========


BORROWINGS

         First Federal's borrowings primarily have been advances from the FHLB of Dallas. As a member of the FHLB of Dallas, First Federal is required to own capital stock in the FHLB of Dallas and is authorized to apply for advances from the FHLB of Dallas. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The FHLB of Dallas may prescribe the acceptable uses to which these advances may be put, as well as limitations on the size of the advances and repayment provisions. Federal law requires that all long-term FHLB advances be for the purpose of financing residential housing and members must meet community lending standards in order to have continued access to long-term FHLB advances. First Federal does not expect that these limitations will have a significant impact on its access to FHLB advances.

         The following table sets forth the maximum month-end balance and average balance of FHLB advances and other borrowings during the periods indicated.


                                Year Ended September 30,
                                1996        1995         1994
                                        (In Thousands)

Maximum Balance:
FHLB advances...............  $1,088       $ 1,088           $ 2,004

Average Balance:
FHLB advances...............  $   89       $ 2,085           $   679

         The following table sets forth certain information as to First Federal's FHLB advances and other borrowings at the dates indicated.



                                                  September 30,
                                             1996        1995        1994
                                                  (Dollars in Thousands)

FHLB advances............................  $    --      $1,088      $   --
Other borrowings.........................       --          --          --
                                           -------      ------      ------
Total borrowings.........................  $    --      $1,008      $   --
                                           =======      ======      ======

Weighted average interest rate of
FHLB advances............................       --%      7.10%          --%

Weighted average interest rate of
other borrowings.........................       --         N/A        N/A



SERVICE CORPORATION

         Federally chartered institutions are permitted to invest in the capital stock, obligations, or other specified types of securities of subsidiaries (referred to as "service corporations") and to make loans to such subsidiaries, and joint ventures in which such subsidiaries are participants, in an aggregate amount not exceeding 2% of an institution's assets, plus an additional 1% of assets if the amount over 2% is used for specified community or inner city development purposes. In addition, federal regulations permit institutions to make specified loans to such subsidiaries under its general lending authority. In addition, such institutions are authorized to invest unlimited amounts in subsidiaries that are engaged solely in activities in which the parent institution may engage.

         First Federal's service corporation, First Service Corporation of Bryan, is currently inactive. At September 30, 1996, First Federal had a total investment of $13,000 in its service corporation. See "Regulation -Federal Regulation of Thrift Institutions."

COMPETITION

         First Federal faces strong competition both in originating loans and in attracting deposits. Competition in originating loans comes primarily from other thrift institutions, commercial banks and mortgage companies who also make loans located in First Federal's primary market area. First Federal competes for loans principally on the basis of the interest rates and loan fees it charges, the types of loans it originates and the quality of service it provides to borrowers.

         First Federal faces substantial competition in attracting deposits from other thrift institutions, commercial banks, money market and mutual funds, credit unions and other investment vehicles. The ability of First Federal to attract and retain deposits depends on its ability to provide an investment opportunity that satisfies the requirements of investors as to rate of return, liquidity, risk and other factors. First Federal competes for these deposits by offering a variety of deposit accounts at competitive rates and convenient business hours.

         New, innovative checking accounts have been recently introduced by First Federal. These accounts are targeted to those individuals age 50 or over ("Golden Eagle Account") and age 30 to 49 ("30 Something Account"), both of which include special benefits and planned trips.

         First Federal considers its primary market for deposits and lending activities to be the Bryan-College Station area (Brazos County), and the surrounding counties of Burleson, Grimes, Leon, Madison, Robertson and Washington county, Texas. This area may be characterized principally as a college community centered around Texas A&M University; however, during 1995 and 1996 additional private businesses have located in the area. A significant portion of the region's deposit base is comprised of depositors associated with Texas A&M University. At September 30, 1996 there was one thrift institution, one state savings bank and seven commercial banks with offices in Bryan-College Station, Texas, where First Federal's principal offices and full-service branch are located.

EMPLOYEES

         At September 30, 1996, First Federal had a total of 50 employees, including 12 part-time employees. First Federal's employees are not represented by any collective bargaining group. Management considers its employee relations to be good.

DESCRIPTION OF PROPERTY OWNED

         First Federal owns the building and land for its main office at 2900 Texas Avenue, Bryan, Texas, which was built in 1956 and acquired by First Federal in 1978. This office now has 8,700 square feet and is situated on almost an acre of land with over 200 feet of frontage situated on the principal thoroughfare in Bryan-College Station. The net depreciated net book value of this office and land (with recent parking lot improvements) was $325,000 at September 30, 1996. An expansion of 800 square feet was added in 1995, and additional drive-in facilities were added in 1994.

         First Federal also opened and owns a branch office at 2202 Longmire in College Station in March of 1994. This office has approximately 2320 square feet and is situated on almost two acres of land. The book value of this office and land was $316,000 at September 30, 1996.

         Management's present intentions are to develop a branch in northern Bryan to better serve the Hispanic and minority community, low income population and other residents in this part of the community not presently served with a nearby banking facility, and has recently acquired a site at a key intersection in northern Bryan. Management believes its current check clearing capability can service these additional accounts.

         First Federal maintains a database of depositor and borrower customer information. The net book value of the data processing and computer equipment and software utilized by First Federal at September 30, 1996 was $71,000.

LEGAL PROCEEDINGS

         First Federal is, from time to time, a party to certain lawsuits arising in the ordinary course of its business. First Federal believes that none of these lawsuits would, if adversely determined, have a material adverse effect on its financial condition.

                                   REGULATION


GENERAL

         First Federal is a federally chartered thrift institution, the deposits of which are federally insured and backed by the full faith and credit of the United States Government. Accordingly, First Federal is subject to broad federal regulation and oversight extending to all its operations. First Federal is a member of the FHLB of Dallas and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). As the thrift institution holding company of First Federal, the Holding Company also will be subjected to federal regulation and oversight. The purpose of the regulation of the Holding Company and other holding companies is to protect subsidiary thrift institutions. First Federal is a member of the Savings Association Insurance Fund ("SAIF") and the deposits of First Federal are insured by the FDIC. As a result, the FDIC has certain regulatory and examination authority over First Federal.

         Certain of these regulatory requirements and restrictions are discussed below or elsewhere in this document.

PROPOSED FEDERAL LEGISLATION


         The United States Congress is considering legislation that would require all federal thrift institutions, such as the Bank, to either convert to a national bank or a state chartered financial institution by a specified date to be determined. In addition, under the proposed legislation, the Company would not be regulated as a thrift holding company, but rather as a bank holding company or a financial services holding company, a new type of holding company created by the proposed legislation. Certain aspects of the legislation remain to be resolved and therefore no assurance can be given as to whether or in what form the legislation will be enacted or its effect on the Company. However, there can be no assurance that such legislation or any similar legislation, if enacted, would not have a material adverse effect on the Company.


FEDERAL REGULATION OF THRIFT INSTITUTIONS

         The OTS has extensive authority over the operations of thrift institutions. As part of this authority, First Federal is required to file periodic reports with the OTS and is subject to periodic examination by the OTS and the FDIC. The last regular OTS examination of First Federal was as of June 17, 1996. Under agency scheduling guidelines, it is likely that another examination will be initiated within 18 months of the last exam. When these examinations are conducted by the OTS and the FDIC, the examiners may require First Federal to provide for higher general or specific loan loss reserves. All thrift institutions are subject to a semi-annual assessment, based upon the thrift institution's total assets, to fund the operations of the OTS. First Federal's OTS assessment for the expense of examinations for the fiscal year ended September 30, 1996, was $20,876.

         The OTS also has extensive enforcement authority over all thrift institutions and their holding companies, including First Federal and the Holding Company. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required.

         In addition, the investment, lending and branching authority of First Federal is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by such laws. For instance, no thrift institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal associations in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the OTS. Federal thrift institutions are also generally authorized to branch nationwide. First Federal is in compliance with the noted restrictions.

         First Federal's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At September 30, 1996, First Federal's legal lending limit under this restriction was $647,000. First Federal is in compliance with the loans-to-one-borrower limitation.

         The OTS, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution which fails to comply with these standards must submit a compliance plan. A failure to submit a plan or to comply with an approved plan will subject the institution to further enforcement action. First Federal has adopted these OTS guidelines.

INSURANCE OF ACCOUNTS AND REGULATION BY THE FDIC

         First Federal is a member of the SAIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also has the authority to initiate enforcement actions against thrift institutions, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 8%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions will be made by the FDIC for each semi-annual assessment period.

         First Federal was a "well-capitalized" institution as of September 30, 1996.

         The FDIC is authorized to increase assessment rates, on a semiannual basis, if it determines that the reserve ratio of the SAIF will be less than the designated reserve ratio of 1.25% of SAIF insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on SAIF members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

           For the first six months of 1995, the assessment schedule for BIF members and SAIF members ranged from .23% to .31% of deposits. As is the case with the SAIF, the FDIC is authorized to adjust the insurance premium rates for banks that are insured by the BIF of the FDIC in order to maintain the reserve ratio of the BIF at 1.25% of BIF insured deposits. As a result of the BIF reaching its statutory reserve ratio the FDIC revised the premium schedule for BIF insured institutions to provide a range of .04% to .31% of deposits. The revisions became effective in the third quarter of 1995. In addition, the BIF rates were further revised, effective January 1996, to provide a range of 0% to .27%. The SAIF rates, however, were not adjusted. At the time the FDIC revised the BIF premium schedule, it noted that, absent legislative action (as discussed below), the SAIF would not attain its designated reserve ratio until the year 2002. As a result, SAIF insured members would continue to be generally subject to higher deposit insurance premiums than BIF insured institutions until, all things being equal, the SAIF attained its required reserve ratio.

         In order to eliminate this disparity and any competitive disadvantage between BIF and SAIF member institutions with respect to deposit insurance premiums, legislation to recapitalize the SAIF was enacted in September 1996. The legislation required a one-time assessment to be imposed on all deposits assessed at the SAIF rates, as of March 31, 1995, in order to recapitalize the SAIF. It also provided for the merger of the BIF and the SAIF on January 1, 1999 if no thrift institutions then exist. The special assessment rate was established at .657% of deposits by the FDIC and the resulting assessment of $333,000 ($220,000 net of tax effect) accrued by First Federal as of September 30, 1996 and paid by First Federal in November, 1996. This special assessment significantly increased noninterest expense and adversely affected First Federal's results of operations for the year ended September 30, 1996. As a result of the special assessment, as of January 1, 1997, First Federal's deposit insurance premiums were reduced to .065% based upon its current risk classification and the new assessment schedule for SAIF insured institutions. These premiums are subject to change in future periods.

         Prior to the enactment of the legislation, a portion of the SAIF assessment imposed on thrift institutions was used to repay obligations issued by a federally chartered corporation to provide financing ("FICO") for resolving the thrift crisis in the 1980s. Although the FDIC has proposed that the SAIF assessment be equalized with the BIF assessment schedule, effective October 1, 1996, SAIF-insured institutions will continue to be subject to a FICO assessment as a result of this continuing obligation. Although the legislation also now requires assessments to be made on BIF-assessable deposits for this purpose, effective January 1, 1997, that assessment will be limited to 20% of the rate imposed on SAIF assessable deposits until the earlier of December 31, 1999 or when no thrift institution continues to exist, thereby imposing a greater burden on SAIF member institutions such as First Federal. Thereafter, however, assessments on BIF-member institutions will be made on the same basis as SAIF-member institutions. The rates established by the FDIC to implement this requirement for all FDIC-insured institutions is 6.5 basis points assessment on SAIF deposits and 1.3 basis points on BIF deposits until BIF insured institutions participate fully in the assessment. At such time the assessment is anticipated to be about 2.4 basis points for all FDIC-insured institutions. The rates may be revised in future periods due to changes in the BIF and SAIF assessment base.

REGULATORY CAPITAL REQUIREMENTS

         Federally insured thrift institutions, such as First Federal, are required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to such thrift institutions. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The OTS is also authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

         The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital for calculating compliance with the requirement.

         The OTS regulations establish special capitalization requirements for thrift institutions that own subsidiaries. In determining compliance with the capital requirements, all subsidiaries engaged solely in activities permissible for national banks or engaged in certain other activities solely as agent for its customers are "includable" subsidiaries that are consolidated for capital purposes in proportion to the association's level of ownership. For excludable subsidiaries the debt and equity investments in such subsidiaries are deducted from assets and capital. First Federal was not subject to any such deduction at September 30, 1996.

         At September 30, 1996, First Federal had tangible capital of $4.3 million, or 7.5% of adjusted total assets, which is approximately $3.4 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date.

         The capital standards also require core capital equal to at least 3% of adjusted total assets. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. As a result of the prompt corrective action provisions discussed below, however, a thrift institution must maintain a core capital ratio of at least 4% to be considered adequately capitalized unless its supervisory condition is such to allow it to maintain a 3% ratio. At September 30, 1996, First Federal had no intangibles which were subject to these tests.

         At September 30, 1996, First Federal had core capital equal to $4.3 million, or 7.5% of adjusted total assets, which is $2.6 million above the minimum leverage ratio requirement of 3% as in effect on that date.

          The OTS risk-based requirement requires thrift institutions to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The OTS is also authorized to require a thrift institution to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities. At September 30, 1996 First Federal had no capital instruments that qualify as supplementary capital and $247,000 of general loss reserves, which was less than 1.25% of risk-weighted assets.

         Certain exclusions from capital and assets are required to be made for the purpose of calculating total capital. Such exclusions consist of equity investments (as defined by regulation) and that portion of land loans and nonresidential construction loans in excess of an 80% loan-to-value ratio and reciprocal holdings of qualifying capital instruments. First Federal had no such exclusions from capital and assets at September 30, 1996.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the OTS has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan to value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by the FNMA or FHLMC.

         OTS regulations also require that every thrift institution with more than normal interest rate risk exposure to deduct from its total capital, for purposes of determining compliance with such requirement, an amount equal to 50% of its interest-rate risk exposure multiplied by the present value of its assets. This exposure is a measure of the potential decline in the net portfolio value of a thrift institution, greater than 2% of the present value of its assets, based upon a hypothetical 200 basis point increase or decrease in interest rates (whichever results in a greater decline). Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The rule will not become effective until the OTS evaluates the process by which thrift institutions may appeal an interest rate risk deduction determination. It is uncertain as to when this evaluation may be completed. Any thrift institution with less than $300 million in assets and a total capital ratio in excess of 12% is exempt from this requirement unless the OTS determines otherwise.


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


         On September 30, 1996, First Federal had total capital of $4.6 million and risk-weighted assets of $43.7 million, or total capital of 10.6% of risk-weighted assets. This amount was $1.2 million above the 8% requirement in effect on that date.

         The OTS and the FDIC are authorized and, under certain circumstances required, to take certain actions against thrift institutions that fail to meet their capital requirements. The OTS is generally required to take action to restrict the activities of an "undercapitalized association" (generally defined to be one with less than either a 4% core capital ratio, a 4% Tier 1 risked-based capital ratio or an 8% risk-based capital ratio). Any such association must submit a capital restoration plan and until such plan is approved by the OTS may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The OTS is authorized to impose the additional restrictions that are applicable to significantly undercapitalized associations.

          As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized association must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

         Any thrift institution that fails to comply with its capital plan or is "significantly undercapitalized" (i.e., Tier 1 risk-based or core capital ratios of less than 3% or a risk-based capital ratio of less than 6%) must be made subject to one or more of additional specified actions and operating restrictions which may cover all aspects of its operations and include a forced merger or acquisition of the association. An association that becomes "critically undercapitalized" (i.e., a tangible capital ratio of 2% or less) is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized associations. In addition, the OTS must appoint a receiver (or conservator with the concurrence of the FDIC) for a thrift institution, with certain limited exceptions, within 90 days after it becomes critically undercapitalized.

         At September 30, 1996, First Federal fell within the regulatory definition of "well capitalized".

         Any undercapitalized association is also subject to the general enforcement authority of the OTS and the FDIC, including the appointment of a conservator or a receiver.

         The OTS is also generally authorized to reclassify an association into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The imposition by the OTS or the FDIC of any of these measures on First Federal or the Holding Company may have a substantial adverse effect on the Holding Company's operations and profitability and the value of the Holding Company Common Stock. As stated above, at September 30, 1996, First Federal was "well-capitalized".

LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS

         OTS regulations impose various restrictions or requirements on associations with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. OTS regulations also prohibit an association from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory capital of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion.

         Generally thrift institutions, such as First Federal, that before and after the proposed distribution meet their capital requirements, may make capital distributions during any calendar year equal to the greater of 100%


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of net income for the year-to-date plus 50% of the amount by which the lesser of the association's tangible, core or risk-based capital exceeds its capital requirement for such capital component, as measured at the beginning of the calendar year, or 75% of its net income for the most recent four quarter period. However, an association deemed to be in need of more than normal supervision by the OTS may have its dividend authority restricted by the OTS. First Federal has not been so notified and therefore may pay dividends in accordance with this general authority.

         Thrift institutions proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. Thrift institutions that do not, or would not meet their current minimum capital requirements following a proposed capital distribution, however, must obtain OTS approval prior to making such distribution. The OTS may object to the distribution during that 30-day notice period based on safety and soundness concerns. See " -- Regulatory Capital Requirements."

         The OTS has proposed regulations that would revise the current capital distribution restrictions. Under the proposal a thrift institution may make a capital distribution restrictions. Under the proposal a thrift institution may make a capital distribution without notice to the OTS provided that it has a CAMEL 1 or 2 rating, is not of supervisory concern, and would remain adequately capitalized (as defined in the OTS prompt corrective action regulations) following the proposed distribution. Thrift institutions that would remain adequately capitalized following the proposed distribution but do not meet the other noted requirements must notify the OTS 30 days prior to declaring a capital distribution. The OTS stated it will generally regard as permissible that amount of capital distributions that do not exceed 50% of the institution's excess regulatory capital plus net income to date during the calendar year. A thrift institution may not make a capital distribution without prior approval of the OTS and the FDIC if it is under capitalized before, or as a result of, such a distribution. As under the current rule, the OTS may object to a capital distribution if it would constitute an unsafe or unsound practice. No absolute assurance may be given as to whether or in what form the regulations may be adopted.

         First Federal is not aware at this time of any restriction on dividends that could be imposed upon it by the OTS or the FDIC.

LIQUIDITY

         All thrift institutions, including First Federal, are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. For a discussion of what First Federal includes in liquid assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." This liquid asset ratio requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all thrift institutions. At the present time, the minimum liquid asset ratio is 5%.

         In addition, short-term liquid assets (e.g., cash, certain time deposits, certain bankers acceptances and short-term United States Treasury obligations) currently must constitute at least 1% of the association's average daily balance of net withdrawable deposit accounts and current borrowings. Penalties may be imposed upon associations for violations of either liquid asset ratio requirement. At September 30, 1996, First Federal was in compliance with both requirements, with an overall liquid asset ratio of 8.27% and a short-term liquid assets ratio of 8.27%.

ACCOUNTING

         An OTS policy statement applicable to all thrift institutions clarifies and re-emphasizes that the investment activities of a thrift institution must be in compliance with approved and documented investment policies and strategies, and must be accounted for in accordance with GAAP. Under the policy statement,


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


management must support its classification of and accounting for loans (i.e., whether held for investment, sale or trading) and securities (held-to-maturity available-for-sale or trading) with appropriate documentation. First Federal is in compliance with these amended rules.

         The OTS accounting regulations, which may be made more stringent than GAAP by the OTS, require that transactions be reported in a manner that best reflects their underlying economic substance and inherent risk and that financial reports must incorporate any other accounting regulations or orders prescribed by the OTS.

QUALIFIED THRIFT LENDER TEST

         All thrift institutions, including First Federal are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. This test requires a thrift institution to have at least 65% of its portfolio assets (as defined by regulation) in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the thrift institution may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, such assets primarily consist of residential housing related loans and investments. At September 30, 1996, First Federal met the test and has always met the test since its effectiveness.

         Any thrift institution that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and thereafter remains a QTL. If an association does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the BIF. If such an association has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a thrift institution and a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is immediately ineligible to receive any new FHLB borrowings and is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties. If any association that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies. See "- Holding Company Regulation."

COMMUNITY REINVESTMENT ACT

         Under the Community Reinvestment Act ("CRA"), every FDIC insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with the examination of First Federal, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by First Federal. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS.

         The federal banking agencies, including the OTS, have recently revised the CRA regulations and the methodology for determining an institution's compliance with the CRA. Due to the heightened attention being given to the CRA in the past few years, First Federal may be required to devote additional funds for investment and lending in its local community.

         First Federal was examined for CRA compliance in 1996 and received a rating of satisfactory.

TRANSACTIONS WITH AFFILIATES


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


         Generally, transactions between a thrift institution or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the association's capital. Affiliates of First Federal include the Holding Company and any company which is under common control with First Federal. In addition, a thrift institution may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. First Federal's subsidiaries are not deemed affiliates; however, the OTS has the discretion to treat subsidiaries of thrift institutions as affiliates on a case by case basis.

         Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the OTS. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must be made on terms substantially the same as for loans to unaffiliated individuals.

HOLDING COMPANY REGULATION

         The Holding Company will be an independent, unitary thrift institution holding company subject to regulatory oversight by the OTS. As such, the Holding Company is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over the Holding Company and its non-thrift institution subsidiaries which permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary thrift institution.

         As a unitary thrift institution holding company, the Holding Company generally is not subject to activity restrictions. If the Holding Company acquires control of another thrift institution as a separate subsidiary, it would become a multiple thrift institution holding company, and the activities of the Holding Company and any of its subsidiaries (other than First Federal or any thrift institution) would become subject to activity restrictions comparable to those applicable to bank holding companies unless such other associations each qualify as a QTL and were acquired in a supervisory acquisition.

         If First Federal fails the QTL test, the Holding Company must obtain the approval of the OTS prior to continuing after such failure, directly or through its other subsidiaries, any business activity other than those approved for multiple thrift institution holding companies or their subsidiaries. In addition, within one year of such failure the Holding Company must register as, and will become subject to, the restrictions applicable to bank holding companies.

         The activities authorized for a bank holding company are more limited than are the activities authorized for a unitary or multiple thrift institution holding company. See "--Qualified Thrift Lender Test."

         The Holding Company must obtain approval from the OTS before acquiring control of any SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple thrift institution holding company controlling thrift institutions in more than one state. However, such interstate acquisitions are permitted based on specific state authorization or in a supervisory acquisition of a failing thrift institution.

FEDERAL SECURITIES LAW

         The stock of the Holding Company will be registered with the Securities and Exchange Commission (the "SEC") under the Exchange Act. The Holding Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

         Holding Company stock held by persons who are affiliates (generally officers, directors and principal shareholders) of the Holding Company may not be resold without registration or unless sold in accordance with


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


certain resale restrictions set forth under Rule 144 of the Securities Act. If the Holding Company meets specified current public information requirements, each affiliate of the Holding Company is able to sell in the public market, without registration, a limited number of shares in any three-month period.

FEDERAL RESERVE SYSTEM

         The Federal Reserve Board requires all depository institutions to maintain noninterest bearing reserves at specified levels against their transaction accounts (primarily checking and NOW checking accounts). At September 30, 1996, First Federal was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the OTS. See "-- Liquidity."

         Thrift institutions are authorized to borrow from the Federal Reserve Bank "discount window," but Federal Reserve Board regulations require associations to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

FEDERAL HOME LOAN BANK SYSTEM

         First Federal is a member of the FHLB of Dallas, which is one of 12 regional FHLBs, that administers the home financing credit function of thrift institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures, established by the board of directors of the FHLB which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

         As a member, First Federal is required to purchase and maintain stock in the FHLB of Dallas. At September 30, 1996, First Federal had $845,000 in FHLB stock, which was in compliance with this requirement. In past years, First Federal has received substantial dividends on its FHLB stock. Over the past five fiscal years such dividends have averaged 4.80% and were 5.96% for fiscal year 1996.

         Under federal law the FHLBs are required to provide funds for the resolution of troubled thrift institutions and to contribute to low- and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of First Federal's FHLB stock may result in a corresponding reduction in First Federal's capital.

         For the year ended September 30, 1996, dividends paid by the FHLB of Dallas to First Federal totaled $49,279, which constitute a $969 increase over the amount of dividends received in fiscal year 1995. The $12,359 dividend received for the quarter ended September 30, 1996 reflects an annualized rate of 5.85%, or 0.37% below the rate for fiscal 1995.

FEDERAL AND STATE TAXATION

         Thrift institutions such as First Federal that meet certain definitional tests relating to the composition of assets and other conditions prescribed by the Internal Revenue Code of 1986, as amended (the "Code"), are permitted to establish reserves for bad debts and to make annual additions thereto which may, within specified formula limits, be taken as a deduction in computing taxable income for federal income tax purposes. The amount of the bad debt reserve deduction is computed under the experience method.


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


         Under the experience method, the bad debt reserve deduction is an amount determined under a formula based generally upon the bad debts actually sustained by the thrift institution over a period of years.

         For the years beginning before December 1, 1996, a percentage of specially computed taxable income could be used to compute a thrift institution's bad debt reserve deduction under the percentage of taxable income method (the "percentage bad debt deduction").

         To the extent earnings appropriated to a thrift institution's bad debt reserves for "qualifying real property loans" and deducted for federal income tax purposes exceeded the allowable amount of such reserves computed under the experience method and to the extent of the association's supplemental reserves for losses on loans ("Excess"), such Excess may not, without adverse tax
consequences,   be  utilized  for  the  payment  of  cash   dividends  or  other
distributions to a shareholder (including distributions on redemption, dissolution or liquidation) or for any other purpose (except to absorb bad debt losses). As of September 30, 1996, First Federal's Excess accumulated through September 30, 1988 for tax purposes totaled approximately $643,000.

         With the passage of the Small Business Job Protection Act of 1996 on August 20, 1996, the availability of the percentage bad debt deduction was repealed for tax years beginning after December 1, 1995. For the first tax year beginning after December 31, 1995 and thereafter, thrift institutions, such as First Federal will be required to utilize the experience method referred to above in computing the tax bad debt deduction for qualifying and nonqualifying loans.

         In addition, thrift institutions such as First Federal are required to recapture the excess of the tax bad debt reserves for qualifying and nonqualifying loans as of the end of the last tax year beginning before January 1, 1996 over the balance of those reserves as of the end of the "base year" into taxable income evenly over a six year period beginning with the first tax year that begins after December 31, 1995. The base year is the last tax year beginning before January 1, 1988. As of September 30, 1996, the balance of the tax bad debt reserves to be recaptured under the new law totaled approximately $350,000.

         If the institution meets the "Residential Loan Requirement" explained below, the reserve recapture can be deferred for the first or second tax year beginning after December 31, 1995, or both. However, in any case, the six year reserve recapture period must begin no later than the third tax year beginning after December 31, 1995.

         The Residential Loan Requirement is met for a particular year if the principal amount of home purchase and improvement loans originated in that year exceeds the "base amount." The base amount is the average of such lending activity for the six most recent tax years beginning before January 1, 1996. For purposes of determining this average, the institution can elect to eliminate the years with the highest and lowest lending activity from the calculation.

         In addition to the regular income tax, corporations, including thrift institutions such as First Federal, generally are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on alternative minimum taxable income, which is the sum of a corporation's regular taxable income (with certain adjustments) and tax preference items, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax and net operating losses can offset no more than 90% of alternative minimum taxable income. For taxable years beginning after 1986 and before 1996, corporations, including thrift institutions such as First Federal, are also subject to an environmental tax equal to 0.12% of the excess of alternative minimum taxable income for the taxable year (determined without regard to net operating losses and the deduction for the environmental tax) over $2 million.

         First Federal and its consolidated subsidiary have been audited by the IRS with respect to consolidated federal income tax returns through September 30, 1987. With respect to years examined by the IRS, either all deficiencies have been satisfied or sufficient reserves have been established to satisfy asserted deficiencies. In the


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


opinion of management, any examination of still open returns (including returns of subsidiaries and predecessors of, or entities merged into, First Federal) would not result in a deficiency which could have a material adverse effect on the financial condition of First Federal and its consolidated subsidiaries.

         State Taxation. The State of Texas does not have a corporate income tax, but it does have a corporate franchise tax to which First Federal is subject.

         The tax for the year 1992 (which was paid by First Federal for the first time prior to May 15, 1992), is the higher of 0.25% of taxable capital (usually the amount of paid in capital plus retained earnings) or 4.5% of "net taxable earned surplus." "Net taxable earned surplus" is net income for federal income tax purposes increased by the compensation of directors and executive officers. Net income cannot be reduced by net operating loss carryforwards from years prior to 1991, and operating loss carry over are limited to five years.

         Delaware Taxation. As a Delaware holding company, the Holding Company is exempted from Delaware corporate income tax but is required to file an annual report with and pay an annual fee to the State of Delaware. The Holding Company is also subject to an annual franchise tax imposed by the State of Delaware.


                        FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain material federal income tax considerations relevant to the acquisition, ownership and disposition of the Units, Debentures and Warrants by initial holders acquiring Units, Debentures and Warrants at original issue for cash as part of the initial offering. This does not purport to be a complete analysis or listing of all potential tax considerations that may be relevant to initial holders, and does not purport to discuss tax considerations that may be relevant to subsequent holders (which considerations may differ from those described herein) of the Units, Debentures, or Warrants. The discussion does not include the special rules that may apply to certain holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United
States), and does not address the tax consequences of the laws of any state, locality or foreign jurisdiction. The discussion is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, and current practice, administrative rulings, and court decisions, all of which are subject to change and any such change could affect the continuing validity of this discussion. The Holding Company has not sought and will not seek any rulings from the Internal Revenue Service ("IRS") with respect to the positions of the Holding Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Units, Debentures or Warrants or that any such IRS position would not be sustained. This discussion applies only to a holder that will hold Units, Debentures and Warrants as "capital assets" within the meaning of Section 1221 of the Code.

         EACH PURCHASER IS URGED TO CONSULT HIS OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE UNITS, DEBENTURES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE OR FOREIGN INCOME AND OTHER TAX LAWS.

UNITED STATES FEDERAL INCOME TAXATION OF U.S. HOLDERS

         This section discusses certain rules applicable to a holder of Debentures, Warrants and shares of stock received upon exercise of the Warrants ("Warrant Shares") that is a U.S. Holder. For purposes of this discussion, a "U.S. Holder" means a holder of Debentures, Warrants or Warrant Shares who or which is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof (including the States and the District of Columbia), (iii) any trust if a court within the

United States is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust, or (iv) a person whose income or gain with respect to a Debenture, Warrant or Warrant Share is otherwise subject to U.S. federal income taxation on a net income basis.

ALLOCATION OF ISSUE PRICE

         For federal income tax purposes, each Unit will be treated as an investment unit, consisting of a Debenture and Warrant. The issue price of a Unit will be the first price at which a substantial amount of the Units are sold to purchasers for money (excluding sales to bond houses, brokers, or similar persons acting in the capacity of an underwriter, placement agent or wholesaler).

         The issue price of a Unit has been allocated between the Debenture and the Warrant, $___.__ to each Debenture and $.__ to the Warrants associated with each Debenture, based on the Holding Company's best judgement of the relative fair market values of each such component of the Units on the issue date. This allocation will be used to determine the holders' income tax basis in the Warrants and the issue price of the Debentures, as discussed below. The Holding Company's allocation is not binding on the IRS, which may challenge such allocation. A holder of a Unit is bound by the Holding Company's allocation unless the holder discloses a different allocation on a statement attached to the holder's timely filed federal income tax return for the holder's taxable year that includes the acquisition date of the Unit.

TAX TREATMENT OF THE DEBENTURES

         Original Issue Discount. The amount of original issue discount ("OID") on a Debenture is the excess of the stated redemption price at maturity over its issue price. The "issue price" of each Debenture will be that portion of the issue price of the investment unit allocated to the Debenture, as described above. The "stated redemption price at maturity" of each Debenture will include all payments to be made in respect thereof, including payments of principal, but not including (i) "qualified stated interest" (defined generally as stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments) and
(ii) payments subject to remote or incidental contingencies (which include certain redemption premiums).

         If the OID is de minimis, then it is deemed to be zero, and a holder of the Debenture will recognize income on the Debenture in accordance with such holder's method of accounting (cash or accrual). If the OID is more than de minimis, each holder (whether a cash or accrual method taxpayer) will be required to include in income such OID as it accrues, in advance of the receipt of some or all of the related cash payments. The OID will be de minimis if the amount by which the stated redemption price at maturity exceeds the issue price of the Debenture is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity from the issue date.

         Based on the Holding Company's best judgement as to the portion of the issue price of a Unit that is allocable to each Warrant, the Holding Company believes that OID associated with each Debenture will be de minimis and therefore will be deemed to be zero. As such, holders of Debentures will be required to include qualified stated interest on the Debentures in gross income as ordinary income in accordance with their respective methods of accounting for federal income tax purposes. In addition, each holder of a Debenture must include such de minimis OID in gross income as stated principal payments are made.

         As stated above, the IRS may not agree with the Holding Company's allocation of the issue price of a Unit. If the IRS successfully challenges the Holding Company's allocation of the issue price of a Unit and if the OID is determined to be more than de minimis, the amount of OID includable in income by the initial holder of a Debenture is the sum of the "daily portions" of OID with respect to the Debenture for each day during the taxable year or portion of the taxable year on which such holder held such Debenture ("accrued OID"). The daily portion is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. The amount of OID allocable to any accrual period other than the initial short accrual period and the final accrual period is an amount equal to the excess of (i) the product of a Debenture's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the amount of any qualified stated interest payments allocable to such accrual period. The "yield to maturity" is the discount rate that, when applied to all payments under a Debenture, results in a present value equal to the issue price. The amount of OID allocable to the final accrual period is the difference between the amount payable at maturity (other than qualified stated interest) and the adjusted issue price of the Debenture at the beginning of the final accrual period. The amount of OID allocable to the initial short accrual period may be computed under any reasonable method. The adjusted issue price of the Debenture at the start of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period.

         Sale, Retirement or Other Taxable Disposition. A holder of a Debenture will recognize gain or loss upon the sale, retirement or other taxable disposition of such Debenture. Such gain or loss will generally be equal to the difference between (i) the amount of cash and the fair market value of property received for such Debenture (other than amounts representing accrued but unpaid stated interest) and (ii) the holder's adjusted tax basis in the Debenture. The adjusted tax basis of a Debenture in the hands of an original holder generally will be equal to the Debenture's issue price, increased by the amount of OID, if any, on the Debenture that is previously includable in the holder's income pursuant to these rules. Such gain or loss generally will be capital gain or loss.

TAX TREATMENT OF THE WARRANTS

         A holder of a Warrant will recognize gain or loss upon the sale or other taxable disposition of a Warrant in an amount equal of the difference between the amount of cash and fair market value of property received and the holder's adjusted tax basis in the Warrant. An initial holder's tax basis in a Warrant will be the portion of the initial offering price of a Unit allocable to a Warrant, as described above, adjusted as described below. Such gain or loss generally will be capital gain or loss if the gain or loss from a taxable disposition of Holding Company Common Stock received upon exercise of a Warrant would be capital gain or loss.

         In general, upon redemption or repurchase by the Holding Company of the Warrants, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized in the redemption or repurchase and the holder's adjusted tax basis in such Warrants.

         The exercise of a Warrant will not result in a taxable event to the holder of a Warrant (except with respect to the receipt of cash in lieu of a fractional share of Holding Company Common Stock). The receipt of cash in lieu of a fractional share of Holding Company Common Stock will be taxable as if the fractional share has been issued and then redeemed for cash. As a result, a holder would recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional share and the holder's tax basis (described below) in the fractional share.

         A holder's federal income tax basis in the Holding Company Common Stock received upon exercise of a Warrant pursuant to the payment of the exercise price (including any fractional share interest) will be equal to the sum of the holder's federal income tax basis in the Warrant immediately prior to exercise plus the amount of any cash paid upon exercise. The holder's holding period for the Holding Company Common Stock (including any fractional share interest) would begin on the day after the date of exercise.

         Upon the expiration of an unexercised Warrant, a holder will generally recognize a capital loss equal to the adjusted tax basis of such Warrant.

         An adjustment in the exercise price or conversion ratio with respect to the Warrants may, in certain circumstances, result in constructive distributions to the holders of the Warrants which could be taxable as dividends to the holders under section 305 of the Code. A holder's federal income tax basis in a Warrant would generally be increased by the amount of any such dividend.

BACKUP WITHHOLDING

         Under certain circumstances, the failure of a holder of a Debenture to provide sufficient information to establish that such holder is exempt form the backup withholding provisions of the Code will subject such holder to backup withholding at a rate of 31 percent. In general, backup withholding applies if a holder fails to furnish a correct taxpayer identification number, fails to report dividend and interest income in full, or fails to certify that such holder has provided a correct taxpayer identification number and that the holder is not subject to withholding. An individual's taxpayer identification number is such person's Social Security number.

         Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements) are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.


                        MANAGEMENT OF THE HOLDING COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

         The Board of Directors of the Holding Company is currently identical to the Board of Directors of First Federal. See "Management of First Federal - Directors." Directors of the Holding Company will serve one-year terms. The Holding Company currently intends to compensate its directors for their services on the Holding Company Board.

         The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are the identical to the executive officers of First Federal. See "Management of First Federal -Executive Officers." It is not currently anticipated that the executive officers of the Holding Company will receive any remuneration in their capacity as Holding Company executive officers. For information regarding compensation of directors and executive officers of First Federal, see "Management of First Federal - Meetings and Committees of the Board of Directors of First Federal" and "- Executive Compensation."

INDEMNIFICATION

         The certificate of incorporation of the Holding Company provides that a director or officer of the Holding Company shall be indemnified by the Holding Company to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director of officer or as a director or officer of another company, if the director or officer held such position at the request of the Holding Company. Delaware law requires that such director, officer employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Holding Company and, with respect to any criminal action or proceeding, did not have reasonable cause to believe his conduct was unlawful.

         The certificate of incorporation of the Holding Company and Delaware law also provide that the indemnification provisions of such certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the certificate of incorporation or bylaws of the Holding Company, agreement, vote of shareholders or disinterested directors, or otherwise.

         These   provisions  may  have  the  effect  of  deterring   shareholder
derivative actions, since the Holding Company may ultimately be responsible for expenses for both parties to the action.

         In addition, the certificate of incorporation of the Holding Company and Delaware law also provide that the Holding Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Holding Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Holding Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Holding Company intends to obtain such insurance.

                           MANAGEMENT OF FIRST FEDERAL

DIRECTORS

         The direction and control of First Federal is vested in its Board of Directors. The Board of Directors of First Federal currently consists of ten members. The directors are divided into three classes, with approximately one-third of the directors elected at each annual meeting of First Federal. Because the Holding Company will, after the Merger, own all of the issued and outstanding shares of capital stock of First Federal, the Holding Company through its directors will elect the directors of First Federal in the future.

         The following table sets forth certain information as of December 31, 1996 regarding the directors of First Federal.



                                       Position(s) Held                         Director         Term
                 Name                 With First Federal              Age       Since(1)       Expires
         ---------------------     ------------------------           ---      ---------      ----------
         J. Stanley Stephen        Director, President/               64         1991            1997
                                    Chief Executive Officer
         Ken Hayes                 Director                           57         1993            1997
         Charles Neeley            Director, Secretary/               67         1993            1997
                                    Treasurer
         George Koenig             Director, Executive                52         1996            1997
                                    Vice-President
         Ernest A. Wentrcek        Vice Chairman of the Board         68         1965            1998
         Robert H. Conaway         Director                           43         1995            1998
         Richard L. Peacock        Chairman of the Board              78         1965            1999
         Jack W. Lester, Jr.       Director, Assistant Secretary/     56         1992            1999
                                    Treasurer
         Phil Hobson(2)            Director                           64         1993            1999
         J. Roland Ruffino         Director                           46         1995            1999

----------

         (1) Includes service on First Federal's Board of Directors prior to its conversion to a stock institution in 1993.

         (2) Director Hobson intends to resign from the Board of Directors prior to the closing of the Merger.


         The principal occupation of each Director of First Federal is set forth below. All Directors have held their present position for at least five years unless otherwise indicated.

         J. Stanley Stephen. Mr. Stephen was appointed President and Chief Executive Officer in February 1991. From 1965 until 1986, Mr. Stephen worked with First Bank and Trust, Bryan, Texas and served as Executive Vice President, President, Chairman and Chief Executive Officer and Senior Chairman until he retired in 1986. From June 1986 until February 1990, Mr. Stephen was President and Chief Executive Officer of University National Bank, College Station, Texas. Mr. Stephen was a financial institutions consultant from March until October 1990.

         In the past five years, Mr. Stephen has been involved in several lawsuits, most of which were commenced by him in the early 1980's against financial institutions outside the Bryan-College Station area. The lawsuits sought compensatory damages against those lenders for failure to honor loan commitments and other related claims with respect to several real estate partnerships of which Mr. Stephen was a partner but not a


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


managing partner. Those financial institutions filed counter-claims against the real estate partnerships and their individual partners for amounts previously advanced.

         Subsequent to the commencement of litigation by Mr. Stephen, certain of those financial institutions were taken over by their respective Federal regulatory agencies, including the FDIC.

         In addition, the FDIC filed suit against the officers and directors of certain failed institutions, including those with which Mr. Stephen was previously associated with, alleging various civil causes of action arising from their activities as directors and/or officers -- which Mr. Stephen and his fellow directors and officers disputed. Mr. Stephen has never been accused of any criminal wrongdoing by any regulatory agency. Currently all lawsuits in which Mr. Stephen was a party have either been successfully dismissed or settled. In addition, in June of 1994, Mr. Stephen successfully completed a personal plan of reorganization under the federal bankruptcy laws. The OTS has never objected to Mr. Stephen serving as President of First Federal since 1991.

         Mr. Stephen has provided new senior management at First Federal, since his arrival in early 1991, to successfully convert it from a mutual savings association to a new, federal stock institution through a community public stock offering, as well as returning First Federal to profitability. In addition, under Mr. Stephen's direction, First Federal has now expanded its home, consumer, commercial, and SBA lending in the Bryan-College Station market area, and now meets the regulatory definition of a "well capitalized" financial institution. Also, under his direction, First Federal opened a Loan Production Office in Waco, Texas in 1993, a full-service banking facility in College Station, Texas in early 1994, a loan production office in Huntsville, Texas in July 1995, and a Mortgage Loan Production office in College Station in 1996. In addition, First Federal has recently acquired a site for a new full-service banking facility to be located at a key intersection in the northern portion of Bryan, which is currently not served by any nearby banking facility. During his tenure as President/CEO, he has re-structured First Federal to begin providing full-service retail banking -- through the addition of experienced personnel, re-training existing staff, converting data processing and adding facilities to provide for the future, long-term growth of First Federal.

         Ken Hayes. Mr. Hayes is the owner of Aggieland Travel, located in College Station, a full-service travel agency.

         Charles  Neelley.  Mr. Neelley is retired from Texas A&M University and
the  travel  agency  business.   In  November  1995,  Mr.  Neelley  was  elected
Secretary/Treasurer of the Board.

         Richard L. Peacock. Mr. Peacock has been retired since 1983 from a privately owned retail office supply and furniture business located in Bryan, Texas. In November 1995, Mr. Peacock was elected Chairman of the Board.

         Ernest A. Wentrcek. Mr. Wentrcek was the Secretary and/or Treasurer of First Federal's Board of Directors until 1995 when he was elected Vice Chairman of the Board of Directors. Mr. Wentrcek is the President and owner of W&W Builders/Realtors, a real estate sales, rentals and property management company located in Bryan, Texas. In September 1988, he retired as the Associate Director for Business Affairs of the Texas Engineering Extension Service, Texas A&M University System, a vocational education organization. He is the Vice Chairman of the Finance Committee of the Supreme Lodge of the Slavonic Benevolent Order of the State of Texas (SPJST). Mr. Wentrcek is a licensed Real Estate Broker and a member of the Bryan-College Station Board of Realtors and the Multiple Listing Service. He is also a member of the American Legion Post 159-Bryan.

         Jack W. Lester, Jr. Mr. Lester is currently retired. Prior to his retirement, he was the owner and operator of a leading women's apparel store located in Bryan, Texas. In November 1995, Mr. Lester was elected Assistant Secretary/Treasurer of the Board.

         Phil Hobson. Dr. Hobson is a professor of veterinary medicine at Texas A&M University, a position he has held since 1965.

         J. Roland Ruffino. Mr. Ruffino is a partner of Readfield Meats, Inc., a long-time leading retail meat market located in Bryan, Texas.

         Robert H. Conaway. Mr. Conaway is the founder and President of Progress Supply located in Bryan, Texas, a distributor of wholesale supply plumbing fixtures.

         George Koenig. Mr. Koenig is currently serving as executive vice president of First Federal. Mr. Koenig was previously employed as an operating officer with a local financial institution located in Bryan, Texas.

EXECUTIVE OFFICERS

         Each of the executive officers of First Federal will retain his or her office in First Federal after the Merger. Officers are elected annually by the Board of Directors of First Federal. There are no arrangements or understandings between the officers and any other person pursuant to which such officer was selected.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Meetings of First Federal's Board of Directors are generally held on a monthly basis, with Special Meetings held on an as needed basis. The Board of Directors met 14 times during the fiscal year ended September 30, 1996. No incumbent Director of First Federal attended fewer than 75% of the total number of board meetings held by the Board of Directors and the total number of meetings held by the committees of the Board of Directors on which he served, during fiscal year 1996.

         The Board of Directors has standing Executive, Audit, Asset/Liability, Investments, Insurance and Finance, Loan, Personnel, Policy, Compliance, Stock Option and Business Development committees.

         The Executive Committee is currently composed of Directors Stephen (Chairman), Wentrcek, Peacock, Neelley and Hobson. This Committee meets as needed and handles major policy questions between regularly scheduled board meetings. The Committee met two times during fiscal 1996.

         The Audit Committee is currently composed of Directors Wentrcek (Chairman), G. Williams, Peacock, Neelley, Lester and Hayes. The Committee currently meets as necessary on matters concerning annual audits and internal audit findings. This Committee met two times during fiscal 1996.

         The Asset/Liability Committee is currently composed of Directors Stephen (Chairman), Koenig and Hobson and Officer Hegar. The Committee meets quarterly to deal with matters concerning asset/liability composition, interest-rate risk exposure and liquidity investment. This Committee met five times during fiscal 1996.

         The Investment, Insurance and Finance Committee is currently composed of Directors Stephen, Wentrcek and Ruffino and officer Hegar (Chairman). The Committee usually meets quarterly to handle matters concerning investment policies and decisions and insurance of First Federal's personnel and property. This Committee met 12 times during fiscal 1996.

         The Loan Committee consists of all members of the Board of Directors on a rotating basis with three outside Directors constituting a quorum. The Loan Committee approves all loans originated by First Federal in excess of $50,000 and ratifies all loans at the monthly meeting of the Board of Directors. The Loan Committee met 18 times during fiscal 1996.

         The Personnel Committee is currently composed of Directors Stephen, Neelley, Peacock (Chairman), Wentrcek and Hayes and Officer Hegar. The Committee meets as needed to review staffing, compensation and comparative data to establish and recommend to the Board salary ranges for employees and designated officers. This Committee met five times during fiscal 1996.

         The Policy Committee consists of Directors Stephen (Chairman), Peacock,
G. Williams, Conaway and Wentrcek and meets as needed to review First Federal's operating policies. The Policy Committee met three times during fiscal 1996.

         The Compliance Committee is responsible for reviewing compliance policies with First Federal's regulatory activities. It currently consists of Directors Lester (Chairman), Hobson, Peacock and Koenig. This Committee met two times during fiscal 1996.

         The Stock Option Committee is composed of Directors Wentrcek and Peacock. This Committee is responsible for the administration of the stock option and incentive plan. The Committee did not meet during fiscal 1996.

         The Business Development Committee consists of Directors Neelley (Chairman), Peacock, Conaway, Ruffino, Koenig and Stephen, along with Advisory Director, Arthur Davila. This Committee did not meet during fiscal 1996.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as Directors. While the Board of Directors of First Federal will consider nominees recommended by stockholders, the Board has not actively solicited such nominations.

DIRECTOR COMPENSATION

         Outside Directors received $225.00 for each board meeting attended and $75.00 for each Loan Committee meeting attended.

EXECUTIVE OFFICERS OF FIRST FEDERAL WHO ARE NOT DIRECTORS

         The following information as to the business experience during the past five years is supplied with respect to each executive officer of the Bank. There are no arrangements or understandings between the persons named and any other person pursuant to which such officers were selected.

         Mary L. Hegar. Ms. Hegar joined First Federal in 1977 and became Assistant Secretary/Treasurer in 1987 and was promoted to Senior Vice President/Financial and Regulatory in January 1993. Ms. Hegar primarily coordinates the accounting functions of the Bank, monitors First Federal's investments and is responsible for regulatory reporting. Ms. Hegar is a member of the Asset/Liability and Personnel Committee.

EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation paid by First Federal to its Chief Executive Officer for services rendered during the periods indicated. No executive officer of First Federal made in excess of $100,000 during the fiscal year ended September 30, 1996. Mr. Stephen voluntarily reduced his salary in 1995 and 1996.


                                                SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------
                                                                                Long Term Compensation
                                                                                ----------------------
                         Annual Compensation                                    Awards         Payout
                         -----------------------------------------------------------------------------

                                                                        RESTRICTED
                                                        OTHER ANNUAL      STOCK     OPTIONS/     LTIP        ALL OTHER
   Name and Principal              Salary     Bonus     COMPENSATION     AWARD(S)     SARS      PAYOUT     COMPENSATION
        Position           Year      ($)       ($)          ($)            ($)         (#)        ($)           ($)
--------------------------------------------------------------------------------------------------------------------------

J. Stanley Stephen         1996    $89,875    $  --        $  --          $  --         --         --          $  --
                           ----
President and Chief        1995     91,233       --           --             --         --         --             --
                           ----
Executive Officer          1994    102,000       --           --             --         --         --             --
                           ----
==========================================================================================================================

       The following table sets forth information regarding the number and value of stock options at December 31, 1996 held by First Federal's Chief Executive Officer. No stock options were exercised during fiscal 1996.

==========================================================================================================================
                                AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR

                                                                                                VALUE OF
                                                                 NUMBER OF                     UNEXERCISED
                                                                UNEXERCISED                   IN-THE-MONEY
                                                              OPTIONS/SARS AT                OPTIONS/SARS AT
                                                                FY-END (#)                    FY-END ($)(1)
                             SHARES          VALUE
         NAME               ACQUIRED        REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                         ON EXERCISE (#)      ($)

J. Stanley Stephen              --             --            4,143              --      $4,143               --

==========================================================================================================================

(1) Represents an option to purchase Common Stock awarded to First Federal's Chief Executive Officer based upon the last available sale price of $11.00 per share at March 31, 1996 and an exercise price of $10.00 per share.

EMPLOYMENT AGREEMENTS

         First Federal has entered into employment agreements with J. Stanley Stephen, George Koenig, Mary L. Hegar and Kay Watson. The employment agreements are designed to assist First Federal in maintaining a stable and competent management team after the Merger. The continued success of First Federal depends to a significant degree on the skills and competence of its officers. These agreements have been filed with the OTS as part of the application of the Holding Company for approval to become a thrift holding company. The employment agreements provide for annual base salary in an amount not less than the officer's salary as of that date. These agreements provide for an initial term of two years in the case of Mr. Stephen and one year in the case of Mr. Koenig, Ms. Hegar and Ms. Watson. The agreements provide for termination upon death, termination of employment for cause or certain events specified by OTS regulations.

         The agreements provide that in the event the employee is involuntarily terminated without cause, he or she shall receive one's year's base salary and continued health benefits for one year. In the event that such termination of employment occurs in connection with or within 12 months after a change in control of First Federal, he or she shall receive instead a lump sum equal to 200% of his or her "base amount" and continued health benefits for the remainder of the term of the agreement, provided that such benefits are subject to reduction to prevent any amount from becoming non-deductible by First Federal pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. For purposes of the employment agreements, a "change in control" is defined as an event that would require the filing of an application or notice under 12 C.F.R.
Part 574 or certain other events which generally occur upon the acquisition of control of 10% or more of the Company's voting stock.

         First Federal has also entered in a new employment agreement with Mr. Stephen, which will supersede and replace the agreement described above, effective July 1, 1997. The new agreement provides for an initial term of three years, commencing July 1, 1997, and a base salary not less than his current based salary, provided that the amount actually paid as salary shall be reduced during the first five years of the agreement by one-half of the cost to First Federal of his supplemental retirement benefit. The agreement gives Mr. Stephen the right to elect to cease serving as President and Chief Executive Officer and to commence serving as a consultant to First Federal at a fee of $58,200 per year. In addition, the agreement provides a supplemental retirement benefit for Mr. Stephen, in an amount such that, when added to his benefit under the qualified retirement plan, he will receive up to 70% of the average of his annual salary and bonus during the three years out of the prior ten years in which he received the highest salary and bonus. Mr. Stephen's right to the supplemental retirement benefit vests at 20% per year commencing July 1, 1997, and will vest completely if he discontinues his employment due to disability. The agreement further provides that if First Federal terminates Mr. Stephen's employment other than for cause, without his consent, it shall pay him his salary for the then-remaining term of the agreement and consulting fees until June 30, 2002.

         Based on their current salaries, if Mr. Stephen, Mr. Koenig, Ms. Hegar or Ms. Watson were terminated as of December 31, 1997, under circumstances entitling him or her to severance pay as described above, he or she would have been entitled to receive a lump sum cash payment of approximately $179,750, $105,000, $93,000 and $70,000, respectively.

BENEFIT PLANS

         First Federal currently provides health care benefits to its employees,
including   hospitalization  and  comprehensive  medical  insurance,   life  and
disability insurance, subject to certain deductibles and other limitations.

DEFINED BENEFIT PENSION PLAN

         First Federal also sponsors a defined benefit pension plan (the "Pension Plan"). Employees are eligible to participate in the Pension Plan on January 1, or July 1 following the completion of twelve months of service, provided they have attained at least age 20 1/2.

         Effective January 1, 1994 a participant's normal retirement benefit is a monthly benefit equal to 2.1% of Average Monthly Compensation times Years of Service not to exceed 15. The benefit is accrued fractionally over the participant's Years of Service. The participant's accrued benefit is equal to the greater of (a) the Frozen Accrued Benefit as of December 31, 1993, and (b) the participants accrued benefit calculated using the formula as stated above.

         In the event of total and permanent disability, a participant becomes fully vested with respect to his accrued normal retirement benefit. The participant may receive an actuarially reduced benefit at the time of his disability retirement provided the participant is age 50 or older and has 15 years of service.


         Participants make no contributions to the Pension Plan. The employer pays the entire cost of the Pension Plan.

         The following table illustrates annual pension benefits payable upon retirement to employees based on various levels of compensation and years of service and assuming payment in the form of a straight-life annuity.



        Average Annual                        Years of Service
                                            ------------------
         Compensation        10            20           30            40
         ------------        --            --           --            --

$40,000 ................      667         667          987         1,234
 50,000 ................      833         833        1,234         1,542
 60,000 ................    1,000       1,000        1,481         1,851
 80,000 ................    1,333       1,333        1,974         2,468
100,000 ................    1,667       1,667        2,468         3,085
120,000 ................    2,000       2,000        2,962         3,703


CERTAIN TRANSACTIONS

         First Federal, like many financial institutions, has followed a policy of granting to officers, directors and employees, loans secured by the borrower's residence, along with certain consumer loans, if the borrower is credit-worthy. All loans to First Federal's officers and directors are made in the ordinary course of business and on the same terms, including interest rate and collateral, and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the pro forma beneficial ownership of Holding Company Common Stock upon the completion of the Offering of each of the directors of First Federal and all directors and executive officers as a group. The table assumes that (i) the directors and executive officers acquire the amount of Holding Company Common Stock set forth in the preceding table, (ii) 150,000 shares are issued as part of the Merger and
(iii) 150,000 minimum shares and 200,000 maximum shares of Holding Company Common Stock are issued.

         There are no arrangements known to the registrant, including any pledge by any person of securities of the registrant, the operation of which may at a subsequent date result in a change in control of the registrant.


                                                                           Indicated
                                                                            Holding            Percent of         Percent of
                                       Bank Shares                       Company share          Class at           Class at
                                       Beneficially      Percent of     ownership after        Minimum of         Maximum of
          Beneficial Owner               Owned(1)         Class(1)         the Merger           Offering           Offering
          ----------------              ----------       ----------       ------------         ----------         ---------
DIRECTORS
Richard L. Peacock                          3,868            1.53            8,288                 2.76%             2.37%
Ernest A. Wentrcek                          3,868            1.53            8,288                 2.76              2.37
Jack W. Lester                             13,707            5.42           10,650                 3.55              3.04
Ken Hayes                                   1,781             .70              570                  .19               .16
Phil Hobson                                24,705            9.76               --                   --                --
Charles Neelley                            22,915            9.05           53,405                17.82             15.27
J. Roland Ruffino                           6,765            2.67            5,800                 1.93              1.66
Robert H. Conaway                          18,135            7.17           10,000                 3.34              2.86
George Koenig                                  56             .02              140                  .05               .04
J. Stanley Stephen                          7,771            3.07            9,070                 3.03              2.59

EXECUTIVE OFFICERS
Mary L. Hegar                                 750             .30            1,875                  .63               .54
  Directors and executive
officers
of First Federal as a group               104,321           41.22          108,086                36.06             30.90


----------
(1) Amounts include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective Directors may be deemed to have sole or shared voting and/or investment power. Amounts also include stock option awards of 4,143 and 1,553 to President Stephen and some non-employee Directors at the time of First Federal's conversion to stock form, respectively.

(2) Director Hobson intends to resign from the Board of Directors prior to the closing of the Merger.

                          DESCRIPTION OF CAPITAL STOCK


HOLDING COMPANY CAPITAL STOCK

         The 4,000,000 shares of capital stock authorized by the Holding Company certificate of incorporation are divided into two classes, consisting of 3,000,000 shares of Holding Company Common Stock (par value $.01 per share) and 1,000,000 shares of serial preferred stock (par value $.01 per share). The Holding Company currently expects to issue between 150,000 shares and 200,000 shares of Holding Company Common Stock in the Offering and an additional 150,000 shares in exchange for First Federal Common Stock as part of the Merger and no shares of serial preferred stock. The aggregate par value of the issued shares will constitute the capital account of the Holding Company on a consolidated basis. Upon issuance, the shares will not be subject to further sale or assessment. The balance of the purchase price of Holding Company Common Stock, less expenses of the Offering, will be reflected as paid-in capital on a consolidated basis. See "Capitalization."

         Each share of the Holding Company Common Stock will have the same relative rights and will be identical in all respects with each other share of the Holding Company Common Stock. THE HOLDING COMPANY COMMON STOCK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE OF AN INSURABLE TYPE AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC.

         Under Delaware law, the holders of the Holding Company Common Stock will possess exclusive voting power in the Holding Company. Each shareholder will be entitled to one vote for each share held on all matters voted upon by shareholders, subject to the limitation discussed under "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions - Provisions of the Holding Company's Certificate of Incorporation and Bylaws - Limitation on Voting Rights." If the Holding Company issues preferred stock subsequent to the Conversion, holders of the preferred stock may also possess voting rights.

         Liquidation or Dissolution. In the unlikely event of the liquidation or dissolution of the Holding Company and First Federal, the holders of the Holding Company Common Stock will be entitled to receive --after payment or provision for payment of all debts and liabilities of the Holding Company (including all deposits in First Federal and accrued interest thereon) and after distribution of the Liquidation Account previously established upon the conversion of First Federal from the mutual to stock form in 1993 -- all assets of the Holding Company available for distribution, in cash or in kind. If preferred stock is issued subsequent to the Offering, the holders thereof may have a priority over the holders of Holding Company Common Stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of Holding Company Common Stock will be entitled to preemptive rights with respect to any shares which may be issued. The Holding Company Common Stock will not be subject to call for redemption, and, upon receipt by the Holding Company of the Purchase Price therefor, each share of the Holding Company Common Stock will be fully paid and nonassessable.

         Preferred Stock. After the Merger, the Board of Directors of the Holding Company will be authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the Holding Company Common Stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The holders of preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

         Except as discussed above, the Holding Company has no present plans for the issuance of the additional authorized shares of Holding Company Common Stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued and unreserved shares of Holding Company Common Stock will be available for general corporate purposes including but not limited to possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, in a future underwritten or other public offering, or under an employee stock ownership plan. The authorized but unissued shares of preferred stock will similarly be available for issuance in future mergers or acquisitions, in a future underwritten public offering or private placement or for other general corporate purposes. Except as described above or as otherwise required to approve the transaction in which the additional authorized shares of Holding Company Common Stock or authorized shares of preferred stock would be issued, no shareholder approval will be required for the issuance of these shares. Accordingly, the Board of Directors of the Holding Company, without shareholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Holding Company Common Stock.

         Restrictions on Acquisitions. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" for a description of certain provisions of the Holding Company's certificate of incorporation and bylaws which may affect the ability of the Holding Company's shareholders to participate in certain transactions relating to acquisitions of control of the Holding Company.

         Dividends. Upon consummation of the purchase of all of First Federal's outstanding First Federal Common Stock, the Holding Company's only assets will be First Federal common stock, and a portion of the proceeds from the Offering. Dividends from First Federal will initially be the only source of income for the Holding Company. Should First Federal elect or be required by its regulators to retain its income, the ability of the Holding Company to pay dividends to its own shareholders may be adversely affected. Furthermore, if at any time in the future the Holding Company owns less than 80% of the outstanding stock of First Federal, certain tax benefits under the Code as to inter-company distributions will not be fully available to the Holding Company and it will be required to pay federal income tax on a portion of the dividends received from First Federal, thereby reducing the amount of income available for distribution to the shareholders of the Holding Company. For further information concerning the ability of First Federal to pay dividends to the Holding Company, see "Dividend Policy," "Regulation - Regulatory Capital Requirements" and " -- Limitation on Dividends and Other Capital Distributions."

                    RESTRICTIONS ON ACQUISITIONS OF STOCK AND
                      RELATED TAKEOVER DEFENSIVE PROVISIONS


         Although the Board of Directors of the Holding Company is not aware of any effort that might be made to obtain control of the Holding Company after the Merger, the Board believes, as discussed below, that it is appropriate to include certain provisions as part of the Holding Company's certificate of incorporation to protect the interests of the Holding Company and its shareholders from takeovers which the Board of Directors of the Holding Company might conclude are not in the best interests of First Federal, the Holding Company or the Holding Company's shareholders. The Holding Company intends to operate First Federal as an independent, predominantly community-owned financial institution.

         The following discussion is a summary of all material provisions of the Holding Company's certificate of incorporation and bylaws and certain other regulatory provisions, which may be deemed to have an"anti-takeover" effect and could potentially discourage or even prevent a bid for the Holding Company which might otherwise result in shareholders receiving a premium for their stock. Further, ownership restrictions imposed by federal law could potentially serve as a basis to invalidate or otherwise restrict the use or exercise by management or others of revocable proxies. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Holding Company's certificate of incorporation and bylaws and First Federal's charter and bylaws, reference should be made in each case to the document in question, each of which is part of First Federal's application to the OTS and the Holding Company's Registration Statement filed with the SEC. See "Available Information."

PROVISIONS OF THE HOLDING COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

         Directors. Certain provisions of the Holding Company's certificate of incorporation and bylaws will impede changes in majority control of the Board of Directors. The Holding Company's certificate of incorporation provides that the Board of Directors of the Holding Company will be elected annually. The Holding Company's certificate of incorporation provides that the size of the Board of Directors may be increased or decreased only by a majority vote of the Board. The certificate of incorporation also provides that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. The certificate of incorporation further provides that, to be eligible to serve as a director, persons must meet certain eligibility criteria. Finally, the bylaws impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the Board of Directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

         The certificate of incorporation provides that a director may only be removed for cause by the affirmative vote of 80% of the shares eligible to vote.

         Restrictions   on  Call  of  Special   Meetings.   The  certificate  of
incorporation of the Holding Company provides that a special meeting of shareholders may be called only pursuant to a resolution adopted by a majority of the Board of Directors. Shareholders are not authorized to call a special meeting.

         Absence of Cumulative Voting. The Holding Company's certificate of incorporation provides that there shall be no cumulative voting rights in the election of directors.

         Authorization of Preferred Stock. The certificate of incorporation of the Holding Company authorized 1,000,000 shares of serial preferred stock, $.01 par value. The Holding Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, powers, preferences and relative participating, optional and other special rights of such shares, including voting rights (which could be multiple or as a separate class) and conversion rights. In the event of a proposed merger, tender offer or other attempt to gain control of the Holding Company that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the Board deems to be in the best interests of the Holding Company and its shareholders.


         Procedures for Certain Business Combinations. The Holding Company's certificate of incorporation requires that certain business combinations, (including mergers or consolidations, sale, lease or other disposition of assets, issuances or transfers of securities, adoption of any plan of liquidation proposed by the Interested Stockholder, or any reclassification of securities which increases the Interested Stockholders share of the holding Company), between the Holding Company (or any majority-owned subsidiary thereof) and a 25% or more shareholder either (i) be approved by at least 80% of the total number of outstanding voting shares, voting as a single class, of the Holding Company, (ii) be approved by a majority of the continuing Board of Directors (i.e., persons serving prior to the 25% shareholder becoming such and who are not affiliated with the 25% shareholder) or (iii) involve consideration per share generally equal to the highest per share price paid by such 25% shareholder to acquire its stock.


         Amendment to Certificate of Incorporation and Bylaws. Amendments to the Holding Company's Certificate of Incorporation must be approved by a majority vote of the Holding Company's Board of Directors and also by a majority of the outstanding shares of the Holding Company's voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions (i.e., provisions relating to number, classification, election and removal of directors; amendment of bylaws; call of special shareholder meetings; offers to acquire and acquisitions of control; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the certificate of incorporation.)

         The bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of shareholders.

         Purpose and Takeover Defensive Effects of the Holding Company's Certificate of Incorporation and Bylaws. The Board of Directors of First Federal believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Holding Company in the orderly deployment of the Offering proceeds into productive assets during the initial period after the Offering. The Board of Directors believes these provisions are in the best interests of First Federal and of the Holding Company and its shareholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its shareholders. Accordingly, the Board of Directors believes that it is in the best interests of the Holding Company and its shareholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Holding Company and which is in the best interests of all shareholders.

         Attempts to take over financial institutions and their holding companies have become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to shareholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Holding Company and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

         Effect of Takeover Defenses on Shareholder Interests. An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining shareholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining shareholders of the benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners becomes less than the 300 at which Exchange Act registration is required.

         Potential Negative Impact of Takeover Defenses on Shareholder Interests. Despite the belief of First Federal and the Holding Company as to the benefits to shareholders of these provisions of the Holding Company's certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by the Holding Company's Board, but pursuant to which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and management more difficult. The Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

         Pursuant to applicable law, at any annual or special meeting of its shareholders, the Holding Company may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted to a Delaware corporation. The Holding Company and First Federal do not presently intend to propose the adoption of further restrictions on the acquisition of the Holding Company's equity securities.


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OTHER RESTRICTIONS ON ACQUISITIONS OF STOCK

         Delaware Anti-Takeover Statute. The State of Delaware has enacted legislation which provides that subject to certain exceptions a publicly held Delaware corporation may not engage in any business combination with an "interested shareholder" for three years after such shareholder became an interested shareholder, unless, among other things, the interested shareholder acquired at least 85% of the corporation's voting stock in the transaction that resulted in the shareholder becoming an interested shareholder. This legislation generally defines "interested shareholder" as any person or entity that owns 15% or more of the corporation's voting stock. The term "business combination" is defined broadly to cover a wide range of corporate transactions, including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits. Under certain circumstances, either the board of directors or both the board and two-thirds of the shareholders other than the acquiror may approve a given business combination and thereby exempt the corporation from the operation of the statute.

         However, these statutory provisions do not apply, among other situations, to Delaware corporations with fewer than 2,000 shareholders or which do not have voting stock listed on a national exchange or listed for quotation with a registered national securities association. While the Holding Company has applied to have its shares quoted on the Nasdaq System, no prediction can be made as to whether the Holding Company will have 2,000 shareholders.

         Federal Regulation. Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the OTS. In addition, federal regulations require that, prior to obtaining control of a savings association, a person, other than a company, must give 60 days' prior notice to the OTS and have received no OTS objection to such acquisition of control. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Under federal law (as well as the regulations referred to below) the term "savings association" includes state and federally chartered SAIF-insured institutions and federally chartered savings institutions whose accounts are insured by the FDIC's BIF, and holding companies thereof.

         Control, as defined under federal law, means ownership of, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest shareholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. Therefore, a warrant holder who, upon exchange of warrants would acquire ownership of more than 10% of the issued and outstanding of the Holding Company's Common Stock, must obtain OTS's approval prior to exercise.



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




                          DESCRIPTION OF THE DEBENTURES


         The Debentures are to be issued  pursuant to an Indenture,  dated as of
________,   1997  (the   "Indenture"),   between   the   Holding   Company   and
_____________________________, as Trustee (the "Trustee").


         The following is a summary of the material terms of the Debentures and the Indenture. This summary is qualified in its entirety by reference to all of the provisions of the Indenture, including the definitions therein of certain terms. The terms of the Debentures include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, ("TIA"). The Debentures are subject to all such terms, and holders are referred to the Indenture and the TIA for a statement of such terms. The following summary does not purport to be complete and should be read in conjunction with the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference, and the statements made herein are qualified in their entirety by such reference. Capitalized terms not otherwise defined in this section of the Prospectus shall have the meanings ascribed to them in the Indenture. In this regard, the term "Holding Company" in this section of the Prospectus refers to The Bryan - College Station Financial Holding Company on an unconsolidated basis. The form of Indenture and the Debentures have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part. Copies of the Indenture may be obtained from the Agent.

GENERAL

         The Debentures will be unsecured subordinated obligations of the Holding Company, will be limited to an aggregate principal amount of $3,700,000 and will mature on __________, 2002. The Debentures will bear interest at the rate per annum shown on the front cover of this Prospectus from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable quarterly on the 15th calendar day of July, October, January and April of each year (or the next succeeding business day if the 15th calendar day is not a business day), commencing July 15, 1997, to the Person in whose name the Debenture (or any predecessor Debenture) is registered at the close of business on the Regular Record Date for such interest, which shall be ______ or ___________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         Principal of and premium, if any, and interest on the Debentures will be payable at the office or agency of the Holding Company in Bryan, Texas, and the transfer of Debentures will be registrable at the offices of the Trustee in _______, ________. In addition, payment of interest may, at the option of the Holding Company, be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register.

         The Debentures will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Debentures, but the Holding Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Because the Holding Company is a holding company, its rights and the rights of its creditors, including the Holders of the Debentures, to participate in the assets or earnings of any Subsidiary through the payment of dividends or otherwise will be subject to the prior claims of the Subsidiary's creditors, except to the extent that the Holding Company may itself be a creditor with recognized claims against the Subsidiary.

SUBORDINATION


         The payment of the principal and premium, if any, and interest on, the Debentures will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined). In certain events of insolvency, the payment of the principal of and interest on the Debentures will,


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


to the extent set forth in the Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations (as defined). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Holding Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Debentures will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on, the Debentures. If, upon any such payment or distribution of assets to creditors, there remains, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amount of cash, property or securities available for payment or distribution in respect of Debentures (as defined in the Indenture, "Excess Proceeds") and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the Debentures. In the event of the acceleration of the maturity of any Debentures, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the Holders of Debentures will be entitled to receive any payment upon the principal of or premium, if any, or interest on, the Debentures. No payments on account of principal, premium, if any, or interest, in respect of the Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof.

         By reason of such subordination, in the event of insolvency, creditors of the Holding Company who are not holders of Senior Indebtedness or of the Debentures may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of Debentures.

         "Senior Indebtedness" is defined to mean the principal of (and premium, if any) and interest on the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, assumed or created: (a) indebtedness of the Holding Company for money borrowed or purchased, similar obligations arising from off-balance- sheet guarantees and direct credit substitutes, and obligations associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, and (b) any deferrals, renewals, extensions and refundings of any such Senior Indebtedness; other than (i) any indebtedness or obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such obligation (A) is not Senior Indebtedness with respect to the Debentures or (B) ranks pari passu with the Debentures and (ii) indebtedness evidenced by the Debentures.

         "General Obligations" means all obligations of the Holding Company to make payment on account of claims of general creditors, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of the Debentures and indebtedness for money borrowed ranking pari passu with or subordinate to the Debentures. "Claim" shall have the meaning assigned thereto in Section 101(5) of the Bankruptcy Code of 1978, as amended to the date of the Indenture. The term "indebtedness for money borrowed" when used with respect to the Holding Company is defined to mean any obligation of, or any obligation guaranteed by, the Holding Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.


         As of June 30, 1997, the Holding Company had no Senior Indebtedness and no General Obligations outstanding. On a pro forma basis, however as of this date there would have been $59.7 million in Senior Indebtedness and General Obligations outstanding. The Holding Company may from time to time incur additional indebtedness constituting Senior Indebtedness. The Indenture does not prohibit or limit the incurrence of additional Senior Indebtedness and General Obligations.


         The subordination provisions of the Indenture described herein are intended for the benefit of holders of Senior Indebtedness and are not intended for the benefit of creditors in respect of General Obligations. The


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


Holding Company and the Trustee may amend the Indenture to reduce or eliminate the rights of creditors in respect of General Obligations without the consent of such creditors or the Holders of Debentures.


LIMITATIONS ON DIVIDENDS ; AND REPURCHASES OR JUNIOR SECURITIES


         The Indenture provides that the Holding Company will not (i) declare or pay any dividend or make any other distribution on any Junior Securities, except dividends or distributions payable in Junior Securities, or (ii) purchase, redeem or otherwise acquire or retire for value any Junior Securities, except Junior Securities acquired upon conversion thereof into other Junior Securities, or (iii) permit a Subsidiary to purchase, redeem or otherwise acquire or retire for value any Junior Securities if, at the time such dividend, distribution, purchase, redemption or other acquisition is effected, a default in the payment of any interest upon any Debenture when it becomes due and payable or a default in the payment of the principal of (or premium, if any, on) any Debenture at its Maturity shall have occurred and be continuing.

         The term "Junior Securities" means (i) shares of Holding Company Common Stock, (iii) any other non-debt securities of the Holding Company (whether or not such other securities are convertible into Junior Securities), or (iv) debt securities of the Holding Company (other than the Debentures) as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such debt securities are not Senior Indebtedness with respect to, or do not rank pari passu with, the Debentures.

EVENTS OF DEFAULT


         The Indenture defines an Event of Default with respect to the Debentures as any one of the following events: (i) certain events of bankruptcy of the Holding Company or receivership of any Major Depository Institution Subsidiary (as defined in the Indenture); (ii) default for 30 days in payment of interest on any Debenture; (iii) default in payment of principal of (or premium, if any, on) any Debenture when the same shall become due and payable, whether at Stated Maturity, by acceleration or otherwise; (iv) failure by the Holding Company for 60 days after due notice to remedy a default in performance or the breach of any representation, covenant or warranty in the Indenture; or (v)(A) failure by the Holding Company or any Subsidiary to pay indebtedness for money borrowed in an aggregate principal amount exceeding $1.0 million when due or upon the expiration of any applicable period of grace with respect to such principal amount; or (B) acceleration of the maturity of any indebtedness of the Holding Company or any Subsidiary for borrowed money in excess of $1.0 million if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 10 days after due notice has been given, unless the validity of such default is contested by the Holding Company in good faith by appropriate proceedings. First Federal Savings Bank will currently be upon consummation of the Merger the only Major Depository Institution Subsidiary of the Holding Company. If any Event of Default occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debentures may declare the principal amount of all Debentures to be due and payable immediately, but upon certain conditions such declaration may be rescinded and annulled and past defaults may be waived by the Holders of a majority in principal amount of the Outstanding Debentures on behalf of the Holders of all Debentures. In case an Event of Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee deems most effectual. The Indenture does not contain any provisions that would provide protection to Holders of the Debentures against a sudden and significant decline in credit quality of the Holding Company, resulting from any takeover, recapitalization or similar restructuring of the Holding Company. There can be no assurance that the Holding Company would have or be able to acquire sufficient funds to make payment on the Debentures if their maturity were accelerated due to an Event of Default.


         The Indenture provides that the Trustee will give to the Holders of the Outstanding Debentures notice of any default known to it if uncured or not waived; provided, however, that such notice shall not be given until at least 30 days after the occurrence of a default with respect to the Outstanding Debentures. The term "default",

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



with respect to the Outstanding Debentures for the purpose only of this provision, means the happening of any event which is, or after notice or lapse of time or both would become, an Event of Default.

         The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will not be under an obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. The Indenture provides that the Holders of a majority in principal amount of the Outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, provided that the Trustee may decline to act if such direction is contrary to law or the Indenture and may take other action deemed proper that is not inconsistent with such direction.

         The Indenture includes a covenant that the Holding Company will file annually with the Trustee a certificate of no default, or specifying any default that exists.

MAINTENANCE OF STATUS OF SUBSIDIARIES AS INSURED DEPOSITORY INSTITUTIONS

         The Holding Company has agreed that it will do or cause to be done all things necessary to preserve and keep in full force and effect the status of each of its subsidiaries that is a depository institution (including First Federal) as an insured depository institution and do or cause to be done all things necessary to ensure that savings accounts of each such subsidiary are insured by the FDIC or any successor organization up to the maximum amount permitted by 12 U.S.C. Section 1811 et seq. and the regulations thereunder or any succeeding federal law, except as to individual accounts or interests in employee benefit plans that are not entitled to pass-through insurance under 12
U. S.C. Section 1821(a)(1)(D).

CONSOLIDATION, MERGER AND SALES OF ASSETS

         The Holding Company, without the consent of the Holders of any of the Debentures under the Indenture, may consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, provided that: (i) the successor is a Person organized and validly existing under the laws of any domestic jurisdiction; (ii) the successor Person, if other than the Holding Company, assumes the Holding Company's obligations with respect to the Debentures and under the Indenture,
(iii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and (iv) certain other conditions are met.

LIMITATION ON SUITS

         No Holder of any Debenture shall have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless: (i) such Holder has previously given written notice to the Trustee of a continuing default; (ii) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Default; (iii) such Holder(s) shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures.


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


REPORTS TO HOLDERS OF DEBENTURES

         The Holding Company shall file with the Trustee and provide holders of Debentures, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Holding Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Notwithstanding that the Holding Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Holding company shall continue to file the SEC and proved the Trustee and the holders of Debentures with the annual reports and the information, documents and other reports which are specified in Section 13 and 15(d) of the Exchange Act. The Holding Company also shall comply with the other provisions of TIA Section 314(a).

MODIFICATION AND WAIVER

         Modifications and amendments of the Indenture may be made by the Holding Company and the Trustee with the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Debentures; provided, however, that no such modification or amendment may, without the consent of the Holding Company and the Holder of each Outstanding Debenture affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, (ii) reduce the principal amount of, or the premium or interest on, any Debenture, (iii) change the place or currency of payment of principal of, or premium or rate of interest on, any Debenture, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Debenture, (v) modify the subordination provisions in a manner adverse to the Holders of the Debentures, (vi) reduce the above-stated percentage of Outstanding Debentures necessary to modify or amend the Indenture or (vii) reduce the percentage of aggregate principal amount of Outstanding Debentures necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

         The Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all of the Debentures waive any past default under the Indenture, except a default in the payment of principal of (or premium, if any) or interest on any Debenture.

                            DESCRIPTION OF THE UNITS

         Each Unit offered in the Unit Offering consists of a $1,000 principal amount Debenture and nine Warrants, each such Warrant entitling the holder thereof to purchase one share of Holding Company Common Stock at a price of $12.50 per share, subject to adjustment. The Debentures and the Warrants comprising the Units will be separately transferable immediately. It is not contemplated that there will be any public trading market for the Units. Accordingly, investors may experience substantial difficulty in transferring the Debentures and Warrants as a Unit. If a market should develop for the Units, the market price may be greater or less than the public offering price of the Units.

                             DESCRIPTION OF WARRANTS


         Each Warrant contained in the Units will entitle the holder thereof to purchase one share of Holding Company Common Stock at an exercise price of $12.50, subject to adjustments, at any time prior to 5:00 p.m., Central Time on _______, 2002. The number of shares purchasable upon exercise of the Warrants and the exercise price shall be subject to adjustment to reflect among other things, stock dividends on or stock splits of the Holding Company Common Stock or reclassification of its shares of Holding Company Common Stock. In such situation, the number of shares purchasable upon exercise will be adjusted so that the Warrant holder shall be entitled to receive the kind and number of shares which the holder thereof would have owned or been entitled to receive after the occurrence of any of such events if the Units had been exercised prior thereto. The exercise price will be adjusted accordingly.

           The Warrants have no value other than as the right to acquire Holding Company Common Stock at the exercise price. The Warrants do not confer upon the holders thereof any of the rights or privileges of a stockholder. Accordingly, the Warrants do not entitle holders thereof to receive any dividends, to vote, to call meetings or to receive any distribution upon a liquidation of the Company. The Holding Company has authorized and reserved for issuance a number of shares of Holding Company Common Stock sufficient to provide for the exercise of the rights represented by the Warrants. Shares issued upon exercise of the Warrants will be fully paid and nonassessable. Warrants not exercised prior to 5:00 p.m., Central Time, on ___________, 2002 shall become null and void.

         The Warrants may be exercised during the exercise period stated above by delivery of the Warrant Certificate, with the subscription form on the reverse side of the Warrant Certificate fully executed, to the Holding Company with a check payable to the Holding Company in an amount equal to the Warrant exercise price multiplied by the number of shares of Holding Company Common Stock being purchased. The Holding Company or its transfer agent will issue a new Warrant Certificate representing the unexercised but not expired Warrants. The Warrants will be detachable and may trade separately from the Debentures.

         A complete statement of the terms and conditions pertaining to the Warrants is contained in the Warrant Certificate, copies of which can be obtained from the Holding Company. The description contained in this Prospectus is qualified in its entirety by the text of the Warrant Certificate.


                                  THE OFFERING

           This Offering is being made to finance the purchase of all of the outstanding shares of First Federal Common Stock not exchanged for Holding Company Common Stock pursuant to the Merger Agreement. Shares of Holding Company Common Stock and Units are being offered to members of the general public. See "Offering and Sale of Holding Company Common Stock and Units." Subscription for shares of Holding Company Common Stock and Units will be subject to the minimum and maximum purchase limitations. See " --Subscription Procedures."

GENERAL

         The Holding Company reserves the right to reject any subscriptions prior to release of the funds in the Escrow Account to the Holding Company, in whole or in part, for any reason whatsoever and may, in its sole discretion, elect to accept those subscriptions for a lesser number of shares than is subscribed for by any person. The Holding Company reserves the right to allocate shares of Holding Company Common Stock and Units in any manner as it, in its sole discretion, deems appropriate. If the Holding Company terminates the Offering in its entirety, all subscription funds will be refunded in full with interest actually earned thereon, without deduction.

SUBSCRIPTION PROCEDURES

         The Holding Company is offering through the Agent 3,400 Units minimum/3,700 Units maximum at a price of $1,000 per Unit. See "Description of Units," Description of Warrants" and Description of Debentures" for a discussion of the terms of the securities comprising the Units. The Unit Offering is being conducted by the Holding Company though the Agent on a "best efforts, minimum-maximum" basis and, as to the minimum, on an "all or none" basis. The Holding Company has agreed to pay the Agent a commission of 7% of the aggregate amount of Units sold by the Agent, and to reimburse the Agent for its reasonable and accountable expenses up to $60,000, including legal fees of counsel to the Agent. The Company has also agreed to pay to the Agent a fee of $5,000 in connection with its fairness opinion with regard to the purchase of shares of First Federal Common Stock.

         Persons may subscribe for Units by signing, completing and delivering or mailing a subscription form, together with payment in full for the number of Units for which such person is subscribing by cashiers' check, draft or wire transfer payable in next day funds to the Agent. These subscriptions must be received by the Escrow Agent by 5:00 p.m., Central time on the Expiration Date. Checks should be made payable to the order of "The First National Bank of Bryan, Texas -- Escrow Agent for The Bryan-College Station Financial Holding Company." All subscription checks received will be transmitted to the Escrow Agent by noon the next business day following receipt by the Agent. Consummation of the Offering through release of the funds held in the Escrow Account to the Holding Company and delivery of instruments representing the Debentures and the Warrants will occur as soon as practicable after the Expiration Date, subject to the satisfaction of certain conditions precedent to the Selling Agreement entered into between the Holding Company and the Agent.

         The Agent has informed the Company that neither it nor any such selected dealers expect sales of Units to accounts over which they exercise discretionary authority to exceed 5% of the total number of Units offered by it.

         The  Company  has  agreed  to  indemnify  the  Agent  against   certain
liabilities, including liabilities under the Securities Act.

OFFERING PRICE OF HOLDING COMPANY COMMON STOCK ARBITRARILY DETERMINED

         The purchase price of the Holding Company Common Stock has been determined arbitrarily by the Board of Directors based on, among other things, the amount of capital necessary to enable the Holding Company to accomplish the Merger and does not necessarily bear any relation to any established investment criteria of value such as book value, earnings or assets or the intrinsic value, if any, of the Holding Company or First Federal. As a result, there can be no assurance that the price of the Holding Company Common Stock will not fall below its purchase price after the completion of the Offering.


TRANSFER AGENT

         The Holding Company will act as its own transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of Holding Company Common Stock and the Units.


                                  LEGAL MATTERS


         The legality of the Holding Company Common Stock and Debentures will be passed upon for the Holding Company by Silver, Freedman & Taff, LLP (a partnership including professional corporations), 1100 New York Avenue, N.W., Washington, D.C., special counsel to First Federal. Silver, Freedman & Taff, LLP has consented to the reference herein to its opinion. Certain legal matters will be passed upon for Hoefer & Arnett by Bracewell & Patterson, LLP, Houston, Texas.

                                     EXPERTS


         The Consolidated Financial Statements of First Federal Savings Bank of Bryan and its subsidiary as of September 30, 1994, 1995 and 1996 and for each of the years in the three year period ended September 30, 1996 included in this Prospectus/Proxy Statement have been audited by Crowe, Chizek and Company LLP, independent certified public accountants. Such Consolidated Financial Statements have been included herein in reliance upon the report of Crowe, Chizek and Company LLP, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                           FIRST FEDERAL SAVINGS BANK

                   Index to Consolidated Financial Statements


                                                                            Page

Report of Independent Auditors.............................................  F-2

Consolidated Statements of Financial Condition
September 30,   1996 and 1995..............................................  F-4

Consolidated Statements of Income
Years ended September 30,   1996, 1995 and   1994..........................  F-5

Consolidated Statements of Stockholders' Equity
Years ended September 30,   1996, 1995 and   1994..........................  F-5

Consolidated Statements of Cash Flows
Years ended September 30,   1996, 1995 and   1994..........................  F-6

Notes to Consolidated Financial Statements
Years Ended September 30,   1996, 1995 and 1994............................  F-8

Consolidated Statements of Financial Condition
June 30, 1997 and  September 30, 1996...........................................

Consolidated Statements of Income
Three Months and Nine Months Ended June 30, 1997 and 1996.......................

Consolidated Statements of Changes in Stockholders' Equity
Nine Months Ended June 30, 1997 and 1996........................................

Consolidated Statements of Cash Flows
Three Months and Nine Months Ended June 30, 1997 and 1996.......................

Notes to Consolidated Financial Statements
June 30, 1997 and 1996..........................................................

         All schedules are omitted because the required information is not applicable or is included in the Consolidated Financial Statements and related Notes.

         FINANCIAL STATEMENTS OF THE HOLDING COMPANY HAVE NOT BEEN PROVIDED BECAUSE THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY HAS NOT CONDUCTED ANY OPERATIONS TO DATE AND HAS NOT BEEN CAPITALIZED.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
First Federal Savings Bank
Bryan, Texas


We have audited the accompanying consolidated statements of financial condition of First Federal Savings Bank and its wholly-owned subsidiary, First Service Corporation of Bryan, as of September 30, 1996 and 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Federal Savings Bank and its wholly-owned subsidiary, First Service Corporation of Bryan, as of September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Bank changed its method of accounting for securities for the year ended September 30, 1995.




                                                   Crowe, Chizek and Company LLP

Oak Brook, Illinois
November 9, 1996

                           FIRST FEDERAL SAVINGS BANK
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           September 30, 1996 and 1995
                         In thousands, except share data


------------------------------------------------------------------------------------------------------------------

                                                                                          1996           1995
                                                                                          ----           ----
ASSETS
Cash and due from banks                                                             $     1,661    $     1,275
Interest-bearing deposits in other financial institutions                                 1,145          5,666
                                                                                    -----------    -----------
     Total cash and cash equivalents                                                      2,806          6,941

Securities held-to-maturity (fair value:
  1996 - $1,000; 1995 - $988) (Note 2)                                                    1,000          1,000
Mortgage-backed securities held-to-maturity (fair value:
  1996 - $1,261; 1995 - $2,247) (Note 2)                                                  1,292          2,278
Loans held for sale, net of unrealized loss of $14 in 1996
  and 1995                                                                                  419          1,840
Loans receivable, net (Note 3)                                                           49,160         46,765
Federal Home Loan Bank stock                                                                845            796
Foreclosed real estate (Note 5)                                                             577            130
Premises and equipment (Note 6)                                                             924          1,034
Accrued interest receivable                                                                 329            377
Other assets                                                                                245            271
                                                                                    -----------    -----------

                                                                                    $    57,597    $    61,432
                                                                                    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits (Note 7)                                                              $    51,677    $    54,939
     Advance payments by borrowers for insurance and taxes                                  783            910
     Advance from Federal Home Loan Bank (Note 8)                                             -          1,088
     Deferred income taxes (Note 12)                                                         86            146
     Accrued interest payable and other liabilities                                         735            179
                                                                                    -----------    -----------
                                                                                         53,281         57,262

Commitments and contingent liabilities (Note 11)

Stockholders' equity (Note 10)
     Preferred  stock - par value  $.01 per  share  (liquidation  preference  of
       $873,000); authorized 1,000,000 shares,
       issued 87,263 shares                                                                   1              1
     Common stock - par value $.01 per share; authorized
       3,000,000 shares, issued 239,612 and 228,282 shares at
       September 30, 1996 and 1995, respectively                                              2              2
     Additional paid-in capital                                                           2,743          2,630
     Retained earnings, substantially restricted                                          1,570          1,537
                                                                                    -----------    -----------
                                                                                          4,316          4,170
                                                                                    -----------    -----------

                                                                                    $    57,597    $    61,432
                                                                                    ===========    ===========


------------------------------------------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                                                                                                              F-3

                           FIRST FEDERAL SAVINGS BANK
                        CONSOLIDATED STATEMENTS OF INCOME
                 Years ended September 30, 1996, 1995, and 1994
                       In thousands, except per share data


------------------------------------------------------------------------------------------------------------------

                                                                           1996           1995            1994
                                                                           ----           ----            ----
Interest income
     Loans                                                           $     4,407    $     4,187    $     3,619
     Securities                                                               46             42             33
     Mortgage-backed securities                                               99            162            205
     Other                                                                   276            307            163
                                                                     -----------    -----------    -----------
         Total interest income                                             4,828          4,698          4,020

Interest expense
     Deposits                                                              2,358          2,146          1,701
     Other borrowings                                                          5            148             57
                                                                     -----------    -----------    -----------
         Total interest expense                                            2,363          2,294          1,758
                                                                     -----------    -----------    -----------


NET INTEREST INCOME                                                        2,465          2,404          2,262

Provision for loan losses (Note 3)                                           (52)            27           (401)
                                                                     -----------    -----------    -----------


NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                        2,517          2,377          2,663

Noninterest income
     Service charges                                                         527            355            202
     Gain on sale of loans (Note 4)                                          125            109            501
     Gain on sale of mortgage servicing rights (Note 4)                      205            104            407
     Gain on sale of mortgage-backed securities (Note 2)                      13              -              -
     Operation of foreclosed real estate                                      (9)            (2)             -
     Other                                                                    12             26             14
                                                                     -----------    -----------    -----------
         Total noninterest income                                            873            592          1,124

Noninterest expense
     Compensation and benefits                                             1,337          1,284          1,569
     Occupancy and equipment expense                                         335            298            282
     SAIF special assessment                                                 333              -              -
     Federal insurance premiums                                              125            116            134
     Net loss on real estate owned, including
       provision for losses                                                    8             12             19
     Loan expense                                                             33             61            120
     Office supplies                                                          73             85            100
     Professional fees                                                       179            167            196
     Advertising                                                              57             55             73
     Data processing                                                         148            111            132
     Telephone                                                                57             57             45
     Other                                                                   363            402            426
                                                                     -----------    -----------    -----------
         Total noninterest expense                                         3,048          2,648          3,096
                                                                     -----------    -----------    -----------

------------------------------------------------------------------------------------------------------------------
                                   (Continued)
                                                                                                               F-4

                           FIRST FEDERAL SAVINGS BANK
                        CONSOLIDATED STATEMENTS OF INCOME
                 Years ended September 30, 1996, 1995, and 1994
                       In thousands, except per share data

------------------------------------------------------------------------------------------------------------------


                                                                          1996          1995            1994
                                                                          ----          ----            ----

INCOME BEFORE INCOME TAX EXPENSE                                     $       342    $       321    $       691

Income tax expense (Note 12)                                                 108            110            234
                                                                     -----------    -----------    -----------


NET INCOME                                                                   234            211            457

Preferred stock dividends                                                    (88)           (88)           (87)
                                                                     -----------    -----------    -----------

Income available to common stockholders                              $       146    $       123    $       370
                                                                     ===========    ===========    ===========

Earnings per common share (Note 1)                                   $       .61     $      .52    $      1.54












------------------------------------------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements
                                                                                                              F-5

                           FIRST FEDERAL SAVINGS BANK
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 Years ended September 30, 1996, 1995, and 1994
                       In thousands, except per share data

------------------------------------------------------------------------------------------------------------------

                                                                      Additional
                                       Preferred        Common          Paid-In         Retained
                                         Stock           Stock          Capital         Earnings        Total
                                       ---------        ------        ----------        --------        -----

Balance at
  September 30, 1993                  $         1    $         2     $     2,419    $     1,255    $     3,677

Issuance of 10,321
  common shares as
  5% stock dividend                             -              -             103           (103)             -

Net income                                      -              -               -            457            457

Dividends
  ($1.00 per
  preferred share)                              -              -               -            (87)           (87)
                                      -----------    -----------     -----------    -----------    -----------


Balance at
  September 30, 1994                            1              2           2,522          1,522          4,047

Issuance of 10,802
  common shares as
  5% stock dividend                             -              -             108           (108)             -

Net income                                      -              -               -            211            211

Dividends ($1.00 per
  preferred share)                              -              -               -            (88)           (88)
                                      -----------    -----------     -----------    -----------    -----------


Balance at
  September 30, 1995                            1              2           2,630          1,537          4,170

Issuance of 11,330
  common shares as
  5% stock dividend                             -              -             113           (113)             -

Net income                                      -              -               -            234            234

Dividends ($1.00 per
  preferred share)                              -              -               -            (88)           (88)
                                      -----------    -----------     -----------    -----------    -----------


Balance at
  September 30, 1996                  $         1    $         2     $     2,743    $     1,570    $     4,316
                                      ===========    ===========     ===========    ===========    ===========


------------------------------------------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements

                                                                                                               F-6

                           FIRST FEDERAL SAVINGS BANK
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Years ended September 30, 1996, 1995, and 1994
                                  In thousands

------------------------------------------------------------------------------------------------------------------

                                                                        1996            1995            1994
                                                                        ----            ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                  $        234     $        211    $        457
     Adjustments to reconcile net income to net cash
       provided by operating activities
         Depreciation                                                     167              154             118
         Amortization of premiums and discounts
           on mortgage-backed securities, net                               5                2               -
         Proceeds from sale of mortgage loans                          13,839           81,838          86,336
         Origination of loans held for sale                           (12,293)         (81,423)        (81,441)
         Market value adjustment of loans held-for-sale                     -              (32)             46
         Change in deferred loan origination fees                         (41)             (62)            (32)
         Change in deferred income taxes                                  (60)              38             155
         Change in deferred gain on real estate owned                       -              (10)              -
         Net (gains) losses on sales of
              Real estate owned                                             1                9               7
              Mortgage-backed securities                                  (13)               -               -
              Mortgage loans                                             (125)            (109)           (501)
              Mortgage servicing rights                                  (205)            (104)           (407)
         Provision for losses on loans and real
           estate owned                                                   (45)              30            (389)
         Federal Home Loan Bank stock dividend                            (49)             (48)            (31)
         Change in
              Accrued interest receivable                                  48              (71)            (23)
              Other assets                                                 26              397            (434)
              Accrued interest payable and other
                liabilities                                               556              (26)           (121)
                                                                 ------------     ------------    ------------
                  Net cash provided by operating
                    activities                                          2,045              794           3,740

CASH FLOWS FROM INVESTING ACTIVITIES
     Net increase in loans receivable                                  (2,677)          (5,690)         (6,134)
     Principal payments on mortgage-backed
       securities                                                         418              413           1,748
     Proceeds from sale of mortgage-backed securities                     576                -               -
     Proceeds from sale of mortgage servicing rights                      205              104             407
     Capital expenditures on premises and e
       equipment, net                                                     (57)            (231)           (589)
     Capital expenditures on foreclosed real estate                       (83)             (32)              -
     Proceeds from sale of real estate owned                                3                3              90
                                                                 ------------     ------------    ------------
         Net cash used in investing activities                         (1,615)          (5,433)         (4,478)

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                               F-7

                           FIRST FEDERAL SAVINGS BANK
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Years ended September 30, 1996, 1995, and 1994
                                  In thousands

------------------------------------------------------------------------------------------------------------------


                                                                       1996           1995             1994
                                                                       ----           ----             ----
CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase (decrease) in deposits                         $     (3,262)    $      4,093    $      3,534
     Net increase (decrease) in advance payments
       by borrowers for insurance                                        (127)              49             127
     Proceeds from other borrowings                                         -            1,088               -
     Repayment of other borrowings                                     (1,088)               -            (500)
     Dividends paid on preferred stock                                    (88)            (110)            (65)
                                                                 ------------     ------------    ------------
         Net cash provided by (used in) financing
           activities                                                  (4,565)           5,120           3,096
                                                                 ------------     ------------    ------------

Increase (decrease) in cash and cash equivalents                       (4,135)             481           2,358

Cash and cash equivalents at beginning of year                          6,941            6,460           4,102
                                                                 ------------     ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                         $      2,806     $      6,941    $      6,460
                                                                 ============     ============    ============

Supplemental disclosures of cash flow information
     Cash paid during the year for
         Interest                                                $      2,369     $      2,288     $     1,755
         Income taxes paid (received)                                     139              (98)            232

Supplemental disclosure of noncash investing
  activities
     Net transfer between loans and real estate
       acquired through foreclosure                                      (375)             (17)             (8)
     Cash dividends declared, not paid                                      -                -              22
     Transfer of investment and mortgage-backed
       securities to held-to-maturity upon adoption
       of SFAS No. 115                                                      -            3,693               -
     Transfer of securities to available-for-sale at
       fair value                                                         563                -               -

-------------------------------------------------------------------------------------------------------------------
                              See accompanying notes to consolidated financial statements.
                                                                                                                F-8

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying consolidated financial statements include the accounts of First Federal Savings Bank and its wholly-owned subsidiary, First Service Corporation of Bryan. All significant intercompany balances and transactions have been eliminated.

Business: First Federal Savings Bank (the Bank) is a federally chartered savings bank and member of the Federal Home Loan Bank (FHLB) system which maintains insurance on deposit accounts with the Savings Association Insurance Fund (SAIF) of the Federal Deposit Insurance Corporation.

Operations: The Bank makes residential, commercial real estate and consumer loans primarily in Brazos County of Texas. Substantially all loans are secured by specific items of collateral, including real estate, residences, and consumer assets.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Securities: Effective October 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires corporations to classify debt securities as held-to-maturity, trading, or available-for-sale. Securities are classified as held-to-maturity when management has the intent and the Bank has the ability to hold those securities to maturity. Premiums and discounts are recognized in interest income using methods that approximate the level-yield method. Management classified all of the Bank's investments and mortgage-backed securities as held-to-maturity, therefore, the adoption of this statement did not have an effect on the financial position or operations of the Bank. Realized gains and losses on disposition of available-for-sale securities are based on the net proceeds and the adjusted carrying amounts of the securities sold, using the specific identification method.

Loans Receivable: Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, and deferred loan origination fees and discounts.

Allowance for Loan Losses: Because some loans may not be repaid in full, the Bank has established an allowance for loan losses. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of the loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at level considered adequate to cover losses that are currently anticipated based on

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the whole allowance is available for any loan charge-offs that occur. A loan is charged-off against the allowance by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 114 (SFAS No. 114), "Accounting by Creditors for Impairment of a Loan". SFAS No. 114 (as modified by No. 118), effective for the Bank beginning October 1, 1995, requires the measurement of impaired loans, based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. Under this standard, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to be increased, such increase is reported as a provision for loan losses. The effect of adopting SFAS No. 114 was not material to the Bank's consolidated financial position or results of operations during 1995.

Smaller balance homogeneous loans are defined as residential first mortgage loans secured by one-to-four family residences, residential construction loans, and share loans and are evaluated collectively for impairment. Commercial real estate loans are evaluated individually for impairment. Normal loan evaluation procedures, as described in the second preceding paragraph, are used to identify loans which must be evaluated for impairment. In general, loans classified as "doubtful" or "loss" are considered impaired while loans classified as "substandard" are individually evaluated for impairment. Depending on the relative size of the credit relationship, late or insufficient payments of 30 to 90 days will cause management to reevaluate the credit under its normal loan evaluation procedures. While the factors which identify a credit for consideration for measurement of impairment, or nonaccrual, are similar, the measurement considerations differ. A loan is impaired when the economic value estimated to be received is less than the value implied in the original credit agreement. A loan is placed in nonaccrual when payments are more than 90 days past due unless the loan is adequately collateralized and in the process of collection. Although impaired loan and nonaccrual loan balances are measured differently, impaired loan disclosures under SFAS Nos. 114 and 118 are not expected to differ significantly from nonaccrual and renegotiated loan disclosures.

Recognition of Income on Loans: Interest on loans is accrued over the term of the loans based on the principal balance outstanding. Where serious doubt exists as to the collectibility of a loan, the accrual of interest is discontinued.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loan Fees and Costs: The Bank defers loan origination fees, net of certain direct loan origination costs. The net amount deferred is netted against loans in the balance sheet and is recognized in interest income as a yield adjustment over the contractual term of the loan, adjusted for prepayments.

Loan Sales: The Bank sells a portion of its mortgage loan production in the secondary market. The Bank obtains sales commitments on these loans immediately prior to making the origination commitment. Loans classified as held for sale are carried at the lower of cost or market value. Net unrealized losses are recognized by charges to income.

Premises and Equipment: The Bank's premises and equipment are stated at cost less accumulated depreciation. The Bank's premises and related furniture and equipment are depreciated using the straight-line method over their estimated useful lives. Maintenance and repairs are charged to expense, and improvements are capitalized.

Foreclosed Real Estate: Real estate acquired through foreclosure and similar proceedings is carried at the lower of cost (fair value of the asset at the date of foreclosure) or fair value less estimated costs to sell. Losses on disposition, including expenses incurred in connection with the disposition, are charged to operations. Valuation allowances are recognized when the fair value less selling expenses is less than the cost of the asset. Changes in the valuation allowance are charged or credited to income.

Statement of Cash Flows: Cash and cash equivalents are defined to include the Bank's cash on hand, demand balances, interest-bearing deposits with financial institutions and investments in certificates of deposit with original maturities of less than three months.

Income Taxes: The Bank records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes".

Earnings Per Common Share: Earnings per share is calculated by dividing the net earnings (less preferred stock dividend) by the weighted average number of common shares outstanding and common stock equivalents attributable to outstanding stock options, when dilutive. The weighted average number of the Bank's shares of common stock used to calculate the 1996, 1995, and 1994 earnings per share was 239,612, after giving retroactive effect to the stock dividends.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of New Accounting Standards: In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 121 requires that the long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. However, SFAS No. 121 does not apply to financial instruments, core deposit intangibles, mortgage and other servicing rights, or deferred tax assets. The adoption of SFAS No. 121 had no material effect on the Bank's income or financial condition.

In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 (SFAS No. 122), "Accounting for Mortgage Servicing Rights". SFAS No. 122 requires an institution that purchases or originates mortgage loans and sells or securitizes those loans with servicing rights retained to allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. In addition, institutions are required to assess impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights. SFAS No. 122 is effective for fiscal years beginning after December 31, 1995. The adoption of this statement is not expected to have a material impact on the Bank's earnings or financial condition. As discussed below, SFAS No. 122 will be superseded by SFAS No. 125 after December 31, 1996.

In June 1996, the FASB released Statement of Financial Accounting Standards No. 125 (SFAS No. 125), "Accounting for Transfers and Extinguishments of Liabilities". SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 125 requires a consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, and derecognizes liabilities when extinguished. SFAS No. 125 also supersedes SFAS No. 122 and requires that servicing assets and liabilities be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and requires assessment for asset impairment or increased obligation based on their fair values. SFAS No. 125 applies to transfers and extinguishments occurring after December 31, 1996 and early or retroactive application is not permitted. Management anticipates that the adoption of SFAS No. 125 will not have a material impact on the financial condition or operations of the Bank.

In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, (SFAS No. 123), "Accounting for Stock-Based Compensation". This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value-based method or the current APB Opinion 25 intrinsic value-based method of accounting for its stock-based compensation arrangements.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value-based method has been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans adopted in years beginning after December 15, 1995 in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. The adoption of SFAS No. 123 is not expected to have a material impact on the Bank's earnings or financial condition.

Reclassifications: Certain reclassifications were made to the 1995 financial statements to make them comparable to the 1996 presentation.


NOTE 2 - SECURITIES

The amortized cost and fair values of securities held-to-maturity at September 30, are as follows (in thousands):


                                                     ---------------------------1 9 9 6-----------------------
                                                                                -------
                                                                         Gross          Gross
                                                        Amortized     Unrealized     Unrealized        Fair
                                                          Cost           Gains         Losses          Value
                                                     -------------   -----------    -----------    -----------

     U.S. government agency security                 $     1,000     $         -    $         -    $     1,000
                                                     ===========     ===========    ===========    ===========

     FHLMC certificates                              $       872     $         2    $       (31)   $       843
     FNMA certificates                                       420               3             (5)           418
                                                     -----------     -----------    -----------    -----------

                                                     $     1,292     $         5    $       (36)   $     1,261
                                                     ===========     ===========    ===========    ===========

                                                     ---------------------------1 9 9 5-----------------------
                                                                                -------
                                                                         Gross          Gross
                                                        Amortized     Unrealized     Unrealized         Fair
                                                          Cost           Gains         Losses           Value
                                                     ------------    -----------    -----------    ------------

     U.S. government agency security                 $     1,000     $         -    $       (12)   $       988
                                                     ===========     ===========    ===========    ===========

     GNMA certificates                               $        55     $         1    $         -    $        56
     FHLMC certificates                                    1,672              13            (41)         1,644
     FNMA certificates                                       551               4             (8)           547
                                                     -----------     -----------    -----------    -----------

                                                     $     2,278     $        18    $       (49)   $     2,247
                                                     ===========     ===========    ===========    ===========


------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                              F-13

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

On December 1, 1995, the Bank reclassified certain held-to-maturity securities as available-for-sale in accordance with "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." The amortized cost and unrealized gain on the securities transferred were $563,000 and $13,000, respectively.

The $1,000,000 U.S. government agency security matures on October 1, 1996. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities have varying maturities.

Gross sales of securities during 1996 totaled $576,000 with gross gains of $13,000. There were no sales of investment or mortgage-backed securities during 1995.


NOTE 3 - LOANS



Loans receivable at September 30 are summarized as follows:
                                                                                           In thousands
                                                                                       1996            1995
                                                                                       ----            ----
     First mortgage loans
         Principal balances:
              Secured by one-to-four-family residences                              $    30,477    $    30,966
              Secured by other properties                                                 4,175          3,643
              Construction loans                                                          4,365          4,261
                                                                                    -----------    -----------
                                                                                         39,017         38,870
         Less:
              Undisbursed portion of loans                                               (1,966)        (1,664)
              Net deferred loan origination fees                                           (128)           (87)
              Deferred gain                                                                  (3)            (3)
                                                                                    -----------    -----------
                  Total first mortgage loans                                             36,920         37,116

     Consumer and other loans
         Principal balances:
              Automobile loans                                                            9,435          7,634
              Home equity and second mortgage                                               151            193
              Loans secured by deposit accounts                                             967            705
              Commercial loans                                                              595            643
              Purchased automobile and lease pools                                            -              4
              Other consumer loans                                                        1,339            787
                                                                                    -----------    -----------
                  Total consumer and other loans                                         12,487          9,966

         Less allowance for loan losses:                                                   (247)          (317)
                                                                                    -----------    -----------

                                                                                    $    49,160    $    46,765
                                                                                    ===========    ===========

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                              F-14

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

A summary of the activity in the allowance for loan losses follows:


                                                                                   In thousands
                                                                        1996            1995            1994
                                                                        ----            ----            ----
     Balance at beginning of year                                    $       317    $       313    $       339
     Provision charged to operations                                         (52)            27           (401)
     Charge-offs                                                             (23)           (27)           (39)
     Recoveries                                                                5              4            414
                                                                     -----------    -----------    -----------

         Balance at end of year                                      $       247    $       317    $       313
                                                                     ===========    ===========    ===========

The Bank recorded a recovery of $401,000 during 1994 related to proceeds received from a lawsuit involving a previously charged-off pool of loans.

There were no impaired loans at September 30, 1996. Nonaccrual loans totaled approximately $56,000, $175,000, and $247,000 at September 30, 1996, 1995, and
1994, respectively. The approximate amounts of interest income that would have been recorded under the original terms of such loans and the interest income actually recognized for the years ended September 30, are summarized below:


                                                                                   In thousands
                                                                        1996            1995            1994
                                                                        ----            ----            ----
     Interest that would have been recorded                          $         5    $        17    $        21
     Interest income recognized                                               (4)            (9)            (6)
                                                                     -----------    -----------    -----------

         Interest income foregone                                    $         1    $         8    $        15
                                                                     ===========    ===========    ===========

The largest portion of the Bank's loans are originated for the purpose of enabling borrowers to purchase residential real estate property secured by first liens on such property. At September 30, 1996, approximately 62% of the Bank's loans were secured by owner-occupied, one-to-four-family residential property.
The Bank requires collateral on all loans and generally maintains loan-to-value ratios of 80% or less.

The Bank has  granted  loans to  certain  officers  and  directors  of the Bank.
Related-party loans are made on substantially the same terms, including interest
rates  and  collateral,   as  those   prevailing  at  the  time  for  comparable
transactions  with unrelated persons and do not involve more than normal risk of collectibility.  All loans are current in their  contractual  payments  for both principal and interest.

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                              F-15

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------


NOTE 3 - LOANS (Continued)

Activity in the loan accounts of executive officers, directors, and principal shareholders is as follows:


                                                                                           In thousands
                                                                                       1996            1995
                                                                                       ----            ----
     Balance at beginning of year                                                   $       734    $       574
     Loans disbursed                                                                        566            223
     Principal repayments                                                                  (471)           (63)
     Change in persons classified as related parties                                       (130)             -
                                                                                    -----------    -----------

         Balance at end of year                                                     $       699    $       734
                                                                                    ===========    ===========


NOTE 4 - SECONDARY MORTGAGE MARKET OPERATIONS

The following summarizes the Bank's secondary mortgage market activities:

                                                                                  In thousands
                                                                        1996           1995           1994
     Proceeds from sale of mortgage loans                            $    13,839    $    81,838    $    86,336
                                                                     ===========    ===========    ===========

     Gain on sale of mortgage loans                                  $       125    $       109    $       501
     Gain on sale of mortgage servicing rights                               205            104            407
                                                                     -----------    -----------    -----------

                                                                     $       330    $       213    $       908
                                                                     ===========    ===========    ===========

     Loans serviced for others                                       $       966    $     4,738    $     1,986
                                                                     ===========    ===========    ===========

NOTE 5 - FORECLOSED REAL ESTATE

Properties which the Bank has acquired in settlement of mortgage loans are as follows:


                                                                                          In thousands
                                                                                       1996           1995
                                                                                       ----           ----
     Total cost                                                                     $       584    $       133
     Allowance for losses                                                                    (7)            (3)
                                                                                    -----------    -----------

         Carrying amount                                                            $       577    $       130
                                                                                    ===========    ===========

------------------------------------------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 5 - FORECLOSED REAL ESTATE (Continued)

Activity in the allowance for losses for foreclosed real estate is summarized below:


                                                                                  In thousands
                                                                        1996           1995           1994
                                                                        ----           ----           ----
     Balance at beginning of year                                    $         3    $        19    $        18
     Provision charged to income                                               7              3             12
     Charge-offs, net of recoveries                                           (3)           (19)           (11)
                                                                     -----------    -----------    -----------

         Balance at end of year                                      $         7    $         3    $        19
                                                                     ===========    ===========    ===========


NOTE 6 - PREMISES AND EQUIPMENT

A summary of premises and equipment at September 30 is as follows:

                                                                                            In thousands
                                                                                        1996            1995
                                                                                        ----            ----

     Land                                                                           $       235    $       235
     Buildings and improvements                                                             741            732
     Furniture and equipment                                                              1,007            954
                                                                                    -----------    -----------
         Total cost                                                                       1,983          1,921
     Accumulated depreciation                                                            (1,059)          (887)
                                                                                    -----------    -----------

                                                                                    $       924    $     1,034
                                                                                    ===========    ===========


NOTE 7 - DEPOSITS

Certificate of deposit accounts with a minimum denomination of $100,000 or more totaled $4,260,000 and $4,481,000 at September 30, 1996 and 1995, respectively.
Non-interest-bearing deposit accounts totaled $3,344,000 and $3,336,000 at September 30, 1996 and 1995, respectively.

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                              F-17

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 7 - DEPOSITS (Continued)

At September 30, 1996, scheduled maturities of certificates of deposit are as follows:

          Year Ending                                  In Thousands
          -----------                                  ------------

       September 30, 1997                                $    24,854
       September 30, 1998                                      5,810
       September 30, 1999                                      2,026
       September 30, 2000                                      2,121
       September 30, 2001 and thereafter                          75
                                                         -----------

                                                         $    34,886
                                                         ===========

NOTE 8 - OTHER BORROWINGS

Other borrowings at September 30, 1995 consist of a revolving line of credit with the Federal Home Loan Bank of Dallas (FHLB) to fund loans originated for sale by the Bank. The line is secured by the underlying loans and bears a variable interest rate which reprices daily. The interest rate at September 30, 1995 was 7.10%. This line was closed during 1996.


NOTE 9 - BENEFIT PLANS

During 1993, the Bank's Board of Directors adopted a stock option and incentive plan (the Plan) that was subsequently ratified by the stockholders. Under the Plan, options for 18,479 shares of common stock at $10.00 per share were granted to the directors and officers of the Bank. During the fiscal year 1996, 5,018 stock options expired due to the resignation of an officer and a director who did not exercise their options. At September 30, 1996, 13,461 options were outstanding.

The Bank has a defined benefit pension plan covering substantially all of the employees. The benefits are based on years of service and an employee's compensation during the highest five years out of the last ten years of employment. The Bank's funding policy is to contribute each year an amount which satisfies the regulatory funding standards. The contributions are invested in a Lincoln National Group Variable Annuity Contract.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 9 - BENEFIT PLANS (Continued)


The funded status of the plan is as follows:
                                                                                           In thousands
                                                                                           September 30,
                                                                                       1996            1995
                                                                                       ----            ----
     Accumulated benefit obligation, including vested
       benefits of $353 and $303, respectively                                      $      (385)   $      (339)
                                                                                    ===========    ===========

     Projected benefit obligation for service rendered to date                      $      (498)   $      (471)
     Plan assets at fair value (Lincoln National Group
       Variable Annuity Contract)                                                           333            296
                                                                                    -----------    -----------
     Projected benefit obligation in excess of plan assets                                 (165)          (175)
     Unrecognized transition obligation which is being
       recognized over 25 years                                                             118            125
     Unrecognized net loss                                                                   43             51
     Additional minimum liability                                                           (48)           (44)
                                                                                    -----------    -----------

         Accrued pension (cost) benefit recorded on statement
           of financial condition                                                   $       (52)   $       (43)
                                                                                    ===========    ===========

In accordance with Statement of Financial Accounting Standards No. 87, the Bank has recorded an additional minimum liability to recognize a pension obligation equal to the unfunded accumulated benefit obligation (shown as accrued interest payable and other liabilities) with an equal amount reflected as an intangible asset.

                                                                                  In thousands
                                                                     --------Year ended September 30,---------
                                                                             ------------------------

                                                                        1996           1995            1994
                                                                        ----           ----            ----
Net pension cost includes the following components:
     Service cost earned during the period                           $        73    $        40    $        34
     Interest cost                                                            25             28             25
     Actual return on plan assets                                            (16)           (13)           (14)
     Net amortization and deferral                                             7              7              6
                                                                     -----------    -----------    -----------

         Net periodic pension cost                                   $        89    $        62    $        51
                                                                     ===========    ===========    ===========


The assumptions used to develop the net periodic pension cost were:

     Discount rate                                                           7%              7%             7%
     Expected long-term rate of return on assets                             7%              7%             7%
     Rate of increase in compensation levels                                 5%              5%             5%

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                            F-19

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 10 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital as defined in the regulations to risk-weighted assets as defined, and of Tier I capital to average assets as defined. As of September 30, 1996, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios. There are no conditions or events since that notification that management believes have changed the institution's category.

As of September 30, 1996, the Bank's total risk-based, Tier I risk-based, and Tier I leverage ratios exceeded the regulatory minimums for being considered well capitalized. The total risk-based capital ratio exceeded the well capitalized standard of 10.0% by 2.9% or approximately $123,000. Tier I risk-based capital was greater than the well capitalized minimum of 6.0% by 7.6% or approximately $328,000. The Tier I leverage ratio was 7.3%, approximately $97,000, greater than the well capitalized minimum of 5.0%.

Current regulations also require savings institutions to have minimum regulatory tangible capital equal to 1.5% of total assets, a core capital ratio of 3%, and a risk-based capital ratio equal to 8% of risk-adjusted assets as defined by regulation. The following is a reconciliation of the Bank's capital under generally accepted accounting principles (GAAP) to regulatory capital at September 30, 1996.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 10 - REGULATORY MATTERS (Continued)

                                                                               % of
                                                   % of                      Adjusted                    % of Risk
                                     Tangible    Tangible        Core        Tangible      Risk-based    Adjusted
                                      Capital     Assets        Capital       Assets         Capital      Assets
                                    ---------    --------      --------     --------      -----------   ----------
    GAAP capital                    $   4,316       7.46%      $    4,316       7.46%     $    4,316      10.05%
    Regulatory general
      valuation allowances                  -          -                -          -             247        .57
                                    ---------    -------       ----------   --------      ----------    -------
    Regulatory capital -
      computed                          4,316       7.46            4,316       7.46           4,563      10.62
    Capital adequacy
      requirement                         868       1.50            1,736       3.00           3,347       8.00
                                    ---------    -------       ----------   --------      ----------    -------

       Excess regulatory
         capital over minimum       $   3,448       5.96%      $    2,580       4.46%     $    1,216       2.62%
                                    =========    =======       ==========   ========      ==========    =======

Accordingly, management considers the capital requirements to have been met. Regulations also include restrictions on loans to one borrower; certain types of investments and loans; loans to officers, directors, and principal shareholders; brokered deposits; and transactions with affiliates. At September 30, 1996, the Bank's housing-related and other specified assets totaled approximately 78.8% of total assets.

Federal  regulations  require the Bank to comply with a Qualified  Thrift Lender
(QTL) test which requires that 65% of assets be maintained in housing-related finance and other specified assets. If the QTL test is not met, limits are placed on growth, branching, new investments, FHLB advances, and dividends, or the institution must convert to a commercial bank charter. Management considers the QTL test to have been met.

In 1991, the Board of Directors of the Bank adopted a Plan of Conversion to convert from a federal mutual savings and loan association to a stock savings and loan association. On April 22, 1993, the Bank sold 207,159 shares of common stock at $10 per share and received proceeds of $1,549,000, net of conversion expenses, and sold 87,263 shares of Series A redeemable preferred stock at $10 per share and received proceeds of $873,000. Series A preferred stock has a $
 .01 par value, is nonvoting and entitles the holder to a $10 per share liquidation preference. The stock bears non-cumulative quarterly dividends at an annual rate of 10%. At the Bank's option, the stock can be redeemed after two years.

Regulations of the Office of Thrift Supervision limit the amount of dividends and other capital distributions that may be paid by a savings institution without prior approval of the Office of Thrift Supervision. This regulatory restriction is based on a three-tiered system with the greatest flexibility afforded to well-capitalized (Tier 1) institutions. The Bank currently meets the requirements of a Tier 1 institution and has not been informed by the OTS of the need for more than normal supervision. Accordingly, the Bank can make, without prior regulatory approval, distributions during a fiscal year up to 100% of its net income to date during a fiscal

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 10 - REGULATORY MATTERS (Continued)

year plus an amount that would reduce by one-half its "surplus capital ratio" (the excess over its Fully Phased-In Capital Requirements) at the beginning of the last calendar year. At September 30, 1996, the Bank could pay up to $724,000 in dividends.


NOTE 11 - COMMITMENTS, CONTINGENT LIABILITIES AND CONCENTRATIONS

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to make loans and fund lines of credit and loans-in-process. The Bank's exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of these instruments. The Bank follows the same credit policy to make such commitments as it uses for on-balance-sheet items.

At September 30, these financial instruments are summarized as follows:

                                                            In thousands
                                                              Contract
                                                               Amount
                                                               ------

                                                         1996            1995
                                                         ----            ----
     Financial instruments whose contract amounts
      represent credit risk:
         Commitments to make loans                   $     5,651    $     1,565
         Loans-in-process                                  1,966          1,664
         Lines of credit                                     112          4,733
         Commitments to sell loans                           278          1,229
         Letters of credit                                   175             70

The Bank had $5,422,000 of fixed rate commitments to originate loans, ranging from 7.0% to 10.25% at September 30, 1996. The commitments have terms of 75 days. Since many commitments to make loans expire without being used, the amount above does not necessarily represent future cash commitments. Collateral may be obtained upon exercise of a commitment. The amount of collateral is determined by management and may include commercial and residential real estate and other business and consumer assets.

Financial instruments which potentially subject the Bank to concentrations of credit risk include interest-bearing deposit accounts in other financial institutions and loans. At September 30, 1996, the Bank had deposit accounts with balances totaling approximately $1,145,000 at the Federal Home Loan Bank of Dallas. Concentrations of loans are described in Note 3.


--------------------------------------------------------------------------------

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 11 - COMMITMENTS, CONTINGENT LIABILITIES AND CONCENTRATIONS
(Continued)

The Bank is, from time to time, a party to certain lawsuits arising in the ordinary course of its business. The Bank believes that none of these lawsuits would, if adversely determined, have a material adverse effect on its financial condition, results of operations, or capital.

During September 1996, the Bank entered into a noncancelable operating lease for office space relating to mortgage operations. The lease expires August 31, 1998 but has options for renewal through the year 2006. Projected minimum payments under the terms of the lease, not including insurance and maintenance, are $20,632 and $18,913 for years ended September 30, 1997 and 1998, respectively.

The deposits of savings institutions such as the Bank are presently insured by the Savings Association Insurance Fund (SAIF), which, along with the Bank Insurance Fund (BIF), is one of the two insurance funds administered by the Federal Deposit Insurance Corporation (FDIC). However, it is not anticipated that SAIF will be adequately recapitalized until 2002, absent a substantial increase in premium rates or the imposition of special assessments or other significant developments, such as a merger of the SAIF and the BIF. Accordingly, a recapitalization plan was signed into law on September 30, 1996 which provides for a special assessment of an estimated .65% of all SAIF-insured deposit balances as of March 31, 1995. The Bank's liability for the special assessment, totaling approximately $217,000 net of taxes, was recorded in September 1996.


NOTE 12 - INCOME TAX EXPENSE

The provision for income tax expense consists of the following:

                                                                                    In thousands
                                                                                     Year Ended
                                                                     ---------------September 30,--------------
                                                                                    -------------
                                                                        1996            1995            1994
                                                                        ----            ----            ----

     Current income tax expense                                      $       168    $        72    $        79
     Deferred income tax expense (benefit)                                   (60)            38            155
                                                                     -----------    -----------    -----------

                                                                     $       108    $       110    $       234
                                                                     ===========    ===========    ===========


                                                                            F-23

The provision for income tax differs from that computed at the statutory corporate tax rate as follows:

                                                                                    In thousands
                                                                                     Year Ended
                                                                     ---------------September 30,--------------
                                                                                    -------------
                                                                        1996            1995            1994
                                                                        ----            ----            ----

     Tax expense at statutory rate (34%)                             $       116    $       109    $       235
     Other tax effects                                                        (8)             1             (1)
                                                                     -----------    -----------    -----------

                                                                     $       108    $       110    $       234
                                                                     ===========    ===========    ===========

The Bank has qualified under provisions of the Internal Revenue Code which permit it to deduct from taxable income a provision for bad debts which differs from the provision charged to income in the financial statements. Retained earnings at September 30, 1996 include approximately $643,000, representing tax bad debt provisions through 1986, for which no deferred federal income tax liability has been recorded.

Tax legislation passed in August 1996 now requires all thrift institutions to deduct a provision for bad debts for tax purposes based on actual loss experience and recapture the excess bad debt reserve accumulated in the tax years after 1986. The related amount of deferred tax liability which must be recaptured is $124,000 and is payable over a six-year period, beginning in fiscal year 1997.

Deferred tax assets  (liabilities)  are  comprised of the following at September
30:


                                                                                           In thousands
                                                                                       1996            1995
                                                                                       ----            ----
     Deferred loan fees                                                             $        10    $        30
     SAIF assessment                                                                        112              -
     Other                                                                                    1              -
                                                                                    -----------    -----------
         Total deferred tax assets                                                          123             30

     Depreciation                                                                           (23)           (36)
     Federal Home Loan Bank stock dividends                                                (111)           (94)
     Loans, principally due to allowance for losses                                         (75)           (46)
                                                                                    -----------    -----------
         Total deferred tax liabilities                                                    (209)          (176)
                                                                                    -----------    -----------

              Net deferred tax liabilities                                          $       (86)   $      (146)
                                                                                    ===========    ===========


--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The   approximate   carrying  amount  and  estimated  fair  value  of  financial instruments is as follows:

                                                                                 -------September 30, 1996------
                                                                                   Approximate
                                                                                    Carrying          Estimated
                                                                                     Amount          Fair Value
                                                                                   -----------       ----------
     Financial assets
         Cash and cash equivalents                                                  $     2,806    $     2,806
         Securities                                                                       2,292          2,261
         Loans, net of allowance for loan losses                                         49,160         49,537
         Loans held for sale                                                                419            419
         Federal Home Loan Bank stock                                                       845            845
         Accrued interest receivable                                                        329            329

     Financial liabilities
         Demand deposits                                                                (12,614)       (12,614)
         Savings deposits                                                                (4,177)        (4,177)
         Time deposits                                                                  (34,886)       (35,075)
         Advance payments by borrowers for taxes and insurance                             (783)          (783)
         Accrued interest payable                                                           (25)           (25)

For the purposes of above, the following assumptions were used:

Cash and Cash Equivalents: The estimated fair values for cash and cash equivalents are based on their carrying values due to the short-term nature of these assets.

Securities: The fair values of securities are based on the quoted market value for the individual security or its equivalent.

Loans: The estimated fair value for loans has been determined by calculating the present value of future cash flows based on the current rate the Bank would charge for similar loans with similar maturities, applied for an estimated time period until the loan is assumed to be repriced or repaid.

Federal Home Loan Bank Stock: The fair value of Federal Home Loan Bank stock is assumed to approximate its carrying value.


--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Deposit Liabilities: The estimated fair value for time deposits has been determined by calculating the present value of future cash flows based on estimates of rates the Bank would pay on such deposits, applied for the time period until maturity. The estimated fair values of interest-bearing demand and savings deposits are assumed to approximate their carrying values as management establishes rates on these deposits at a level that approximates the local market area. Additionally, these deposits can be withdrawn on demand.

Accrued Interest: The fair values of accrued interest receivable and payable are assumed to equal their carrying values.

Advance Payments by Borrowers for Taxes and Insurance: The fair value of advance payments by borrowers for taxes and insurance approximates the carrying value.

Off-Balance-Sheet Instruments: Off-balance-sheet items consist principally of unfunded loan commitments. The fair value of these commitments is not material.

Other assets and liabilities of the Bank not defined as financial instruments, such as property and equipment, are not included in the above disclosures. Also not included are nonfinancial instruments typically not recognized in financial statements such as the value of core deposits and similar items.

While the above estimates are based on management's judgment of the most appropriate factors, there is no assurance that if the Bank disposed of these items on September 30, 1996, the fair value would have been achieved, because the market value may differ depending on the circumstances. The estimated fair values at September 30, 1996 should not necessarily be considered to apply at subsequent dates.

--------------------------------------------------------------------------------

                                   Form 10-QSB
                          Office of Thrift Supervision
                           Department of the Treasury
                              1700 G Street, N.W.,
                             Washington, D.C. 20552

                Quarterly Report pursuant to Section 13 or 15 (d)
                     Of The Securities Exchange Act of 1934

               For the Three and Nine Months Ended: June 30, 1997

                Office of Thrift Supervision Docket Number 7035

                         FIRST FEDERAL SAVINGS BANK
           (Exact name of the registrant as specified in its charter)

            Texas                                        74-1505941

(State or other jurisdiction of                        (IRS Employer
incorporation or organization)                     Identification Number)

                     2900 Texas Avenue, Bryan, Texas 77802
                    (Address of principal executive offices)

                                 (409) 779-2900
              (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

               Yes    X          No
                    ----              ----
Indicate the number of shares outstanding of each of the issuer's classes of stock, as of the latest practicable date.

                                                Outstanding
                      Class:                 at August 5, 1997

Common Stock (433,000 authorized)                239,612

Preferred Stock (200,000 authorized)              87,263

                           FIRST FEDERAL SAVINGS BANK
                          BRYAN/COLLEGE STATION, TEXAS

                                   FORM 10-QSB

                    THREE AND NINE MONTHS ENDED JUNE 30, 1997

                         PART I - FINANCIAL INFORMATION


ITEM 1 - FINANCIAL STATEMENTS
                                                                            Page

     Consolidated Statements of Financial Condition  ...................       3

     Consolidated Statements of Income .................................       4

     Consolidated Statements of Changes in Stockholders' Equity.........       5

     Consolidated Statements of Cash Flows .............................       6

     Notes to Consolidated Financial Statements.........................     7,8



ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF
         OPERATIONS....................................................     9-17

                           PART II - OTHER INFORMATION

Other Information ....................................................        18

Signatures ...........................................................        19

                           FIRST FEDERAL SAVINGS BANK
                          BRYAN/COLLEGE STATION, TEXAS


                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                      June 30, 1997 and September 30, 1996
                                   (Unaudited)
                       In thousands, except per share data

------------------------------------------------------------------------------------------------------------------
                                                                                         June 30,   September 30,
                                                                                           1997         1996
                                                                                           ----         ----
ASSETS
Cash and due from banks                                                             $       766    $     1,661
Interest-bearing deposits in other financial institutions                                 1,605          1,145
                                                                                    -----------    -----------
     Total cash and cash equivalents                                                      2,371          2,806

Securities held-to-maturity (estimated market value:
September 1996 - $1,000)                                                                      -          1,000
Mortgage-backed securities held-to-maturity (estimated
  market value:  June 1997 - $1,162; September 1996 - $1,261)                             1,186          1,292
Loans held for sale                                                                         475            419
Loans receivable                                                                         58,326         49,160
Federal Home Loan Bank stock                                                                882            845
Real estate owned and in judgment                                                           398            577
Premises and equipment                                                                    1,046            924
Accrued interest receivable                                                                 497            329
Other assets                                                                                600            245
                                                                                    -----------    -----------

                                                                                    $    65,781    $    57,597
                                                                                    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                                       $    57,638    $    51,677
     Advance payments by borrowers for insurance and taxes                                  606            783
     Advance from Federal Home Loan Bank                                                  2,100              -
     Accrued interest payable and other liabilities                                         718            821
                                                                                    -----------    -----------
                                                                                         61,062         53,281

Stockholders' equity
     Preferred stock - par value $.01 per share;
       authorized 200,000 shares, issued 87,263 shares                                        1              1
     Common stock - par value $.01 per share;
       authorized 433,000 shares, issued 239,612                                              2              2
     Additional paid-in capital                                                           2,743          2,743
     Retained earnings, substantially restricted                                          1,973          1,570
                                                                                    -----------    -----------
                                                                                          4,719          4,316
                                                                                    -----------    -----------

                                                                                    $    65,781    $    57,597
                                                                                    ===========    ===========

------------------------------------------------------------------------------------------------------------------

                           FIRST FEDERAL SAVINGS BANK
                          BRYAN/COLLEGE STATION, TEXAS


                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                       In thousands, except per share data

-----------------------------------------------------------------------------------------------------------------
                                                                  Nine months ended        Three months ended
                                                                      June  30,                 June  30,
                                                                 1997          1996         1997         1996
                                                                 ----          ----         ----         ----
Interest income
    Loans                                                    $   3,847    $   3,262    $   1,334    $   1,106
    Mortgage-backed securities                                      56           79           18           21
    Investment securities                                            -           35            -           11
    Other                                                          104          235           39           61
                                                             ---------    ---------    ---------    ---------
       Total interest income                                     4,007        3,611        1,391        1,199

Interest expense
    Deposits                                                     1,825        1,790          639          584
    Other borrowings                                                57            5           24            -
                                                             ---------    ---------    ---------    ---------
       Total interest expense                                    1,882        1,795          663          584
                                                             ----------   ---------    ---------    ---------

NET INTEREST INCOME                                              2,125        1,816          728          615
Provision for loan losses                                           17            1           15            6
                                                             ---------    ---------    ---------    ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN                     2,108        1,815          713          609

Noninterest income
    Service charges                                                449          386          135          142
    Net gain on sale of securities                                   -           13            -            -
    Net gain on sale of loans and mortgage
      servicing rights                                              99          275           40          114
    Other                                                           41            9           41            -
                                                             ---------    ---------    ---------    ---------
       Total noninterest income                                    589          683          216          256

Noninterest expenses
    Compensation and benefits                                      988        1,017          347          334
    Occupancy and equipment expense                                239          242           76           81
    Federal insurance premiums                                      36           94            8           31
    Net (gain)/loss on real estate owned                             2            -            4           (1)
    Professional fees                                               95          106           25           31
    Data processing                                                125          109           40           37
    Other                                                          501          455          165          148
                                                             ---------    ---------    ---------    ----------
       Total noninterest expenses                                1,986        2,023          665           661
                                                             ---------    ---------    ---------    ----------

INCOME BEFORE INCOME TAX EXPENSE                                   711          475          264           204
Income tax expense                                                 242          162           90            70
                                                             ---------    ---------    ---------    ----------

NET INCOME                                                   $     469    $     313    $     174     $     134
                                                             =========    =========    =========     =========

NET INCOME PER SHARE OF COMMON STOCK                         $    1.68    $    1.04    $    0.63     $    0.47
                                                             =========    =========    =========     =========

------------------------------------------------------------------------------------------------------------------

                           FIRST FEDERAL SAVINGS BANK
                          BRYAN/COLLEGE STATION, TEXAS


                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             June 30, 1997 and 1996
                                   (Unaudited)
                       In thousands, except per share data

------------------------------------------------------------------------------------------------------------------
                                                        Nine months ended             Three months ended
                                                            June 30,                         June 30,
                                                      1997             1996            1997             1996
                                                      ----             ----            ----             ----
Balance at beginning of period                     $     4,316     $     4,170      $     4,567    $     4,305

Net income                                                 469             313              174            134

Cash dividends paid                                        (66)            (66)             (22)           (22)
                                                   -----------     -----------      -----------    -----------

Balance at June 30,                                $     4,719     $     4,417      $     4,719    $     4,417
                                                   ===========     ===========      ===========    ===========

------------------------------------------------------------------------------------------------------------------

                           FIRST FEDERAL SAVINGS BANK
                          BRYAN/COLLEGE STATION, TEXAS


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                  In thousands

------------------------------------------------------------------------------------------------------------------
                                                                  Nine months ended        Three months ended
                                                                      June  30,                 June 30,
                                                                      1997       1996         1997         1996
                                                                      ----       ----         ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                $      469   $      313   $      174   $      134
    Adjustments to reconcile net income to net
      cash from operating activities
       Depreciation                                                  123          124           40           42
       Amortization of premiums and discounts on
          mortgage-backed securities, net                              3           (2)           2            1
       Proceeds from sale of mortgage loans                        5,003       11,547        2,387        2,853
       Origination of loans held for sale                         (5,016)      (9,890)      (1,483)      (2,646)
       Amortization of deferred loan origination fees                 32           32           30           13
       Net (gains) losses on sales of
          Real estate owned                                          (12)           1          (10)           1
          Securities available-for-sale                                -          (13)           -            -
          Mortgage loans                                             (43)        (175)         (14)         (97)
          Mortgage servicing rights                                  (56)        (100)         (26)         (17)
       Provision for losses on loans and real estate owned            17            1           15            6
       Federal Home Loan Bank stock dividend                         (37)         (37)         (13)         (12)
       Change in
          Accrued interest receivable                               (168)          45          (19)          28
          Other assets                                              (355)        (420)        (206)         (61)
          Accrued interest payable and other liabilities            (103)         253          189          175
                                                              -----------  ----------   ----------   ----------
              Net cash from operating activities                    (143)       1,679        1,066          420

CASH FLOWS FROM INVESTING ACTIVITIES
    Net (increase) decrease in loans receivable                   (9,116)        (470)      (5,557)         279
    Proceeds from sale of securities available-for-sale                -          576            -            -
    Proceeds from maturity of securities                           1,000            -            -            -
    Principal payments on mortgage-backed securities
      and collateralized mortgage obligations                        103          389           31           45
    Proceeds from sale of mortgage servicing rights                   56          100           26           17
    Investment in office properties and equipment, net              (245)         (54)         (58)         (28)
    Capital expenditures on foreclosed real estate                   (57)         (15)           -           (3)
    Proceeds from sale of real estate owned                          149           71            -           71
                                                              ----------   ----------   ----------   ----------
      Net cash from investing activities                          (8,110)         597       (5,558)         381

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase (decrease) in deposits                            5,961       (2,915)       2,567       (2,023)
    Net increase (decrease) in advance payments by
      borrowers for insurance and taxes                             (177)        (323)         292          265
    Net change on advances from Federal
      Home Loan Bank                                               2,100       (1,088)        (100)           -
    Dividends paid                                                   (66)         (66)         (22)         (22)
                                                              -----------  -----------  -----------  -----------
       Net cash from financing activities                          7,818       (4,392)       2,737       (1,780)
                                                              ----------   -----------  ----------   -----------

Decrease in cash and cash equivalents                               (435)      (2,116)      (1,755)        (979)
Cash and cash equivalents at beginning of period                   2,806        6,941        4,126        5,804
                                                              ----------   ----------   ----------   ----------
Cash and cash equivalents at end of period                    $    2,371   $    4,825   $    2,371   $    4,825
                                                              ==========   ==========   ==========   ==========

--------------------------------------------------------------------------------

                           FIRST FEDERAL SAVINGS BANK
                          BRYAN/COLLEGE STATION, TEXAS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    Nine months ended June 30, 1997 and 1996
                                   (Unaudited)

--------------------------------------------------------------------------------





NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition of First Federal Savings Bank, Bryan/College Station, Texas (the Bank) and its wholly-owned subsidiary, First Service Corporation of Bryan, as of June 30, 1997 and 1996, and the results of its operations and cash flows for the nine-month and three-month periods then ended.

The Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), with an effective date of October 1, 1994. SFAS 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Securities are to be classified in three categories; held-to-maturity securities, trading securities and available-for-sale securities. Upon adoption of SFAS 115, all securities held by the Bank were classified as held-to-maturity. As a result, securities are carried on the balance sheet at amortized cost.


NOTE 2 - ALLOWANCE FOR LOAN LOSSES

The summary of changes in the allowance for loan losses is as follows:

                                                         Nine months ended
                                                             June  30,
                                                          (In thousands)
                                                         1997          1996
                                                         ----          ----
         Balances, beginning of period                $    247      $    317
         Provision charged to operations                    17             1
         Charge-offs                                        (4)          (20)
         Recoveries                                          8             1
                                                      --------      --------

             Balances, end of period                  $    268      $    299
                                                      ========      ========

--------------------------------------------------------------------------------

                                   (Continued)

                           FIRST FEDERAL SAVINGS BANK
                          BRYAN/COLLEGE STATION, TEXAS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    Nine months ended June 30, 1997 and 1996
                                   (Unaudited)

--------------------------------------------------------------------------------


NOTE 3 - CAPITAL REQUIREMENTS

Pursuant to federal regulations, savings institutions must meet three separate capital requirements. The following is a reconciliation of the Bank's capital under generally accepted accounting principles (GAAP) to regulatory capital at June 30, 1997.


                                                           Tangible        Core        Risk based
                                                            Capital       Capital        Capital
                                                            -------       -------        -------
                                                                      (In thousands)

       GAAP capital                                       $    4,719    $    4,719    $    4,719

       General valuation allowances                                -             -           268
                                                          ----------    ----------    ----------

       Regulatory capital                                      4,719         4,719         4,987

       Minimum capital requirement                               990         1,979         3,887
                                                          ----------    ----------    ----------

       Excess regulatory capital over
         minimum requirement                              $    3,729    $    2,740    $    1,100
                                                          ==========    ==========    ==========

NOTE 4 - EARNINGS PER COMMON SHARE

Earnings per share is calculated by dividing the net earnings (less preferred stock dividend) by the weighted average number of common shares outstanding and common stock equivalents attributable to outstanding stock options.

--------------------------------------------------------------------------------

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS

GENERAL

         First Federal Savings Bank's ("First Federal" or the "Bank") major goals are to provide high quality full service retail banking on a profitable basis to its customers through its offices located in Bryan, College Station, and its loan production offices located in its expanded trade area between Dallas, Houston and Austin, Texas. The Bank intends to continue to focus primarily on one to four-family residential lending, direct and indirect consumer lending, including home improvement loans and constructions loans, and small to medium-sized commercial business loans, some of which are partially guaranteed by the U.S. Small Business Administration. In addition, First Federal also seeks to continue to improve its asset quality and continue to minimize, to the extent possible, its vulnerability to changes in interest rates in order to maintain a reasonable spread between its average yield on loans and securities and its average cost of interest paid on deposits and borrowings.

         First Federal's net interest income has historically been dependent largely upon the difference ("spread") between the average yield primarily earned on loans, and to a much lesser extent, mortgage-backed securities and other securities, versus the average rate paid on savings and other deposits and other borrowings, as well as the relative amounts of such assets and liabilities. The interest rate spread is impacted by several factors including economic and competitive conditions that influence interest rates, loan demand, deposit flows, and balance sheet composition.

         Like all financial institutions, First Federal has always been subject to interest rate risk because its interest-bearing liabilities (primarily deposits) mature or reprice at different times, or on a different basis than its interest earning assets (primarily loans). First Federal's net income is also affected by gains and losses on the sale of home loans and loan servicing rights to the secondary market, and other investments, provisions expensed for loan and other repossessed real estate losses, service charge fees, fees for other financial services rendered, operating expenses and income taxes. First Federal believes that building its earnings from net interest income and non-interest income, such as profitable sale of long-term, fixed rate loans to the secondary market utilizing a fully-staffed residential loan department, an active and diversified consumer lending division, and a SBA/Conventional business loan staff, along with income from service charges and fees on checking accounts from its recent transition to full service retail banking, while continuing to reduce operating expenses, can provide a stable foundation for successful operations. Non-interest income can provide an excellent source of secondary income through fees charges to customers for services rendered, without requiring additional capital.

         First Federal's recent restructuring to provide full-service banking and more convenience to its customers has caused an increase in First Federal's operating expense levels in past quarters.

--------------------------------------------------------------------------------

However, as reflected in the first nine months of fiscal 1997 (beginning october 1, 1996), net interest income now exceeds noninterest expense. Prior to Fiscal 1997, First Federal has relied primarily on its noninterest income for net income, but due to increased volume in consumer loans, small commercial loans, 3-year balloon home loans and adjustable rate home loans, along with an increased spread, the Bank has become less dependent on noninterest income--particularly income derived from the sale of home loans to the secondary market--as a vital source of income for the Bank.

ASSET/LIABILITY MANAGEMENT

         First Federal, like all banks, is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice more rapidly, or on a different basis, than the portion of its interest-earning assets which are primarily short-term, balloon home loans, adjustable rate home loans, consumer loans, and mortgage backed securities. As a continuing part of its financial strategy, First Federal considers methods of managing this asset/liability mismatch, consistent with maintaining acceptable levels of net interest income.

         The Office of Thrift Supervision ("OTS") mandates a Net Portfolio Value ("NPV") approach to the quantification of interest rate risk. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities and off balance sheet contracts. Management measures the Bank's interest rate risk as the change occurring to its NPV resulting from a 200 basis point increase or decrease in market interest rates. Any decline in NPV of up to two percent of the Bank's assets is considered by the OTS a normal "level". As of March 31, 1997, the date of the latest OTS report, a change in interest rates of positive 200 basis points will result in a 4% decline (or $295,000) in the Bank's NPV, while a change in interest rates of a negative 200 basis points will result in an 3% decline (or $249,000) in the Bank's NPV. As a percentage of the Bank's assets, a change of negative 200 basis points results in a .45% decrease in assets while a change of positive 200 basis points results in a .30% decrease in assets.

         First Federal's asset/liability management strategy has two goals. First, First Federal seeks to build its net interest income while adhering to its underwriting and lending guidelines. Second, and to a lesser extent, First Federal seeks to increase the interest rate sensitivity of its assets and decrease the interest rate sensitivity of its liabilities so as to reduce First Federal's overall sensitivity to interest rates. First Federal places its primary emphasis on maximizing net interest margin while striving to better matching the interest rate sensitivity of its assets and liabilities. There can be no absolute assurance that this strategy will achieve the desired results and no absolute assurance that this strategy will not result in substantial losses in the event of an increase in interest rate risk.

         As part of this strategy, management has recently emphasized growth in noninterest- bearing deposits such as checking accounts or lower interest-bearing savings deposits by offering full service retail banking to its customers and prospective customers. In order to minimize the

--------------------------------------------------------------------------------
possible adverse impact that a rise in interest rates may have on net interest income, the Bank has developed several strategies to manage its interest rate risk. Primarily, the Bank is currently selling all newly-originated one-to four-family residential mortgage loans which are saleable in the secondary market--most of which are long-term fixed-rate loans. In addition, the Bank currently offers three-year fixed rate balloon home loans and other adjustable rate loans, and has implemented an active, diversified short-term consumer lending program, giving First Federal an opportunity to reprice its loans on a more frequent basis.

         In order to monitor and manage interest rate sensitivity and interest rate spread, First Federal created an Asset/Liability Committee ("ALCO"), composed of its President, Senior Vice President/Financial, Executive Vice President/Operations, and one outside director. The responsibilities of the ALCO are to assess First Federal's asset/liability mix and recommend strategies that will enhance income while managing First Federal's vulnerability to changes in interest rates.

FINANCIAL CONDITION

         First Federal's total assets increased by $8.2 million to $65.8 million at June 30, 1997 from $57.6 million at September 30, 1996, or an increase of 14.24%. The increase was primarily due to an increase in loans receivable, partially offset by a decrease in cash.

         Loans receivable (excluding loans held for sale) increased $9.1 million to $58.3 million at June 30, 1997, compared to $49.2 million at September 30, 1996--or an increase of 18.50%. During the nine months ended June 30, 1997, First Federal originated $22.0 million of mortgage loans including $21.2 million secured by one- to four-family residences, and $9.1 million in consumer loans. Approximately $1.4 million of these mortgage loans represented refinancing of existing First Federal loans.

         Deposits increased from $51.7 million at September 30, 1996 to $57.6 million at June 30, 1997 primarily as a result of increased marketing of short-term certificates of deposits--along with new checking accounts. Accrued interest payable and other liabilities increased $1.8 million from $1.6 million at September 30, 1996 to $3.4 million at June 30, 1997 largely as a result of increased borrowings from the Federal Home Loan Bank of Dallas to fund the Bank's increased consumer loan demand, offset by the payment of escrowed funds in December, 1996 for property taxes on home loans held by the Bank.

NON-PERFORMING ASSETS AND LOAN LOSS PROVISION

         Management establishes specific reserves for the estimated losses on loans when it determines that losses are anticipated on these loans. The Bank calculates any allowance for possible loan losses based upon its ongoing evaluation of pertinent factors underlying the types and quality of its loans, with particular emphasis on average historical loan losses during the preceding

--------------------------------------------------------------------------------
three years. These factors include but are not limited to the current and anticipated economic conditions, including uncertainties in the real estate market, the level of classified assets, historical loan loss experience, a detailed analysis of individual loans for which full collectability may not be assured, a determination of the existence and fair value of collateral, the ability of the borrower to repay and the guarantees securing such loans. Management, as a result of this review process, recorded a provision for loan losses in the amount of $15,000 for the three months ending June 30, 1997, as compared to a $6,000 loan loss provision for the three months ending June 30, 1996. The Bank's loan loss reserve balance as of June 30, 1997 was $268,000 compared to the September 30, 1996 loan loss reserve of $247,000. Total non-performing assets increased slightly during the three month period ended June 30, 1997 to $1.1 million or 1.62% of total assets as compared to $863,000 or 1.50% of total assets at September 30, 1996. The majority of this increase in non-performing assets were 1-4 family residences. Historical actual charge-offs from loan losses over the past three years have averaged only $22,300 on an average loan portfolio of $46.2 million (exclusive of a $400,000 recovery on a lawsuit settlement in the fiscal year ending September 30, 1994).

         The Bank will continue to monitor and adjust its allowance for losses on loans as the Board of Director's and management's analysis of its loan portfolio and economic conditions dictate. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based upon their judgment of the information available to them at the time of their examination. Therefore, although the Bank maintains its allowance for losses on loans at a level which it considers to be adequate to provide for potential losses, in view of the continued uncertainties in the economy generally and the regulatory uncertainty pertaining to reserve levels for the thrift industry generally, there can be no absolute assurance that losses will not exceed the estimated amounts or the Bank will not be required to make additional substantial additions to its allowance for losses on loans in the future.

RESULTS OF OPERATIONS

         First Federal's results of operations are primarily dependent on its net interest income, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Interest income is a function of the average balances of interest-earning assets outstanding during the period and the average yields earned on such assets. Interest expense is a function of the average amount of interest-bearing liabilities outstanding during the period and the average rates paid on such liabilities. First Federal also generates noninterest income, such fees and charges and gains on sales of home loans and servicing rights to the secondary market-- along with service charges and related fees on checking accounts. First Federal's net income is also affected by the level of its noninterest expenses, such as employee salaries and benefits, occupancy and equipment expenses, and federal deposit insurance premiums.

--------------------------------------------------------------------------------

COMPARISON OF NINE MONTHS ENDED JUNE 30, 1997 TO JUNE 30, 1996

         First Federal reported net income after taxes of $469,000 for the nine months ended June 30, 1997, an increase of $156,000 (or 49.84%) as compared to $313,000 in net income reported for the nine months ended June 30, 1996. The increase in earnings, as discussed in more detail below, resulted primarily from a $396,000 increase in interest income and a $37,000 decrease in noninterest expense, partially offset by a decrease of $94,000 in noninterest income and a $87,000 increase in interest expense.

         Net interest income increased $309,000 to $2.1 million for the nine month period ended June 30, 1997 from $1.8 million for the prior period in 1996. This increase was attributable primarily to an increase in interest earned on loans receivable, partially offset by an increase in interest paid on the Bank's deposit liabilities and interest paid on other borrowings from the FHLB. For the nine months ended June 30, 1997, the net interest margin (net interest income divided by average interest earning assets) increased to 4.87%, as compared to 4.38% for 1996. The spread between the average yield on interest earning assets and the average cost of funds was 4.81% for 1997 versus 4.16% for 1996. These increases resulted primarily from higher yields on consumer loans and the repricing in the renewals of 3-year balloon home loans.

         Noninterest income decreased $94,000 to $589,000 for the nine months ended June 30, 1997 from $683,000 for the nine months ended June 30, 1996. This decrease can be attributed to a $13,000 decrease in net gain on sale of securities which occurred in December, 1995, a $176,000 decrease in net gain on sale of home loans and mortgage servicing rights to the secondary market reflecting reduced mortgage banking activity, and also the result of sale in June, 1996 of mortgage servicing rights previously held. This was partially offset by a $63,000 increase in service charges, which can be attributable to an increase in interest-bearing checking accounts and fees associated with these types of accounts, and a $32,000 increase in other noninterest income, as a result of recognizing excess auto dealer reserves due to the repayment of auto loan balances.

         Noninterest expense remained stable at $2.0 million for the nine months ended June 30, 1997 and June 30, 1996. A slight decrease of $37,000 can primarily be attributed to a $29,000 decrease in compensation and benefits expense, a $58,000 decrease in federal insurance premiums due to recapitalization of SAIF in 1996, and a $11,000 decrease in professional fees. This was offset by $16,000 increase in data processing and a $46,000 increase in other noninterest expense due to the addition of a Mortgage Loan Production Office and overall increased activity in the Bank.

         Income tax expense increased $80,000 to $242,000 for the nine months ended June 30, 1997 compared to $162,000 for the nine months ended June 30, 1996 as a result of increased earnings. The period reflected a tax rate of 34.0% and 34.1% for June 30, 1997 and June 30, 1996, respectively.

--------------------------------------------------------------------------------

COMPARISON OF THREE MONTHS ENDED JUNE 30, 1997 TO JUNE 30, 1996

         First Federal reported net income after taxes of $174,000 for the three months ended June 30, 1997, an increase of $40,000 as compared to $134,000 in net income reported for the three months ended June 30, 1996. The increase in earnings, as discussed in more detail below, resulted primarily from a $192,000 increase in interest income, resulting from an increased volume of loans outstanding and an increase in the Bank's spread, partially offset by a $79,000 increase in interest expense and a decrease of $40,000 in noninterest income.

         Net interest income increased $113,000 to $728,000 for the three month period ended June 30, 1997 from $615,000 for the prior period in 1996. This increase was attributable primarily to an increase in interest earned on loans receivable, offset by an increase on interest paid on other borrowings from the FHLB. For the three months ended June 30, 1997, the net interest margin (net interest income divided by average interest earning assets) increased to 4.79%, as compared to 4.49% for 1996. The spread between the average yield on interest earning assets and the average cost of funds was 4.58% for 1997 versus 4.31% for 1996. These increases resulted primarily from higher yields on consumer loans and the repricing in the renewals of 3-year balloon loans.

         Noninterest income decreased by $40,000 to $216,000 for the three months ended June 30, 1997 from $256,000 for the three months ended June 30, 1996. This decrease can be attributed to a $74,000 decrease in net gain on sale of home loans and mortgage servicing rights to the secondary market, reflecting reduced mortgage banking activity, and a slight decrease in various other noninterest income, partially offset by a $41,000 increase in other noninterest income, as a result of recognizing excess dealer reserves due to the repayment of auto loan balances.

         Noninterest expense increased $4,000 to $665,000 for the three months ended June 30, 1997 from $661,000 for the three months ended June 30, 1996. This increase can primarily be attributed to a $17,000 increase in other noninterest expense and a $13,000 increase in compensation and benefits primarily due to adding additional personnel in consumer lending.

         Income tax expense increased $20,000 to $90,000 for the three months ended June 30, 1997 compared to $70,000 for the three months ended June 30, 1996 as a result of increased earnings. The period reflected a tax rate of 34.1% and 34.3% for June 30, 1997 and June 30, 1996, respectively.


LIQUIDITY AND CAPITAL RESOURCES

         First Federal's primary sources of funds are deposits and checking accounts, principal and interest payments on loans and mortgage-backed securities, proceeds from sales of loans and other funds provided from operations. Additionally, First Federal may infrequently borrow funds from

--------------------------------------------------------------------------------
the FHLB of Dallas (as it has in the recent past) or utilize other borrowings of funds based primarily on need to fund loan growth over and above deposit growth, comparative costs and availability at the time.

         While scheduled loan and mortgage-backed repayments and short-term investments, and FHLB borrowings are relatively stable sources of funds, deposit flows are unpredictable and are a function of external factors including competition, the general level of interest rates, general economic conditions and most recently the restructuring occurring in the thrift institution industry.

         First Federal maintains investments in liquid assets based on management's assessment of cash needs, expected deposit flows, available yield on liquid assets (both short-term and long-term) and the objectives of its asset/liability management program. Several options are available to increase liquidity, including reducing loan origination, increasing deposit marketing activities, and increasing borrowings.

         Federal regulations require insured institutions to maintain minimum levels of liquid assets. As of June 30, 1997, the minimum regulatory liquidity requirement was 5% of the sum of First Federal's average daily balance of net withdrawable deposit accounts and borrowing payable in one year or less. At June 30, 1997, First Federal's liquidity ratio was 5.01%. First Federal uses its capital resources principally to meet its ongoing commitments to fund maturing certificates of deposits and deposit withdrawals, repay borrowings, fund existing and continuing loan commitments, maintain its liquidity and meet operating expenses. At June 30, 1997, First Federal had commitments to originate loans totalling $5.7 million. First Federal also had $640,000 of outstanding unused lines of credit. If needed for liquidity purposes, at June 30, 1997, First Federal was eligible to borrow $23.0 million from the Federal Home Loan Bank of Dallas, and had actually borrowed only $2.1 million. First Federal considers its liquidity and capital resources to be adequate to meet its foreseeable and long-term needs. First Federal expects to be able to fund or
refinance,   on  a  timely  basis,   its  material   commitments  and  long-term
liabilities.

         At June 30, 1997, the Bank had tangible capital of $4.7 million, or 7.15% of total assets which was $3.7 million above the minimum capital requirement of $990,000 or 1.5% of adjusted total assets.

         At June 30, 1997, the Bank had core capital of $4.7 million, or 7.15% of total assets which was $2.7 million above the minimum capital requirement of $2.0 million or 3.0% of adjusted total assets.

         At June 30, 1997, the Bank had total risk-based capital of $5.0 million and risk-weighted assets of $48.6 million or total risk-based capital of 10.27% of risk-weighted assets. This amount was $1.1 million above the minimum regulatory requirement of $3.9 million, or 8.0% of risk- weighted assets.

--------------------------------------------------------------------------------

NEW ACCOUNTING PRONOUNCEMENTS

In May 1995, The FASB released Statement of Financial Accounting Standards No. 122 ("SFAS 122"), "Accounting for Mortgage Servicing Rights." SFAS No. 122 required mortgage banking enterprises to recognize the rights to service mortgage loans for others as a separate asset, regardless of the manner in which such rights are acquired. SFAS No. 122 applies to fiscal years beginning after December 15, 1995. The adoption of this statement did not have a material impact on the results of operations or capital of the Bank. SFAS No. 122 will be superseded by Statement of Financial Accounting Standards No. 125 after December 31, 1996.

In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock Based Compensation." This statement establishes financial accounting standard for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value based method or the compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and statements of companies that continue to follow current practice in accounting for such arrangements under Opinion 25. The disclosure provisions of SFAS No. 123 are effective for fiscal years beginning after December 15, 1995. The adoption of SFAS No. 123 did not have a material impact on the financial condition or operations of the Bank.

In June 1996, The Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 125 ("SFAS No. 125"), "Accounting for Transfers and Extinguishments of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 125 requires a consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities is has incurred, and derecognizes liabilities when extinguished. SFAS No. 125 also supersedes SFAS No. 122 and requires that servicing assets and liabilities be subsequently measured by amortization in proportion to and over the period estimated net servicing income or loss and requires assessment for asset impairment or increases obligation based on their fair values. SFAS No. 125 applies to transfer and extinguishments occurring after December 31, 1996 and early or retroactive application is not permitted. Because the volume and variety of certain transactions will make it difficult for some entities to comply, some provision have been delayed by SFAS No. 127. The adoption of SFAS No. 125 did not have a material impact on the results of operations or financial condition of the Bank.

On March 3, 1997, the Financial Accounting Standards Board (FASB) issued Statement 128, "Earnings Per Share", which is effective for financial statements beginning with year end 1997. Statement 128 simplifies the calculation of earnings per share (EPS) by replacing primary EPS

--------------------------------------------------------------------------------
with basic EPS. It also requires dual presentation of basic EPS and diluted EPS for entities with complex capital structures. Basic EPS include no dilution and is computed by dividing income available to common shareholders by the weighted-average common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in earnings, such as stock options, warrants or other common stock equivalents. The bank expects Statement 128 to have little impact on its earnings per share calculations in future years, other than changing terminology from primary EPS to basic EPS. All prior period EPS data will be restated to conform with the new presentation.





















--------------------------------------------------------------------------------

PART II- OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

None

ITEM 2. CHANGES IN SECURITIES

None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

ITEM 5. OTHER INFORMATION

None

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

None






--------------------------------------------------------------------------------

                           FIRST FEDERAL SAVINGS BANK
                          BRYAN/COLLEGE STATION, TEXAS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    Nine months ended June 30, 1997 and 1996
                                   (Unaudited)

--------------------------------------------------------------------------------


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          FIRST FEDERAL SAVINGS BANK, BRYAN/COLLEGE STATION


Date:                                By:
     -------------------                 -------------------------------
                                         J. Stan Stephen
                                         President and Chief
                                         Executive Officer

Date:                                By:
     -------------------                 --------------------------------
                                         Mary L. Hegar
                                         Chief Financial Officer





--------------------------------------------------------------------------------

======================================    ======================================
         NO PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION OTHER THAN AS CONTAINED
IN THIS  PROSPECTUS IN CONNECTION WITH
THE  OFFERING  MADE  HEREBY,  AND,  IF               UP TO 3,700 UNITS
GIVEN, OR MADE, SUCH OTHER INFORMATION
OR  REPRESENTATION  MUST NOT BE RELIED
UPON AS HAVING BEEN  AUTHORIZED BY THE
HOLDING  COMPANY  OR  THE  BANK.  THIS
PROSPECTUS   DOES  NOT  CONSTITUTE  AN
OFFER TO SELL OR A SOLICITATION  OF AN
OFFER  TO BUY  ANY  OF THE  SECURITIES
OFFERED  HEREBY  TO ANY  PERSON  IN AN           THE BRYAN-COLLEGE STATION
JURISDICTION  IN WHICH  SUCH  OFFER OR           FINANCIAL HOLDING COMPANY
SOLICITATION  IS NOT  AUTHORIZED OR IN
WHICH THE PERSON  MAKING SUCH OFFER OR
SOLICITATION  IN  SUCH   JURISDICTION.
NEITHER    THE    DELIVERY   OF   THIS
PROSPECTUS   NOR  ANY  SALE  HEREUNDER
SHALL UNDER ANY  CIRCUMSTANCES  CREASE
ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE  AFFAIRS OF THE  HOLDING
COMPANY  OR THE BANK  SINCE ANY OF THE
DATES  AS  OF  WHICH   INFORMATION  IS
FURNISHED  HEREIN  OR  SINCE  THE DATE
HEREOF.
                                                           UNITS
           -----------------

           TABLE OF CONTENTS


                                    Page
Prospectus Summary...................
The Unit Offering....................     --------------------------------------
Risk Factors.........................
Selected Consolidated Financial Data.
Recent Financial Data................                   PROSPECTUS
Management's Discussion of Recent
 Results.............................
The Bryan-College Station Financial
 Holding Company Pro Forma                --------------------------------------
 Consolidated Balance Sheet..........
Notes to the Bryan-College Station
 Financial Holding Company Pro Forma
 Consolidated Financial Statements
Dilution.............................
Capitalization.......................
Disclosure Regarding Forward-Looking
 Statements..........................
Use of Proceeds......................
Market Information...................          HOEFER & ARNETT INCORPORATED
Dividend Policy......................
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations.......................
Business.............................
Regulation...........................
Federal Income Tax Considerations....
Management of the Holding Company....
Management of First Federal..........
Description of Capital Stock.........
Restrictions on Acquisitions of Stock                ________ __, 1997
 and Related Takeover Defensive
 Provisions..........................
Description of the Debentures........
Description of Units.................
Description of Warrants..............
The Offering.........................
Legal Matters........................
Experts..............................


          -------------------

         UNTIL   _______,   1997   ALL
DEALERS EFFECTING  TRANSACTIONS IN THE
REGISTERED SECURITIES,  WHETHER OR NOT
PARTICIPATING  IN  THIS  DISTRIBUTION,
MAY   BE   REQUIRED   TO   DELIVER   A
PROSPECTUS. THIS IS IN ADDITION TO THE
OBLIGATION  OF  DEALERS  TO  DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS
AND  WITH   RESPECT  TO  THEIR  UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.
======================================    ======================================

                 SUBJECT TO COMPLETION DATED SEPTEMBER __, 1997

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY

                  150,000 SHARES MINIMUM/200,000 SHARES MAXIMUM

            $10.00 PER SHARE/MINIMUM PURCHASE _____ SHARES ($______)

     The Bryan-College Station Financial Holding Company (the "Holding Company") is hereby offering (the "Common Stock Offering") for sale 150,000 shares minimum/200,000 shares maximum of its common stock, par value $.01 per share (the "Holding Company Common Stock") , at $10.00 per share. Concurrently with the Common Stock Offering, the Company is also offering for sale 3,400 Units minimum/3,700 Units maximum (the "Units") (the "Unit Offering" and, together with the Common Stock Offering, the "Offering") at $1,000 per Unit, each Unit consisting of $1,000 principal amount of __% subordinated debentures due
____________, 2002 (the "Debentures") and nine detachable warrants (the "Warrants"). Each Warrant entitles the holder thereof to purchase one share of common stock, par value $.01 per share, of Holding Company Common Stock at an exercise price of $12.50, subject to adjustment, at any time prior to 5:00 p.m. Central Time on ___________, 2002. Consummation of the Common Stock Offering is conditioned on the contemporaneous completion of the Unit Offering. See "The Offering."

     The Holding Company has never issued capital stock. Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop. Following the Offering the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Hoefer & Arnett intends to make a market for the Holding Company Common Stock. Depending upon the volume of trading activity in the common stock and subject to compliance with the applicable laws and other regulatory requirements, Hoefer & Arnett will use its bests efforts to encourage and assist market makers to establish and maintain a market for the Holding Company Common Stock, although there can be no assurance that it will succeed in doing so.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, THE FEDERAL
      DEPOSIT INSURANCE CORPORATION OR BY ANY STATE SECURITIES AUTHORITIES,
        NOR HAS SUCH COMMISSION, OFFICE, CORPORATION OR AUTHORITY PASSED
          UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
             SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE
               SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT
                        FEDERALLY INSURED OR GUARANTEED.

                                                                  Estimated Net
                                    Price to Public 1                Proceeds 2
                                    -----------------             -------------
   Per Share                          $         10                $        10
   Per  Minimum Purchase
   Total  Minimum                        1,500,000                  1,500,000
   Total Maximum                         2,000,000                $ 2,000,000

(1) The Holding Company Common Stock is being offered directly by the Company and no commission is payable with respect to the sale thereof. See "The Offering" for compensation payable in connection with the sale of the Units.

(2) Before deducting expenses payable by the Holding Company estimated at $_________.


     THESE SECURITIES ARE SPECULATIVE IN THAT THEY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL BOOK VALUE DILUTION. PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE __ AND "DILUTION" FOR A DISCUSSION OF MATTERS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THESE SECURITIES.


                THE DATE OF THIS PROSPECTUS IS ___________, 1997.
                                                          (cover page continues)

     The Holding Company has been formed to acquire all of the outstanding capital stock (the "First Federal Common Stock") of First Federal Savings Bank, Bryan, Texas ("First Federal") pursuant to a merger agreement between First Federal and the Holding Company dated May 21, 1997 (the "Merger"). The net proceeds of the Offering will be used to finance the Holding Company's cash purchase of up to 80% of the outstanding shares of First Federal which are not exchanged for Holding Company Common Stock in the Merger. Consummation of the Offering is contingent upon all conditions to the Merger being satisfied or waived, except that if shareholder or regulatory approval is not obtained, the Offering will terminate.

     Pursuant to the Merger, each holder of First Federal Common Stock will have the option of exchanging each share of First Federal Common Stock for : (i) 2.5 shares of Holding Company Common Stock; (ii) $24.07 in cash, or (iii) any combination of Holding Company Common Stock and cash. The Holding Company anticipates that a minimum of approximately 150,000 shares of Holding Company Common Stock will be issued pursuant to the Merger. The Directors and executive officers of First Federal have indicated that they will exchange their First Federal Common Stock for approximately 108,000 shares of Holding Company Common Stock. Consummation of the Merger is subject to the satisfaction of customary conditions, the approval of both First Federal's stockholders and the Office of Thrift Supervision (the "OTS") and the consummation of the Unit Offering and the Common Stock Offering.

     The Units are not being offered pursuant to this Prospectus. The Debentures included in the Units will be unsecured and will be subordinate in right of payment to all present and future Senior Indebtedness and General Obligations (each as hereinafter defined) of the Holding Company and will be effectively subordinated to all indebtedness and other liabilities and commitments (including deposits, trade payables, lease obligations and obligations of holders of preferred stock) of First Federal. Generally, payment of principal of the Debentures may be accelerated only in the case of certain events of default relating to the bankruptcy or receivership of the Holding Company or First Federal or in the event of a default in the payment of principal or interest. See "The Offering" and "Description of the Debentures." On a pro forma basis as of June 30, 1997 there would have been $5.7 million in Senior Indebtednes and General Obligations of the Holding Company outstanding.

     The Holding Company Common Stock is being offered directly by the Company on a "best efforts, minimum-maximum " basis. The Units are being offered by Hoefer & Arnett Incorporated (the "Agent") on a "best efforts, minimum-maximum" basis. The Offering will commence on the date hereof and subscriptions will be accepted until 5:00 p.m. Central time, __________ ___, 1997 (subject to extension without notice by agreement between the Holding Company and the Agent until __________ __, 1997) or terminate the Offering at any time (the "Expiration Date"). Funds tendered by subscribers will be deposited in an escrow account (the "Escrow Account") with the First National Bank of Bryan, Bryan, Texas as escrow agent (the "Escrow Agent"). If subscriptions for a total of at least $1,500,000 in Holding Company Common Stock and $3,700,000 in Units have not been received by the Expiration Date, no shares of Holding Company Common Stock or Units will be sold and the subscribers' funds will be refunded promptly, with each subscriber's pro rata share of any interest actually earned thereon. Consummation of the Offering will take place as soon as possible after the Expiration Date, subject to the satisfaction of certain conditions precedent in the Best Efforts Selling Agreement between the Holding Company and the Agent (the "Selling Agreement"). See "The Offering -- Subscription Procedures."

     The Holding Company reserves the right in its sole discretion to withdraw, cancel or modify the Offering without notice and to accept or reject any subscription , in whole or in part, for any reason including if the total amount of shares of Holding Company Common Stock to be owned by such subscriber following the Merger and the Offering would exceed 9.9% of the shares of Holding Company Common Stock to be issued and outstanding, unless such condition has been waived at the discretion of the Holding Company's Board of Directors in one or more instances with the approval of the Office of Thrift Supervision (the "OTS"). The offering is conditioned upon all conditions to the Merger being satisfied or waived.

     THE HOLDING COMPANY COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR
SAVINGS  DEPOSITS  AND  ARE  NOT  INSURED  BY  THE  FEDERAL  DEPOSIT   INSURANCE
CORPORATION, THE SAVINGS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                                                             (end of cover page)

                              AVAILABLE INFORMATION


     The Holding Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (Registration Statement No. 333- 28179), with respect to the shares of Holding Company Common Stock and Units to be sold in the Offering. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information contained in the Registration Statement. For further information pertaining to Holding Company Common Stock and Units offered hereby, reference is made to the Registration Statement and to the exhibits thereto, which may be inspected and copied at the public reference facilities of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which can be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC at the above-stated address. The Registration Statement may be inspected and copied at the SEC's Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and may be inspected at the SEC's site on the worldwide web (http//www.sec.gov).

     The Holding Company will hereafter furnish to holders of the Holding Company Common Stock, Debentures and Warrants annual reports containing audited financial statements for each fiscal year and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, VERBALLY OR IN WRITING, IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS ABSOLUTELY MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER FIRST FEDERAL, THE HOLDING COMPANY, THEIR MANAGEMENT OR THEIR RESPECTIVE BOARD OF DIRECTORS. EXCEPT AS OTHERWISE EXPRESSLY INDICATED, ALL INFORMATION IS GIVEN AS OF THE DATE OF THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS AFTER SUCH DATE NOR ANY OFFER, SALE OR EXCHANGE OF ANY SECURITY MADE HEREUNDER AFTER SUCH DATE SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE SUCH DATE.

                                  [INSERT MAP]




             [MAP ILLUSTRATES FIRST FEDERAL'S OFFICES IN TEXAS]

                               PROSPECTUS SUMMARY


     The following summary does not purport to be complete and is qualified in its entirety by the detailed information and Consolidated Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

THE HOLDING COMPANY


     The Holding Company is a newly formed company organized under Delaware law to become a financial institution holding company by acquiring 100% of the stock of First Federal through the exchange of First Federal Common Stock for Holding Company Common Stock and through the purchase of First Federal Common Stock for cash. The Holding Company was formed to enable First Federal to remain as a predominantly community-owned, independent financial institution. The Holding Company has entered into a merger agreement dated May 21, 1997 (the "Merger Agreement") to acquire 100% of First Federal's outstanding shares in exchange for shares of Holding Company Common Stock and cash, subject to, among other customary conditions, regulatory and shareholder approvals, the condition that holders of no more than 80% of First Federal Common Stock elect to receive cash as merger consideration (approximately $4.6 million of cash elections) and consummation of this Offering. The Offering will be consummated only if every condition required to be met pursuant to the Merger Agreement has been met or waived, and only if at least the minimum amount of Units and Common Stock are subscribed for in the Offering. The amount of Holding Company Common Stock and Units offered for sale at the minimum was calculated to provide funds for the purchase of no more than 80% of First Federal Common Stock outstanding, and the Merger is contingent upon the subscription for the minimum amounts of Units and Common Stock in the Offering. The Offering will close immediately prior to the acquisition of the shares of First Federal Common Stock by the Holding Company. See "The Offering."


     The principal executive offices of the Holding Company are located at 2900 Texas Avenue, Bryan, Texas 77802, and its telephone number at that address is
(409) 779-2900. The Holding Company upon consummation of the Merger will be a thrift institution holding company under the Home Owners Loan Act of 1993, as amended (the "HOLA") and, therefore, will be regulated and supervised by the Office of Thrift Supervision (the "OTS").

FIRST FEDERAL SAVINGS BANK


     First Federal Savings Bank ("First Federal"), is a federally chartered community-owned, independent thrift institution, headquartered in Bryan-College Station, Texas, which began operations in 1965. Historically, First Federal has been predominantly a locally-based home lender, originating loans primarily in Bryan-College Station and the surrounding trade area, and to a lesser extent other communities in the general area between Houston, Austin and Dallas, Texas. First Federal also originates consumer loans, construction loans, U.S. Small Business Administration ("SBA") partially guaranteed loans, small commercial real estate and small to medium commercial business loans. First Federal's deposits are insured up to applicable limits by the Savings Association Insurance Fund (the "SAIF"), which is administered by the Federal Deposit Insurance Corporation (the "FDIC"). At December 31, 1996, First Federal had assets of $59.7 million, deposits of $53.0 million and total stockholders' equity of $4.4 million. New senior management was appointed in early 1991 to recapitalize and convert First Federal from a mutual savings institution to a federal stock institution, which was completed in April, 1993.

     Beginning in fiscal 1994, senior management of First Federal began its transition to full-service retail banking in order to compete more effectively and to increase its overall profitability. In addition to its core single-family lending business, since fiscal 1994 First Federal has increased its focus on the following products:


     o    Commercial real estate lending
     o    Commercial business lending
     o    Small Business Administration loans (partially government guaranteed)

     o    Home improvement loans
     o    Indirect automobile financing through dealers
     o    Credit-default insured "second chance" auto finance program

     First Federal funds these lending products using a retail deposit base gathered in its home market of Bryan-College Station as well as in the surrounding counties of Burleson, Grimes, Leon, Madison, Robertson and Washington. First Federal currently operates two full service offices located in Bryan (headquarters office) and adjacent College Station. In addition, a site has been acquired for another full service branch in the northern portion of Bryan. The Bryan-College Station area has a population of more than 110,000 permanent residents and is home to Texas A&M University, one of the three largest universities in the United States. In order to expand its lending base First Federal has opened loan production offices in Waco and Huntsville, Texas and has redefined its general lending area to include the triangle between Dallas, Houston and Austin.


     The pursuit of this strategy entails risks different from those present in traditional single family mortgage lending. However, First Federal's management believes that the transition to full service retail banking has had several positive effects including increasing the net interest margin, increasing the portfolio of loans outstanding, diversifying the types of loans in the loan portfolio and increasing overall profitability, including increasing fee income and service charges.



                    THE HOLDING COMPANY COMMON STOCK OFFERING



Common Stock Offered.....................    The   Holding   Company  is  hereby
                                             offering up to a maximum of 200,000
                                             shares of  Holding  Company  Common
                                             Stock,  $.01 par value  per  share,
                                             with a purchase price to the public
                                             of  $10.00  per  share  of  Holding
                                             Company Common Stock. Subscriptions
                                             will  be  filled  first  on a  when
                                             received   basis   subject  to  the
                                             minimum  and maximum  purchase  and
                                             other limitations, described below.
                                             Par value per share has no relation
                                             to the inherent value of the stock.

Determination of Offering Price..........    The  offering  price of the Holding
                                             Company   Common   Stock   and  the
                                             exchange  ratio of Holding  Company
                                             Common  Stock  for  First   Federal
                                             Common  Stock have been  determined
                                             by the  Holding  Company and do not
                                             necessarily  bear any  relation  to
                                             any established investment criteria
                                             of  value   such  as  book   value,
                                             earnings or assets or the intrinsic
                                             value,   if  any,  of  the  Holding
                                             Company  or  First   Federal.   The
                                             future value of the Holding Company
                                             Common  Stock will be  dependent in
                                             part on the Holding  Company's  and
                                             First  Federal's  future  operating
                                             results  which are  subject in part
                                             to  economic   and  other   factors
                                             beyond the  Holding  Company's  and
                                             First Federal's  control.  See "The
                                             Offering."

Maximum Purchase Limitation..............    The Holding  Company may reject any
                                             subscription  or part  thereof  for
                                             shares of  Holding  Company  Common
                                             Stock  or  Units  for  any   reason
                                             including  if the  total  amount of
                                             shares of  Holding  Company  Common
                                             Stock owned by any person following
                                             the Merger  would  constitute  more
                                             than   9.9%  of  the   issued   and
                                             outstanding  Holding Company Common
                                             Stock,  unless such  condition  has
                                             been  waived at the  discretion  of
                                             the  Holding   Company's  Board  of
                                             Directors in one or more  instances
                                             with the approval of the OTS.

THE UNIT OFFERING

     Concurrently with the Common Stock Offering, the Holding Company is offering through the Agent up to 3,700 Units at a price of $1,000 per Unit. Each Unit consists of $1,000 principal amount of __% subordinated debentures due ______, 2002 (the "Debentures") and nine detachable warrants (the "Warrants"). Each Warrant entitles the holder thereof to purchase one share of Holding Company Common Stock at an exercise price of $12.50, subject to adjustment, at any time prior to 5:00 p.m. Central Time on ______, 2002. The Debentures included in the Units will be unsecured and subordinate in right of payment to all present and future Senior Indebtedness and General Obligations (as such terms are hereinafter defined) and will be effectively subordinated to all indebtedness and other liabilities and commitments (including deposits, trade payables, lease obligations and obligations of holders of preferred stock) of First Federal. Although the Units are not offered pursuant to this Prospectus, consummation of the Unit Offering is conditioned on the contemporaneous completion of the Common Stock Offering. See "Description of Unit Offering."

NO PRIOR TRADING MARKET

     The Holding Company has never issued capital stock. Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop. Following the Offering the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Hoefer & Arnett intends to make a market for the Holding Company Common Stock if the volume of trading and other market-making considerations justify such an undertaking. See "Risk Factors -- No Prior Market for Holding Company Common Stock; Potential Illiquidity of Holding Company Common Stock."

     The development of a public market that has depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither the Holding Company nor any market maker has any control. Accordingly, there can be no assurance that an active or liquid trading market for the Holding Company Common Stock will develop, or that if a market develops, it will continue. Furthermore, there can no assurance that purchasers will be able to sell their shares at or above their purchase price. See "Market Information."


USE OF PROCEEDS

     The net proceeds from the Offering (estimated at $___ million and $___ million based on the minimum and maximum number of Holding Company Common Stock and Units offered) will be used to purchase for cash all of the shares of First Federal Common Stock not exchanged for Holding Company Common Stock pursuant to the Merger Agreement, and to reimburse First Federal for expenses paid by First Federal in connection with the Merger and Offering, and the balance, if any, will become part of the Holding Company's general funds for use in its business. On an interim basis, such proceeds will be invested primarily in short-term marketable securities. See "Use of Proceeds."

RISK FACTORS

     An investment in the Holding Company Common Stock involves a high degree of risk and, in the case of the Holding Company Common Stock, substantial dilution. Prospective investors should carefully review and consider the factors described under "Risk Factors" and "Dilution".

                                  RISK FACTORS


     The Securities offered by this Prospectus involve a high degree of risk. In analyzing this Offering, the following risk factors, in addition to those factors discussed elsewhere in this Prospectus, should be considered by prospective investors before deciding whether to purchase any Holding Company Common Stock. The cautionary statements set forth below and elsewhere in this Prospectus should be read as accompanying forward looking statements included under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere herein. The risks described in the statements set forth below could cause the Holding Company's and First Federal's results to differ materially from those expressed in or indicated by such forward-looking statements. See "Disclosure Regarding Forward-Looking Statements."

RISK OF RELIANCE ON NONINTEREST INCOME

     In recent years, noninterest expense has exceeded net interest income and First Federal has relied upon gains on sales of assets to record net income. There can be no assurance that First Federal will continue to record significant gains on sales of assets as these gains are subject to market and other risks. First Federal has in recent years incurred above average noninterest expense levels, due primarily to expenses related to its recent transition into current full service retail banking. First Federal's Board of Directors believes that expenses have been incurred for data processing, equipment, drive-in facilities and personnel required for full-service retail banking, and that future additions to its noninterest expenses (as a percentage of average assets) will be less than in prior years. Moreover, although there can be no assurance, management believes that First Federal is positioned to achieve significant growth without substantial increases in noninterest expenses.

     During the nine months ended June 30, 1997 net interest income exceeded noninterest expense. See "Management's Discussion of Recent Results." However, there can be no assurance that future operating income levels will improve or that First Federal will be able to record net income in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ADEQUACY OF LOAN LOSS ALLOWANCE

     Management and the Board of Directors of First Federal regularly review First Federal's loan portfolio and determine whether the allowance established for loan losses is adequate. In making this evaluation, management and the Board of Directors consider, among other matters, the fair value of the underlying collateral, economic conditions, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan loss allowance. Because future events affecting borrowers and loan collateral cannot be predicted with any degree of certainty, there can be no assurance that existing allowances are adequate or that substantial increases to allowances will not be necessary should the quality of any loan deteriorate as a result of the factors discussed above. There is also no assurance that First Federal's loss allowances will be adequate to cover costs and losses in connection with any foreclosures or repossessions. Increases in allowances, if necessary, are most probable in connection with the nonperforming assets and other loans of concern discussed in this Prospectus. When future examinations are conducted by the OTS or the FDIC, the examiners may require First Federal to provide for higher loan loss allowances. See "Business -Loan Delinquencies; Nonperforming Assets and Classified Assets" and "Regulation -Federal Regulation of Thrift Institutions."

OFFERING PRICE OF HOLDING COMPANY COMMON STOCK ARBITRARILY DETERMINED

     In order to finance the purchase for cash of the First Federal Common Stock not exchanged for Holding Company Common Stock pursuant to the Merger, the Holding Company is offering for sale the Holding Company Common Stock and the Units. The price of the Holding Company Common Stock has been arbitrarily established by the Board of Directors of the Holding Company and does not necessarily bear any relationship to any established investment criteria of value such as book value, earnings or assets, including the intrinsic value, if any, of the Holding Company or First Federal's deposit base and its more than 30-year old franchise. Factors considered by the Board of Directors of the Holding Company in determining the offering price include, among others: the economic outlook in general and the outlook for banking in particular; book value of the company and financial condition of the business; dividend paying capacity; the size of the common stock offering; and market price of stocks of financial institutions that are actively traded.

RELIANCE ON CHIEF EXECUTIVE OFFICER

     The successful operation of First Federal depends heavily upon the active involvement of First Federal's current President and Chief Executive Officer, J. Stanley Stephen, age 64, whose loss could have an adverse effect on the Company. Mr. Stephen has been President and Chief Executive Officer of First Federal since 1991. First Federal currently has no plans to purchase "key-man" life insurance with respect to Mr. Stephen; however, it has recently entered into an employment and supplemental retirement agreement with Mr. Stephen wherein he agrees to work full-time with First Federal for at least the next five years and will contribute over the next five years one-half of the monthly cost to First Federal for his supplemental retirement. See "Management of First Federal - Employment Agreements."

DILUTION OF BOOK VALUE

     Upon completion of the Offering, there will be an immediate and substantial dilution of the net tangible book value of the Holding Company Common Stock from the public offering price. This dilution results from the payment of a premium paid as part of the merger consideration and expenses incurred in connection with the Offering. As of June 30, 1997 the net tangible book value per common share of First Federal was approximately $6.42 per share (adjusted for the Exchange Ratio of First Federal Common Stock for Holding Company Common Stock). After giving effect to the receipt of the minimum net proceeds of the Offering, and assuming the payment of $4,326,000 to First Federal shareholders who may elect to receive cash in the Merger (equating to 75% of the First Federal Holding Company Common Stock outstanding), the net tangible book value would be $3.75 per share of Holding Company Common Stock as of June 30, 1997. As a result of the assumptions stated above, investors would suffer a dilution of $6.25 per share of Holding Company Common Stock from the offering price of $10.00 as of June 30, 1997 based on the minimum amount of Holding Company Common Stock sold pursuant to the Offering.

LACK OF CASH DIVIDENDS ON COMMON STOCK

     It is not expected that the Holding Company will pay cash dividends on the Holding Company Common Stock in the near term. Indeed, First Federal has paid only stock dividends and not cash dividends on the First Federal Common Stock previously sold in 1992. Accordingly, any investor who anticipates the need for current cash dividends from this investment should not purchase any shares of Holding Company Common Stock offered. The declaration and payment of future cash dividends will be subject to, among other things, the level of First Federal's regulatory capital relative to its capital requirements, the Holding Company's and First Federal's then current and projected consolidated operating results, financial condition, regulatory restrictions, future growth plans and other factors the Board deems relevant. First Federal is required to pay cash dividends of $88,000 per year on its outstanding preferred stock prior to any dividends being paid to the Holding Company. The Holding Company will be prohibited from paying dividends on junior securities such as the Holding Company Common Stock unless all interest payments with respect to the Debentures have been made. There can be no assurance that the Holding Company will be able to pay dividends or, if dividends are permitted, that the Board of Directors will determine to pay dividends on the Holding Company Common Stock. See "Dividend Policy," "Regulation - Regulatory Capital Requirements" and "-- Limitation on Dividends and Other Capital Distributions."

INTEREST RATE RISK

     First Federal's profitability, like that of many financial institutions, is dependent to a large extent upon its net interest income, which is the difference or "spread" between the interest it earns on interest-earning assets, such as loans and, to a much lesser extent, securities, and the interest it pays on interest-bearing liabilities, such as deposits and borrowings. As a result, First Federal's profitability may be adversely affected by rapid changes in interest rates.

First Federal generally attempts to maximize net interest income by achieving a positive interest rate spread that can be sustained during fluctuations in prevailing interest rates. First Federal believes its policies are designed to reduce the impact of changes in interest rates on its net interest income by maintaining a favorable match between the maturities or repricing dates of its interest-earning assets and interest-bearing liabilities. First Federal has implemented these policies generally by selling its long-term fixed-rate mortgage loan originations, retaining its adjustable-rate and balloon mortgage loans, and originating and retaining its short-term consumer loans.

HOLDING COMPANY STRUCTURE; LIMITATIONS ON THE ABILITY OF THE HOLDING COMPANY TO PAY HOLDING COMPANY COMMON STOCK DIVIDENDS AND PRINCIPAL AND INTEREST ON DEBENTURES

     As a holding company without significant assets other than its 100% ownership of First Federal Common Stock, the Holding Company's ability to pay cash dividends on the Holding Company Common Stock and to meet its other cash obligations, including the payment of principal and interest on the Debentures, is dependent upon the receipt of dividends from First Federal on the First Federal Common Stock owned by the Holding Company.

     First Federal is a legal entity separate and distinct from the Holding Company, and has no obligation to pay any amount of the Debentures or to make funds available therefor, whether by dividends or otherwise. The Debentures will be direct unsecured obligations of the Holding Company only, and the Holding Company will be solely responsible for all payment of principal and interest on the Debentures. In a liquidation or bankruptcy, claims of Debenture holders would be satisfied solely from the Holding Company's equity interest in First
Federal remaining after satisfaction of all creditors of First Federal, including depositors and holders of preferred stock, and thus are effectively subordinated to those depositors and other creditors. If the FDIC is appointed receiver, administrative expenses of the receiver may have priority over the interest of the Holding Company.

     The declaration of dividends by First Federal is subject to the discretion of the Board of Directors of First Federal and applicable regulatory requirements. While it is the present intention of the Board of Directors of First Federal to declare dividends in an amount sufficient to provide the Holding Company with the cash flow necessary to meet its debt service obligations with respect to the Debentures, subject to applicable regulatory restrictions, no assurance can be given that circumstances which would limit or preclude the declaration of such dividends will not exist in the future. At June 30, 1997, First Federal would have been permitted to pay $697,000 in dividends on its capital stock without prior approval of the OTS. As part of its Holding Company application, the Holding Company has requested from the OTS a dividend of $212,000 to be distributed upon the Closing of the Offering. See "Regulation
- Limitations on Dividends and Other Capital Distributions."

NO PRIOR MARKET FOR HOLDING COMPANY COMMON STOCK; POTENTIAL ILLIQUIDITY OF HOLDING COMPANY COMMON STOCK

     The Holding Company has never issued capital stock. Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop. Following the Offering the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Hoefer & Arnett intends to make a market for the Holding Company Common Stock if the volume of trading and other market-making considerations justify such an undertaking. See "Risk Factors -- No Prior Market for Holding Company Common Stock; Potential Illiquidity of Holding Company Common Stock."

     The development of a public market that has depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither the Holding Company nor any market maker has any control. Accordingly, there can be no assurance that an active or liquid trading market for the Holding Company Common Stock will develop, or that if a market develops, it will continue. Furthermore, there can no assurance that purchasers will be able to sell their shares at or above their purchase price. See "Market Information."

CONCENTRATION OF LENDING ACTIVITIES; RISKS ASSOCIATED WITH NONCONFORMING LOANS

     Substantially all of the aggregate principal amount of First Federal's real estate mortgage loans are secured by one- to four-family residential properties located in First Federal's primary market area. While a substantial portion of the loans originated for portfolio by First Federal are conventional mortgage loans (i.e., not guaranteed or insured by agencies of the federal government) which are secured by residential properties, most do not conform with the requirements for sale to Federal National Mortgage Association (the "FNMA") or FHLMC (i.e., conforming loans), because they exceed the maximum loan to value ratio to qualify for sale to FNMA or FHLMC, have credit deficiencies (which in certain cases will result in First Federal securing the loan by additional collateral), the borrower has an insufficient employment history or the property does not qualify due to its rural location or lack of comparability for appraisal purposes. As a result, the loans may be deemed to have higher risk of nonpayment than secondary market conforming conventional mortgage loans. While First Federal currently believes that its loans are adequately secured or reserved for and has experienced average annual net charge-offs of approximately $22,300, (excluding a $401,000 recovery on a lawsuit filed by First Federal and received in the year ended September 30, 1994), on an average loan portfolio of $46.2 million, in the event that real estate prices in its primary market area weaken or economic conditions in its primary market area deteriorate, thereby reducing the value of properties securing First Federal's loans, it is possible both that some borrowers may default and that the value of the real estate collateral may be insufficient to fully secure the loan. If either event should occur First Federal may experience increased levels of delinquencies and related losses having an adverse impact on income and stockholders' equity.

RISKS ASSOCIATED WITH AUTOMOBILE LOANS

     At September 30, 1996 First Federal had $9.4 million of automobile loans, of which $2.3 million were issued pursuant to First Federal's "second chance" auto program to sub-prime borrowers with less than perfect credit. First Federal has had a policy of not purchasing any "second chance" auto loans. Although First Federal has attempted to mitigate the credit risk by insuring these loans, in the event of a default by the insurer, First Federal would assume the entire credit risk. Further, automobiles rapidly depreciate. As a consequence, in the absence of such credit-default insurance, the borrower's continuing financial stability rather than the value of the vehicle is generally relied upon for the repayment of the related receivable. This is especially true with respect to loans originated by First Federal, because First Federal's underwriting procedures, which include personal interviews with the borrower prior to funding, are primarily based on the ability of the borrower to repay. As a result, First Federal may permit the origination of a loan in excess of the manufacturer's suggested retail price, in the case of new vehicles, or the value established by used car reference publications. Therefore, a repossessed automobile may not provide an adequate source of repayment of the outstanding loan balance. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. See "Business - Consumer Lending."

EVOLUTION OF BUSINESS

     First Federal's strategy is to focus on increasing its commercial real estate and commercial business loans and consumer loans. Commercial real estate, commercial business loans and consumer loans are expected to represent a growing portion of the First Federal's business. Full-service retail banking activities, while potentially more profitable, generally entail a greater degree of credit risk than does single family lending, the historical focus of First Federal. Specifically, the performance of commercial real estate, commercial business and consumer loans is more sensitive to regional and local economic conditions. Collateral valuation requires more detailed analysis and is more variable than single family mortgage lending. Loan balances for commercial real estate and commercial business loans are typically larger than those for single family mortgage loans and, thus, when there are defaults and losses, they can be greater on a per loan basis than those for single family mortgages. Similarly, loss levels are more difficult to predict. Full-service retail banking typically includes a greater amount of unsecured lending, or lending secured by rapidly depreciable assets such as automobiles, which presents different risks than secured single family mortgage lending. The sources of repayment are not related to collateral and can be more difficult to understand and pursue. Similarly, loan default prevention and collection for commercial real estate, commercial business and consumer lending also can be more complex and difficult than that for single family mortgage lending. For example, business loans are not typically made with standardized loan documents. Thus, the opportunity for mistakes and documentation risks are increased. Moreover, a liquid secondary market for most types of commercial real estate and business loans does not exist. The operational, interest rate, and competitive risks associated with commercial real estate, commercial business and consumer lending are different than those for single family mortgage lending and require skills and experience of management and staff different than that for single family mortgage lending. When evaluating such credits, more factors need to be considered. Management must be more knowledgeable of a wider variety of business enterprises and industries that borrow money. Intensive, ongoing customer contact is required, as well as complex analysis of financial statements at the time of loan approval and on an ongoing basis. Servicing these customers requires closer monitoring and more individualized analysis than does single family mortgage lending. Commercial real estate, commercial business and consumer lending pricing is very competitive and more subjective than that for single family mortgage lending. As a result, First Federal's risk of credit default is higher on these loans, which would adversely affect net income. There can be no assurance given that First Federal can increase the amount of these loans in its portfolio.

RISKS ASSOCIATED WITH ANTI-TAKEOVER PROVISIONS

     Holding Company and Bank Governing Instruments. Certain provisions of the Holding Company's certificate of incorporation and bylaws may discourage or prevent an attempted acquisition or change in control of the Holding Company. These provisions provide for, among other things, noncumulative voting for directors, limitations on the calling of special meetings, a fair price/supermajority vote requirement at 80% for certain business combinations with Interested Stockholders, as therein defined, (including mergers or consolidations, sale, lease or other disposition of assets, issuances or transfers of securities, adoption of any plan of liquidation proposed by the Interested Stockholders, or any reclassification of securities which increases the Interested Stockholders percentage ownership of the Holding Company) and certain notice requirements. Any or all of these provisions may serve to entrench current management and to discourage potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors.

     Regulatory and Statutory Provisions. Federal law requires OTS approval prior to the acquisition of "control" (as defined in OTS regulations) of an insured institution, including a holding company thereof. In the event that holders of revocable proxies for more than 25% of the shares of Holding Company Common Stock acting as a group or in concert with other proxy holders seek, among other things, to elect one-third or more of the Holding Company's Board of Directors, to cause the Holding Company's shareholders to approve the acquisition or corporate reorganization of the Holding Company or to exert a continuing influence on a material aspect of the business operations of the Holding Company, such actions could be deemed to be a change of control, subject to OTS approval. A Delaware statute also limits the circumstances under which a Delaware corporation may engage in any business combinations (as defined by the statute) with an interested shareholder (i.e., any person or entity that owns 15% or more of the voting stock). See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions."

     Voting Control of Shares by the Board and Executive Officers. The ownership of Holding Company Common Stock by First Federal's Board of Directors and executive officers could render it more difficult to obtain majority support for shareholder proposals opposed by the Board and management. Assuming the sale of Holding Company Common Stock at the 150,000 shares minimum and 200,000 shares maximum of the Offering, and assuming that First Federal's Board and executive officers (11 persons) will receive approximately 108,000 of the approximately 150,000 shares of Holding Company Common Stock anticipated to be exchanged as part of the Merger, then under such assumptions, such individuals would own approximately 36.1% at the minimum and 30.9%, at the maximum, respectively, of the shares to be outstanding upon completion of the Offering. Stock ownership by directors and executive officers, if voted as a block or supported by sufficient other shareholder votes, could enable the Board and management to block the approval of transactions requiring the approval of 80% of the shareholders under the Holding Company's Certificate of Incorporation. See "Description of Capital Stock" and "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions."

REGULATORY OVERSIGHT

     First  Federal  is  subject  to  extensive   regulation,   supervision  and
examination by the OTS, as its chartering authority and primary federal regulator, and by the FDIC, which insures its deposits up to applicable limits. First Federal is a member of the Federal Home Loan Bank System ("FHLB") and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). As the holding company for First Federal, the Holding Company will also be subject to regulation and oversight by the OTS. See "Regulation." Such regulation and supervision governs the activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have been granted extensive discretion in connection with their supervisory and enforcement activities which are intended to strengthen the financial condition of the banking industry, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. See "Regulation - Federal Regulation of Thrift institutions." Any change in regulators or in applicable regulation, whether by the OTS, the FDIC, the Comptroller of the Currency, the Federal Reserve Board or Congress could have a material adverse impact on the Holding Company, First Federal and their respective operations. In this regard, legislation has been introduced into Congress that would require all federal thrift institutions to either convert to a national or a state depository institution (either a bank or a thrift institution) by June 30, 1998. No assurance can be given as to whether or in what form such legislation may be enacted.

COMPETITION

     First Federal experiences significant competition in its local market area in both originating real estate and other loans and attracting deposits. This competition arises from other thrift institutions as well as commercial companies, mortgage companies, credit unions and national and local securities firms. On September 30, 1996 First Federal's loan to deposit ratio was 95.9%, reflecting the high use of its deposits and ability to generate loans. Such competition may limit First Federal's growth in the future. See "Business - Competition."

LIMITATIONS ON STOCK OWNERSHIP

     With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be acting in concert from, directly or indirectly, acquiring more than 10% of any class of voting stock or obtaining the ability to control in any manner the election of a majority of the directors or otherwise direct the management or policies of the Holding Company, without prior notice or application to and approval of the OTS.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables present selected consolidated financial data for First Federal at the dates and for the periods indicated. This information is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of First Federal included elsewhere in this Prospectus.


                                                                          At September 30,
                                                  ----------------------------------------------------------------
                                                      1996         1995         1994         1993         1992
                                                     ------       ------       ------       ------       -----
                                                                           (In Thousands)
BALANCE SHEET DATA:
Total assets...................................     $57,597(1)   $61,432      $56,089      $52,549      $53,363
Loans receivable, net..........................      49,579(2)    48,605(2)    43,127(2)    41,081(2)    31,509(2)
Mortgage-backed securities.....................       1,292        2,278        2,693        4,441        9,447
Securities.....................................       1,000        1,000        1,000        1,000        3,554
Deposits.......................................      51,677       54,939       50,846       47,312       51,366
FHLB advances..................................         ---        1,088          ---          500          500
Stockholders' equity...........................       4,316        4,170        4,047        3,677          641


----------
(1) Total assets declined from September 30, 1995 to September 30, 1996 as a result of a planned reduction in deposits to lower excess cash.

(2) Including loans held for sale to the secondary market of $419,000, $1.8 million, $2.1 million, $6.6 million and $1.0 million at September 30, 1996, 1995, 1994, 1993 and 1992, respectively.


                                                                                Year Ended September 30,
                                                                -----------------------------------------------------
                                                                 1996        1995       1994       1993        1992
                                                                 ------    -------     ------      ------     ------
                                                                                    (In Thousands)
STATEMENT OF INCOME DATA:
Total interest income......................................      $4,828     $4,698     $4,020      $3,794     $4,772
Total interest expense.....................................       2,363      2,294      1,758       1,945      3,124
                                                                 ------    -------     ------      ------     ------
  Net interest income......................................       2,465      2,404      2,262       1,849      1,648
Provision for loan losses..................................         (52)        27       (401)(1)     ---         66
                                                                 ------    -------     ------      ------     ------
 Net interest income after provision for loan losses.......       2,517      2,377      2,663       1,849      1,582
Service charges............................................         527        355        202         150         62
Gain on sales of loans, mortgage servicing rights,
 mortgage-backed securities and securities.................         343        213        908         853        478
Income (loss) from operation of foreclosed real estate.....          (9)        (2)       ---          10         36
Other noninterest income...................................          12         26         14          84          7
SAIF special assessment....................................         333        ---        ---         ---        ---
Other noninterest expenses (operating expenses)............       2,715      2,648      3,096       2,180      1,658
                                                                 ------    -------     ------      ------     ------
  Income before income taxes...............................         342        321        691         766        507
Income tax expense ........................................         108        110        234         221        112
                                                                 ------    -------     ------      ------     ------
  Income before extraordinary item and cumulative
   effect of change in accounting for income taxes.........         234        211        457         545        395
Extraordinary item - Income tax benefit from utilizing net
operating loss carryforwards...............................         ---        ---        ---         ---        106
Cumulative effect of change in accounting for income
  taxes....................................................         ---        ---        ---         137        ---
                                                                 ------    -------     ------      ------     ------
Net income...............................................        $  234(2)   $ 211     $  457      $  682     $  501
                                                                 ======    =======     ======      ======     ======
Ratio of earnings to fixed charges including interest
 on deposits (3)...........................................        1.10       1.10       1.33        1.35       1.16
Ratio of earnings to fixed charges excluding interest
 on deposits(3)............................................        3.73       1.99       5.19        7.23      12.52

PER SHARE DATA:
Earnings per  share(5).....................................         .61        .52       1.54      .47(4)        N/A

----------
(1) Reflects a negative loan loss expense from the settlement of a lawsuit filed by First Federal which favorably impacted net income in fiscal 1994.

(2) Excluding the nonrecurring September 1996 SAIF assessment, after tax net income would have been $454,000.

                                                                                At or for the
                                                                           Year Ended September 30,
                                                         --------------------------------------------------------------
                                                           1996          1995        1994          1993         1992
                                                          ------        ------      ------        ------       ------
BALANCE SHEET RATIOS:
Nonperforming assets to total
 assets at end of year(6)......................            1.50%          .62%         .87%          .74%         .76%
Allowance for loan losses to non-performing
 loans.........................................          138.76        179.10       103.30        156.22       204.70
Total equity to total assets (end of year).....            7.49          6.79         7.22          7.00         1.20
Total equity to assets ratio (ratio of
 average equity to average total assets).......            7.27          6.91         7.11          4.23          .66

EARNINGS PERFORMANCE DATA:
Interest rate spread information:
  Average during  year(7)......................            4.11          3.97         4.20          3.67         3.08
  End of  year(8)..............................            4.67          4.17         4.29          4.27         3.35
Net interest margin for the  year(9)...........            4.45          4.29         4.40          3.73         2.93

Average interest-earning assets as
 a percentage of average interest-
 bearing liabilities...........................          108.01        107.95       106.00        101.51        97.45
Return on assets (ratio of net income to
average total assets)..........................             .40           .36          .84          1.32          .85
Return on assets, excluding special SAIF
  assessment...................................             .77           .36          .84          1.32          .85
Return on total equity (ratio of net income
 to average equity)............................            5.46          5.15        11.87         31.70       129.12
Return on total equity, excluding special
 SAIF assessment...............................           10.60          5.15        11.87         31.70       129.12
Noninterest expenses to average total assets...            5.17          4.47         5.71          4.21         2.83
Noninterest expense to average total assets
 excluding special SAIF assessment.............            4.61          4.47         5.71          4.21         2.83

OTHER DATA:
Number of deposit accounts.....................           7,354         6,707        5,073         4,345        4,465
Number of full-service offices.................               2             2            2             1            1

----------
(3) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges include interest expensed or capitalized, the amortization of total debt, the interest component of rental expense and Bank preferred stock dividends.
(4)  Reflects earnings from the date First Federal converted to stock form.
(5)  Adjusted to reflect stock dividends paid to First Federal stockholders.
(6) Nonperforming assets include loans that are 90 days or more delinquent as well as repossessed assets.
(7) Represents the difference between the average yield received on interest-earning assets (primarily loans) and the average rate paid on interest-bearing liabilities (primarily deposits).
(8) Represents the weighted average yield on interest-earning assets at the end of the period minus the weighted average cost of liabilities at the end of the period.
(9)  Net interest income divided by average interest-earning assets.

                              RECENT FINANCIAL DATA

     The selected financial and other data of First Federal set forth below at and for the three and nine months ended June 30, 1997 and June 30, 1996 were derived from unaudited financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial condition and results of operations for the unaudited periods presented have been included. The results of operations and other data presented for the nine months ended June 30, 1997 are not necessarily indicative of the results of operations which may be expected for the fiscal year ending September 30, 1997. The information presented below is qualified in its entirety by the detailed information and financial statements included elsewhere in this Prospectus and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and the audited Financial Statements of First Federal and Notes thereto included elsewhere in this Prospectus.


                                                     At June 30,       At September 30,
                                                        1997                1996
                                                 ------------------  -------------------
                                                             (In Thousands)
BALANCE SHEET:
Total assets...................................        $65,781            $57,597
Loans receivable, net..........................         58,801(1)          49,579(1)
Mortgage-backed securities.....................          1,186              1,292
Securities.....................................            ---              1,000
Deposits.......................................         57,638             51,677
FHLB Advances..................................          2,100                ---
Stockholders' equity...........................          4,719              4,316

----------
(1)  Including  loans  held for sale to the  secondary  market at  month-end  of
     $475,000   and  $419,000  at  June  30,  1997  and   September   30,  1996,
     respectively.


                                                                 For Three Months Ended     For  Nine Months Ended
                                                                June 30,      June 30,     June 30,      June 30,
                                                                 1997          1996          1997          1996
                                                               --------      -------        ------       ------
                                                                   (In Thousands)             (In Thousands)
STATEMENT OF INCOME:
Total interest income......................................      $1,391       $1,199        $4,007       $3,611
Total interest expense.....................................         663          584         1,882        1,795
                                                               --------      -------        ------       ------
  Net interest income......................................         728          615         2,125        1,816
Provision for loan losses..................................          15            6            17            1
                                                               --------      -------        ------       ------
  Net interest income after provision for loan losses......         713          609         2,108        1,815
Service charges............................................         135          142           449          386
Gain on sales of loans, mortgage servicing rights,
  mortgage-backed securities and securities................          40          114            99          288
Other noninterest income...................................          41          ---            41            9
Other noninterest expenses (operating expenses)............         665          661         1,986        2,023
                                                               --------      -------        ------       ------
Income before income taxes.................................         264          204           711          475
Income tax expense ........................................          90           70           242          162
                                                               --------      -------        ------       ------
Net income.................................................    $    174      $   134        $  469       $  313
                                                               ========      =======        ======       ======
Ratio of earnings to fixed charges including
  interest on deposits(1)..................................            1.33         1.22          1.33         1.22
Ratio of earnings to fixed charges excluding
  interest on deposits(1)..................................            6.24         6.76          6.24         6.76

PER SHARE DATA:
Earnings per  share(2).....................................         .63          .47          1.68         1.04

                                                    For Three Months Ended           For Nine Months Ended
                                                  --------------------------       -------------------------
                                                   June 30,         June 30,        June 30,        June 30,
                                                     1997            1996             1997            1996
                                                    ------          ------           ------          -----
BALANCE SHEET RATIOS:
Nonperforming assets to total
  assets at end of  period(3)..................       1.62%          1.24%            1.62%           1.24%
Total equity to total assets (end of period)...       7.17           7.67             7.17            7.67
Total equity to assets ratio (ratio of
  average equity to average total assets)......       7.96           7.42             7.31            7.20

EARNINGS PERFORMANCE DATA:
Interest rate spread information:
  Average during  period(4)....................
  End of  period(5)............................       4.58           4.31             4.81            4.16
Net interest margin for the  period(6).........       4.95           4.48             4.95            4.48

Average interest-earning assets as a
  percentage of average interest-bearing
  liabilities..................................     104.44         103.68           103.66          104.22
Return on assets (ratio of net income to
average total assets)..........................       1.08            .91             1.01             .70
Return on total equity (ratio of net income
  to average equity)...........................      14.97          12.31            13.78            9.74
Noninterest expenses to average total assets...       4.15           4.50             4.27            4.53

OTHER DATA:
Number of deposit accounts.....................      7,394          6,768            7,394           6,768
Number of full-service offices.................          2              2                2               2

----------
(1) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges include interest expensed or capitalized, the amortization of total debt, the interest component of rental expense and Bank preferred stock dividends.
(2)  Adjusted to reflect stock dividends paid to First Federal stockholders.
(3) Nonperforming assets include loans that are 90 days or more delinquent as well as repossessed assets.
(4) Represents the difference between the average yield received on interest-earning assets (primarily loans) and the average rate paid on interest-bearing liabilities (primarily deposits).
(5) Represents the weighted average yield on interest-earning assets at the end of the period minus the weighted average cost of liabilities at the end of the period.
(6)  Net interest income divided by average interest-earning assets.

                    MANAGEMENT'S DISCUSSION OF RECENT RESULTS


FINANCIAL CONDITION

     First Federal's total assets increased by $8.2 million to $65.8 million at June 30, 1997 from $57.6 million at September 30, 1996, or an increase of 14.24%. The increase was primarily due to an increase in loans receivable, partially offset by a decrease in cash.

     Loans receivable (excluding loans held for sale) increased $9.1 million to $58.3 million at June 30, 1997, compared to $49.2 million at September 30, 1996--or an increase of 18.50%. During the nine months ended June 30, 1997, First Federal originated $22.0 million of mortgage loans , of which $21.2 million were secured by mortgages on one- to four-family residences, and $9.1 million in consumer loans. Approximately $1.4 million of the new mortgage loans represented refinancing of existing First Federal loans.

     Deposits increased from $51.7 million at September 30, 1996 to $57.6 million at June 30, 1997 primarily as a result of increased marketing of short-term certificates of deposits--along with new checking accounts. Accrued interest payable and other liabilities increased $1.8 million from $1.6 million at September 30, 1996 to $3.4 million at June 30, 1997 largely as a result of increased borrowings from the Federal Home Loan Bank of Dallas to fund the Bank's increased consumer loan demand, offset by the payment of escrowed funds in December, 1996 for property taxes on home loans held by the Bank.

 NON-PERFORMING ASSETS AND LOAN LOSS PROVISION

     Management establishes specific reserves for the estimated losses on loans when it determines that losses are anticipated on these loans. First Federal calculates any allowance for possible loan losses based upon its ongoing evaluation of pertinent factors underlying the types and quality of its loans, with particular emphasis on average historical loan losses during the preceding three years. These factors include but are not limited to the current and anticipated economic conditions, including uncertainties in the real estate market, the level of classified assets, historical loan loss experience, a detailed analysis of individual loans for which full collectability may not be assured, a determination of the existence and fair value of collateral, the ability of the borrower to repay and the guarantees securing such loans. Management, as a result of this review process, recorded a provision for loan losses in the amount of $15,000 for the three months ending June 30, 1997, as compared to a $6,000 loan loss provision for the three months ending June 30, 1996. The Bank's loan loss reserve balance as of June 30, 1997 was $268,000 compared to the September 30, 1996 loan loss reserve of $247,000. Total non-performing assets increased slightly during the three month period ended June 30, 1997 to $1.1 million or 1.62% of total assets as compared to $863,000 or 1.50% of total assets at September 30, 1996. The majority of this increase in non-performing assets were loans secured by mortgages on one- to four-family residences. Historical actual charge-offs from loan losses over the past three years have averaged only $22,300 on an average loan portfolio of $46.2 million (exclusive of a $400,000 recovery on a lawsuit settlement in the fiscal year ending September 30, 1994).

     The Bank will continue to monitor and adjust its allowance for losses on loans as the Board of Director's and management's analysis of its loan portfolio and economic conditions dictate, which may result in an increase in the Bank's loan loss provision as the Bank implements its strategy of increasing commercial loans. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based upon their judgment of the information available to them at the time of their examination. Therefore, although the Bank maintains its allowance for losses on loans at a level which it considers to be adequate to provide for potential losses, in view of the continued uncertainties in the economy generally and the regulatory uncertainty pertaining to reserve levels for the thrift industry generally, there can be no assurance that losses will not exceed the estimated amounts or the Bank will not be required to make additional substantial additions to its allowance for losses on loans in the future.

COMPARISON OF NINE MONTHS ENDED JUNE 30, 1997 TO JUNE 30, 1996

     General. First Federal reported net income after taxes of $469,000 for the nine months ended June 30, 1997, an increase of $156,000 (or 49.84%) as compared to $313,000 in net income reported for the nine months ended June 30, 1996. The increase in earnings, as discussed in more detail below, resulted primarily from a $396,000 increase in interest income and a $37,000 decrease in noninterest expense, partially offset by a decrease of $94,000 in noninterest income and a $87,000 increase in interest expense.

     Net Interest Income. Net interest income increased $309,000 to $2.1 million for the nine month period ended June 30, 1997 from $1.8 million for the prior period in 1996. This increase was attributable primarily to an increase in interest earned on loans receivable, partially offset by an increase in interest paid on the Bank's deposit liabilities and interest paid on other borrowings from the FHLB. For the nine months ended June 30, 1997, the net interest margin (net interest income divided by average interest earning assets) increased to 4.87%, as compared to 4.38% for 1996. The spread between the average yield on interest earning assets and the average cost of funds was 4.81% for 1997 versus 4.16% for 1996. These increases resulted primarily from higher yields on consumer loans and the repricing in the renewals of 3-year balloon home loans.

     Noninterest Income. Noninterest income decreased $94,000 to $589,000 for the nine months ended June 30, 1997 from $683,000 for the nine months ended June 30, 1996. This decrease can be attributed to a $13,000 decrease in net gain on sale of securities which occurred in December, 1995, a $176,000 decrease in net gain on sale of home loans and mortgage servicing rights to the secondary market reflecting reduced mortgage banking activity, and also the result of sale in June, 1996 of mortgage servicing rights previously held. This was partially offset by a $63,000 increase in service charges, which can be attributable to an increase in interest-bearing checking accounts and fees associated with these types of accounts, and a $32,000 increase in other noninterest income, as a result of recognizing excess auto dealer reserves due to the repayment of auto loan balances.

     Noninterest Expenses. Noninterest expense remained stable at $2.0 million for the nine months ended June 30, 1997 and June 30, 1996. A slight decrease of $37,000 can primarily be attributed to a $29,000 decrease in compensation and benefits expense, a $58,000 decrease in federal insurance premiums due to recapitalization of SAIF in 1996, and a $11,000 decrease in professional fees. This was offset by $16,000 increase in data processing and a $46,000 increase in other noninterest expense due to the addition of a Mortgage Loan Production Office and overall increased activity in the Bank.

     Income Taxes. Income tax expense increased $80,000 to $242,000 for the nine months ended June 30, 1997 compared to $162,000 for the nine months ended June 30, 1996 as a result of increased earnings. The period reflected a tax rate of 34.0% and 34.1% for June 30, 1997 and June 30, 1996, respectively.

COMPARISON OF THREE  MONTHS ENDED JUNE 30, 1997 TO  JUNE 30, 1996

     General. First Federal reported net income after taxes of $174,000 for the three months ended June 30, 1997, an increase of $40,000 as compared to $134,000 in net income reported for the three months ended June 30, 1996. The increase in earnings, as discussed in more detail below, resulted primarily from a $192,000 increase in interest income, caused by an increased volume of loans outstanding and an increase in the Bank's spread, partially offset by a $79,000 increase in interest expense and a decrease of $40,000 in noninterest income.

     Net Interest Income. Net interest income increased $113,000 to $728,000 for the three month period ended June 30, 1997 from $615,000 for the prior period in 1996. This increase was attributable primarily to an increase in interest earned on loans receivable, offset by an increase on interest paid on other borrowings from the FHLB. For the three months ended June 30, 1997, the net interest margin (net interest income divided by average interest earning assets) increased to 4.79%, as compared to 4.49% for 1996. The spread between the average yield on interest earning assets and the average cost of funds was 4.58% for 1997 versus 4.31% for 1996. These increases resulted primarily from higher yields on consumer loans and the repricing in the renewals of 3-year balloon loans.

     Noninterest Income. Noninterest income decreased by $40,000 to $216,000 for the three months ended June 30, 1997 from $256,000 for the three months ended June 30, 1996. This decrease can be attributed to a $74,000 decrease in net gain on sale of home loans and mortgage servicing rights to the secondary market, reflecting reduced mortgage banking activity, and a slight decrease in various other noninterest income, partially offset by a $41,000 increase in other noninterest income, as a result of recognizing excess dealer reserves due to the repayment of auto loan balances.

     Noninterest Expense. Noninterest expense increased $4,000 to $665,000 for the three months ended June 30, 1997 from $661,000 for the three months ended June 30, 1996. This increase can primarily be attributed to a $17,000 increase in other noninterest expense and a $13,000 increase in compensation and benefits primarily due to adding additional personnel in consumer lending.

     Income Taxes. Income tax expense increased $20,000 to $90,000 for the three months ended June 30, 1997 compared to $70,000 for the three months ended June 30, 1996 as a result of increased earnings. The period reflected a tax rate of 34.1% and 34.3% for June 30, 1997 and June 30, 1996 , respectively.

LIQUIDITY AND CAPITAL RESOURCES

     First  Federal's  primary  sources  of  funds  are  deposits  and  checking
accounts,   principal  and  interest  payments  on  loans  and   mortgage-backed
securities, proceeds from sales of loans and other funds provided from operations. Additionally, First Federal may infrequently borrow funds from the FHLB of Dallas (as it has in the recent past) or utilize other borrowings of funds based primarily on the level of loan originations, comparative costs and availability at the time.

     While scheduled loan and mortgage-backed repayments and short-term investments, and FHLB borrowings are relatively stable sources of funds, deposit flows are unpredictable and are a function of external factors including competition, the general level of interest rates, general economic conditions and most recently the restructuring occurring in the thrift institution industry.

     First Federal maintains investments in liquid assets based on management's assessment of cash needs, expected deposit flows, available yield on liquid assets (both short-term and long-term) and the objectives of its asset/liability management program. Several options are available to increase liquidity, including reducing loan origination, increasing deposit marketing activities, and increasing borrowings.

     Federal regulations require insured institutions to maintain minimum levels of liquid assets. As of June 30, 1997, the minimum regulatory liquidity requirement was 5% of the sum of First Federal's average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. At June 30, 1997, First Federal's liquidity ratio was 5.01%. First Federal uses its capital resources principally to meet its ongoing commitments to fund maturing certificates of deposits and deposit withdrawals, repay borrowings, fund existing and continuing loan commitments, maintain its liquidity and meet operating expenses. At June 30, 1997, First Federal had commitments to originate loans totalling $5.7 million. First Federal also had $640,000 of outstanding unused lines of credit. If needed for liquidity purposes, at June 30, 1997, First Federal was eligible to borrow $23.0 million from the Federal Home Loan Bank of Dallas, and had actually borrowed only $2.1 million. First Federal considers its liquidity and capital resources to be adequate to meet its needs for the foreseeable future. First Federal expects to be able to fund or refinance, on a timely basis, its material commitments and long-term liabilities.

     At June 30, 1997, First Federal had tangible capital of $4.7 million, or 7.15% of total assets which was $3.7 million above the minimum capital requirement of $990,000 or 1.5% of adjusted total assets.

     At June 30, 1997, First Federal had core capital of $4.7 million, or 7.15% of total assets which was $2.7 million above the minimum capital requirement of $2.0 million or 3.0% of adjusted total assets.

     At June 30, 1997, First Federal had total risk-based capital of $5.0 million and risk-weighted assets of $48.6 million or total risk-based capital of 10.27% of risk-weighted assets. This amount was $1.1 million above the minimum regulatory requirement of $3.9 million, or 8.0% of risk-weighted assets.

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET

     The following Holding Company pro forma consolidated balance sheet and statement of income illustrate the historical consolidated balance sheet and consolidated statements of income of First Federal giving effect to the Merger as if it had been effective on June 30, 1997 after giving effect to the pro forma adjustments described in the notes to the Holding Company pro forma consolidated financial statements. The Merger will be accounted for as a leveraged buy-out, with the First Federal Common Stock beneficially held by its directors and executive officers and exchanged for Holding Company Common Stock contributed to the Holding Company recorded at its carrying value. The assets acquired and liabilities assumed in the acquisition of the remainder of First Federal will be recorded at their estimated fair values, with the excess of the purchase price over the net fair value recorded as goodwill. This information should be read in conjunction with the historical consolidated financial statements of First Federal, including the notes thereto, which appear elsewhere in this Prospectus. The pro forma adjustments reflect assumptions regarding (i) the aggregate amount of cash to be paid assuming that the holders of 75% of the stock of First Federal elect to be paid in cash by the Holding Company as a result of the Merger and (ii) the consummation of the Offering at the minimum (3,400 Units sold). The pro forma balance sheet and income statement may differ materially from actual results should the maximum amount of Units be sold in the Unit Offering and should the amount of stock sold in the Common Stock Offering be greater than the amount assumed for purposes of these tables. The pro forma data is not indicative of the actual financial position that would have occurred had the Merger been consummated on June 30, 1997 or that may be obtained in the future.

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                             June 30, 1997
                                                           ---------------------------------------------------------------
                                                   First
                                                  Federal      Pro forma      Adjustments       Elimination      Consolidated
                                                 Historical     Holding         Company           Entries         Pro forma
                                                 ----------    ---------      -----------       -----------      ------------
ASSETS
Cash and due from banks..................      $     766       $ 1,314 (1)       $(4,326)(3)    $    ---       $      731
                                                     ---         3,400 (2)           ---             ---              ---
                                                     ---          (423)(5)           ---             ---              ---
Interest-bearing deposits with
  financial institutions.................          1,605           ---               ---             ---            1,605
Mortgage-backed securities...............          1,186           ---               (18)(3)         ---            1,168
Loans....................................         58,801           ---               416(3)          ---           59,217
Premises and equipment...................          1,046           ---                               ---            1,046
Goodwill.................................            ---           ---               466(3)          ---              466
Deposit purchase accounting
adjustments..............................            ---           ---             1,079(3)          ---            1,079
Investment in Bank.......................            ---           961(6)          2,885(3)       (3,846)(7)          ---
Debt issuance costs......................            ---           423(5)            ---             ---              423
Interest receivable and other assets.....          2,377           ---               ---             ---            2,377
                                                --------      --------        ----------        --------       ----------
   Total assets..........................        $65,781      $  5,675         $     502         $(3,846)         $68,112
                                                ========      ========         =========        =======           =======

LIABILITIES
Deposits.................................        $57,638     $     ---        $      ---       $     ---          $57,638
Other borrowings.........................          2,100           ---               ---             ---            2,100
Debentures...............................            ---         3,400(2)            ---             ---            3,400
Other liabilities........................          1,324           ---               502(3)          ---            1,826
                                                --------      --------        ----------        --------       ----------
   Total liabilities.....................         61,062         3,400               502             ---           64,964

Minority interest-preferred stock........            ---           ---               ---             873(9)           873

STOCKHOLDERS' EQUITY
Preferred stock..........................              1                             ---              (1)(9)          ---
Common stock.............................              2             1(6)            ---              (2)(7)            2
                                                                     1(1)
Additional paid-in-capital...............          2,743           960(6)            ---          (1,871)(7)        2,273
                                                     ---         1,313(1)            ---            (872)(9)          ---
Retained earnings........................          1,973           ---               ---          (1,973)(7)          ---
                                                --------      --------        ----------        --------       ----------
   Total stockholders' equity............          4,719         2,275               ---          (4,719)           2,275
                                                --------      --------        ----------        --------       ----------
   Total liabilities and stockholders'
      equity.............................        $65,781      $  5,675         $     502         $(3,846)         $68,112
                                                ========      ========        ==========        ========       ==========

PER SHARE DATA(4)
Holding Company common shares
 outstanding.............................        599,030           ---               ---             ---          299,758
Book value per Holding Company
  common share...........................      $    6.42           ---               ---             ---        $    7.59
Tangible book value per Holding
  Company common share...................           6.42           ---               ---             ---             3.75
Offering price Holding Company
  common stock...........................            ---           ---               ---             ---            10.00



               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           For the year ended
                                                                           September 30, 1996
                                                                ------------------------------------------
                                                                               Pro forma
                                                                              Adjustments
                                                                   Bank          Holding       Consolidated
                                                                Historical       Company         Pro forma
                                                                ----------    -----------      ------------
INTEREST INCOME
Loans.......................................................      $ 4,407     $      (83)(3)    $   4,324
Mortgage-backed securities..................................          145              4 (3)          149
Other.......................................................          276            ---              276
                                                                 --------       --------        ---------
    Total interest income...................................        4,828            (79)           4,749

INTEREST EXPENSE
Deposits....................................................        2,358             22(3)         2,380
Debentures..................................................                         391(2)           391
Other borrowings............................................            5            ---                5
                                                                 --------       --------        ---------
   Total interest expense...................................        2,363            413            2,776
                                                                 --------       --------        ---------
Net Interest Income.........................................        2,465           (492)           1,973
Provision for loan losses...................................          (52)           ---              (52)
                                                                 --------       --------        ---------
Net interest income after provisions for loan losses........        2,517           (492)           2,025

NONINTEREST INCOME
Other.......................................................          543            ---              543
Gains on sale of loans and servicing........................          330            ---              330
                                                                 --------       --------        ---------
    Total noninterest income................................          873            ---              873

NONINTEREST EXPENSES
Compensation and benefits...................................        1,337            ---            1,337
Amortization of intangibles.................................          ---            135(3)           135
Amortization of debt issue costs                                      ---             85(5)            85
Occupancy and equipment.....................................          335            ---              335
Other.......................................................        1,376            ---            1,376
                                                                 --------       --------        ---------
   Total noninterest expenses...............................        3,048            220            3,268
                                                                 --------       --------        ---------

Income/(loss) before federal income tax expense............           342           (712)            (370)
Income tax expense/(benefit)................................          108           (232)(8)         (124)
                                                                 --------       --------        ---------
Net income/(loss)...........................................          234           (480)            (246)
Preferred stock dividends...................................          (88)                            (88)
                                                                 --------       --------        ---------
Income available to common stockholders.....................    $     146       $   (480)       $    (334)
                                                                 ========       ========        =========
Weighted average common shares outstanding..................      599,030            ---          299,758

Net income/(loss) per common share..........................     $    .24            ---        $   (1.11)

               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       For the  Nine Months Ended
                                                                              June 30, 1997
                                                                 ---------------------------------------
                                                                                Pro forma
                                                                               Adjustments        Con-
                                                                    Bank         Holding       solidated
                                                                 Historical      Company       Pro forma
                                                                 ----------    -----------     ---------
INTEREST INCOME
Loans......................................................        $  3,847    $       (62)(3)  $  3,785
Mortgage-backed securities.................................              56              3(3)         59
Other......................................................             104            ---           104
                                                                 ----------    -----------     ---------
   Total interest income...................................           4,007            (59)        3,948

INTEREST EXPENSE
Deposits...................................................           1,825             17(3)      1,842
Debentures.................................................             ---            293(2)        293
Other borrowings...........................................              57            ---            57
                                                                 ----------    -----------     ---------
   Total interest expense..................................           1,882            310         2,192
                                                                 ----------    -----------     ---------
Net Interest Income........................................           2,125           (369)        1,756
Provision for loan losses..................................               1            ---             1
                                                                 ----------    -----------     ---------
Net interest income after provisions for loan losses.......           2,124           (369)        1,755

NONINTEREST INCOME
Other......................................................             490            ---           490
Gains on sale of loans and servicing.......................              99            ---            99
                                                                 ----------    -----------     ---------
   Total noninterest income................................             589            ---           589

NONINTEREST EXPENSES
Compensation and benefits..................................             988            ---           988
Amortization of intangibles................................             ---            101(3)        101
Amortization of debt issue costs...........................             ---             64(5)         64
Occupancy and equipment....................................             239            ---           239
Other......................................................             775            ---           775
                                                                 ----------    -----------     ---------
   Total noninterest expenses..............................           2,002            165         2,167
                                                                 ----------    -----------     ---------
Income/(loss) before federal income tax expense............             711           (534)          177
Income tax expense/(benefit)...............................             242           (174)(8)        68
                                                                 ----------    -----------     ---------
Net income/(loss)..........................................             469           (360)          109
Preferred stock dividends..................................             (66)                         (66)
                                                                 ----------    -----------     ---------
Income/(loss) available to common stockholders.............       $     403        $  (360)     $     43
                                                                 ==========    ===========     =========

Weighted average common shares outstanding.................         599,030            ---       299,758

Net income/(loss) per common share.........................            $.67            ---          $.14

          NOTES TO THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1) Reflects the estimated proceeds from the issuance and sale of 150,000 shares of the Holding Company Common Stock (par value $.01) in the offering.

           Gross proceeds                                       $1,500,000
           Estimated offering expenses                            (186,000)
                                                                ----------
           Net proceeds                                         $1,314,000
                                                                ==========

(2) Reflects the estimated proceeds from the issuance and sale of 3,400, 11.5%, five-year Debentures, at $1,000 per unit. Each Debenture includes a detachable warrant to purchase 9 shares of Holding Company Common Stock at $12.50 per share. The value of the Warrants has been estimated to be immaterial. Interest cost of $391,000 per year.

(3) Reflects goodwill related to purchase of 75% of First Federal's Common Stock for $4,326,000 (179,709 shares at $24.07 per share) as follows:

                                                                                                  Annual
                                                                  Life        Amortization        Amount
                                                             ------------    -------------     ------------
Purchase price (179,709 shares of First Federal
  Common Stock, representing 75% of outstanding
  common shares at $24.07 per share)                          $4,326,000
First Federal book value related to common
  shares purchased                                             2,885,000
                                                             -----------
Excess purchase price over book value                          1,441,000
                                                             -----------
Less adjustments to reflect fair value
  Securities                                                     (18,000)        5 years        $    4,000
  Loans                                                          416,000         5 years           (83,000)
  Certificates of deposit                                         43,000         2 years           (22,000)
  Core deposit intangible                                      1,036,000        10 years          (104,000)
  Income tax effect of above
    adjustments at 34% federal rate                             (502,000)
                Total adjustments                                975,000
Goodwill                                                     $   466,000        15 years           (31,000)
                                                             ===========

(4) Net income and book value per common share for First Federal historical reflects 2.5 exchange rate for Holding Company Common Stock, or 599,030 shares. Tangible book value excludes deposit intangibles and goodwill. Warrants have not been included in shares outstanding. Consolidated pro forma net income and book value per common share reflects 299,612 common shares outstanding. Book value per common share excludes $873,000 of First Federal's preferred stock. Net income per common share excludes $88,000 of dividends on preferred stock. Tangible book value excludes goodwill and deposit intangibles.

(5) Reflects debt issue costs of $423,000, to be amortized on a straight-line basis over the five-year term of the Debentures ($85,000 per year).

(6) Reflects exchange of 59,903 common shares (25% of outstanding common shares) of First Federal for 149,758 common shares (par value $0.01) of Holding Company at historical book value (59,903 shares at $16.05/share = $961,000).

(7)  Elimination of intercompany accounts.

(8)  Reflects tax rate of 34%.

(9)  Reflects outside ownership of First Federal's preferred stock.

(10) The proposed transaction has been reflected in the pro forma financial statements as a leveraged buy-out (LBO) in accordance with Issue No. 88016 of the Emerging Task Force (EITF 88-16). EITF 88-16 permits a partial or complete change in accounting basis only if there has been a change in control of voting interest, i.e., the establishment of a new group of controlling stockholders. EITF 88-16 further requires the carryover of the accounting basis for those stockholders who exchange their First Federal stock for Company stock.

     Accordingly, these pro forma financial statements reflect a carryover of accounting basis for the assumed 25% of First Federal stockholders who will exchange their shares for Company shares and a new basis of accounting for the remaining purchasers of Company Stock.

                                    DILUTION


     Upon the successful  completion of this Offering there will be a minimum of
approximately   300,000  and  a  maximum  of  approximately  350,000  shares  of outstanding Holding Company Common Stock.

     As of June 30, 1997, the net tangible book value available to common stockholders of First Federal amounted to $3.8 million or approximately $6.42 per share, adjusted for the Exchange Ratio. After giving effect to the issuance and sale of 150,000 shares minimum and 200,000 shares maximum number of Shares of Holding Company Common Stock offered hereby and the receipt of the estimated net proceeds thereof, and assuming no exercise of options currently outstanding, the net tangible book value of the Holding Company will amount to approximately $1.1 million and $1.6 million or approximately $3.75 and $4.65 per share of Holding Company Common Stock at the minimum and maximum number of shares of the Holding Company Common Stock offered, respectively. As a result, the purchasers of the Holding Company Common Stock offered hereby will incur an immediate dilution ranging from approximately $6.25 to $5.35 per share of Holding Company Common Stock, representing the difference between their purchase at $10.00 per share and the net tangible book value per share of Holding Company Common Stock after the Offering. This dilution results from the cash payment to First Federal shareholders in exchange for their First Federal Common Stock in the Merger and the expenses in connection with the Offering and the Merger. It should be noted that the calculations above were made without giving effect to the intrinsic value, if any, of First Federal's deposit base and over 30-year franchise.

     The following table illustrates the dilution of the investment to the investors.

                                                                                      150,000            200,000
                                                                                       Shares             Shares
                                                                                      (Minimum           (Maximum
                                                                                      Number of          Number of
                                                                                       Shares)            Shares)

Offering price per share of Holding Company Common Stock......................         $10.00             $10.00
Net tangible book value per share of Holding Company Common Stock
  before offering (1).........................................................           6.42               6.42
Pro  forma net tangible book value per share of Holding Company Common
  Stock after offering (1)....................................................           3.75               4.65
Increase per share of Holding Company Common Stock attributable to
  payments for shares offered hereby..........................................          10.00              10.00
Dilution to investors ........................................................           6.25               5.35

----------
(1) Net tangible book value per share of Holding Company Common Stock is determined by dividing the number of shares of Holding Company Common Stock outstanding into the net tangible book value of the Holding Company (tangible assets less liabilities). Reflects the Exchange Ratio of 2.5 shares of Holding Company Common Stock for one share of First Federal Common Stock .

(2) The pro forma net tangible book value of the Holding Company excludes the pro forma core deposit intangible, net of tax, and goodwill.

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization, including savings deposits, of First Federal at June 30, 1997 and the pro forma capitalization of the Holding Company as of that date, after giving effect to the completion of the Offering and based on other assumptions set forth in the table, in "Pro Forma Data" and in "Use of Proceeds."

                                                                   Pro Forma Holding Company
                                                                  Consolidated Capitalization
                                                                         June 30, 1997
                                                                         (In Thousands)
                                                                 Historical           Pro Forma
                                                                 ----------            --------
Deposits..................................................          $57,638             $57,638
Other Borrowings..........................................            2,100               2,100
Debentures due............................................              ---               3,400
                                                                 ----------            --------
  Total Senior Indebtedness, General Obligations
    and Debentures........................................          $59,738             $63,138
                                                                 ==========            ========
Stockholders' equity:
Preferred Stock, $.01 par value per shares to be
outstanding as shown......................................        $       1           $     ---
Holding Company Common Stock, par value $.01 per share:
Authorized - shares; to be outstanding as shown...........                2                   2
Additional paid-in capital................................            2,743               2,273
Retained earnings.........................................            1,973                 ---
                                                                 ----------            --------
Total stockholders' equity................................         $  4,719              $2,275
                                                                 ==========            ========

     This capitalization table assumes the sale of only the minimum amount of Units. Should the maximum amount of Units be sold in the Unit Offering, senior indebtedness would increase to $63,438,000.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" regarding the Holding Company's and First Federal's financial position, business strategy and plans and objectives of management of the Holding Company and First Federal for future operations, are forward-looking statements. When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Holding Company or First Federal or Holding Company management, are intended to identify forward-looking statements. Although the Holding Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no absolute assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Holding Company's expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Holding Company does not intend to update these forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Holding Company, First Federal or persons acting on their behalf are expressly qualified in their entirety by the applicable cautionary statements.


                                 USE OF PROCEEDS

     Net proceeds from the sale of the Holding Company Common Stock and the Units in the Offering are currently estimated at $___ million and $___ million, at the minimum and maximum number of securities offered, respectively. This amount is arrived at by subtracting the $_______ and $_______ estimated fees and expenses of the Offering, including commissions, from $_________ and $_________, which are the gross proceeds from the sale of the minimum and maximum number of securities offered, respectively. In calculating expenses, it is assumed that a minimum of 150,000 shares of Holding Company Common Stock will be sold at no commission and 3,400 Units will be sold at a 7.0% commission. Actual expenses may be more or less than those estimated.


     The net  proceeds  will be used to  purchase  all of the  shares  of  First
Federal Common Stock exchanged for cash pursuant to the Merger Agreement (approximately $2.9 million to $4.6 million), repay First Federal for expenses paid by First Federal in connection with the Merger and Offering (approximately $________), and the balance, if any, will become part of the Holding Company's general funds for use in its business. On an interim basis, the proceeds will be invested by the Holding Company primarily in short-term marketable securities. The Holding Company reserves the right to use the proceeds in any manner authorized by law.

                               MARKET INFORMATION

     The Holding Company has never issued capital stock . Consequently, there is no existing market for the Holding Company Common Stock at this time. Therefore, no assurance can be given that an established and liquid trading market for the Holding Company Common Stock will develop. Following the Offering the Holding Company Common Stock will be traded in the over-the-counter market. Although it has no obligation to do so, Hoefer & Arnett intends to make a market for the Holding Company Common Stock. Depending upon the volume of trading activity in the common stock and subject to compliance with the applicable laws and other regulatory requirements, Hoefer & Arnett will use its bests efforts to encourage and assist market makers to establish and maintain a market for the Holding Company Common Stock, although there can be no assurance that it will succeed in doing so.

     The development of a public market that has depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither the Holding Company nor any market maker has any control. Accordingly, there can be no assurance that an active or liquid trading market for the Holding Company Common Stock will develop, or that if a market develops, it will continue. Furthermore, there can no assurance that purchasers will be able to sell their shares at or above the purchase price.

                                 DIVIDEND POLICY

     In the near term, it is not expected that the Holding Company will pay cash dividends on the Holding Company Common Stock. Indeed, First Federal has paid only stock dividends and no cash dividends on First Federal Common Stock previously sold in 1992. Accordingly, any investor who anticipates the need for current cash dividends from an investment in Holding Company Common Stock should not purchase any shares of Holding Company Common Stock offered. The declaration and payment of future cash dividends will be subject to, among other things, the level of First Federal's regulatory capital relative to its capital requirements, the Holding Company's and First Federal's then current and projected consolidated operating results, financial condition, regulatory restrictions, future growth plans and other factors the Board deems relevant. First Federal is required to pay cash dividends of $88,000 per year on its outstanding preferred stock prior to any dividends being paid to the Holding Company. The Holding Company will be prohibited from paying dividends on junior securities such as the Holding Company Common Stock unless all interest payments with respect to the Debentures have been made. There can be no assurance that the Holding Company will be able to pay dividends or, if dividends are permitted, that the Board of Directors will determine to pay dividends on the Holding Company Common Stock.

     Delaware law generally limits dividends of the Holding Company to an amount equal to the excess of its net assets (the amount by which total assets exceed total liabilities) over its paid-in capital or, if there is no such excess, to its net profits for the current and immediately preceding fiscal year.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The Holding Company has only recently been formed and, accordingly, has no results of operations. The following discussion is intended to provide information to facilitate the understanding and assessment of significant changes and trends related to the financial condition of First Federal and the results of its operations. This discussion and analysis should be read in conjunction with First Federal's audited financial statements and notes thereto included elsewhere in this Prospectus. See "Recent Financial Data; Management's Discussion of Recent Results" for a discussion of First Federal's financial condition as of June 30, 1997.


GENERAL

     First Federal's major goals are to provide high quality full service retail banking on a profitable basis to its customers through its offices located in Bryan/College Station and its loan production offices located in its expanded trade area between Dallas, Houston and Austin, Texas. First Federal intends to continue to focus primarily on one-to four-family residential loans, direct and indirect consumer lending, including home improvement loans and construction loans, and commercial business loans, some of which are partially guaranteed by the U.S. Small Business Administration. In addition, First Federal also seeks to continue to improve its asset quality and continue to minimize, to the extent possible, its vulnerability to changes in interest rates in order to maintain a reasonable spread between its average yield on loans and securities and its average cost of interest paid on deposits and borrowings.

     First Federal's net interest income has historically been dependent largely upon the difference ("spread") between the average yield earned primarily on loans, and to a lesser extent mortgage-backed securities and other securities ("interest-earning assets") and the average rate paid on savings and other deposits and borrowings ("interest-bearing liabilities"), as well as the relative amounts of such assets and liabilities. The interest rate spread between interest-earning assets and interest-bearing liabilities is impacted by several factors including economic and competitive conditions that influence interest rates, loan demand, deposit flows, regulatory developments and the types of assets and liabilities on its balance sheet.

     Like all financial institutions, First Federal has always been subject to interest rate risk because its interest-bearing liabilities (primarily deposits) mature or reprice at different times, or on a different basis than its interest-earning assets (primarily loans). First Federal's net income is also affected by gains and losses on the sale of loans, loan servicing rights and investments, provisions expensed for loan and other repossessed real estate losses, service charge fees, loan servicing income, fees for other financial services rendered, operating expenses and income taxes. First Federal believes that building its earnings from net interest income and noninterest income, such as the profitable sale of long-term, fixed rate loans to the secondary market utilizing a fully-staffed residential loan department and SBA business loan staff, along with income from service charges and fees on checking accounts from its recent transition to full service retail banking, while continuing to reduce operating expenses, can provide a stable foundation for successful operations. Noninterest income can provide an excellent source of secondary income through fees charged to customers for services rendered, without requiring additional capital.

     First Federal's recent restructuring to provide full service banking and more convenience to its customers has caused an increase in First Federal's operating expense levels which, despite the recent increase in net interest income, resulted in First Federal's operating expenses exceeding its net interest income for the fiscal year ending September 30, 1996. Since 1991, First Federal has relied primarily on its noninterest income for net income. While First Federal's noninterest income has been a relatively steady source of income, it is highly dependent upon the ability of First Federal to originate loans and realize profits on the sale of these loans and related servicing rights to the secondary market and to increase its service charge and fee income from additional checking accounts resulting from its recent transition to full-service banking. Over the past year, the volume of origination and sale of these residential mortgage loans by First Federal declined; however, First Federal experienced an increase of $117,000 in profits from the sale of loans and mortgage servicing rights in part due to the sale in 1996 of servicing rights
                                       30
originated in previous years. First Federal believes this decline in the volume of origination and sale of residential mortgage loans was caused by an increase in the general market interest rates during the first part of fiscal 1996, and also by an ever-increasing number of residential mortgage lenders in its primary trade area competing for the same overall volume. Total noninterest income increased $281,000 from 1995 to 1996, while noninterest expense increased $67,000 (excluding the one-time special SAIF assessment of $333,000 in 1996).


     In order to offset this decline in First Federal's origination and sale of residential mortgage loans to the secondary market, First Federal's senior management is continuing to restructure its residential mortgage lending department to improve further its efficiency and effectiveness while expanding consumer and small business lending. In addition, senior management has continued its effort to control operating expenses. Noninterest expense (operating expenses which do not include interest paid on deposit accounts and other borrowings) increased slightly from 4.47% of average assets for the year ended September 30, 1995, to 4.61% for the year ended September 30, 1996 (excluding the SAIF assessment). Management believes that continuing this strategy will help it meet the full-service banking needs of its customers in its competitive market, contributing to increased checking accounts and service charges and fee income therefrom.


ASSET/LIABILITY MANAGEMENT

     First Federal, like all financial institutions, is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice more rapidly, or on a different basis, than its interest-earning assets, some of which may be longer term or fixed interest rate. Loans maturing within five years total $40.3 million or 77.6% of total loans, while loans maturing over five years total $11.6 million or 22.4% of total loans. At September 30, 1996, only $2.2 million of its total residential loan portfolio of $30.5 million consisted of long-term, fixed-rate loans which were predominantly originated prior to 1980. As a continuing part of its financial strategy, First Federal continually considers methods of managing any such asset/liability mismatch, consistent with maintaining acceptable levels of net interest income.

     In order to monitor and manage interest rate sensitivity and interest rate spread, First Federal created an Asset/Liability Committee ("ALCO"), composed of its President, Senior Vice President/Financial, Executive Vice President of Operations and one outside Director. The responsibilities of the ALCO are to assess First Federal's asset/liability mix and recommend strategies that will enhance income while managing First Federal's vulnerability to changes in interest rates.

     First Federal's asset/liability management strategy has two goals. First, First Federal seeks to build its net interest income and noninterest income while adhering to its underwriting and lending guidelines. Second, and to a lesser extent, First Federal seeks to increase the interest rate sensitivity of its assets and decrease the interest rate sensitivity of its liabilities so as to reduce First Federal's overall sensitivity to changes in interest rates. First Federal places its primary emphasis on maximizing net interest margin, while striving to better match the interest rate sensitivity of its assets and liabilities. There can be no absolute assurance that this strategy will achieve the desired results and will not result in substantial losses in the event of an increase in interest rate risk.

     As part of this strategy, management has recently emphasized growth in noninterest-bearing deposits such as checking accounts or lower interest-bearing savings deposits by offering full service retail banking. In order to minimize the possible adverse impact that a rise in interest rates may have on net interest income, First Federal has developed several strategies to manage its interest rate risk. Primarily, First Federal is currently selling all newly-originated one-to four-family residential mortgage loans which are saleable in the secondary market--most of which are long-term fixed-rate loans. In addition, First Federal currently offers three-year fixed rate balloon loans and other adjustable rate loans, and has implemented an active, diversified short-term consumer lending program, giving First Federal an opportunity to reprice its loans on a more frequent basis.

NET PORTFOLIO VALUE

     The OTS, First Federal's primary regulator has issued a proposed rule for the calculation of an interest rate risk component for institutions with a greater than "normal" (i.e., greater than 2%) level of interest rate risk exposure ("NPV"). The OTS has not yet implemented the capital deduction for interest rate risk. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts. This approach calculates the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. Under OTS regulations, an institution's "normal" level of interest rate risk in the event of an assumed change in interest rates is a decrease in the institution's NPV in an amount not exceeding 2% of the present value of its assets. The amount of that deduction is one-half of the difference between (a) the institution's actual calculated exposure to a 200 basis point interest rate increase or decrease (whichever results in the greater pro forma decrease in NPV) and (b) its "normal" level of exposure which is 2% of the present value of its assets. If a capital deduction was required for the September, 1996 reporting period, the deduction for risk-based capital purposes would not be material to First Federal.

     It has been, and continues to be, an objective of First Federal's Board of Directors and management to manage interest rate risk. First Federal's asset/liability policy, established by the Board of Directors, dictates acceptable limits on the amount of change in NPV given certain changes in interest rates. See "- Asset/Liability Management."

     Presented below, as of March 31, 1997, is an analysis of First Federal's interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up and down 400 basis points in accordance with OTS regulations. As illustrated in the table, NPV is more sensitive to rising rates than declining rates. This occurs principally because, as rates rise, the market value of fixed-rate loans declines due to both the rate increase and slowing prepayments. When rates decline, First Federal does not experience a significant rise in market value for these loans because borrowers prepay at relatively high rates. OTS assumptions are used in calculating the amounts in this table.

                                                            Acceptable Limits
   Change in                                             Established by Board of
 Interest Rate    Estimated        At  March 31,  1997          Directors
                     NPV        ------------------------       ----------
                  ---------
(Basis Points)                     $ Change   % Change          % Change
--------------                     --------   --------   -----------------------
                             (Dollars in Thousands)
     +400         $6,356           $ (880)       (12)%             (75)%
     +300          6,670             (566)        (8)              (50)
     +200          6,941             (295)        (4)              (30)
     +100          7,144              (92)        (1)              (15)
      ---          7,236               ---        ---               ---
     -100          7,156              (80)        (1)              (15)
     -200          6,987             (249)        (3)              (30)
     -300          6,961             (275)        (4)              (50)
     -400          7,086             (150)        (2)              (75)

     Management reviews the OTS measurements on a quarterly basis. In addition to monitoring selected measures on NPV, management also monitors effects on net interest income resulting from increases or decreases in rates. This measure is used in conjunction with NPV measures to identify excessive interest rate risk. In the event of a 400 basis point change in interest rates, First Federal would experience a 2% decrease in NPV in a declining rate environment and a 8.0% decrease in a rising rate environment. As of March 31, 1997, an increase in interest rates of 200 basis points would have resulted in a 4% decrease in the present value of First Federal's assets, while a change in the interest rates of negative 200 basis points would have resulted in a 3% decrease in the present value of First Federal's assets.

     In evaluating First Federal's exposure to interest rate risk, certain shortcomings inherent in the method of analysis presented in the foregoing tables must be considered. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. For example, projected passbook, money market and checking account maturities may also materially change if interest rates change. Finally, the ability of many borrowers to service their debt may decrease in the event of an interest rate increase. First Federal considers all of these factors in monitoring its exposure to interest rate risk.

AVERAGE BALANCES, INTEREST RATES AND YIELDS

     The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities and the rates, expressed both in dollars and rates and the net interest margin. No tax equivalent adjustments were made. Average balances are the beginning balance for the year plus the ending balance for each month divided by thirteen, and include the balances of non-accruing loans. The yield includes fees which are considered adjustments to yields.



                                                                       Year Ended September 30,
                                    ------------------------------------------------------------------------------------------------
                                                1996                            1995                             1994
                                    -------------------------------  -------------------------------  ------------------------------
                                      Average                          Average                          Average
                                    Outstanding     Interest         Outstanding    Interest          Outstanding  Interest
                                      Balance       Earned    Yield    Balance       Earned    Yield   Balance      Earned    Yield
                                    -----------    ---------  -----  -----------    --------   -----  -----------  --------   -----
                                                                       (Dollars in Thousands)
Interest-earning
 assets:
  Loans receivable, net............    $48,185     $4,407      9.15%    $47,464     $4,187     8.82%  $ 43,009     $ 3,619     8.41%
  Mortgage-backed securities......       1,573         99       6.29      2,440        162     6.64      3,259         205     6.29
  Securities.......................      1,000         46       4.60      1,000         42     4.20      1,000          33     3.30
  Interest bearing deposits
   with Federal Home Loan Bank.....      3,870        227       5.87      4,329        259     5.98      3,379         133     3.94
  Other interest-earning assets....        817         49       6.00        767         48     6.26        725          30     4.14
                                      --------     ------                ------                       --------     -------

    Total interest-earning assets..     55,445      4,828       8.71     56,000      4,698     8.39     51,372       4,020     7.83

 Noninterest-earning assets........      3,478                            3,255                          2,804
                                      --------                          -------                       --------

  Total assets.....................    $58,923                          $59,255                       $ 54,176
                                       =======                          =======                       ========

                                                                     Year Ended September 30,
                                      ---------------------------------------------------------------------------------------------
                                                  1996                             1995                             1994
                                      ------------------------------  -------------------------------  ----------------------------
                                        Average                         Average                          Average
                                      Outstanding  Interest           Outstanding  Interest            Outstanding   Interest
                                        Balance     Paid      Cost      Balance      Paid       Cost     Balance      Paid     Cost
                                      ----------- --------  --------  -----------  --------  --------  -----------  --------   -----
                                                                          (Dollars in Thousands)
Interest-bearing liabilities:
 Deposits............................    $51,243    $2,358     4.60%   $49,793     $2,146        4.30%    $47,786    $ 1,701   3.56%
 FHLB advances.......................         89         5     5.62      2,085        148        7.10         679         57   8.39
                                        --------  --------             -------     ------                --------   --------
   Total interest-bearing liabilities     51,332     2,363     4.60     51,878      2,294        4.42      48,465      1,758   3.63
                                                    ------     ----                ------        ----                --------  ----

 Other liabilities(2)................      3,306                         3,282                              1,860
                                         -------                       -------                          ---------
 Total liabilities ..................     54,638                        55,160                             50,325
 Stockholders' equity................      4,285                         4,095                              3,851
                                         -------                       -------                           --------

 Total liabilities and
  stockholders' equity...............    $58,923                       $59,255                           $ 54,176
                                         =======                       =======                           ========

Net interest income;
 interest rate spread................               $2,465     4.11%               $2,404        3.97%               $ 2,262   4.20%
                                                    ======     ====                ======      ======                         =====

Net interest margin(1)...............                          4.45%                             4.29%                         4.40%
                                                               ====                            ======                         =====

Average interest-earning assets
 to average interest-bearing
 liabilities.........................    108.01%                       107.95%                             106.00%
                                        =======                       =======                              ======

----------
(1)  Net   interest   margin  is  net   interest   income   divided  by  average
     interest-earning assets.
(2)  Including noninterest-bearing deposits.

     The following table sets forth the yields on loans, mortgage-backed securities, securities and other interest-earning assets, the rates on savings deposits and borrowings and the resultant interest rate spreads at the dates and for the periods indicated.

                                                                                     At September 30,
                                                                              ------------------------------
                                                                              1996        1995        1994
                                                                              ----        ----        ----
Weighted average yield on:
 Loans receivable..........................................................   9.35%       9.06%       8.44%
 Mortgage-backed securities................................................   6.59        6.94        6.05
 Securities................................................................   4.51        4.44        3.21
 Other interest-earning assets.............................................   5.79        6.06        5.82

 Combined weighted average yield on interest-earning assets................   9.00        8.60        7.91

Weighted average rate paid on:
Deposits...................................................................   4.33        4.38        3.62
Borrowings.................................................................    ---        7.10         ---

Combined weighted average rate paid on interest-bearing liabilities........   4.33        4.43        3.62

Spread.....................................................................   4.67%       4.17%       4.29%

                                                                                        For the Year Ended
                                                                                          September 30,
                                                                                   -----------------------------
                                                                                   1996         1995        1994
                                                                                   ----         ----        ----
Weighted average yield on:
 Loans receivable.............................................................     9.15%        8.82%       8.41%
 Mortgage-backed securities...................................................     6.29         6.64        6.29
 Securities...................................................................     4.60         4.20        3.30
 Other interest-earning assets................................................     5.89         6.02        3.97

  Combined weighted average yield on interest-earning assets..................     8.71         8.39        7.83

Weighted average rate paid on:
 Deposits.....................................................................     4.60         4.30        3.56
 Borrowings...................................................................     5.62         7.10        8.39

  Combined weighted average rate paid on interest-bearing liabilities.........     4.60         4.42        3.63

Spread........................................................................     4.11         3.97        4.20

Net interest margin (net interest-earnings  divided by average  interest-earning assets, with net interest-earnings equaling the difference
  between the dollar amount of interest-earned and paid)......................     4.45%        4.29%       4.40%

     The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities for the periods shown. It distinguishes between the increase in interest income and interest expense related to higher outstanding balances and that due to the levels and volatility of interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in rate (i.e., changes in rate multiplied by old volume) and (ii) changes in volume (i.e., changes in volume multiplied by old rate). For purposes of this table, changes attributable to both rate and volume have been allocated proportionately to the change due to volume and the change due to rate.

                                                                               Year Ended September 30,
                                                         ------------------------------------------------------------------------
                                                                     1995 vs. 1996                        1994 vs. 1995
                                                         ------------------------------------------------------------------------
                                                                Increase            Total           Increase              Total
                                                               (Decrease)          Increase        (Decrease)           Increase
                                                                 Due To           (Decrease)         Due To            (Decrease)
                                                          -------------------     ----------   -------------------     ----------
                                                          Volume         Rate                  Volume         Rate
                                                          ------         ----                  ------         ----
                                                                                    (Dollars in Thousands)
Interest-earning assets:
 Loans..............................................       $  64         $156        $220        $387         $181        $568
 Mortgage-backed securities.........................         (55)          (8)        (63)        (54)          11         (43)
 Securities.........................................         ---            4           4         ---            9           9
 Interest bearing deposits with Federal
   Home Loan Bank...................................         (22)         (10)        (32)         44           82         126
 Other interest-earning assets......................           3           (2)          1           2           16          18
                                                          ------       ------       -----      ------          ---     -------

  Total interest-earning assets.....................         (10)         140         130         379          299         678
                                                          ------       ------       -----      ------          ---     -------

Interest-bearing liabilities:
 Deposits...........................................          64          148         212          74          371         445
 FHLB advances .....................................        (117)         (26)       (143)        108          (17)         91
                                                          ------       ------       -----      ------          ---     -------

   Total interest-bearing liabilities...............        (53)          122          69         182          354         536
                                                          ------       ------       -----      ------          ---     -------

Net interest income.................................       $  43         $ 18                    $197        $ (55)
                                                          ======       ======                  ======

Net increase in net interest income.................                                $  61                               $  142
                                                                                    =====                              =======

RESULTS OF OPERATIONS

     First Federal's results of operations are primarily dependent on its net interest income--which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Interest income is a function of the average balances of interest-earning assets outstanding during the period and the average yields earned on such assets. Interest expense is a function of the average amount of interest-bearing liabilities outstanding during the period and the average rates paid on such liabilities. First Federal also generates noninterest income, such as income from service charges and fees on checking accounts, loan servicing and other fees and charges and gains on sales of loans and servicing rights. First Federal's net income is also affected by the level of its noninterest expenses, such as employee salaries and benefits, occupancy and equipment expenses, and federal deposit insurance premiums.

COMPARISON OF FISCAL YEAR ENDED SEPTEMBER 30, 1996 TO SEPTEMBER 30, 1995

     First Federal reported net income of $234,000 for the year ended September 30, 1996 compared to $211,000 for the year ended September 30, 1995, an increase of $23,000, or 10.9%. Excluding the nonrecurring September 1996 SAIF assessment, after tax net income would have been $454,000. This represents a 115% increase over net income from the previous year. The increase in net income resulted primarily from an increase in service charge income of $172,000 coupled with an increase in gain on sale of loans and mortgage servicing rights of $117,000. In addition, First Federal recorded a negative provision for loan losses of ($52,000) for the year ended September 30, 1996 compared to $27,000 for the year ended September 30, 1995. These items were largely offset by a $333,000 special SAIF assessment for SAIF insured deposits as a result of a federal law enacted on September 30, 1996. These items are more fully discussed below.

     Net interest income increased $61,000 to $2.5 million for the year ended September 30, 1996 from $2.4 million for the year ended September 30, 1995. This increase resulted primarily from increases in both the yield earned and the average balance of First Federal's loan portfolio, offset in part by an 18 basis point increase in First Federal's cost of funds. The increase in the yield on loans of 33 basis points was primarily the result of an increase in consumer automobile loans which yield a higher rate of interest than traditional mortgage loans and the origination of three year balloon loans at higher initial rates. As a result, First Federal's net interest margin increased to 4.45% for the year ended September 30, 1996 from 4.29% for the year ended September 30, 1995. The spread between the average yield on interest-earning assets and the average cost of interest-bearing liabilities also increased from 3.97% for the year ended September 30, 1995 to 4.11% for the year ended September 30, 1996.

     First Federal recorded a $52,000 negative provision for loan losses for the year ended September 30, 1996 compared to a $27,000 provision for loan losses for the year ended September 30, 1995. The decrease in the provision for loan losses was a result of management reevaluation of estimates used in calculating the allowance for loan losses due to a decrease in delinquencies and nonaccrual loans, continued low levels of actual charge-offs over the last three fiscal years relative to the allowance for loan losses and the use of credit-default loss insurance coverage for new automobile loans to limit First Federal's loan loss exposure. The provision for loan losses is based on management's periodic review of First Federal's loan portfolio which considers, among other factors, past actual loan loss experience, the general prevailing economic conditions, changes in the size, composition and risks inherent in the loan portfolio, independent third-party loan reviews, and specific borrower considerations such as the ability to repay the loan and the estimated value of the underlying collateral. In addition, various regulatory agencies, as an integral part of their examination process, periodically review First Federal's allowance for estimated losses on loans. Such agencies may require First Federal to provide additions to the allowance based upon judgments which differ from those of management.

     Noninterest income increased to $873,000 for the year ended September 30, 1996 from $592,000 for the year ended September 30, 1995. The increase was primarily due to increased service charge income of $172,000 resulting from service charges assessed on a new checking account coupled with an increase in return check charges. In addition, First Federal realized a $117,000 increase in the gain on sale of loans and mortgage servicing rights due to a large extent to the sale of all Federal Home Loan Mortgage Corporation ("FHLMC") servicing rights.

     Noninterest expense increased $400,000 to $3.0 million for the year ended September 30, 1996 from $2.6 million for the year ended September 30, 1995 primarily as a result of a $333,000 special FDIC assessment on SAIF-insured deposits which was enacted into law on September 30, 1996. As a result, First Federal will experience a reduction in its SAIF insurance expense in future periods. In addition, occupancy and equipment expense increased $37,000 due to an increase in depreciation and the remodeling of the main office, and data processing expense increased $37,000 as a result of First Federal's full year's operations on the new data processing system, which was implemented to provide full service retail banking to First Federal customers.

     Income tax expense decreased $2,000 from $110,000 for the year ended September 30, 1995 to $108,000 for the year ended September 30, 1996, reflecting a tax rate of 31.6% for the year ended September 30, 1996 versus 34.3% for the year ended September 30, 1995.

COMPARISON OF FISCAL YEAR ENDED SEPTEMBER 30, 1995 TO SEPTEMBER 30, 1994

     First Federal reported net income of $211,000 for the year ended September 30, 1995 compared to $193,000 net income in fiscal 1994, excluding $264,000 (after-tax) additional net income due to the settlement of a lawsuit filed by First Federal. Total net income for fiscal 1994 was $457,000, including proceeds from the settlement of the lawsuit. Thus, the net income of $211,000 for the year ending September 30, 1995, was $246,000 less than the total net income for the year ending September 30, 1994 (including income from settlement of the law suit). In addition, for the years ending September 30, 1994, and September 30, 1995, significant one-time expenses were incurred in connection with the transition of First Federal into full-service retail banking. Therefore, this decrease resulted primarily from an increase in the provision for loan losses from a $401,000 (before-tax) negative provision (resulting from the lawsuit recovery) to a $27,000 provision in 1995.

     Net interest income increased $142,000 to $2.4 million for the year ended September 30, 1995 from $2.3 million for 1994. This increase resulted primarily from increases in both the yield earned and the average balance of First Federal's loan portfolio, offset in part by an increase in First Federal's cost of deposits reflecting an increase in general market interest rates and, to a lesser extent, an increase in the average deposit balance. As a result, for the year ended September 30, 1995, First Federal's net interest margin decreased to 4.29% and the spread between the average yield on interest earning assets and the average cost of funds decreased from 4.20% for 1994 to 3.97% for 1995.

     During the year ended September 30, 1995, First Federal recorded a provision for loan losses of $27,000 based on management's analysis of the loan portfolio, as described above. During the year ended September 30, 1994, First Federal recorded a negative loan loss provision of $401,000 primarily as a result of $400,000 of proceeds received ($264,000 net of income tax) from the settlement of a lawsuit filed by First Federal and related to a previously charged-off pool of automobile loans.

     Management will continue to monitor the appropriate factors when considering future levels of provisions and the allowance for loan losses. While management believes that it uses the best information available to determine the allowance for estimated loan losses, unforeseen market conditions could result in adjustments to the allowance for estimated loan losses and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in determining the allowance. In addition, the OTS as part of its review process may require First Federal to establish additional general or specific allowances.

     Noninterest income declined to $592,000 for the year ended September 30, 1995 from $1.1 million for the previous year, primarily due to a $695,000 decline in profits from the sale of loans and servicing rights. This drop in profits reflects both a rising interest rate environment for the first half of 1995, and significant increased competition from additional residential mortgage lenders in First Federal's primary trade area.

     Noninterest expense declined by $448,000 to $2.6 million for the year ended September 30, 1995 from $3.1 million for the year ended September 30, 1994. This decrease reflects management's continuing efforts to reduce expenses in all areas of operations of First Federal, while at the same time absorbing some one-time expenses in connection with the transition into full-service retail banking.

     Income tax expense decreased $124,000 to $110,000 for the year ended September 30, 1995 as compared to $234,000 for the previous year, reflecting the lower 1995 pretax earnings of First Federal.

FINANCIAL CONDITION

     First Federal's total assets were $57.6 million as of September 30, 1996 compared to $61.4 million at September 30, 1995, a decrease of $3.8 million, or 6.2%. The decrease was a direct result of a planned reduction of high-cost deposits of $3.3 million resulting from management's decision to lower excess cash on hand by decreasing higher cost deposits. In addition, First Federal no longer had FHLB advances outstanding at September 30, 1996 compared to $1.1 million at September 30, 1995.

     Loans receivable (excluding loans held for sale at month end to the secondary market) increased $2.4 million to $49.2 million at September 30, 1996 from $46.8 million at September 30, 1995. The increase resulted primarily from the origination of credit-default insured auto loans. This increase was offset by a decrease in cash and cash equivalents of $4.1 million due to the planned reduction in high-cost deposits and the utilization of any remaining excess cash balances to fund loan originations.

LIQUIDITY AND CAPITAL RESOURCES

     First Federal's primary sources of funds are deposits, checking accounts, principal and interest payments on loans and mortgage related securities, proceeds from sales of long term, fixed-rate residential mortgage loans and other funds provided from operations. Additionally, First Federal may borrow funds from the Federal Home Loan Bank of Dallas or utilize particular sources of funds based on need, comparative costs and availability at the time.

     While scheduled loan and mortgage-backed securities repayments, short-term investments, and FHLB borrowings are relatively stable sources of funds, deposit flows are unpredictable and are a function of external factors including competition, the general level of interest rates, general economic conditions and most recently, the restructuring occurring in the thrift institutions industry.

     First Federal maintains investments in liquid assets based on management's assessment of cash needs, expected deposit flows, availability of advances from the FHLB, available yield on liquid assets (both short-term and long-term) and the objectives of its asset/liability management program. Several options are available to increase liquidity, including reducing loan originations, increasing deposit marketing activities, and increasing borrowings from the FHLB.

     Federal regulations require insured institutions to maintain minimum levels of liquid assets. At September 30, 1996, First Federal's regulatory liquidity ratio was 8.27% or 3.27% above the 5% regulatory requirement. First Federal uses its capital resources principally to meet its ongoing commitments to fund maturing certificates of deposits and deposit withdrawals, repay borrowings, fund existing and continuing loan commitments, maintain its liquidity and meet operating expenses. At September 30, 1996, First Federal had commitments to originate loans, including loans in process, totaling $7.6 million. First Federal also had $112,000 of outstanding unused lines of credit and $175,000 of letters of credit. First Federal considers its liquidity and capital resources to be adequate to meet its foreseeable short and long-term needs. First Federal expects to be able to fund or refinance, on a timely basis, its material commitments and long-term liabilities. First Federal also has the ability, if needed, to borrow up to $20.3 million from the FHLB of Dallas for liquidity purposes. At September 30, 1996, First Federal had no advances outstanding from the Federal Home Loan Bank.

     First Federal's liquidity, represented by cash equivalents, is a product of
its  operating,   investing  and  financing  activities.  These  activities  are summarized below for the periods indicated.

                                                                         Year Ended          Year Ended
                                                                        September 30,       September 30,
                                                                              1996              1995
                                                                        ----------------    -------------
                                                                                 (In Thousands)
Operating Activities:
 Net income...........................................................     $  234               $   211

 Adjustment to reconcile net income or loss to net
  cash provided by operating activities...............................      1,811                   583
                                                                           ------               -------
 Net cash provided by operating activities............................      2,045                   794
 Net cash used in investing activities................................     (1,615)               (5,433)
 Net cash provided by (used in) financing activities..................     (4,565)                5,120
                                                                          -------               -------
 Net increase (decrease) in cash and cash equivalents.................     (4,135)                  481
 Cash and cash equivalents at beginning of period.....................      6,941                 6,460
                                                                          -------               -------
 Cash and cash equivalents at end of period...........................    $2,806                $ 6,941
                                                                          ======                =======

     The primary investing activity of First Federal is lending. Loans originated net of repayments and sales used $1.1 million and $5.3 million in cash for the year ended September 30, 1996 and September 30, 1995, respectively. During the years ended September 30, 1996 and 1995, deposits decreased $3.3 million (through a planned reduction of higher costing deposits) and increased $4.1 million, respectively.

     On April 22, 1993, First Federal issued 207,159 shares of common and 87,263 shares of preferred stock at $10 per share and received proceeds of $2.4 million, net of costs to convert from a mutual savings institution to a federal stock institution and recapitalize First Federal. Prior to the conversion, First Federal did not meet its minimum capital requirements. As a result, First
Federal was subject to conditions specified in a Consent Agreement dated September 20, 1990 and an Operating Agreement dated August 28, 1992. With the completion of the conversion, on July 1, 1993, the OTS terminated these agreements. First Federal's tangible, core and risk-based capital was $4.3 million, $4.3 million and $4.6 million at September 30, 1996, which exceeded the minimum required capital levels of $868,000, $1.7 million and $3.3 million, respectively. See Note 10 of Notes to Consolidated Financial Statements.

IMPACT OF INFLATION AND CHANGING PRICES

     The Consolidated Financial Statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles ("GAAP"), which require the measurement of financial position and results of operations in terms of historical dollars without considering changes in the relative purchasing power of money over time because of inflation.

     Unlike industrial companies, virtually all of First Federal's assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than the effects of general inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. In the current interest rate environment, the liquidity, maturity structure and quality of First Federal's assets and liabilities are critical to the maintenance of acceptable performance levels.

EFFECT OF NEW ACCOUNTING STANDARDS

     In March 1995, the FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of." SFAS No. 121 requires that long lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. However, SFAS No. 121 does not apply to financial instruments, core deposit intangibles, mortgage and other servicing rights or deferred tax assets. The adoption of SFAS No. 121 for the year ending September 30, 1997 is not expected to have a material impact on the results of operations or financial condition of First Federal.

     In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 ("SFAS No. 122"), "Accounting for Mortgage Servicing Rights." SFAS No. 122 requires an institution that purchases or originates mortgage loans and sells or securitizes those loans with servicing rights retained to allocate the cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. In addition, institutions are required to assess impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights. SFAS No. 122 is effective for fiscal years beginning after December 15, 1995. SFAS No. 122 will be superseded by Statement of Financial Accounting Standards No. 125 after December 31, 1996. The adoption of SFAS No. 122 for the year ending September 30, 1997 is not expected to have a material impact on the results of operations or financial condition of First Federal.

     In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock Based Compensation," ("SFAS No. 123"). This statement establishes financial accounting standard for stock-based employee compensation plans. SFAS No. 123 permits First Federal to choose either a new fair value based method or the current APB Opinion 25 intrinsic value based method of accounting for its stock-based compensation arrangements. SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value based method had been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under Opinion 25. The disclosure provisions of SFAS No. 123 are effective for fiscal years beginning after December 15, 1995 and are not expected to have a material impact on the results of operations or financial condition of First Federal.


     In June 1996, the FASB released Statement of Financial Accounting Standards No. 125 ("SFAS No. 125"), "Accounting for Transfers and Extinguishments of Liabilities." SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 125 requires a consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, and derecognizes liabilities when extinguished. SFAS No. 125 also supersedes SFAS No. 122 and requires that servicing assets and liabilities be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and requires assessment for asset impairment or increases obligation based on their fair values. SFAS No. 125 applies to transfers and extinguishments occurring after December 31, 1996 and early or retroactive application is not permitted. Because the volume and variety of certain transactions will make it difficult for some entities to comply, some provisions have been delayed by SFAS No. 127. Management anticipates that the adoption of SFAS No. 125 will not have a material impact on the financial condition or operations of First Federal.



     In March 1997, the FASB issued statement of Financial Accounting Standard No. 128 ("SFAS No. 128") "Earnings Per Share." Under SFAS No. 128, basic earnings per share for 1998 and later will be calculated solely on average common shares outstanding. Diluted earnings per share will reflect the potential dilution of stock options and other common stock equivalents. All prior calculations will be restated to be comparable to the new methods. As First Federal has not had significant dilution from stock options, the new calculation methods will not significantly affect future basic earnings per share and diluted earnings per share.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130") "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Income tax effects must also be shown. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 130 is not expected to have a material impact on the results of operations or financial condition of First Federal.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("SFAS No. 131") "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. The adoption of SFAS No. 131 is not expected to have a material impact on the results of operations or financial condition of First Federal.


                                    BUSINESS

     The Holding Company is a newly organized financial institution holding company that was formed to acquire First Federal. Upon consummation of the Offering and the Merger, the Holding Company will hold all of the outstanding shares of First Federal, and First Federal will be the Holding Company's sole subsidiary. At present, the Holding Company does not have any assets, and does not conduct any significant business. The Holding Company and First Federal are headquartered in Bryan, Texas. The executive offices of the Holding Company and First Federal are located at 2900 Texas Avenue, Bryan, Texas 77802 and its telephone number at that address is (409) 779-2900.

     First Federal, is a federally chartered community-owned, independent thrift institution, headquartered in Bryan-College Station, Texas, which began operations in 1965. First Federal is predominantly a locally-based home lender, originating loans primarily in Bryan-College Station and the surrounding trade area, and to a lesser extent other communities in the general area between Houston, Austin and Dallas, Texas. First Federal also originates consumer, construction, SBA partially guaranteed loans, small commercial real estate and small to medium commercial business loans. New senior management was installed in early 1991 to recapitalize and convert First Federal from a mutual savings institution to a federal stock institution, which was completed in April, 1993.

     Beginning in fiscal 1994, senior management of First Federal began its transition to full-service retail banking in order to compete more effectively and to increase the overall profitabibility of First Federal. In addition to its core single-family lending business, since fiscal 1994 First Federal has increased its focus on the following products:

     o    Commercial real estate lending
     o    Commercial business lending
     o    Small Business Administration loans (partially government guaranteed)
     o    Home improvement loans
     o Indirect automobile financing through dealers o Credit-default insured "second chance" auto finance program


     First Federal funds these lending products using a retail deposit base gathered in its home market of Bryan-College Station as well as in the surrounding counties of Burleson, Grimes, Leon, Madison, Robertson and

Washington. First Federal currently operates two full service offices located in Bryan (headquarters office) and adjacent College Station. In addition, a site has been acquired for another full service branch in the northern portion of Bryan. In order to expand its lending base First Federal has opened loan production offices in Waco and Huntsville, Texas and has redefined its general lending area to include the triangle between Dallas, Houston and Austin.

MARKET AREA

     First Federal conducts operations through its offices located in Bryan-College Station, Texas. Bryan-College Station is located in Brazos County, Texas and is centrally located between Waco, Houston, and Austin, Texas. It is the home of Texas A&M University, which has an enrollment of 43,0000 students and is the third largest University in the nation. Management considers the Bryan-College Station area, Brazos, Burleson, Grimes, Leon, Madison, Robertson and Washington counties, Texas, to be its primary market area for deposits and lending activities. The Bryan-College Station area is characterized as a college community, centered around Texas A&M University. The University's annual budget of over $622 million is responsible for the vast majority of the government jobs in the area. Government service provides 39.4% of the jobs in the community and is primarily responsible for the comparative stability the area has enjoyed throughout most of the 1980's. Population growth trends within First Federal's market area have shown increases at rates exceeding those of the State and unemployment rates have been consistently lower than those of the rest of the State. According to a 1996 article in the Wall Street Journal, Bryan-College Station is listed as one of the top metropolitan areas, expecting the greatest population increase in the United States. Brazos County, home of Bryan-College Station and Texas A&M University, was ranked recently by the American
Demographics as third among "The 10 Hottest Counties," in terms of "market potential." Data from the U.S. Census estimates that the Bryan-College metropolitan area should have a 20 percent growth rate from 1990 to the year 2000. During the past five years, a number of independent depository institutions have been acquired in the Brazos County area, some by out-of-state multi-bank holding companies. Currently, there are only one other thrift institution and two state savings banks operating in the area. Consequently, management believes that the opportunity exists for the expansion of First Federal's lending and deposit gathering activities as one of the few remaining independent, community-owned financial institutions now offering full service retail banking.

LENDING ACTIVITIES

GENERAL

     The principal lending activity of First Federal is originating first mortgage real estate loans secured by owner occupied one- to four-family residential property, along with an expanding consumer loan program. All long term, fixed rate conventional mortgage loans are sold immediately to the secondary market.

     SINGLE-FAMILY RESIDENTIAL REAL ESTATE LENDING. Which a substantial portion of the loans originated for portfolio by First Federal are conventional mortgage loans (i.e., not guaranteed or insured by agencies of the federal government) which are secured by residential properties, most do not conform with the requirements for sale to Federal National Mortgage Association (the "FNMA") or FHLMC (i.e., conforming loans), because they exceed the maximum loan to value ratio to qualify for sale to FNMA or FHLMC, have credit deficiencies (which in certain cases will result in First Federal securing the loan by additional collateral), the borrower has an insufficient employment history or the property does not qualify due to its rural location or lack of comparability for appraisal purposes. As a result, the loan may be deemed to have higher risk than secondary market conforming conventional mortgage loans. Loans which do not comply with FNMA or FHLMC underwriting requirements are held in First Federal's loan portfolio.

     First Federal also originates construction loans, small commercial real estate and small to medium commercial business loans. In addition, First Federal has begun to originate SBA loans and Farmers Home Administration rural home loans for moderate income home buyers. In order to diversify its assets and increase the proportion of interest rate sensitive assets in its portfolio, First Federal also has in the past purchased mortgage-backed securities. Currently, however, First Federal is able to attract sufficient loans to maintain a high loan-to-deposit ratio and thereby maximize the utilization of its deposits. Thus, it has not acquired any securities for several years.

     Most of First Federal's mortgage-backed securities, and a significant number of its residential loans were made before the 1980's on a long term, fixed rate basis. Accordingly, in the event of a change in interest rates, the yield in those First Federal loans remaining in that category will change much less quickly than its deposits, which are, for the most part, of the short term variety. Accordingly, First Federal is vulnerable to an increase in interest rates on those loans, which at September 30, 1996, represented only $2.2 million of its $30.5 million in residential loans. First Federal's current policy is not to invest in long term, fixed rate mortgage-backed securities or retain long term, fixed rate loans. In order to reduce First Federal's vulnerability to changes in interest rates, First Federal has increased its originations of three-year balloon and adjustable rate one- to four-family residential mortgage loans, consumer (especially automobile) and construction loans. At September 30, 1996, First Federal had $19.7 million of three year balloon loans and $9.6 million of adjustable rate loans out of a total of $51.9 million in gross loans.

     Loan originations come primarily from walk-in customers, real estate brokers, homebuilders and other contractors. All loans in which the aggregate lending relationship is under $50,000 are approved by First Federal's senior management and all loan applications for over $50,000 aggregate debt to one borrower are approved by the Board of Directors.

     First Federal requires, in connection with the origination and purchase of residential real estate loans, title insurance and fire and casualty insurance coverage, as well as flood insurance where appropriate, to protect First Federal's interest. The cost of this insurance coverage is paid by the borrower.

     Loan Portfolio Composition. The following table sets forth information concerning the composition of First Federal's loan portfolio, including mortgage-backed securities, in dollar amounts and in percentages (before deductions for loans in process, deferred fees and discounts and allowances for losses) as of the dates indicated.

                                                                             September 30,
                                                -------------------------------------------------------------------------
                                                         1996                     1995                     1994
                                                ------------------------  ----------------------  -----------------------
                                                  Amount       Percent     Amount      Percent      Amount       Percent
                                                                       (Dollars in Thousands)
Real Estate Loans
  Residential................................     $30,477         58.70%   $30,966       61.10%     $27,128        59.76%
  Residential held for sale..................         419           .80      1,840        3.63        2,114         4.66
  Commercial.................................       4,175          8.04      3,643        7.19        3,062         6.74
  Construction...............................       4,365          8.41      4,261        8.41        4,838        10.66
                                                 --------       -------   --------     -------     --------       ------
     Total real estate loans.................      39,436         75.95     40,710       80.33       37,142        81.82

Other Loans:
  Consumer loans:
    Deposit accounts.........................         967          1.86        705        1.39          789         1.74
    Purchased automobile receivables.........         ---        ---             4         .01           10          .02
    Automobile...............................       9,435         18.17      7,634       15.06        6,600        14.54
    Other....................................       1,490          2.87        980        1.94          580         1.28
                                                  -------       -------   --------      ------      -------       ------
     Total consumer loans....................      11,892         22.90      9,323       18.40        7,979        17.58
   Commercial business loans.................         595          1.15        643        1.27          271          .60
                                                 --------        ------   --------      ------      -------      -------
     Total other loans.......................      12,487         24.05      9,966       19.67        8,250        18.18
                                                  -------        ------   --------      ------      -------       ------
     Total loans ............................      51,923        100.00     50,676      100.00       45,392       100.00

Less:
  Undisbursed portion of construction loans..       1,966          3.79      1,664        3.28        1,847         4.07
  Consumer loans in process..................         ---        ---           ---      ---             ---       ---
  Deferred fees and discounts................         128           .25         87         .17           92          .20
  Deferred income............................           3           .01          3         .01           13          .03
  Allowance for losses on loans..............         247           .47        317         .63          313          .69
                                                 --------       -------   --------     -------     --------      -------
     Net loans ..............................     $49,579         95.48%   $48,605       95.91%     $43,127        95.01%
                                                  =======       =======    =======      ======      =======       ======

     The following table shows the fixed- and adjustable-rate composition of First Federal's loan portfolio at the dates indicated.


                                                                                  September 30,
                                                    --------------------------------------------------------------------------
                                                             1996                     1995                     1994
                                                    ----------------------    ---------------------   ----------------------
                                                       Amount     Percent      Amount      Percent      Amount     Percent
                                                      --------    -------     --------     -------      -------    -------
                                                                              (Dollars in Thousands)
Fixed-Rate Loans:
Real estate:
   Residential..................................      $22,931      44.16%     $24,739       48.81%     $27,128       59.76%
   Residential held for sale....................          419        .80        1,840        3.63        2,114        4.66
   Commercial...................................        2,162       4.17        2,824        5.57        3,062        6.74
   Construction.................................        4,365       8.41        4,261        8.41        4,838       10.66
                                                     --------     ------     --------     -------      -------       -----
      Total real estate loans...................       29,877      57.54       33,664       66.42       37,142       81.82
  Consumer loans................................       11,892      22.90        9,323       18.40        7,979       17.58
  Commercial business loans.....................          595       1.15          643        1.27          271        0.60
                                                     --------     ------     --------      ------     --------      ------
     Total fixed-rate loans.....................       42,364      81.59       43,630       86.09       45,392      100.00
                                                      -------     ------      -------      ------      -------      ------

Adjustable-Rate Loans:
  Real estate:
   Residential..................................        7,546      14.54        6,227       12.29          ---         ---
   Commercial...................................        2,013       3.87          819        1.62          ---         ---
                                                      -------    -------     --------      ------     --------     -------
      Total adjustable rate loans...............        9,559      18.41        7,046       13.91          ---         ---
                                                      -------     ------     --------      ------     --------     -------
      Total loans...............................       51,923     100.00       50,676      100.00       45,392      100.00


Less:
  Undisbursed portion of construction loans.....        1,966       3.79        1,664        3.28        1,847        4.07
  Consumer loans in process.....................          ---        ---          ---         ---          ---         ---
  Deferred fees and discounts...................          128       0.25           87        0.17           92        0.20
  Deferred income...............................            3       0.01            3        0.01           13        0.03
  Allowance for losses on loans.................          247       0.47          317        0.63          313        0.69
                                                     --------    -------     --------      ------     --------      ------
     Net loans..................................      $49,579      95.48%     $48,605       95.91%     $43,127       95.01%
                                                      =======    =======      =======       =====      =======      ======

     First Federal has the authority to purchase loans and loan participations, but has elected not to do so since 1991.

     The  following  table  shows  the   origination,   purchase  and  repayment
activities for loans of First Federal for the periods indicated.


                                                                Year Ended September 30,
                                                          -----------------------------------
                                                            1996          1995         1994
                                                          --------      --------     --------
                                                                  (In Thousands)
Loans Funded:
   Real estate - residential(2)......................      $19,104       $87,908(1)   $92,316(1)
                   - commercial......................        1,026         1,281          393
                   - construction or development.....        5,697         6,223        7,159
   Non-real estate - consumer........................        8,534         7,065        7,261
                   - commercial business.............        1,980         1,065          579
                                                          --------      --------     --------
      Total loans originated.........................       36,341       103,542      107,708

Loans Sold:
Loans sold...........................................       13,839        81,838(1)    86,336(1)
Principal repayments and refinancings................       21,255        16,420       20,316
                                                          --------       -------    ---------
Total reductions.....................................       35,094        98,258      106,652
Decrease in other items, net.........................         (273)          194          990
                                                          --------      --------   ----------
Net increase.........................................      $   974       $ 5,478      $ 2,046
                                                           =======       =======      =======

----------
(1) Includes activity attributable to a mortgage warehouse facility previously extended to an independent mortgage company.

(2)  Includes refinancings of loans from First Federal's portfolio.

     At September 30, 1996, First Federal serviced $966,000 in loans for others.

     The following schedule illustrates the maturities of First Federal's loan portfolio, excluding loans held for sale at September 30, 1996. Loans which have adjustable or renegotiable interest rates and amortizing loans are shown as maturing in the period during which the loan is contractually due. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.


                                                       Real Estate
                               Residential            Commercial           Construction           Consumer            Business
                           --------------------  -------------------   -------------------   -----------------   ------------------
                                       Weighted             Weighted              Weighted            Weighted             Weighted
                                       Average              Average               Average              Average             Average
                            Amount       Rate     Amount      Rate      Amount      Rate     Amount     Rate     Amount      Rate
                           --------     ------    -------    ------    -------     ------    ------    ------    ------     ------
                                                                     (Dollars in Thousands)
  Due During
 Years Ended
September 30,
1997(1)...................    $ 7,565     8.42      $  507     9.13%      $4,365      9.18     $1,585      8.60%    $ 280      9.72%
1998 and 1999.............     12,717     9.26       1,168     9.36          ---       ---      3,818     11.00       ---    ---
2000 and 2001.............        893     9.40         925     9.55          ---       ---      6,397     13.28        79      9.96
2002 to 2006..............      1,073     8.89          86    11.25          ---       ---         71     11.80        86     10.81
2006 to 2016..............      1,988     8.99         643     9.81          ---       ---         21      8.00       150     11.00
2017 and following........      6,660     8.98         846     8.75          ---       ---        ---    ---          ---    ---
                             --------               ------                ------       ---     ------         --    -----          -
                              $30,896     8.97      $4,175     9.36%      $4,365      9.18    $11,892     11.91%    $ 595     10.23%
                              =======     ====      ======     ====       ======      ====     ======     =====     =====     =====
                                    Total
                            ---------------------
                                        Weighted
                                         Average
                              Amount      Rate
                             --------    -----
                            (Dollars in Thousands)

  Due During
 Years Ended
September 30,

1997(1)...................    $14,302      8.72%
1998 and 1999.............     17,703      9.64
2000 and 2001.............      8,294     12.41
2002 to 2006..............      1,316      9.33
2006 to 2016..............      2,802      9.28
2017 and following........      7,506      8.95
                              -------
                              $51,923      9.70%
                              =======      ====

-------------
(1)  Includes demand loans, loans having no stated maturity and overdraft loans.

     The total amount of loans due after September 30, 1997 which have fixed rates of interest (including 3-year balloon home loans and other types of loans with balloon maturities) is $28.0 million while the total amount of loans due after such date which have floating or adjustable rates of interest is $9.6 million.

ONE-TO-FOUR-FAMILY RESIDENTIAL REAL ESTATE LENDING

     One of First Federal's primary lending programs is the origination of loans secured by mortgages on owner-occupied one- to four-family residences. Historically (before the 1980's), most of First Federal's residential loans were made on a fixed rate basis and had contractual maturity (and amortization schedules) of 30, or to a lesser extent, 15 years. Since 1979, however, in order to increase the interest rate sensitivity of its residential loan portfolio, First Federal has emphasized the origination of non-conforming three year balloon loans (generally with 30 year amortization schedules). At September 30, 1996, $19.7 million or 37.9%, of First Federal's gross loan portfolio consisted of three-year fixed-rate balloon loans on one- to four-family residences. On the same date, First Federal had $3.7 million of other fixed-rate residential loans or 7.1% of the gross loan portfolio. All of these loans were secured by residential (primarily owner-occupied) properties located in the State of Texas, with a majority located in First Federal's primary market area.


     First Federal's residential loans are generally underwritten and documented to permit their sale in the secondary market. In the event they are non-conforming to secondary market standards, First Federal will underwrite such loans to the extent feasible in accordance with such standards. First Federal evaluates both the borrower's ability to make principal and interest payments and the value of the property (and any other collateral) that will secure the loan. One- to four-family loan originations are generally made in amounts up to 90% of the appraised value of the security property. The determination as to whether to lend in excess of 80% of the appraised value is made on a case-by-case basis and is based on a variety of factors, including the borrower's payment history, length of employment and debt to income ratio, as well as the quality of the security property. First Federal neither requires nor obtains private mortgage insurance on its loans. As a result of its higher loan-to-value ratios and the absence of private mortgage insurance, in the event of a foreclosure, First Federal is subject to a greater risk of loss on the disposition of such property in the event of a decrease in value of the property. First Federal has, however, had a very limited loss experience on such loans. See " -- Loan Delinquencies; Nonperforming Assets and Classified Assets." Over the past three fiscal years, First Federal has experienced an average of only $22,300 in actual annual net charge-offs (excluding a $401,000 recovery in a lawsuit filed by First Federal and received during the year ended September 30, 1994), resulting from an average total loan portfolio of $46.2 million.


     First Federal's residential mortgage loans customarily include "due-on-sale" clauses, which are provisions giving First Federal the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage where the loan is not repaid in full. First Federal generally enforces these due-on-sale clauses primarily on fixed rate residential mortgage loans to the extent permitted by law.

MORTGAGE-BACKED SECURITIES

     First Federal has a limited portfolio of mortgage-backed securities which are held-to-maturity. Such mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity. For information regarding the carrying and market values of First Federal's mortgage-backed securities portfolio, see Note 2 of the Notes to Financial Statements. Under First Federal's risk-based capital requirement, mortgage-backed securities have a risk weight of 20% (or 0% in the case of GNMA securities) in contrast to the 50% risk weight carried by residential loans with a loan to value ratio of 80% or less. See "Regulation."

     Consistent with First Federal's asset/liability policy, approximately 91.9% of First Federal's mortgage-backed securities carry adjustable interest rates.

     The  following   table  sets  forth  the  book  value  of  First  Federal's mortgage-backed securities at the dates indicated.


                                                                   September 30,
                                                           -----------------------------
                                                            1996        1995       1994
                                                           ------      ------     ------
                                                                   (In Thousands)
Issuers:
Federal Home Loan Mortgage Corporation................     $  872      $1,672     $2,037
Federal National Mortgage Association.................        420         551        594
Government National Mortgage Association..............        ---          55         62
                                                           ------      ------     ------
    Total.............................................     $1,292      $2,278     $2,693
                                                           ======      ======     ======


     The following table sets forth the contractual maturities of First Federal's mortgage-backed securities at September 30, 1996. Not considered in the preparation of the table below is the effect of prepayments, periodic principal repayments and the adjustable rate nature of these instruments.

                                                                Due in
                             -----------------------------------------------------------------------------
                                6 Months    6 Months       1 to     3 to 5    5 to 10   10 to 20   Over 20       Balance
                               or Less     to 1 Year   3 Years      Years      Years     Years      Years    Outstanding
                             -----------   ---------  ---------    -------    -------  ---------  --------   -----------
                                                                  (In Thousands)
Federal Home Loan
Mortgage Corporation.......        $ ---       $ ---      $ ---      $ ---      $   5       $231      $636        $  872

Federal National
Mortgage Association.......          ---         ---        ---        ---        ---         95       325           420
                                   -----       -----      -----      -----      -----      -----      ----        ------

     Total.................        $ ---       $ ---      $ ---      $ ---       $  5       $326      $961        $1,292
                                   =====       =====      =====      =====       ====       ====      ====        ======

     First Federal's mortgage-backed and other securities portfolios are managed in accordance with a written investment policy adopted by the Board of Directors. Investments may be made in accordance with the policy and approval by its Investment Committee. At the present time, First Federal does not have any investments that are available-for-sale or for trading purposes.


     Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities" requires corporations to classify debt securities as held-to-maturity, trading, or available-for-sale. Securities are classified as held-to-maturity when management has the intent and the Bank has the ability to hold those securities to maturity. As of September 30, 1996, First Federal held $1.3 million and $1.0 million, respectively, of principal amount of mortgage-backed securities and other securities which First Federal has classified as held-to-maturity. As of such date, these securities had a market value of $1.3 million and $1.0 million, respectively.

CONSUMER LENDING

     Federal laws and regulations permit federally chartered thrift institutions to make secured and unsecured consumer loans up to a maximum of 35% of their total assets less permissible investments in commercial paper and corporate debt. In addition, federal thrift institutions have lending authority above the 35% limit for certain consumer loans such as home improvement loans, mobile home loans, credit card loans and educational loans.

     As part of management's strategy to shorten the average effective maturity and increase the average yield of its interest-earning assets, First Federal offers various consumer loans, including but not limited to automobile and home improvement loans. First Federal also offers loans to its depositors on the security of their deposit accounts. First Federal discourages unsecured loans.

     First Federal currently originates substantially all of its consumer loans in its primary market area. Direct loans are made when First Federal extends credit directly to the borrower. First Federal has more recently increased the origination of consumer loans. In September 1991, First Federal began purchasing motor vehicle installment sales contracts on an indirect basis from selected automobile dealers pursuant to an agreement established between the dealer and First Federal ("Dealer Agreement"). In fiscal 1996, First Federal expanded this lending by initiating a 100% credit default insured indirect automobile loan origination program for sub-prime borrowers involving dealers in First Federal's primary market area ("Second Chance Auto Loans"). First Federal's Second Chance Auto Loan program may be expanded to automobile dealers in the triangle between Dallas, Houston and Austin. Second Chance Auto Loans have been insured up to $25,000 per loan through Midland Risk Insurance Company which reinsures its exposure through Constitution Reinsurance Corporation of New York. Midland Risk and Constitution Reinsurance carry ratings of B and A+ respectively, by A.M. Best's, an insurance rating company. At September 30, 1996, Second Chance Auto Loans totalled $2.3 million.

     First Federal may elect in the future to make certain automobile loans to sub-prime borrowers without credit-default insurance, but with special loan loss reserves which First Federal believes to be adequate to protect against any future loan losses.

     Second Chance Auto Loans are underwritten according to credit-default insurance guidelines while other sales contracts are underwritten pursuant to First Federal's guidelines. Each sales contract is fully amortizing and provides for level payments over the term of the contract. The contracts are non-recourse to the originating dealer and are purchased, in First Federal's sole discretion, from the dealers on a case-by-case basis, after First Federal reviews the credit-worthiness of the borrower. On Second Chance Auto Loans, First Federal conducts an interview with the borrower prior to approving the loan for the purchase of the automobile.

     Second Chance Auto Loan contracts are reviewed by First Federal's automobile loan specialist and monthly reviews are conducted by an independent outside audit firm, representing the agent for the credit default insurance company. All monthly audits to date have reflected First Federal's substantial compliance with credit underwriting guidelines of the credit-default insurance company. Factors considered under both First Federal's and credit-default insurance guidelines include, among others, the durability and useful life of the vehicle being financed in conjunction with the term of the loan and the stability and creditworthiness of the buyer. Used vehicles are generally not financed longer than 60 months, to credit-worthy borrowers.

     Under both First Federal's and credit-default insurance guidelines the maximum amount financed may not exceed 120% of current wholesale value of the vehicle or dealer's cost (traditionally 100% of current retail value), although the primary focus is on the ability of the borrower to repay the loan rather than the value of underlying collateral. The amount financed by First Federal will generally be up to 120% of the current wholesale value or dealer cost, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing (such amounts in addition to the sales price, collectively the "Additional Vehicle Costs"). Accordingly, the amount financed by First Federal under an installment contract generally does not, in the case of new vehicles, exceed the manufacturer's suggested retail price of the financed vehicle plus the Additional Vehicle Costs. In the case of used vehicles, the amount financed may be 120% of the current wholesale value, as assigned by one of the three standard reference sources for dealers of used cars and the Additional Vehicle Costs. First Federal will generally use the "NADA Official Used Car Guide" to obtain a value to assign to a used vehicle for underwriting purposes.

     All automobile dealers enter into a "Dealer Agreement" with First Federal. First Federal has two forms of Dealer Agreements which are substantially similar except that dealers selling loans pursuant to the "Second Chance" Program are not required to establish dealer reserves. Otherwise, the Dealer Agreement provides for a reserve account to be established consisting of a minimum balance to be maintained at First Federal. The reserve account is used by First Federal to protect against excess interest payments to the dealer due to loan prepayments, payoffs, or for repossession expenses plus any losses due to repossessions. Minimum reserve balances and the method of disbursement are outlined in each Dealer Agreement. If the reserve account falls below agreed upon levels, the dealer is required to increase the balance up to the agreed upon minimum amount. Dealers are also required to make an immediate deposit to cover any shortages under this type of Dealer Agreement. At September 30, 1996 First Federal had $2.9 million of automobile loans requiring dealer reserves.

     Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciable assets such as automobiles. First Federal makes a very limited amount of unsecured loans. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency may not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loan such as First Federal, and a borrower may be able to assert against such assignee claims and defenses which it has against the seller of the underlying collateral. Consumer loan delinquencies may often increase over time as the loans age. First Federal has attempted to mitigate this risk by implementing new, stricter credit underwriting standards. At September 30, 1996, approximately 1% of First Federal's consumer loans were nonperforming. Included in these new credit standards is emphasis on the proven cash flow of the borrower to pay such loan back. However, there can be no assurance that First Federal's consumer loan delinquencies and repossessions will not increase in the future.

CONSTRUCTION LENDING

     First Federal makes construction loans to individuals for the construction of their residences and to builders primarily for the construction of contracted-for (custom) residences and to a much lesser extent for residences that have not been pre-sold.

     Construction loans to individuals for their residences generally have terms of 9 months and are made on a non-amortizing (interest only, payable monthly), balloon basis, to be repaid from the permanent mortgage loan. First Federal's construction loans are generally made either as the initial stage of a combination loan (i.e., with a commitment from First Federal to provide permanent financing upon completion of the project) or with a takeout obligation (commitment to provide permanent financing) by a third party. Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential loans. At September 30, 1996, First Federal had $4.0 million of residential construction loans to borrowers who have indicated to First Federal that they intend to live in the properties upon completion of construction.

     Construction loans are generally made up to a maximum loan-to-value ratio of 80% based on an independent appraisal and estimate of costs. Construction loans involve additional risk attributable to the fact that loan funds are advanced upon the security of the project under construction, which is more difficult to value prior to the completion of construction. Because of the uncertainties inherent in estimating construction costs and the market for the home upon completion, it is relatively difficult to evaluate the total loan funds required to complete a project, the related loan-to-value ratios, and the likelihood of ultimate success of the project. In evaluating a construction loan, First Federal considers the reputation of the borrower and the contractor, the amount of the borrower's equity (down payment) in the project, independent appraisal valuations and review of cost estimates, and, if applicable, pre-construction sale and market information. Progress payments during
construction   of  homes  are  generally  made  only  after   inspection  by  an
independent, licensed real estate inspector. Construction loans to borrowers other than owner occupants also involve many of the same risks discussed below regarding commercial real estate loans and tend to be more sensitive to general economic conditions than many other types of loans. First Federal generally discourages loans intended for the construction of speculative homes.

COMMERCIAL REAL ESTATE LENDING

     In order to enhance the yield of its assets, First Federal originated a limited amount of construction and permanent loans secured by commercial real estate. First Federal's permanent commercial real estate loan portfolio includes loans secured by churches, small office buildings, and other business properties. First Federal generally makes only commercial real estate loans secured by income producing property. At September 30, 1996, First Federal had one commercial real estate loan in excess of $250,000 which is secured by a first lien on a home that was converted to a shopping area. This loan had a balance of $300,000 at September 30, 1996 and is performing in accordance with its loan terms.

     The following table presents information as to the locations and types of properties securing First Federal's commercial real estate loans at September 30, 1996.

                                                 Number
                                                   of      Principal
                                                 Loans     Balance
                                                --------  -----------
                                              (Dollars in Thousands)
Bryan area:
  Churches.................................           6       $  389
  Land.....................................          19          365
  Multi-family residential.................           3          941
  Office buildings.........................          26        2,480
                                                     --        -----

  Total....................................          54       $4,175
                                                     ==       ======

     Commercial real estate loans included in First Federal's portfolio have terms generally ranging from 3 to 5 year balloon and 20-25 year amortization schedules.

     First Federal generally will not originate or purchase a commercial real estate loan with a balance of greater than 80% of the appraised value of the underlying collateral. Land and developed building lot loans are individually negotiated and secured by properties located in First Federal's principal market area. First Federal requires that any such appraisal be performed by independent, professionally designated and qualified appraisers. Senior management of First Federal reviews all independent appraisals prior to funding any loan. In originating or purchasing any loan, First Federal considers the creditworthiness of the borrower and value of the underlying collateral, in addition to the level of experience of the contractor. Creditworthiness is determined by considering the character, experience, management ability and financial strength of the borrower, and the ability of the property securing the loan to generate adequate funds to cover both operating expenses and debt service.

     Commercial real estate lending affords First Federal an opportunity to receive interest at rates generally higher than those obtainable from residential lending. Commercial real estate lending, however, entails a higher level of risk than loans secured by one- to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market or the economy generally. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. For these reasons, First Federal limits the amount of commercial real estate loans held in its loan portfolio.

COMMERCIAL BUSINESS LENDING

     First Federal has historically engaged in a very limited level of commercial business lending. At September 30, 1996, First Federal had $595,000 in commercial business loans outstanding. As of the same date, First Federal's largest commercial business loan, $103,000 to an established homebuilder, was secured by a first lien on six developed residential real estate lots in a residential subdivision, and is current with interest monthly and principal reductions made based on lot sales in accordance with the loan terms.

     Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from employment and other income and which are secured by real property, the value of which tends to be relatively easily ascertainable, business loans can be of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of his business and to a lesser extent, the borrowers net worth and liquid assets. First Federal's commercial business loans are generally secured by business assets such as commercial real estate, and to a much lesser extent, accounts receivable, inventory and equipment. As a result, the availability of funds for the repayment of business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business and the economy generally. Partial guarantees (75% or more) by the Small Business Administration are generally required for commercial business loans primarily secured by accounts receivable, inventory and equipment.

LOAN DELINQUENCIES; NONPERFORMING ASSETS AND CLASSIFIED ASSETS

     When a borrower fails to make a required payment on a loan, First Federal attempts to cause the deficiency to be cured by contacting the borrower as soon as possible. In most cases, deficiencies are cured promptly. After a payment is 5 days past due, First Federal's collections department will contact the borrower by telephone and letter and continue that contact on a regular basis. After a payment is 60 days past due, First Federal may send the borrower a demand letter. When deemed appropriate by senior management, First Federal institutes action to foreclose on the property. If foreclosed on, real property is sold at a public sale and may be purchased by First Federal. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan in relation to the original indebtedness, the extent of delinquency and the borrower's ability and willingness to cooperate in curing delinquencies. First Federal has experienced minimum foreclosure and losses thereon, over the past three years.

     The following table sets forth information concerning delinquent mortgage and other loans at September 30, 1996 in dollar amounts and as a percentage of First Federal's total loan portfolio. The amounts presented represent the total remaining principal balances of the related loans, rather than the actual payment amounts which are overdue.


                                                     Loans Delinquent at September 30, 1996
                                           ---------------------------------------------------------------
                                                                                                Total
                                                                              90 Days        Delinquent
                                          30-59 Days       60-89 Days        and Over           Loans
                                          ----------       ----------        --------        ----------
                                                             (Dollars in Thousands)
Residential Real Estate:
  Number of loans.....................           29                4                1               34
  Amount..............................       $1,918             $197             $ 18           $2,133
  Percent of total  residential real
    estate loans(1)...................         6.21%            0.64%            0.05%            6.90%

Commercial Real Estate:
  Number of loans.....................            2              ---              ---                2
  Amount..............................        $  55            $ ---           $  ---            $  55
  Percent of total commercial real
    estate loans......................        1.32%             ---%             ---%            1.32%

Consumer:
  Number of loans.....................           54                9                4               67
  Amount..............................         $605             $103             $130            $ 838
  Percent of total consumer loans.....         5.09%            0.87%            1.09%            7.05%

Total:
  Number of loans.....................           85               13                5              103
  Amount..............................       $2,578             $300             $148           $3,026
  Percent of total loans..............         4.97%            0.58%            0.28%            5.83%

----------
(1)  Including loans held for sale.

     The table below sets forth the amounts and categories of nonperforming assets in First Federal's loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful and in any event when payments thereon are more than 90 days past due. For all years presented, First Federal has had no troubled debt restructurings which involve forgiving a portion of interest or principal on any loans. Foreclosed assets may include assets acquired in settlement of loans.


                                                              September 30,
                                                    -------------------------------
                                                     1996        1995         1994
                                                    -----       ------       ------
                                                          (Dollars in Thousands)
Non-accruing loans:
  Residential...............................        $  18         $143       $  201
  Consumer..................................           38           32           46
                                                    -----       ------       ------
    Total...................................           56          175          247
                                                    -----       ------       ------

Accruing loans delinquent more than 90 days:
  Residential...............................          ---          ---           46
  Commercial Real Estate....................          ---          ---           10
  Consumer..................................          122            2          ---
                                                    -----       ------      -------
    Total...................................          122            2           56
                                                    -----       ------       ------

Foreclosed assets:
  Residential...............................          577          130          130
  Commercial real estate....................          ---          ---          ---
  Other Repossessed Assets (Vehicles).......          108           76           57
                                                    -----        -----       ------
    Total...................................          685          206          187
                                                    -----        -----       ------

Total nonperforming assets..................        $ 863        $ 383       $  490
                                                    =====        =====       ======
Total as a percentage of
  total assets at end of period.............         1.50%        0.62%        0.87%
                                                   =======      =======      =======


     For the most part, nonperforming assets at September 30, 1996 consisted of residential homes located in First Federal's principal market area.

     As of September 30, 1996, there were no concentrations of loans in any types of industry which exceed 10% of First Federal's total loans, that are not included as a loan category in the table above.

     At September 30, 1996 non-accruing loans totaled $56,000. Interest income recognized and foregone relative to these loans approximated $4,000 and $1,000, respectively, for the year ended September 30, 1996.

     Other Loans of Concern. As of September 30, 1996 there was an aggregate of $400,000 of loans including non-accruing loans with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have some doubts as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the nonperforming assets categories.

     Loans being monitored include three one- to four-family loans totaling $128,000, and 29 consumer loans totaling $272,000 at September 30, 1996. See " -- Consumer Lending."

     Classified Assets. Federal regulations require that each insured institution classify its own assets on a regular basis. In addition, in connection with examinations of insured institutions, the Principal Regulatory Agency has authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. "Substandard" assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. "Doubtful" assets have the weaknesses of substandard assets, with the additional characteristics that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified "Loss" is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Assets classified as substandard or doubtful require the institution to establish general allowances (reserves) for loan losses. If an asset or portion thereof is classified as Loss, the institution must either establish specific allowances, (reserves) for loan losses in the amount of 100% of the portion of the asset classified loss, or charge off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining the institution's regulatory capital under the risk-based capital standard, while specific loss allowances do not qualify as regulatory capital. If an institution does not agree with an examiner's classification of an asset, it may appeal this determination to the District Director. Generally, all assets of First Federal which have been classified are included in the discussion below of nonperforming assets and assets for which repayment by the borrower may be in doubt.

     In connection with the filing of its periodic reports with the Principal Regulatory Agency and in accordance with its classification of assets policy, First Federal regularly reviews the problem loans in its portfolio to determine whether any loans require classification in accordance with applicable regulations. Classified assets, as described above, of First Federal at September 30, 1996 were as follows:

                                                              (In Thousands)
     Substandard..........................................        $1,086
     Doubtful.............................................           ---
     Loss.................................................           ---
                                                                 --------
                                                                  $1,086

ALLOWANCE FOR LOSSES ON LOANS

     Management's policy is to establish allowances for loan losses based on historical data, economic trends and projections, an assessment of the borrower's overall financial condition, the type and value of any collateral securing such loans and other relevant factors so as to attempt to cover any potential losses known to management. While management believes that it uses the best information available to make such determinations, future adjustments could be necessary and net income could be affected if circumstances differ substantially from the assumptions used in making the initial determination.

     The following table sets forth an analysis of First Federal's allowance for loan losses.


                                                            Year Ended September 30,
                                                          1996         1995        1994
                                                         ------       ------      -----
                                                             (Dollars in Thousands)
Balance at beginning of period....................        $ 317       $ 313       $ 339
Charge-offs (consumer loans)......................          (23)        (27)        (39)
Recoveries (consumer loans).......................            5           4         414

Provisions for losses on loans....................          (52)         27        (401)
                                                         ------       ------      -----
Balance at end of period..........................        $ 247       $ 317       $ 313
                                                         ======       ======      =====

Ratio of net charge-offs (recoveries) during the
period to average loans outstanding during the
period............................................          .04%        .05%       (.87)%
                                                         ======       ======      =====

     The allocation of the allowance for losses on loans at the dates indicated is summarized as follows:


                                                               September 30,
                             --------------------------------------------------------------------------------------
                                     1996                          1995                          1994
                                    ------                        ------                        -----
                                      Percent of Loans               Percent of Loans              Percent of Loans
                                      in Each Category               in Each Category              in Each Category
                             Amount    to Total Loans      Amount    to Total Loans      Amount    to Total Loans
                             ------   ----------------     ------    ----------------    ------    ----------------
                                                              (Dollars in Thousands)
Real Estate.............       $120       75.95%             $223          80.33%         $ 191         81.82%
Other...................        127       24.05                94          19.67            122         18.18
                               ----      ------              ----         ------          -----        ------
   Total................       $247      100.00%             $317         100.00%         $ 313        100.00%
                               ====      ======              ====         ======          =====        ======

     For information on First Federal's allowance for losses on real estate owned, See Note 5 of the Notes to Financial Statements in the Annual Report to Stockholders filed as Exhibit 13 hereto.

INVESTMENT ACTIVITIES

     First Federal's assets, other than loans and some mortgage-backed securities receivable, are invested primarily in interest-bearing deposits with banks, other thrift institutions and the FHLB of Dallas, United States government and agency securities and FHLB stock. First Federal is required by federal regulations to maintain a minimum amount of liquid assets that may be invested in specified securities and is also permitted to make certain other security investments. First Federal maintains liquidity in excess of regulatory requirements. Cash flow projections are regularly reviewed and updated to assure that adequate liquidity is provided. As of September 30, 1996, First Federal's liquidity ratio (liquid assets as a percentage of net withdrawable savings and current borrowings) was 8.27% as compared to the regulatory requirement of 5%. At September 30, 1996, First Federal had no borrowings from the FHLB; however, First Federal had the ability, if needed, to borrow up to $20.3 million from the FHLB of Dallas for liquidity purposes.

     The  following   table  sets  forth  the  composition  of  First  Federal's securities portfolio at the dates indicated.


                                                                                 At September 30,
                                                           -------------------------------------------------------------------
                                                                   1996                    1995                    1994
                                                                   -----                   -----                   ----
                                                            Book        Market      Book       Market       Book        Market
                                                            Value       Value       Value      Value        Value       Value
                                                           -------      ------     -------    -------     -------      ------
                                                                                          (Dollars in Thousands)
Interest-bearing deposits with FHLB..................       $1,145      $1,145      $5,666     $5,666      $4,940      $4,940

Federal agency obligations...........................        1,000       1,000       1,000        988       1,000         949

FHLB stock...........................................          845         845         796        796         748         748
                                                           -------      ------     -------    -------     -------      ------

     Total liquid assets, securities and FHLB stock.        $2,990      $2,990      $7,462     $7,450      $6,688      $6,637
                                                            ======      ======      ======     ======      ======      ======

Average remaining life or term to repricing..........          ---                0.13 years                0.30 years

SOURCES OF FUNDS

     General. Deposit accounts have traditionally been the principal source of First Federal's funds for use in lending and for other general business purposes. In addition to deposits, First Federal derives funds from loan repayments and cash flows generated from operations. Scheduled loan payments are a relatively stable source of funds, while deposit inflows and outflows and the related cost of such funds have varied. Borrowings may be used on a short-term basis to compensate for seasonal reductions in deposits or deposit inflows at less than projected levels and may be used on a longer term basis to support expanded lending activities in order to minimize excess cash in hand over and above liquidity requirements.

     Deposits. First Federal attracts both short-term and long-term deposits from its primary market area and has not actively sought deposits outside of this area. First Federal offers regular passbook accounts, NOW accounts, commercial and personal checking accounts (including its new "Golden Eagle" checking designed for persons of age 50 or more, and its new "30 Something" checking designed for persons between 30 and 49 years of age), money market deposit accounts, fixed interest rate certificates of deposits with varying maturities, and negotiated rate $95,000 or above jumbo certificates of deposit ("Jumbo CDs"). At September 30, 1996, First Federal had $2.6 million in "Golden Eagle" accounts and $50,000 in its brand new "30 Something" accounts.

     Deposit account terms vary, according to the minimum balance required, the time period the funds must remain on deposit and the interest rate, among other factors. First Federal regularly evaluates the internal cost of funds, surveys rates offered by competing institutions, reviews its cash flow requirements for lending and liquidity and makes rate changes when deemed appropriate. In order to decrease the volatility of its deposits, First Federal imposes penalties up to 30 days of interest for certificates maturing one year or less and 90 days for certificates over one year on early withdrawal on its certificates of deposit. First Federal has become more susceptible to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. In addition, First Federal has not been willing to pay higher rates to retain deposits that may not be profitably deployed. First Federal does not have any brokered deposits and has no present intention to accept or solicit such deposits.

     In 1994 First Federal attempted to increase its passbook accounts through a marketing campaign emphasizing the community involvement of First Federal with all segments of the population in its trade area. Among the measures which have been undertaken in connection with this marketing campaign are an increase in the proportion of First Federal's employees that speak Spanish, advertising in Spanish language publications, direct contact with local Hispanic community organizations and the opening of a new office at a later date in an area with a significant Hispanic influence. After its conversion to bank-type data processing in the spring of 1995, First Federal has increased its checking or transaction accounts through an aggressive marketing campaign aimed at, among others, local college students and faculty, with the new branch in College Station, Texas, (immediately south of Bryan) opened in the first half of 1994. Recently, it acquired a site for a new full-service branch located at a key intersection in northern Bryan. This immediate area presently has no nearby banking facility servicing its financial needs.

     The following table sets forth the deposit flows at First Federal during the periods indicated. Net increase (decrease) refers to the amount of deposits during a period less the amount of withdrawals during the period. In order to reduce excess cash on hand, First Federal implemented a planned reduction in higher cost deposits from 1995 to 1996.

                                                Year Ended September 30,
                                           1996           1995         1994
                                          --------      --------      -------
                                              (Dollars in Thousands)
Opening balance......................      $54,939       $50,846      $47,312
Net deposits (withdrawals)...........       (4,916)        2,592        1,833
Interest credited....................        1,654         1,501        1,701
                                          --------      --------      -------

Ending balance.......................      $51,677       $54,939      $50,846
                                           =======       =======      =======

Net increase (decrease)..............      $(3,262)      $ 4,093      $ 3,534
                                           =======       =======      =======

Percent increase (decrease)..........        (5.94)%        8.05%        7.47%
                                             =====         =====        =====

     The following table sets forth the dollar amount of savings deposits, by interest rate range, in the various types of deposit programs offered by First Federal at the dates indicated.

                                                                     At September 30,
                                            ------------------------------------------------------------------
                                                   1996                   1995                    1994
                                            ---------------------   --------------------   -------------------
                                                          Percent                Percent               Percent
                                            Amount       of Total   Amount      of Total    Amount    of Total
                                            ------       --------   ------      -------     ------    --------
                                                                  (Dollars in Thousands)
Certificate accounts:
 0.00 - 2.99.............................   $     ---      ---%    $    ---        ---%     $    59      0.1%
 3.00 - 4.99.............................      16,448      31.8      12,854       23.4       28,689     56.4
 5.00 - 6.99.............................      17,505      33.9      23,371       42.5        5,943     11.7
 7.00 - 8.99.............................         933       1.8         921        1.7          ---      ---
 9.00 - 9.99.............................         ---       ---         ---        ---          ---      ---
                                             --------    ------   ---------      -----      -------    -----
Total Certificate Accounts...............      34,886      67.5      37,146       67.6       34,691     68.2

Other Accounts:

Passbook accounts........................       4,177       8.1       5,014        9.1        5,039      9.9
NOW and Other Demand Deposit                    5,387      10.4       4,117        7.5        3,510      6.9
Accounts.................................
Money market accounts....................       4,653       9.0       5,650       10.3        5,486     10.8
Commercial checking accounts.............       1,185       2.3       1,295        2.4        1,660      3.3
Other noninterest-bearing accounts.......       1,389       2.7       1,717        3.1          460      0.9
                                             --------   -------     -------     ------      -------    -----
Total other accounts.....................      16,791      32.5      17,793       32.4       16,155     31.8
                                              -------    ------     -------     ------       ------    -----
Total deposits...........................     $51,677     100.0%    $54,939      100.0%     $50,846    100.0%
                                              =======     =====     =======      =====      =======    =====

     At September 30, scheduled maturities of certificates of deposit are as follows.


                                                              1999 and
                                       1997         1998     thereafter      Total
                                     --------    ---------   ----------    --------
                                                   (In Thousands)
3% to 4.99%.................          $14,882      $ 1,322      $  244      $16,448
5% to 6.99%.................            9,972        4,488       3,045       17,505
7% to 9.99%.................              ---          ---         933          933
                                     --------    ---------      ------     --------
     Total..................          $24,854      $ 5,810      $4,222      $34,886
                                      =======      =======      ======      =======

     The following table indicates the amount of First Federal's certificates of deposit by time remaining until maturity as of September 30, 1996.

                                                                          Maturity
                                                     --------------------------------------------------
                                                     3 Months        3 to 6      6 to 12       Over 12
                                                      or Less        Months      Months         Months        Total
                                                     ------          -----      -------         -------     --------
                                                                              (In Thousands)
Certificates of deposit less than $100,000.......... $6,355         $7,028      $8,564         $  8,679     $30,626
Certificates of deposit of $100,000 or more.........  1,003          1,104          800           1,353        4,260
                                                     ------          -----      -------         -------     --------
Total............................................... $7,358         $8,132      $9,364         $10,032      $34,886
                                                     ======         ======      ======         =======      =======

BORROWINGS

     First Federal's borrowings primarily have been advances from the FHLB of Dallas. As a member of the FHLB of Dallas, First Federal is required to own capital stock in the FHLB of Dallas and is authorized to apply for advances from the FHLB of Dallas. Each FHLB credit program has its own interest rate, which may be fixed or variable, and range of maturities. The FHLB of Dallas may prescribe the acceptable uses to which these advances may be put, as well as limitations on the size of the advances and repayment provisions. Federal law requires that all long-term FHLB advances be for the purpose of financing residential housing and members must meet community lending standards in order to have continued access to long-term FHLB advances. First Federal does not expect that these limitations will have a significant impact on its access to FHLB advances.

     The following table sets forth the maximum month-end balance and average balance of FHLB advances and other borrowings during the periods indicated.

                                                  Year Ended September 30,
                                           -------------------------------------
                                             1996        1995         1994
                                           -------     -------       -------
                                                     (In Thousands)

Maximum Balance:
FHLB advances............................  $1,088       $1,088        $2,004

Average Balance:
FHLB advances............................  $   89       $2,085        $  679

         The following table sets forth certain information as to First Federal's FHLB advances and other borrowings at the dates indicated.

                                                    September 30,
                                           -------------------------------
                                             1996        1995        1994
                                           -------      -------     ------
                                                (Dollars in Thousands)
FHLB advances............................  $   ---      $1,088      $ ---
Other borrowings.........................      ---         ---        ---
                                           -------      -------     ------
Total borrowings.........................  $   ---      $1,008      $ ---
                                           =======      ======      ======

Weighted average interest rate of
FHLB advances............................      ---%      7.10%        ---%

Weighted average interest rate of
other borrowings.........................      ---        N/A        N/A


SERVICE CORPORATION

     Federally chartered institutions are permitted to invest in the capital stock, obligations, or other specified types of securities of subsidiaries (referred to as "service corporations") and to make loans to such subsidiaries, and joint ventures in which such subsidiaries are participants, in an aggregate amount not exceeding 2% of an institution's assets, plus an additional 1% of assets if the amount over 2% is used for specified community or inner city development purposes. In addition, federal regulations permit institutions to make specified loans to such subsidiaries under its general lending authority. In addition, such institutions are authorized to invest unlimited amounts in subsidiaries that are engaged solely in activities in which the parent institution may engage.

     First Federal's service corporation, First Service Corporation of Bryan, is currently inactive. At September 30, 1996, First Federal had a total investment of $13,000 in its service corporation. See "Regulation -Federal Regulation of Thrift Institutions."

COMPETITION

     First Federal faces strong competition both in originating loans and in attracting deposits. Competition in originating loans comes primarily from other thrift institutions, commercial banks and mortgage companies who also make loans located in First Federal's primary market area. First Federal competes for loans principally on the basis of the interest rates and loan fees it charges, the types of loans it originates and the quality of service it provides to borrowers.

     First Federal faces substantial competition in attracting deposits from other thrift institutions, commercial banks, money market and mutual funds, credit unions and other investment vehicles. The ability of First Federal to attract and retain deposits depends on its ability to provide an investment opportunity that satisfies the requirements of investors as to rate of return, liquidity, risk and other factors. First Federal competes for these deposits by offering a variety of deposit accounts at competitive rates and convenient business hours.

     New, innovative checking accounts have been recently introduced by First Federal. These accounts are targeted to those individuals age 50 or over ("Golden Eagle Account") and age 30 to 49 ("30 Something Account"), both of which include special benefits and planned trips.

     First Federal considers its primary market for deposits and lending activities to be the Bryan-College Station area (Brazos County), and the surrounding counties of Burleson, Grimes, Leon, Madison, Robertson and Washington county, Texas. This area may be characterized principally as a college community centered around Texas A&M University; however, during 1995 and 1996 additional private businesses have located in the area. A significant portion of the region's deposit base is comprised of depositors associated with Texas A&M University. At September 30, 1996 there was one thrift institution, one state savings bank and seven commercial banks with offices in Bryan-College Station, Texas, where First Federal's principal offices and full-service branch are located.

EMPLOYEES

     At September 30, 1996, First Federal had a total of 50 employees, including 12 part-time employees. First Federal's employees are not represented by any collective bargaining group. Management considers its employee relations to be good.

DESCRIPTION OF PROPERTY OWNED

     First Federal owns the building and land for its main office at 2900 Texas Avenue, Bryan, Texas, which was built in 1956 and acquired by First Federal in 1978. This office now has 8,700 square feet and is situated on almost an acre of land with over 200 feet of frontage situated on the principal thoroughfare in Bryan-College Station. The net depreciated net book value of this office and land (with recent parking lot improvements) was $325,000 at September 30, 1996. An expansion of 800 square feet was added in 1995, and additional drive-in facilities were added in 1994.

     First Federal also opened and owns a branch office at 2202 Longmire in College Station in March of 1994. This office has approximately 2320 square feet and is situated on almost two acres of land. The book value of this office and land was $316,000 at September 30, 1996.

     Management's present intentions are to develop a branch in northern Bryan to better serve the Hispanic and minority community, low income population and other residents in this part of the community not presently served with a nearby banking facility, and has recently acquired a site at a key intersection in northern Bryan. Management believes its current check clearing capability can service these additional accounts.

     First Federal maintains a database of depositor and borrower customer information. The net book value of the data processing and computer equipment and software utilized by First Federal at September 30, 1996 was $71,000.

LEGAL PROCEEDINGS

     First Federal is, from time to time, a party to certain lawsuits arising in the ordinary course of its business. First Federal believes that none of these lawsuits would, if adversely determined, have a material adverse effect on its financial condition.

                                   REGULATION


GENERAL

     First Federal is a federally chartered thrift institution, the deposits of which are federally insured and backed by the full faith and credit of the United States Government. Accordingly, First Federal is subject to broad federal regulation and oversight extending to all its operations. First Federal is a member of the FHLB of Dallas and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"). As the thrift institution holding company of First Federal, the Holding Company also will be subjected to federal regulation and oversight. The purpose of the regulation of the Holding Company and other holding companies is to protect subsidiary thrift institutions. First Federal is a member of the Savings Association Insurance Fund ("SAIF") and the deposits of First Federal are insured by the FDIC. As a result, the FDIC has certain regulatory and examination authority over First Federal.

     Certain of these regulatory requirements and restrictions are discussed below or elsewhere in this document.

PROPOSED FEDERAL LEGISLATION


     The United States Congress is considering legislation that would require all federal thrift institutions, such as the Bank, to either convert to a national bank or a state chartered financial institution by a specified date to be determined. In addition, under the proposed legislation, the Company would not be regulated as a thrift holding company, but rather as a bank holding company or a financial services holding company, a new type of holding company created by the proposed legislation. Certain aspects of the legislation remain to be resolved and therefore no assurance can be given as to whether or in what form the legislation will be enacted or its effect on the Company. However, there can be no assurance that such legislation or any similar legislation, if enacted, would not have a material adverse effect on the Company.


FEDERAL REGULATION OF THRIFT INSTITUTIONS

     The OTS has extensive authority over the operations of thrift institutions. As part of this authority, First Federal is required to file periodic reports with the OTS and is subject to periodic examination by the OTS and the FDIC. The last regular OTS examination of First Federal was as of June 17, 1996. Under agency scheduling guidelines, it is likely that another examination will be initiated within 18 months of the last exam. When these examinations are conducted by the OTS and the FDIC, the examiners may require First Federal to provide for higher general or specific loan loss reserves. All thrift institutions are subject to a semi-annual assessment, based upon the thrift institution's total assets, to fund the operations of the OTS. First Federal's OTS assessment for the expense of examinations for the fiscal year ended September 30, 1996, was $20,876.

     The OTS also has extensive enforcement authority over all thrift institutions and their holding companies, including First Federal and the Holding Company. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the OTS. Except under certain circumstances, public disclosure of final enforcement actions by the OTS is required.

     In addition, the investment, lending and branching authority of First Federal is prescribed by federal laws and it is prohibited from engaging in any activities not permitted by such laws. For instance, no thrift institution may invest in non-investment grade corporate debt securities. In addition, the permissible level of investment by federal associations in loans secured by non-residential real property may not exceed 400% of total capital, except with approval of the OTS. Federal thrift institutions are also generally authorized to branch nationwide. First Federal is in compliance with the noted restrictions.

     First Federal's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus (except for loans fully secured by certain readily marketable collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At September 30, 1996, First Federal's legal lending limit under this restriction was $647,000. First Federal is in compliance with the loans-to-one-borrower limitation.

     The OTS, as well as the other federal banking agencies, has adopted guidelines establishing safety and soundness standards on such matters as loan underwriting and documentation, internal controls and audit systems, interest rate risk exposure and compensation and other employee benefits. Any institution which fails to comply with these standards must submit a compliance plan. A failure to submit a plan or to comply with an approved plan will subject the institution to further enforcement action. First Federal has adopted these OTS guidelines.

INSURANCE OF ACCOUNTS AND REGULATION BY THE FDIC

     First Federal is a member of the SAIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the FDIC. The FDIC also has the authority to initiate enforcement actions against thrift institutions, after giving the OTS an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

     The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (i.e., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a risk-based capital ratio of at least 8%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (i.e., core or Tier 1 risk-based capital ratios of less than 4% or a risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions will be made by the FDIC for each semi-annual assessment period.

     First Federal was a "well-capitalized" institution as of September 30, 1996.

     The FDIC is authorized to increase assessment rates, on a semiannual basis, if it determines that the reserve ratio of the SAIF will be less than the designated reserve ratio of 1.25% of SAIF insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on SAIF members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

     For the first six months of 1995, the assessment schedule for BIF members and SAIF members ranged from .23% to .31% of deposits. As is the case with the SAIF, the FDIC is authorized to adjust the insurance premium rates for banks that are insured by the BIF of the FDIC in order to maintain the reserve ratio of the BIF at 1.25% of BIF insured deposits. As a result of the BIF reaching its statutory reserve ratio the FDIC revised the premium schedule for BIF insured institutions to provide a range of .04% to .31% of deposits. The revisions became effective in the third quarter of 1995. In addition, the BIF rates were further revised, effective January 1996, to provide a range of 0% to .27%. The SAIF rates, however, were not adjusted. At the time the FDIC revised the BIF premium schedule, it noted that, absent legislative action (as discussed below), the SAIF would not attain its designated reserve ratio until the year 2002. As a result, SAIF insured members would continue to be generally subject to higher deposit insurance premiums than BIF insured institutions until, all things being equal, the SAIF attained its required reserve ratio.

     In order to eliminate this disparity and any competitive disadvantage between BIF and SAIF member institutions with respect to deposit insurance premiums, legislation to recapitalize the SAIF was enacted in September 1996. The legislation required a one-time assessment to be imposed on all deposits assessed at the SAIF rates, as of March 31, 1995, in order to recapitalize the SAIF. It also provided for the merger of the BIF and the SAIF on January 1, 1999 if no thrift institutions then exist. The special assessment rate was established at .657% of deposits by the FDIC and the resulting assessment of $333,000 ($220,000 net of tax effect) accrued by First Federal as of September 30, 1996 and paid by First Federal in November, 1996. This special assessment significantly increased noninterest expense and adversely affected First Federal's results of operations for the year ended September 30, 1996. As a result of the special assessment, as of January 1, 1997, First Federal's deposit insurance premiums were reduced to .065% based upon its current risk classification and the new assessment schedule for SAIF insured institutions. These premiums are subject to change in future periods.

     Prior to the enactment of the legislation, a portion of the SAIF assessment imposed on thrift institutions was used to repay obligations issued by a federally chartered corporation to provide financing ("FICO") for resolving the thrift crisis in the 1980s. Although the FDIC has proposed that the SAIF assessment be equalized with the BIF assessment schedule, effective October 1, 1996, SAIF-insured institutions will continue to be subject to a FICO assessment as a result of this continuing obligation. Although the legislation also now requires assessments to be made on BIF-assessable deposits for this purpose, effective January 1, 1997, that assessment will be limited to 20% of the rate imposed on SAIF assessable deposits until the earlier of December 31, 1999 or when no thrift institution continues to exist, thereby imposing a greater burden on SAIF member institutions such as First Federal. Thereafter, however, assessments on BIF-member institutions will be made on the same basis as SAIF-member institutions. The rates established by the FDIC to implement this requirement for all FDIC-insured institutions is 6.5 basis points assessment on SAIF deposits and 1.3 basis points on BIF deposits until BIF insured institutions participate fully in the assessment. At such time the assessment is anticipated to be about 2.4 basis points for all FDIC-insured institutions. The rates may be revised in future periods due to changes in the BIF and SAIF assessment base.

REGULATORY CAPITAL REQUIREMENTS

     Federally insured thrift institutions, such as First Federal, are required to maintain a minimum level of regulatory capital. The OTS has established capital standards, including a tangible capital requirement, a leverage ratio (or core capital) requirement and a risk-based capital requirement applicable to such thrift institutions. These capital requirements must be generally as stringent as the comparable capital requirements for national banks. The OTS is also authorized to impose capital requirements in excess of these standards on individual associations on a case-by-case basis.

     The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). Tangible capital generally includes common stockholders' equity and retained income, and certain noncumulative perpetual preferred stock and related income. In addition, all intangible assets, other than a limited amount of purchased mortgage servicing rights, must be deducted from tangible capital for calculating compliance with the requirement.

     The OTS regulations establish special capitalization requirements for thrift institutions that own subsidiaries. In determining compliance with the capital requirements, all subsidiaries engaged solely in activities permissible for national banks or engaged in certain other activities solely as agent for its customers are "includable" subsidiaries that are consolidated for capital purposes in proportion to the association's level of ownership. For excludable subsidiaries the debt and equity investments in such subsidiaries are deducted from assets and capital. First Federal was not subject to any such deduction at September 30, 1996.

     At September 30, 1996, First Federal had tangible capital of $4.3 million, or 7.5% of adjusted total assets, which is approximately $3.4 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date.

     The capital standards also require core capital equal to at least 3% of adjusted total assets. Core capital generally consists of tangible capital plus certain intangible assets, including a limited amount of purchased credit card relationships. As a result of the prompt corrective action provisions discussed below, however, a thrift institution must maintain a core capital ratio of at least 4% to be considered adequately capitalized unless its supervisory condition is such to allow it to maintain a 3% ratio. At September 30, 1996, First Federal had no intangibles which were subject to these tests.

     At September 30, 1996, First Federal had core capital equal to $4.3 million, or 7.5% of adjusted total assets, which is $2.6 million above the minimum leverage ratio requirement of 3% as in effect on that date.

     The OTS risk-based requirement requires thrift institutions to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital. The OTS is also authorized to require a thrift institution to maintain an additional amount of total capital to account for concentration of credit risk and the risk of non-traditional activities. At September 30, 1996 First Federal had no capital instruments that qualify as supplementary capital and $247,000 of general loss reserves, which was less than 1.25% of risk-weighted assets.

     Certain exclusions from capital and assets are required to be made for the purpose of calculating total capital. Such exclusions consist of equity investments (as defined by regulation) and that portion of land loans and nonresidential construction loans in excess of an 80% loan-to-value ratio and reciprocal holdings of qualifying capital instruments. First Federal had no such exclusions from capital and assets at September 30, 1996.

     In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the OTS has assigned a risk weight of 50% for prudently underwritten permanent one- to four-family first lien mortgage loans not more than 90 days delinquent and having a loan to value ratio of not more than 80% at origination unless insured to such ratio by an insurer approved by the FNMA or FHLMC.

     OTS regulations also require that every thrift institution with more than normal interest rate risk exposure to deduct from its total capital, for purposes of determining compliance with such requirement, an amount equal to 50% of its interest-rate risk exposure multiplied by the present value of its assets. This exposure is a measure of the potential decline in the net portfolio value of a thrift institution, greater than 2% of the present value of its assets, based upon a hypothetical 200 basis point increase or decrease in interest rates (whichever results in a greater decline). Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The rule will not become effective until the OTS evaluates the process by which thrift institutions may appeal an interest rate risk deduction determination. It is uncertain as to when this evaluation may be completed. Any thrift institution with less than $300 million in assets and a total capital ratio in excess of 12% is exempt from this requirement unless the OTS determines otherwise.

     On September 30, 1996, First Federal had total capital of $4.6 million and risk-weighted assets of $43.7 million, or total capital of 10.6% of risk-weighted assets. This amount was $1.2 million above the 8% requirement in effect on that date.

     The OTS and the FDIC are authorized and, under certain circumstances required, to take certain actions against thrift institutions that fail to meet their capital requirements. The OTS is generally required to take action to restrict the activities of an "undercapitalized association" (generally defined to be one with less than either a 4% core capital ratio, a 4% Tier 1 risked-based capital ratio or an 8% risk-based capital ratio). Any such association must submit a capital restoration plan and until such plan is approved by the OTS may not increase its assets, acquire another institution, establish a branch or engage in any new activities, and generally may not make capital distributions. The OTS is authorized to impose the additional restrictions that are applicable to significantly undercapitalized associations.

     As a condition to the approval of the capital restoration plan, any company controlling an undercapitalized association must agree that it will enter into a limited capital maintenance guarantee with respect to the institution's achievement of its capital requirements.

     Any thrift institution that fails to comply with its capital plan or is "significantly undercapitalized" (i.e., Tier 1 risk-based or core capital ratios of less than 3% or a risk-based capital ratio of less than 6%) must be made subject to one or more of additional specified actions and operating restrictions which may cover all aspects of its operations and include a forced merger or acquisition of the association. An association that becomes "critically undercapitalized" (i.e., a tangible capital ratio of 2% or less) is subject to further mandatory restrictions on its activities in addition to those applicable to significantly undercapitalized associations. In addition, the OTS must appoint a receiver (or conservator with the concurrence of the FDIC) for a thrift institution, with certain limited exceptions, within 90 days after it becomes critically undercapitalized.

     At September 30, 1996, First Federal fell within the regulatory definition of "well capitalized".

     Any undercapitalized association is also subject to the general enforcement authority of the OTS and the FDIC, including the appointment of a conservator or a receiver.

     The OTS is also generally authorized to reclassify an association into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

     The imposition by the OTS or the FDIC of any of these measures on First Federal or the Holding Company may have a substantial adverse effect on the Holding Company's operations and profitability and the value of the Holding Company Common Stock. As stated above, at September 30, 1996, First Federal was "well-capitalized".

LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS

     OTS regulations impose various restrictions or requirements on associations with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. OTS regulations also prohibit an association from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory capital of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion.

     Generally thrift institutions, such as First Federal, that before and after the proposed distribution meet their capital requirements, may make capital distributions during any calendar year equal to the greater of 100%

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


of net income for the year-to-date plus 50% of the amount by which the lesser of the association's tangible, core or risk-based capital exceeds its capital requirement for such capital component, as measured at the beginning of the calendar year, or 75% of its net income for the most recent four quarter period. However, an association deemed to be in need of more than normal supervision by the OTS may have its dividend authority restricted by the OTS. First Federal has not been so notified and therefore may pay dividends in accordance with this general authority.

     Thrift institutions proposing to make any capital distribution need only submit written notice to the OTS 30 days prior to such distribution. Thrift institutions that do not, or would not meet their current minimum capital requirements following a proposed capital distribution, however, must obtain OTS approval prior to making such distribution. The OTS may object to the distribution during that 30-day notice period based on safety and soundness concerns. See " -- Regulatory Capital Requirements."

     The OTS has proposed regulations that would revise the current capital distribution restrictions. Under the proposal a thrift institution may make a capital distribution restrictions. Under the proposal a thrift institution may make a capital distribution without notice to the OTS provided that it has a CAMEL 1 or 2 rating, is not of supervisory concern, and would remain adequately capitalized (as defined in the OTS prompt corrective action regulations) following the proposed distribution. Thrift institutions that would remain adequately capitalized following the proposed distribution but do not meet the other noted requirements must notify the OTS 30 days prior to declaring a capital distribution. The OTS stated it will generally regard as permissible that amount of capital distributions that do not exceed 50% of the institution's excess regulatory capital plus net income to date during the calendar year. A thrift institution may not make a capital distribution without prior approval of the OTS and the FDIC if it is under capitalized before, or as a result of, such a distribution. As under the current rule, the OTS may object to a capital distribution if it would constitute an unsafe or unsound practice. No absolute assurance may be given as to whether or in what form the regulations may be adopted.

     First Federal is not aware at this time of any restriction on dividends that could be imposed upon it by the OTS or the FDIC.

LIQUIDITY

     All thrift institutions, including First Federal, are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. For a discussion of what First Federal includes in liquid assets, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." This liquid asset ratio requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all thrift institutions. At the present time, the minimum liquid asset ratio is 5%.

     In addition, short-term liquid assets (e.g., cash, certain time deposits, certain bankers acceptances and short-term United States Treasury obligations) currently must constitute at least 1% of the association's average daily balance of net withdrawable deposit accounts and current borrowings. Penalties may be imposed upon associations for violations of either liquid asset ratio requirement. At September 30, 1996, First Federal was in compliance with both requirements, with an overall liquid asset ratio of 8.27% and a short-term liquid assets ratio of 8.27%.

ACCOUNTING

     An OTS policy statement applicable to all thrift institutions clarifies and re-emphasizes that the investment activities of a thrift institution must be in compliance with approved and documented investment policies and strategies, and must be accounted for in accordance with GAAP. Under the policy statement,

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



management must support its classification of and accounting for loans (i.e., whether held for investment, sale or trading) and securities (held-to-maturity available-for-sale or trading) with appropriate documentation. First Federal is in compliance with these amended rules.

     The OTS accounting regulations, which may be made more stringent than GAAP by the OTS, require that transactions be reported in a manner that best reflects their underlying economic substance and inherent risk and that financial reports must incorporate any other accounting regulations or orders prescribed by the OTS.

QUALIFIED THRIFT LENDER TEST

     All thrift institutions, including First Federal are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. This test requires a thrift institution to have at least 65% of its portfolio assets (as defined by regulation) in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the thrift institution may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, such assets primarily consist of residential housing related loans and investments. At September 30, 1996, First Federal met the test and has always met the test since its effectiveness.

     Any thrift institution that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and thereafter remains a QTL. If an association does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the BIF. If such an association has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a thrift institution and a national bank, and it is limited to national bank branching rights in its home state. In addition, the association is immediately ineligible to receive any new FHLB borrowings and is subject to national bank limits for payment of dividends. If such association has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties. If any association that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies. See "- Holding Company Regulation."

COMMUNITY REINVESTMENT ACT

     Under the Community Reinvestment Act ("CRA"), every FDIC insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with the examination of First Federal, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by First Federal. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS.

     The federal banking agencies, including the OTS, have recently revised the CRA regulations and the methodology for determining an institution's compliance with the CRA. Due to the heightened attention being given to the CRA in the past few years, First Federal may be required to devote additional funds for investment and lending in its local community.

     First Federal was examined for CRA compliance in 1996 and received a rating of satisfactory.

TRANSACTIONS WITH AFFILIATES


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



     Generally, transactions between a thrift institution or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the association's capital. Affiliates of First Federal include the Holding Company and any company which is under common control with First Federal. In addition, a thrift institution may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. First Federal's subsidiaries are not deemed affiliates; however, the OTS has the discretion to treat subsidiaries of thrift institutions as affiliates on a case by case basis.

     Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the OTS. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must be made on terms substantially the same as for loans to unaffiliated individuals.

HOLDING COMPANY REGULATION

     The Holding Company will be an independent, unitary thrift institution holding company subject to regulatory oversight by the OTS. As such, the Holding Company is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over the Holding Company and its non-thrift institution subsidiaries which permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary thrift institution.

     As a unitary thrift institution holding company, the Holding Company generally is not subject to activity restrictions. If the Holding Company acquires control of another thrift institution as a separate subsidiary, it would become a multiple thrift institution holding company, and the activities of the Holding Company and any of its subsidiaries (other than First Federal or any thrift institution) would become subject to activity restrictions comparable to those applicable to bank holding companies unless such other associations each qualify as a QTL and were acquired in a supervisory acquisition.

     If First Federal fails the QTL test, the Holding Company must obtain the approval of the OTS prior to continuing after such failure, directly or through its other subsidiaries, any business activity other than those approved for multiple thrift institution holding companies or their subsidiaries. In addition, within one year of such failure the Holding Company must register as, and will become subject to, the restrictions applicable to bank holding companies.

     The activities authorized for a bank holding company are more limited than are the activities authorized for a unitary or multiple thrift institution holding company. See "--Qualified Thrift Lender Test."

     The Holding Company must obtain approval from the OTS before acquiring control of any SAIF-insured association. Such acquisitions are generally prohibited if they result in a multiple thrift institution holding company controlling thrift institutions in more than one state. However, such interstate acquisitions are permitted based on specific state authorization or in a supervisory acquisition of a failing thrift institution.

FEDERAL SECURITIES LAW

     The stock of the Holding Company will be registered with the Securities and Exchange Commission (the "SEC") under the Exchange Act. The Holding Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

     Holding Company stock held by persons who are affiliates (generally officers, directors and principal shareholders) of the Holding Company may not be resold without registration or unless sold in accordance with

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


certain resale restrictions set forth under Rule 144 of the Securities Act. If the Holding Company meets specified current public information requirements, each affiliate of the Holding Company is able to sell in the public market, without registration, a limited number of shares in any three-month period.

FEDERAL RESERVE SYSTEM

     The Federal Reserve Board requires all depository institutions to maintain noninterest bearing reserves at specified levels against their transaction accounts (primarily checking and NOW checking accounts). At September 30, 1996, First Federal was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements that may be imposed by the OTS. See "-- Liquidity."

     Thrift institutions are authorized to borrow from the Federal Reserve Bank "discount window," but Federal Reserve Board regulations require associations to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

FEDERAL HOME LOAN BANK SYSTEM

     First Federal is a member of the FHLB of Dallas, which is one of 12 regional FHLBs, that administers the home financing credit function of thrift institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures, established by the board of directors of the FHLB which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

     As a member, First Federal is required to purchase and maintain stock in the FHLB of Dallas. At September 30, 1996, First Federal had $845,000 in FHLB stock, which was in compliance with this requirement. In past years, First Federal has received substantial dividends on its FHLB stock. Over the past five fiscal years such dividends have averaged 4.80% and were 5.96% for fiscal year 1996.

     Under federal law the FHLBs are required to provide funds for the resolution of troubled thrift institutions and to contribute to low- and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of First Federal's FHLB stock may result in a corresponding reduction in First Federal's capital.

     For the year ended September 30, 1996, dividends paid by the FHLB of Dallas to First Federal totaled $49,279, which constitute a $969 increase over the amount of dividends received in fiscal year 1995. The $12,359 dividend received for the quarter ended September 30, 1996 reflects an annualized rate of 5.85%, or 0.37% below the rate for fiscal 1995.

FEDERAL AND STATE TAXATION

     Thrift institutions such as First Federal that meet certain definitional tests relating to the composition of assets and other conditions prescribed by the Internal Revenue Code of 1986, as amended (the "Code"), are permitted to establish reserves for bad debts and to make annual additions thereto which may, within specified formula limits, be taken as a deduction in computing taxable income for federal income tax purposes. The amount of the bad debt reserve deduction is computed under the experience method.


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



     Under the experience method, the bad debt reserve deduction is an amount determined under a formula based generally upon the bad debts actually sustained by the thrift institution over a period of years.

     For the years beginning before December 1, 1996, a percentage of specially computed taxable income could be used to compute a thrift institution's bad debt reserve deduction under the percentage of taxable income method (the "percentage bad debt deduction").

     To the extent earnings appropriated to a thrift institution's bad debt reserves for "qualifying real property loans" and deducted for federal income tax purposes exceeded the allowable amount of such reserves computed under the experience method and to the extent of the association's supplemental reserves for losses on loans ("Excess"), such Excess may not, without adverse tax
consequences,   be  utilized  for  the  payment  of  cash   dividends  or  other
distributions to a shareholder (including distributions on redemption, dissolution or liquidation) or for any other purpose (except to absorb bad debt losses). As of September 30, 1996, First Federal's Excess accumulated through September 30, 1988 for tax purposes totaled approximately $643,000.

     With the passage of the Small Business Job Protection Act of 1996 on August 20, 1996, the availability of the percentage bad debt deduction was repealed for tax years beginning after December 1, 1995. For the first tax year beginning after December 31, 1995 and thereafter, thrift institutions, such as First Federal will be required to utilize the experience method referred to above in computing the tax bad debt deduction for qualifying and nonqualifying loans.

     In addition, thrift institutions such as First Federal are required to recapture the excess of the tax bad debt reserves for qualifying and nonqualifying loans as of the end of the last tax year beginning before January 1, 1996 over the balance of those reserves as of the end of the "base year" into taxable income evenly over a six year period beginning with the first tax year that begins after December 31, 1995. The base year is the last tax year beginning before January 1, 1988. As of September 30, 1996, the balance of the tax bad debt reserves to be recaptured under the new law totaled approximately $350,000.

     If the institution meets the "Residential Loan Requirement" explained below, the reserve recapture can be deferred for the first or second tax year beginning after December 31, 1995, or both. However, in any case, the six year reserve recapture period must begin no later than the third tax year beginning after December 31, 1995.

     The Residential Loan Requirement is met for a particular year if the principal amount of home purchase and improvement loans originated in that year exceeds the "base amount." The base amount is the average of such lending activity for the six most recent tax years beginning before January 1, 1996. For purposes of determining this average, the institution can elect to eliminate the years with the highest and lowest lending activity from the calculation.

     In addition to the regular income tax, corporations, including thrift institutions such as First Federal, generally are subject to a minimum tax. An alternative minimum tax is imposed at a minimum tax rate of 20% on alternative minimum taxable income, which is the sum of a corporation's regular taxable income (with certain adjustments) and tax preference items, less any available exemption. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax and net operating losses can offset no more than 90% of alternative minimum taxable income. For taxable years beginning after 1986 and before 1996, corporations, including thrift institutions such as First Federal, are also subject to an environmental tax equal to 0.12% of the excess of alternative minimum taxable income for the taxable year (determined without regard to net operating losses and the deduction for the environmental tax) over $2 million.

     First Federal and its consolidated subsidiary have been audited by the IRS with respect to consolidated federal income tax returns through September 30, 1987. With respect to years examined by the IRS, either all deficiencies have been satisfied or sufficient reserves have been established to satisfy asserted deficiencies. In the

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



opinion of management, any examination of still open returns (including returns of subsidiaries and predecessors of, or entities merged into, First Federal) would not result in a deficiency which could have a material adverse effect on the financial condition of First Federal and its consolidated subsidiaries.

     State Taxation. The State of Texas does not have a corporate income tax, but it does have a corporate franchise tax to which First Federal is subject.

     The tax for the year 1992 (which was paid by First Federal for the first time prior to May 15, 1992), is the higher of 0.25% of taxable capital (usually the amount of paid in capital plus retained earnings) or 4.5% of "net taxable earned surplus." "Net taxable earned surplus" is net income for federal income tax purposes increased by the compensation of directors and executive officers. Net income cannot be reduced by net operating loss carryforwards from years prior to 1991, and operating loss carry over are limited to five years.

     Delaware Taxation. As a Delaware holding company, the Holding Company is exempted from Delaware corporate income tax but is required to file an annual report with and pay an annual fee to the State of Delaware. The Holding Company is also subject to an annual franchise tax imposed by the State of Delaware.


                        FEDERAL INCOME TAX CONSIDERATIONS

SALE OR EXCHANGE

     The sale or exchange of Holding Company Common Stock to or with a person other than the Holding Company will result in the recognition of gain or loss equal to the difference between the consideration received (i.e., cash plus the fair market value of other property) and the holder's tax basis in such Holding Company Common Stock. Such gain or loss will be capital gain or loss and will be long-term if the holding period for such Holding Company Common Stock exceeds one year.


                        MANAGEMENT OF THE HOLDING COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors of the Holding Company is currently identical to the Board of Directors of First Federal. See "Management of First Federal - Directors." Directors of the Holding Company will serve one-year terms. The Holding Company currently intends to compensate its directors for their services on the Holding Company Board.

     The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are the identical to the executive officers of First Federal. See "Management of First Federal -Executive Officers." It is not currently anticipated that the executive officers of the Holding Company will receive any remuneration in their capacity as Holding Company executive officers. For information regarding compensation of directors and executive officers of First Federal, see "Management of First Federal - Meetings and Committees of the Board of Directors of First Federal" and "- Executive Compensation."

INDEMNIFICATION

     The certificate of incorporation of the Holding Company provides that a director or officer of the Holding Company shall be indemnified by the Holding Company to the fullest extent authorized by the General

Corporation Law of the State of Delaware against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director of officer or as a director or officer of another company, if the director or officer held such position at the request of the Holding Company. Delaware law requires that such director, officer employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Holding Company and, with respect to any criminal action or proceeding, did not have reasonable cause to believe his conduct was unlawful.

     The certificate of incorporation of the Holding Company and Delaware law also provide that the indemnification provisions of such certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the certificate of incorporation or bylaws of the Holding Company, agreement, vote of shareholders or disinterested directors, or otherwise.

     These provisions may have the effect of deterring shareholder derivative actions, since the Holding Company may ultimately be responsible for expenses for both parties to the action.

     In addition, the certificate of incorporation of the Holding Company and Delaware law also provide that the Holding Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Holding Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Holding Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Holding Company intends to obtain such insurance.



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



                           MANAGEMENT OF FIRST FEDERAL

DIRECTORS

     The direction and control of First Federal is vested in its Board of Directors. The Board of Directors of First Federal currently consists of ten members. The directors are divided into three classes, with approximately one-third of the directors elected at each annual meeting of First Federal. Because the Holding Company will, after the Merger, own all of the issued and outstanding shares of capital stock of First Federal, the Holding Company through its directors will elect the directors of First Federal in the future.

     The following table sets forth certain information as of December 31, 1996 regarding the directors of First Federal.

                                            Position(s) Held                                Director         Term
                 Name                       With First Federal                     Age      Since(1)        Expires
         ---------------------              ------------------------               ---      ---------       -------
         J. Stanley Stephen                 Director, President/                   64          1991           1997
                                             Chief Executive Officer
         Ken Hayes                           Director                              57          1993           1997
         Charles Neelley                    Director, Secretary/                   67          1993           1997
                                             Treasurer
         George Koenig                      Director, Executive                    52          1996           1997
                                             Vice-President
         Ernest A. Wentrcek                 Vice Chairman of the Board             68          1965           1998
         Robert H. Conaway                   Director                              43          1995           1998
         Richard L. Peacock                 Chairman of the Board                  78          1965           1999
         Jack W. Lester, Jr.                Director, Assistant Secretary/         56          1992           1999
                                             Treasurer
         Phil Hobson(2)                     Director                               64          1993           1999
         J. Roland Ruffino                   Director                              46          1995           1999

     ----------
     (1) Includes service on First Federal's Board of Directors prior to its conversion to a stock institution in 1993.

     (2) Director Hobson intends to resign from the Board of Directors prior to the closing of the Merger.


     The principal occupation of each Director of First Federal is set forth below. All Directors have held their present position for at least five years unless otherwise indicated.

     J. Stanley Stephen. Mr. Stephen was appointed President and Chief Executive Officer in February 1991. From 1965 until 1986, Mr. Stephen worked with First Bank and Trust, Bryan, Texas and served as Executive Vice President, President, Chairman and Chief Executive Officer and Senior Chairman until he retired in 1986. From June 1986 until February 1990, Mr. Stephen was President and Chief Executive Officer of University National Bank, College Station, Texas. Mr. Stephen was a financial institutions consultant from March until October 1990.

     In the past five years, Mr. Stephen has been involved in several lawsuits, most of which were commenced by him in the early 1980's against financial institutions outside the Bryan-College Station area. The lawsuits sought compensatory damages against those lenders for failure to honor loan commitments and other related claims with respect to several real estate partnerships of which Mr. Stephen was a partner but not a managing partner. Those financial institutions filed counter-claims against the real estate partnerships and their individual partners for amounts previously advanced.

     Subsequent to the commencement of litigation by Mr. Stephen, certain of those financial institutions were taken over by their respective Federal regulatory agencies, including the FDIC.

     In addition, the FDIC filed suit against the officers and directors of certain failed institutions, including those with which Mr. Stephen was previously associated with, alleging various civil causes of action arising from their activities as directors and/or officers -- which Mr. Stephen and his fellow directors and officers disputed. Mr. Stephen has never been accused of any criminal wrongdoing by any regulatory agency. Currently all lawsuits in which Mr. Stephen was a party have either been successfully dismissed or settled. In addition, in June of 1994, Mr. Stephen successfully completed a personal plan of reorganization under the federal bankruptcy laws. The OTS has never objected to Mr. Stephen serving as President of First Federal since 1991.

     Mr. Stephen has provided new senior management at First Federal, since his arrival in early 1991, to successfully convert it from a mutual savings association to a new, federal stock institution through a community public stock offering, as well as returning First Federal to profitability. In addition, under Mr. Stephen's direction, First Federal has now expanded its home, consumer, commercial, and SBA lending in the Bryan-College Station market area, and now meets the regulatory definition of a "well capitalized" financial institution. Also, under his direction, First Federal opened a Loan Production Office in Waco, Texas in 1993, a full-service banking facility in College Station, Texas in early 1994, a loan production office in Huntsville, Texas in July 1995, and a Mortgage Loan Production office in College Station in 1996. In addition, First Federal has recently acquired a site for a new full-service banking facility to be located at a key intersection in the northern portion of Bryan, which is currently not served by any nearby banking facility. During his tenure as President/CEO, he has re-structured First Federal to begin providing full-service retail banking -- through the addition of experienced personnel, re-training existing staff, converting data processing and adding facilities to provide for the future, long-term growth of First Federal.

     Ken Hayes. Mr. Hayes is the owner of Aggieland Travel, located in College Station, a full-service travel agency.

     Charles  Neelley.  Mr. Neelley is retired from Texas A&M University and the
travel   agency   business.   In  November   1995,   Mr.   Neelley  was  elected
Secretary/Treasurer of the Board.

     Richard L. Peacock. Mr. Peacock has been retired since 1983 from a privately owned retail office supply and furniture business located in Bryan, Texas. In November 1995, Mr. Peacock was elected Chairman of the Board.

     Ernest A. Wentrcek. Mr. Wentrcek was the Secretary and/or Treasurer of First Federal's Board of Directors until 1995 when he was elected Vice Chairman of the Board of Directors. Mr. Wentrcek is the President and owner of W&W Builders/Realtors, a real estate sales, rentals and property management company located in Bryan, Texas. In September 1988, he retired as the Associate Director for Business Affairs of the Texas Engineering Extension Service, Texas A&M University System, a vocational education organization. He is the Vice Chairman of the Finance Committee of the Supreme Lodge of the Slavonic Benevolent Order of the State of Texas (SPJST). Mr. Wentrcek is a licensed Real Estate Broker and a member of the Bryan-College Station Board of Realtors and the Multiple Listing Service. He is also a member of the American Legion Post 159-Bryan.

     Jack W. Lester, Jr. Mr. Lester is currently retired. Prior to his retirement, he was the owner and operator of a leading women's apparel store located in Bryan, Texas. In November 1995, Mr. Lester was elected Assistant Secretary/Treasurer of the Board.

     Phil Hobson. Dr. Hobson is a professor of veterinary medicine at Texas A&M University, a position he has held since 1965.

     J. Roland Ruffino. Mr. Ruffino is a partner of Readfield Meats, Inc., a long-time leading retail meat market located in Bryan, Texas.

     Robert H. Conaway. Mr. Conaway is the founder and President of Progress Supply located in Bryan, Texas, a distributor of wholesale supply plumbing fixtures.

     George Koenig. Mr. Koenig is currently serving as executive vice president of First Federal. Mr. Koenig was previously employed as an operating officer with a local financial institution located in Bryan, Texas.

EXECUTIVE OFFICERS

     Each of the executive officers of First Federal will retain his or her office in First Federal after the Merger. Officers are elected annually by the Board of Directors of First Federal. There are no arrangements or understandings between the officers and any other person pursuant to which such officer was selected.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Meetings of First Federal's Board of Directors are generally held on a monthly basis, with Special Meetings held on an as needed basis. The Board of Directors met 14 times during the fiscal year ended September 30, 1996. No incumbent Director of First Federal attended fewer than 75% of the total number of board meetings held by the Board of Directors and the total number of meetings held by the committees of the Board of Directors on which he served, during fiscal year 1996.

     The Board of Directors has standing Executive, Audit, Asset/Liability, Investments, Insurance and Finance, Loan, Personnel, Policy, Compliance, Stock Option and Business Development committees.

     The Executive Committee is currently composed of Directors Stephen (Chairman), Wentrcek, Peacock, Neelley and Hobson. This Committee meets as needed and handles major policy questions between regularly scheduled board meetings. The Committee met two times during fiscal 1996.

     The Audit Committee is currently composed of Directors Wentrcek (Chairman),
G. Williams, Peacock, Neelley, Lester and Hayes. The Committee currently meets as necessary on matters concerning annual audits and internal audit findings. This Committee met two times during fiscal 1996.

     The Asset/Liability Committee is currently composed of Directors Stephen (Chairman), Koenig and Hobson and Officer Hegar. The Committee meets quarterly to deal with matters concerning asset/liability composition, interest-rate risk exposure and liquidity investment. This Committee met five times during fiscal 1996.

     The Investment, Insurance and Finance Committee is currently composed of Directors Stephen, Wentrcek and Ruffino and officer Hegar (Chairman). The Committee usually meets quarterly to handle matters concerning investment policies and decisions and insurance of First Federal's personnel and property. This Committee met 12 times during fiscal 1996.

     The Loan Committee consists of all members of the Board of Directors on a rotating basis with three outside Directors constituting a quorum. The Loan Committee approves all loans originated by First Federal in excess of $50,000 and ratifies all loans at the monthly meeting of the Board of Directors. The Loan Committee met 18 times during fiscal 1996.

     The Personnel Committee is currently composed of Directors Stephen, Neelley, Peacock (Chairman), Wentrcek and Hayes and Officer Hegar. The Committee meets as needed to review staffing, compensation and comparative data to establish and recommend to the Board salary ranges for employees and designated officers. This Committee met five times during fiscal 1996.

     The Policy Committee consists of Directors Stephen (Chairman), Peacock, G. Williams, Conaway and Wentrcek and meets as needed to review First Federal's operating policies. The Policy Committee met three times during fiscal 1996.

     The Compliance Committee is responsible for reviewing compliance policies with First Federal's regulatory activities. It currently consists of Directors Lester (Chairman), Hobson, Peacock and Koenig. This Committee met two times during fiscal 1996.

     The Stock Option Committee is composed of Directors Wentrcek and Peacock. This Committee is responsible for the administration of the stock option and incentive plan. The Committee did not meet during fiscal 1996.

     The  Business   Development   Committee   consists  of  Directors   Neelley
(Chairman), Peacock, Conaway, Ruffino, Koenig and Stephen, along with Advisory Director, Arthur Davila. This Committee did not meet during fiscal 1996.

     The entire Board of Directors acts as a nominating committee for selecting nominees for election as Directors. While the Board of Directors of First Federal will consider nominees recommended by stockholders, the Board has not actively solicited such nominations.

DIRECTOR COMPENSATION

     Outside Directors received $225.00 for each board meeting attended and $75.00 for each Loan Committee meeting attended.

EXECUTIVE OFFICERS OF FIRST FEDERAL WHO ARE NOT DIRECTORS

     The following information as to the business experience during the past five years is supplied with respect to each executive officer of the Bank. There are no arrangements or understandings between the persons named and any other person pursuant to which such officers were selected.

     Mary L. Hegar. Ms. Hegar joined First Federal in 1977 and became Assistant Secretary/Treasurer in 1987 and was promoted to Senior Vice President/Financial and Regulatory in January 1993. Ms. Hegar primarily coordinates the accounting functions of the Bank, monitors First Federal's investments and is responsible for regulatory reporting. Ms. Hegar is a member of the Asset/Liability and Personnel Committee.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid by First Federal to its Chief Executive Officer for services rendered during the periods indicated. No executive officer of First Federal made in excess of $100,000 during the fiscal year ended September 30, 1996. Mr. Stephen voluntarily reduced his salary in 1995 and 1996.

                           SUMMARY COMPENSATION TABLE
                                                                            Long Term Compensation
                                                                        ------------------------------
                    Annual Compensation                                        Awards          Payout
---------------------------------------------------------------------  -------------------------------
                                                                        RESTRICTED
                                                        OTHER ANNUAL      STOCK     OPTIONS/     LTIP        ALL OTHER
   Name and Principal              Salary     Bonus     COMPENSATION     AWARD(S)     SARS      PAYOUT     COMPENSATION
        Position           Year      ($)       ($)          ($)            ($)         (#)        ($)           ($)
------------------------- ------ ----------- -------- ---------------- -------------------------------  ------------------
J. Stanley Stephen         1996    $89,875    $ ---        $ ---          $ ---        ---        ---          $ ---
                           ----
President and Chief        1995    91,233       ---          ---            ---        ---        ---           ---
                           ----
Executive Officer          1994    102,000      ---         ---             ---        ---        ---           ---
                           ----
========================= ====== =========== ======== ================ ===============================  ==================

     The following table sets forth information regarding the number and value of stock options at December 31, 1996 held by First Federal's Chief Executive Officer. No stock options were exercised during fiscal 1996.

                                         AGGREGATED OPTION/SAR EXERCISED IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
                                                                                                VALUE OF
                                                                 NUMBER OF                     UNEXERCISED
                                                                UNEXERCISED                   IN-THE-MONEY
                                                              OPTIONS/SARS AT                OPTIONS/SARS AT
                                                                FY-END (#)                    FY-END ($)(1)
                                                       ----------------------------- ------------------------------
                             SHARES          VALUE
         NAME               ACQUIRED        REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                         ON EXERCISE (#)      ($)
----------------------- ----------------- ------------ ------------- --------------- -------------  ---------------
J. Stanley Stephen             ---            ---            4,143             ---     $4,143              ---
======================= ================= ============ ============= =============== =============  ===============

(1) Represents an option to purchase Common Stock awarded to First Federal's Chief Executive Officer based upon the last available sale price of $11.00 per share at March 31, 1996 and an exercise price of $10.00 per share.

EMPLOYMENT AGREEMENTS

     First Federal has entered into employment agreements with J. Stanley Stephen, George Koenig, Mary L. Hegar and Kay Watson. The employment agreements are designed to assist First Federal in maintaining a stable and competent management team after the Merger. The continued success of First Federal depends to a significant degree on the skills and competence of its officers. These agreements have been filed with the OTS as part of the application of the Holding Company for approval to become a thrift holding company. The employment agreements provide for annual base salary in an amount not less than the officer's salary as of that date. These agreements provide for an initial term of two years in the case of Mr. Stephen and one year in the case of Mr. Koenig, Ms. Hegar and Ms. Watson. The agreements provide for termination upon death, termination of employment for cause or certain events specified by OTS regulations.

     The agreements provide that in the event the employee is involuntarily terminated without cause, he or she shall receive one's year's base salary and continued health benefits for one year. In the event that such termination of employment occurs in connection with or within 12 months after a change in control of First Federal, he or she shall receive instead a lump sum equal to 200% of his or her "base amount" and continued health benefits for the remainder of the term of the agreement, provided that such benefits are subject to reduction to prevent any amount from becoming non-deductible by First Federal pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. For purposes of the employment agreements, a "change in control" is defined as an event that would require the filing of an application or notice under 12 C.F.R.
Part 574 or certain other events which generally occur upon the acquisition of control of 10% or more of the Company's voting stock.

     First Federal has also entered in a new employment agreement with Mr. Stephen, which will supersede and replace the agreement described above, effective July 1, 1997. The new agreement provides for an initial term of three years, commencing July 1, 1997, and a base salary not less than his current based salary, provided that the amount actually paid as salary shall be reduced during the first five years of the agreement by one-half of the cost to First Federal of his supplemental retirement benefit. The agreement gives Mr. Stephen the right to elect to cease serving as President and Chief Executive Officer and to commence serving as a consultant to First Federal at a fee of $58,200 per year. In addition, the agreement provides a supplemental retirement benefit for Mr. Stephen, in an amount such that, when added to his benefit under the qualified retirement plan, he will receive up to 70% of the average of his annual salary and bonus during the three years out of the prior ten years in which he received the highest salary and bonus. Mr. Stephen's right to the supplemental retirement benefit vests at 20% per year commencing July 1, 1997, and will vest completely if he discontinues his employment due to disability. The agreement further provides that if First Federal terminates Mr. Stephen's employment other than for cause, without his consent, it shall pay him his salary for the then-remaining term of the agreement and consulting fees until June 30, 2002.

     Based on their current salaries, if Mr. Stephen, Mr. Koenig, Ms. Hegar or Ms. Watson were terminated as of December 31, 1997, under circumstances entitling him or her to severance pay as described above, he or she would have been entitled to receive a lump sum cash payment of approximately $179,750, $105,000, $93,000 and $70,000, respectively.

BENEFIT PLANS

     First Federal  currently  provides  health care benefits to its  employees,
including   hospitalization  and  comprehensive  medical  insurance,   life  and
disability insurance, subject to certain deductibles and other limitations.

DEFINED BENEFIT PENSION PLAN

     First Federal also sponsors a defined benefit pension plan (the "Pension Plan"). Employees are eligible to participate in the Pension Plan on January 1, or July 1 following the completion of twelve months of service, provided they have attained at least age 20 1/2.

     Effective January 1, 1994 a participant's normal retirement benefit is a monthly benefit equal to 2.1% of Average Monthly Compensation times Years of Service not to exceed 15. The benefit is accrued fractionally over the participant's Years of Service. The participant's accrued benefit is equal to the greater of (a) the Frozen Accrued Benefit as of December 31, 1993, and (b) the participants accrued benefit calculated using the formula as stated above.

     In the event of total and permanent disability, a participant becomes fully vested with respect to his accrued normal retirement benefit. The participant may receive an actuarially reduced benefit at the time of his disability retirement provided the participant is age 50 or older and has 15 years of service.

     Participants make no contributions to the Pension Plan. The employer pays the entire cost of the Pension Plan.

     The following table illustrates annual pension benefits payable upon retirement to employees based on various levels of compensation and years of service and assuming payment in the form of a straight-life annuity.



        Average Annual                              Years of Service
                                   ---------------------------------------------------
         Compensation                  10            20            30            40
-----------------------------      ---------    ----------    ----------    ----------

$40,000......................         667           667           987         1,234
 50,000......................         833           833         1,234         1,542
 60,000......................       1,000         1,000         1,481         1,851
 80,000......................       1,333         1,333         1,974         2,468
100,000......................       1,667         1,667         2,468         3,085
120,000......................       2,000         2,000         2,962         3,703

CERTAIN TRANSACTIONS

     First Federal, like many financial institutions, has followed a policy of granting to officers, directors and employees, loans secured by the borrower's residence, along with certain consumer loans, if the borrower is credit-worthy. All loans to First Federal's officers and directors are made in the ordinary course of business and on the same terms, including interest rate and collateral, and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information regarding the pro forma beneficial ownership of Holding Company Common Stock upon the completion of the Offering of each of the directors of First Federal and all directors and executive officers as a group. The table assumes that (i) the directors and executive officers acquire the amount of Holding Company Common Stock set forth in the preceding table, (ii) 150,000 shares are issued as part of the Merger and
(iii) 150,000 minimum shares and 200,000 maximum shares of Holding Company Common Stock are issued.

     There are no arrangements known to the registrant, including any pledge by any person of securities of the registrant, the operation of which may at a subsequent date result in a change in control of the registrant.


                                                                           Indicated
                                                                            Holding            Percent of         Percent of
                                       Bank Shares                       Company share          Class at           Class at
                                       Beneficially      Percent of     ownership after        Minimum of         Maximum of
          Beneficial Owner               Owned(1)         Class(1)         the Merger           Offering           Offering
          ----------------              ----------       ----------       ------------         ----------         ---------
DIRECTORS
Richard L. Peacock                         3,868               1.53            8,288                 2.76%             2.37%
Ernest A. Wentrcek                         3,868               1.53            8,288                 2.76              2.37
Jack W. Lester                            13,707               5.42           10,650                 3.55              3.04
Ken Hayes                                  1,781                .70              570                  .19               .16
Phil Hobson                               24,705               9.76              ---                  ---               ---
Charles Neelley                           22,915               9.05           53,405                17.82             15.27
J. Roland Ruffino                          6,765               2.67            5,800                 1.93              1.66
Robert H. Conaway                         18,135               7.17           10,000                 3.34              2.86
George Koenig                                 56                .02              140                  .05               .04
J. Stanley Stephen                         7,771               3.07            9,070                 3.03              2.59

EXECUTIVE OFFICERS
Mary L. Hegar                                750                .30            1,875                  .63               .54
 Directors and executive officers
 of First Federal as a group             104,321              41.22          108,086                36.06             30.90

----------
(1) Amounts include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective Directors may be deemed to have sole or shared voting and/or investment power. Amounts also include stock option awards of 4,143 and 1,553 to President Stephen and some non-employee Directors at the time of First Federal's conversion to stock form, respectively.

(2) Director Hobson intends to resign from the Board of Directors prior to the closing of the Merger.

                          DESCRIPTION OF UNIT OFFERING

     Concurrently with the Common Stock Offering, the Holding Company is offering through the Agent up to 3,700 Units at a price of $1,000 per Unit. Each Unit consists of $1,000 principal amount of __% subordinated debentures due ______, 2002 (the "Debentures") and nine detachable warrants (the "Warrants"). Each Warrant entitles the holder thereof to purchase one share of Holding Company Common Stock at an exercise price of $12.50, subject to adjustment, at any time prior to 5:00 p.m. Central Time on ______, 2002. The Debentures included in the Units will be unsecured and subordinate in right of payment to all present and future Senior Indebtedness and General Obligations of the Holding Company (as such terms are defined) and will be effectively subordinated to all indebtedness and other liabilities and commitments (including deposits, trade payables, lease obligations and obligations of holders of preferred stock) of First Federal. Although the Units are not offered pursuant to this Prospectus, consummation of the Unit Offering is conditioned on the contemporaneous completion of the Common Stock Offering.

     Senior Indebtedness is defined generally in the Indenture to include indebtedness of the Holding Company for money borrowed or purchased (including indebtedness of others guaranteed by the Holding Company), other than the Debentures or any indebtedness or obligation as to which it is expressly provided that such obligation is not Senior Indebtedness or ranks pari passu (of equal seniority) with the Debentures. General Obligations are defined in the Indenture to include all obligations of the Holding Company to make payment on account of claims of general creditors, other than Senior Indebtedness, the Debentures and indebtedness for money borrowed ranking pari passu with or subordinate to the Debentures.


                          DESCRIPTION OF CAPITAL STOCK

HOLDING COMPANY CAPITAL STOCK

     The 4,000,000 shares of capital stock authorized by the Holding Company certificate of incorporation are divided into two classes, consisting of 3,000,000 shares of Holding Company Common Stock (par value $.01 per share) and 1,000,000 shares of serial preferred stock (par value $.01 per share). The Holding Company currently expects to issue between 150,000 shares and 200,000 shares of Holding Company Common Stock in the Offering and an additional 150,000 shares in exchange for First Federal Common Stock as part of the Merger and no shares of serial preferred stock. The aggregate par value of the issued shares will constitute the capital account of the Holding Company on a consolidated basis. Upon issuance, the shares will not be subject to further sale or assessment. The balance of the purchase price of Holding Company Common Stock, less expenses of the Offering, will be reflected as paid-in capital on a consolidated basis. See "Capitalization."

     Each share of the Holding Company Common Stock will have the same relative rights and will be identical in all respects with each other share of the Holding Company Common Stock. THE HOLDING COMPANY COMMON STOCK WILL REPRESENT NON-WITHDRAWABLE CAPITAL, WILL NOT BE OF AN INSURABLE TYPE AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC.

     Under Delaware law, the holders of the Holding Company Common Stock will possess exclusive voting power in the Holding Company. Each shareholder will be entitled to one vote for each share held on all matters voted upon by shareholders, subject to the limitation discussed under "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions - Provisions of the Holding Company's Certificate of Incorporation and Bylaws Limitation on Voting Rights." If the Holding Company issues preferred stock subsequent to the Conversion, holders of the preferred stock may also possess voting rights.

     Liquidation or Dissolution. In the unlikely event of the liquidation or dissolution of the Holding Company and First Federal, the holders of the Holding Company Common Stock will be entitled to receive -- after payment or provision for payment of all debts and liabilities of the Holding Company (including all deposits in First Federal and accrued interest thereon) and after distribution of the Liquidation Account previously established upon the conversion of First Federal from the mutual to stock form in 1993 -- all assets of the Holding Company available for distribution, in cash or in kind. If preferred stock is issued subsequent to the Offering, the holders thereof may have a priority over the holders of Holding Company Common Stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of Holding Company Common Stock will be entitled to preemptive rights with respect to any shares which may be issued. The Holding Company Common Stock will not be subject to call for redemption, and, upon receipt by the Holding Company of the Purchase Price therefor, each share of the Holding Company Common Stock will be fully paid and nonassessable.

     Preferred Stock. After the Merger, the Board of Directors of the Holding Company will be authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the Holding Company Common Stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The holders of preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

     Except as discussed above, the Holding Company has no present plans for the issuance of the additional authorized shares of Holding Company Common Stock or for the issuance of any shares of preferred stock. In the future, the authorized but unissued and unreserved shares of Holding Company Common Stock will be available for general corporate purposes including but not limited to possible issuance as stock dividends or stock splits, in future mergers or acquisitions, under a cash dividend reinvestment and stock purchase plan, in a future underwritten or other public offering, or under an employee stock ownership plan. The authorized but unissued shares of preferred stock will similarly be available for issuance in future mergers or acquisitions, in a future underwritten public offering or private placement or for other general corporate purposes. Except as described above or as otherwise required to approve the transaction in which the additional authorized shares of Holding Company Common Stock or authorized shares of preferred stock would be issued, no shareholder approval will be required for the issuance of these shares. Accordingly, the Board of Directors of the Holding Company, without shareholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Holding Company Common Stock.

     Restrictions on Acquisitions. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" for a description of certain provisions of the Holding Company's certificate of incorporation and bylaws which may affect the ability of the Holding Company's shareholders to participate in certain transactions relating to acquisitions of control of the Holding Company.

     Dividends. Upon consummation of the purchase of all of First Federal's outstanding First Federal Common Stock, the Holding Company's only assets will be First Federal common stock, and a portion of the proceeds from the Offering. Dividends from First Federal initially will be the only source of income for the Holding Company. Should First Federal elect or be required by its regulators to retain its income, the ability of the Holding Company to pay dividends to its own shareholders may be adversely affected. Furthermore, if at any time in the future the Holding Company owns less than 80% of the outstanding stock of First Federal, certain tax benefits under the Code as to inter-company distributions will not be fully available to the Holding Company and it will be required to pay federal income tax on a portion of the dividends received from First Federal, thereby reducing the amount of income available for distribution to the shareholders of the Holding Company. For further information concerning the ability of First Federal to pay dividends to the Holding Company, see "Dividend Policy," "Regulation Regulatory Capital Requirements" and " -- Limitation on Dividends and Other Capital Distributions."


                    RESTRICTIONS ON ACQUISITIONS OF STOCK AND
                      RELATED TAKEOVER DEFENSIVE PROVISIONS


     Although the Board of Directors of the Holding Company is not aware of any effort that might be made to obtain control of the Holding Company after the Merger, the Board believes, as discussed below, that it is appropriate to include  certain  provisions  as part of the Holding  Company's  certificate  of
incorporation   to  protect

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



the interests of the Holding Company and its shareholders from takeovers which the Board of Directors of the Holding Company might conclude are not in the best interests of First Federal, the Holding Company or the Holding Company's shareholders. The Holding Company intends to operate First Federal as an independent, predominantly community-owned financial institution.

     The following discussion is a summary of all material provisions of the Holding Company's certificate of incorporation and bylaws and certain other regulatory provisions, which may be deemed to have an"anti-takeover" effect and could potentially discourage or even prevent a bid for the Holding Company which might otherwise result in shareholders receiving a premium for their stock. Further, ownership restrictions imposed by federal law could potentially serve as a basis to invalidate or otherwise restrict the use or exercise by management or others of revocable proxies. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Holding Company's certificate of incorporation and bylaws and First Federal's charter and bylaws, reference should be made in each case to the document in question, each of which is part of First Federal's application to the OTS and the Holding Company's Registration Statement filed with the SEC. See "Available Information."

PROVISIONS OF THE HOLDING COMPANY'S CERTIFICATE OF INCORPORATION AND BYLAWS

     Directors. Certain provisions of the Holding Company's certificate of incorporation and bylaws will impede changes in majority control of the Board of Directors. The Holding Company's certificate of incorporation provides that the Board of Directors of the Holding Company will be elected annually. The Holding Company's certificate of incorporation provides that the size of the Board of Directors may be increased or decreased only by a majority vote of the Board. The certificate of incorporation also provides that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. The certificate of incorporation further provides that, to be eligible to serve as a director, persons must meet certain eligibility criteria. Finally, the bylaws impose certain notice and information requirements in connection with the nomination by shareholders of candidates for election to the Board of Directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

     The certificate of incorporation provides that a director may only be removed for cause by the affirmative vote of 80% of the shares eligible to vote.

     Restrictions on Call of Special Meetings. The certificate of incorporation of the Holding Company provides that a special meeting of shareholders may be called only pursuant to a resolution adopted by a majority of the Board of Directors. Shareholders are not authorized to call a special meeting.

     Absence  of  Cumulative  Voting.  The  Holding  Company's   certificate  of
incorporation provides that there shall be no cumulative voting rights in the election of directors.

     Authorization of Preferred Stock. The certificate of incorporation of the Holding Company authorized 1,000,000 shares of serial preferred stock, $.01 par value. The Holding Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, powers, preferences and relative participating, optional and other special rights of such shares, including voting rights (which could be multiple or as a separate class) and conversion rights. In the event of a proposed merger, tender offer or other attempt to gain control of the Holding Company that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans or understandings for the issuance of any preferred stock and does not intend to issue any preferred stock except on terms which the Board deems to be in the best interests of the Holding Company and its shareholders.

     Procedures  for  Certain  Business  Combinations.   The  Holding  Company's
certificate of incorporation requires that certain business combinations, (including mergers or consolidations, sale, lease or other disposition of assets, issuances or transfers of securities, adoption of any plan of liquidation proposed by the Interested Stockholder, or any reclassification of securities which increases the Interested Stockholders share of the holding Company), between the Holding Company (or any majority-owned subsidiary thereof) and a 25% or more shareholder either (i) be approved by at least 80% of the total number of outstanding voting shares, voting as a single class, of the Holding Company, (ii) be approved by a majority of the continuing Board of Directors (i.e., persons serving prior to the 25% shareholder becoming such and who are not affiliated with the 25% shareholder) or (iii) involve consideration per share generally equal to the highest per share price paid by such 25% shareholder to acquire its stock.


     Amendment to Certificate of Incorporation and Bylaws. Amendments to the Holding Company's Certificate of Incorporation must be approved by a majority vote of the Holding Company's Board of Directors and also by a majority of the outstanding shares of the Holding Company's voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions (i.e., provisions relating to number, classification, election and removal of directors; amendment of bylaws; call of special shareholder meetings; offers to acquire and acquisitions of control; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the certificate of incorporation.)

     The bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of shareholders.

     Purpose and Takeover Defensive Effects of the Holding Company's Certificate of Incorporation and Bylaws. The Board of Directors of First Federal believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Holding Company in the orderly deployment of the Offering proceeds into productive assets during the initial period after the Offering. The Board of Directors believes these provisions are in the best interests of First Federal and of the Holding Company and its shareholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its shareholders. Accordingly, the Board of Directors believes that it is in the best interests of the Holding Company and its shareholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of the true value of the Holding Company and which is in the best interests of all shareholders.

     Attempts to take over financial  institutions  and their holding  companies have become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to shareholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Holding Company and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     Effect of Takeover Defenses on Shareholder Interests. An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining shareholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining shareholders of the benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners becomes less than the 300 at which Exchange Act registration is required.

     Potential Negative Impact of Takeover Defenses on Shareholder Interests. Despite the belief of First Federal and the Holding Company as to the benefits to shareholders of these provisions of the Holding Company's certificate of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by the Holding Company's Board, but pursuant to which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and management more difficult. The Board of Directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

     Pursuant to applicable law, at any annual or special meeting of its shareholders, the Holding Company may adopt additional charter provisions regarding the acquisition of its equity securities that would be permitted to a Delaware corporation. The Holding Company and First Federal do not presently intend to propose the adoption of further restrictions on the acquisition of the Holding Company's equity securities.

OTHER RESTRICTIONS ON ACQUISITIONS OF STOCK

     Delaware Anti-Takeover Statute. The State of Delaware has enacted legislation which provides that subject to certain exceptions a publicly held Delaware corporation may not engage in any business combination with an "interested shareholder" for three years after such shareholder became an interested shareholder, unless, among other things, the interested shareholder acquired at least 85% of the corporation's voting stock in the transaction that resulted in the shareholder becoming an interested shareholder. This legislation generally defines "interested shareholder" as any person or entity that owns 15% or more of the corporation's voting stock. The term "business combination" is defined broadly to cover a wide range of corporate transactions, including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits. Under certain circumstances, either the board of directors or both the board and two-thirds of the shareholders other than the acquiror may approve a given business combination and thereby exempt the corporation from the operation of the statute.

     However, these statutory provisions do not apply, among other situations, to Delaware corporations with fewer than 2,000 shareholders or which do not have voting stock listed on a national exchange or listed for quotation with a registered national securities association. While the Holding Company has applied to have its shares quoted on the Nasdaq System, no prediction can be made as to whether the Holding Company will have 2,000 shareholders.

     Federal Regulation. Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the OTS. In addition, federal regulations require that, prior to obtaining control of a savings association, a person, other than a company, must give 60 days' prior notice to the OTS and have received no OTS objection to such acquisition of control. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Under federal law (as well as the regulations referred to below) the term "savings association" includes state and federally chartered SAIF-insured institutions and federally chartered savings institutions whose accounts are insured by the FDIC's BIF, and holding companies thereof.

     Control, as defined under federal law, means ownership of, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest shareholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. Therefore, a warrant holder who, upon exchange of warrants would acquire ownership of more than 10% of the issued and outstanding of the Holding Company's Common Stock, must obtain OTS's approval prior to exercise.


                                  THE OFFERING

     This Offering is being made to finance the purchase of all of the outstanding shares of First Federal Common Stock not exchanged for Holding Company Common Stock pursuant to the Merger Agreement. Shares of Holding Company Common Stock and Units are being offered to members of the general public. See "Offering and Sale of Holding Company Common Stock and Units." Subscription for shares of Holding Company Common Stock and Units will be subject to the minimum and maximum purchase limitations. See " --Subscription Procedures."


GENERAL

     The Holding Company reserves the right to reject any subscriptions prior to release of the funds in the Escrow Account to the Holding Company, in whole or in part, for any reason whatsoever and may, in its sole discretion, elect to accept those subscriptions for a lesser number of shares than is subscribed for by any person. The Holding Company reserves the right to allocate shares of Holding Company Common Stock and Units in any manner as it, in its sole discretion, deems appropriate. If the Holding Company terminates the Offering in its entirety, all subscription funds will be refunded in full with interest actually earned thereon, without deduction.

SUBSCRIPTION PROCEDURES

     The Holding Company is offering a minimum of 150,000 shares and a maximum of 200,000 shares of Holding Company Common Stock at a cash price of $24.07 per share. The shares of Holding Company Common Stock will be offered solely by officers and directors of the Holding Company. It is anticipated that the Holding Company's directors and officers may hold informational meetings to review the prospectus with potential purchasers and to discuss the terms and provisions of the Holding Company Common Stock. The Holding Company will rely on Rule 3a4-1 of the 1934 Act, and sales of Holding Company Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers and directors to participate in the sale of Holding Company Common Stock. No officer or director of the Holding Company will be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Holding Company Common Stock. Subscriptions to purchase Holding Company Common Stock must be received by the Company by not later than 5:00 p.m., Bryan, Texas time, on ___________, 1997, subject to extension through ______, 1997 or terminate the Offering at any time (the "Expiration Date").

     Concurrently with the Holding Company Common Stock Offering, the Company is also offering for sale Units. Although the Units are not offered pursuant to this Prospectus, consummation of the Common Stock Offering is conditioned upon the sale of the minimum number of Units.

     Persons may subscribe for the shares of Holding Company Common Stock by completing, signing and delivering or mailing a subscription form, together with payment in full for the number of shares for which such person is subscribing by cashiers' check, draft, or wire transfer payable in next day funds to the Company. These subscriptions must be received by the Escrow Agent by __:__ _.m., Central time on the Expiration Date.

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


Consummation of the Offering through release of the funds in the Escrow Account to the Holding Company and delivery of certificates representing shares of Holding Company Common Stock or Units will occur as soon as practicable after the Expiration Date, subject to the satisfaction of certain conditions precedent in the Best Efforts Selling Agreement entered into between the Holding Company and the Agent (the "Selling Agreement").

     Pending receipt of subscriptions for the minimum shares, all subscription funds will be deposited into a separate, interest-bearing Escrow Account for the benefit of subscribers of the Holding Company Common Stock and Units. Subscription funds may, at the direction of the Company, be invested in short term federal funds sold, government obligations and certificates of deposit. Subject to the satisfaction of certain conditions precedent in the Selling Agreement, the subscription funds will be released to the Holding Company if, prior to the Expiration Date, at least $1,500,000 in Holding Company Common Stock and $3,400,000 in Units are subscribed for and accepted by the Holding Company. Certificates evidencing shares of Holding Company Common Stock and the Debentures and Warrants included in the Units will be issued to subscribers as soon as practicable after closing of the Offering and the Merger and release of the funds from the Escrow Account. If the minimum amount of securities are not subscribed for and accepted by the Holding Company by the Expiration Date, or the conditions precedent to consummation of the Offering are not satisfied or waived, all subscription funds will be refunded to subscribers as soon as possible, with interest, if any, actually earned and received on a subscriber's funds deposited in the Escrow Account, without deduction for any charges or expenses. Notwithstanding the foregoing, prior to the Effective Date, the First Federal and Holding Company Boards may extend the time for performance of any obligations under the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement and waive compliance with any agreement or condition of the Merger Agreement. The Holding Company will pay the expenses of the Escrow Agent as an expense of the Offering. After any and all refunds have been made of funds received for subscriptions, the Holding Company and its directors and officers will have no further liability to any prospective investor with respect to rejected or canceled subscriptions.

OFFERING PRICE OF HOLDING COMPANY COMMON STOCK ARBITRARILY DETERMINED

     The purchase price of the Holding Company Common Stock has been determined arbitrarily by the Board of Directors based on, among other things, the amount of capital necessary to enable the Holding Company to accomplish the Merger and does not necessarily bear any relation to any established investment criteria of value such as book value, earnings or assets or the intrinsic value, if any, of the Holding Company or First Federal. As a result, there can be no assurance that the price of the Holding Company Common Stock will not fall below its purchase price after the completion of the Offering.

TRANSFER AGENT

     The Holding Company will act as its own transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of Holding Company Common Stock and the Units.


                                  LEGAL MATTERS


     The legality of the Holding Company Common Stock and Debentures will be passed upon for the Holding Company by Silver, Freedman & Taff, LLP (a partnership including professional corporations), 1100 New York Avenue, N.W., Washington, D.C., special counsel to First Federal. Silver, Freedman & Taff, LLP has consented to the reference herein to its opinion.



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



                                     EXPERTS


     The Consolidated Financial Statements of First Federal Savings Bank of Bryan and its subsidiary as of September 30, 1994, 1995 and 1996 and for each of the years in the three year period ended September 30, 1996 included in this Prospectus/Proxy Statement have been audited by Crowe, Chizek and Company LLP, independent certified public accountants. Such Consolidated Financial Statements have been included herein in reliance upon the report of Crowe, Chizek and Company LLP, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

                           FIRST FEDERAL SAVINGS BANK

                   Index to Consolidated Financial Statements


                                                                            Page

Report of Independent Auditors.............................................. F-2

Consolidated Statements of Financial Condition
September 30,  1996 and 1995................................................ F-4

Consolidated Statements of Income
Years ended September 30,  1996, 1995 and  1994............................. F-5

Consolidated Statements of Stockholders' Equity
Years ended September 30,  1996, 1995 and  1994............................. F-5

Consolidated Statements of Cash Flows
Years ended September 30,  1996, 1995 and  1994............................. F-6

Notes to Consolidated Financial Statements
Years Ended September 30,  1996, 1995 and 1994.............................. F-8

Consolidated Statements of Financial Condition
June 30, 1997 and  September 30, 1996...........................................

Consolidated Statements of Income
Three Months and Nine Months Ended June 30, 1997 and 1996.......................

Consolidated Statements of Changes in Stockholders' Equity
Nine Months Ended June 30, 1997 and 1996........................................

Consolidated Statements of Cash Flows
Three Months and Nine Months Ended June 30, 1997 and 1996.......................

Notes to Consolidated Financial Statements
June 30, 1997 and 1996..........................................................


     All  schedules  are  omitted  because  the  required   information  is  not
applicable or is included in the Consolidated Financial Statements and related Notes.

     FINANCIAL STATEMENTS OF THE HOLDING COMPANY HAVE NOT BEEN PROVIDED BECAUSE THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY HAS NOT CONDUCTED ANY OPERATIONS TO DATE AND HAS NOT BEEN CAPITALIZED.

                                  Bryan, Texas

                        CONSOLIDATED FINANCIAL STATEMENTS
                       September 30, 1996, 1995, and 1994


                                    CONTENTS



REPORT OF INDEPENDENT AUDITORS ............................................   1


FINANCIAL STATEMENTS

     CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION .......................   2

     CONSOLIDATED STATEMENTS OF INCOME ....................................   3

     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY ......................   5

     CONSOLIDATED STATEMENTS OF CASH FLOWS ................................   6

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ...........................   8

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
First Federal Savings Bank
Bryan, Texas


We have audited the accompanying consolidated statements of financial condition of First Federal Savings Bank and its wholly-owned subsidiary, First Service Corporation of Bryan, as of September 30, 1996 and 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Federal Savings Bank and its wholly-owned subsidiary, First Service Corporation of Bryan, as of September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Bank changed its method of accounting for securities for the year ended September 30, 1995.




                                                   Crowe, Chizek and Company LLP

Oak Brook, Illinois
November 9, 1996

                           FIRST FEDERAL SAVINGS BANK
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           September 30, 1996 and 1995
                         In thousands, except share data


------------------------------------------------------------------------------------------------------------------

                                                                                          1996           1995
                                                                                          ----           ----
ASSETS
Cash and due from banks                                                             $     1,661    $     1,275
Interest-bearing deposits in other financial institutions                                 1,145          5,666
                                                                                    -----------    -----------
     Total cash and cash equivalents                                                      2,806          6,941

Securities held-to-maturity (fair value:
  1996 - $1,000; 1995 - $988) (Note 2)                                                    1,000          1,000
Mortgage-backed securities held-to-maturity (fair value:
  1996 - $1,261; 1995 - $2,247) (Note 2)                                                  1,292          2,278
Loans held for sale, net of unrealized loss of $14 in 1996
  and 1995                                                                                  419          1,840
Loans receivable, net (Note 3)                                                           49,160         46,765
Federal Home Loan Bank stock                                                                845            796
Foreclosed real estate (Note 5)                                                             577            130
Premises and equipment (Note 6)                                                             924          1,034
Accrued interest receivable                                                                 329            377
Other assets                                                                                245            271
                                                                                    -----------    -----------

                                                                                    $    57,597    $    61,432
                                                                                    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits (Note 7)                                                              $    51,677    $    54,939
     Advance payments by borrowers for insurance and taxes                                  783            910
     Advance from Federal Home Loan Bank (Note 8)                                             -          1,088
     Deferred income taxes (Note 12)                                                         86            146
     Accrued interest payable and other liabilities                                         735            179
                                                                                    -----------    -----------
                                                                                         53,281         57,262

Commitments and contingent liabilities (Note 11)

Stockholders' equity (Note 10)
     Preferred  stock - par value  $.01 per  share  (liquidation  preference  of
       $873,000); authorized 1,000,000 shares,
       issued 87,263 shares                                                                   1              1
     Common stock - par value $.01 per share; authorized
       3,000,000 shares, issued 239,612 and 228,282 shares at
       September 30, 1996 and 1995, respectively                                              2              2
     Additional paid-in capital                                                           2,743          2,630
     Retained earnings, substantially restricted                                          1,570          1,537
                                                                                    -----------    -----------
                                                                                          4,316          4,170
                                                                                    -----------    -----------

                                                                                    $    57,597    $    61,432
                                                                                    ===========    ===========


------------------------------------------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                                                                                                              F-3

                           FIRST FEDERAL SAVINGS BANK
                        CONSOLIDATED STATEMENTS OF INCOME
                 Years ended September 30, 1996, 1995, and 1994
                       In thousands, except per share data


------------------------------------------------------------------------------------------------------------------

                                                                           1996           1995            1994
                                                                           ----           ----            ----
Interest income
     Loans                                                           $     4,407    $     4,187    $     3,619
     Securities                                                               46             42             33
     Mortgage-backed securities                                               99            162            205
     Other                                                                   276            307            163
                                                                     -----------    -----------    -----------
         Total interest income                                             4,828          4,698          4,020

Interest expense
     Deposits                                                              2,358          2,146          1,701
     Other borrowings                                                          5            148             57
                                                                     -----------    -----------    -----------
         Total interest expense                                            2,363          2,294          1,758
                                                                     -----------    -----------    -----------


NET INTEREST INCOME                                                        2,465          2,404          2,262

Provision for loan losses (Note 3)                                           (52)            27           (401)
                                                                     -----------    -----------    -----------


NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                        2,517          2,377          2,663

Noninterest income
     Service charges                                                         527            355            202
     Gain on sale of loans (Note 4)                                          125            109            501
     Gain on sale of mortgage servicing rights (Note 4)                      205            104            407
     Gain on sale of mortgage-backed securities (Note 2)                      13              -              -
     Operation of foreclosed real estate                                      (9)            (2)             -
     Other                                                                    12             26             14
                                                                     -----------    -----------    -----------
         Total noninterest income                                            873            592          1,124

Noninterest expense
     Compensation and benefits                                             1,337          1,284          1,569
     Occupancy and equipment expense                                         335            298            282
     SAIF special assessment                                                 333              -              -
     Federal insurance premiums                                              125            116            134
     Net loss on real estate owned, including
       provision for losses                                                    8             12             19
     Loan expense                                                             33             61            120
     Office supplies                                                          73             85            100
     Professional fees                                                       179            167            196
     Advertising                                                              57             55             73
     Data processing                                                         148            111            132
     Telephone                                                                57             57             45
     Other                                                                   363            402            426
                                                                     -----------    -----------    -----------
         Total noninterest expense                                         3,048          2,648          3,096
                                                                     -----------    -----------    -----------

------------------------------------------------------------------------------------------------------------------
                                   (Continued)
                                                                                                               F-4

                           FIRST FEDERAL SAVINGS BANK
                        CONSOLIDATED STATEMENTS OF INCOME
                 Years ended September 30, 1996, 1995, and 1994
                       In thousands, except per share data

------------------------------------------------------------------------------------------------------------------


                                                                          1996          1995            1994
                                                                          ----          ----            ----

INCOME BEFORE INCOME TAX EXPENSE                                     $       342    $       321    $       691

Income tax expense (Note 12)                                                 108            110            234
                                                                     -----------    -----------    -----------


NET INCOME                                                                   234            211            457

Preferred stock dividends                                                    (88)           (88)           (87)
                                                                     -----------    -----------    -----------

Income available to common stockholders                              $       146    $       123    $       370
                                                                     ===========    ===========    ===========

Earnings per common share (Note 1)                                   $       .61     $      .52    $      1.54












------------------------------------------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements
                                                                                                              F-5

                           FIRST FEDERAL SAVINGS BANK
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 Years ended September 30, 1996, 1995, and 1994
                       In thousands, except per share data

------------------------------------------------------------------------------------------------------------------

                                                                      Additional
                                       Preferred        Common          Paid-In         Retained
                                         Stock           Stock          Capital         Earnings        Total
                                       ---------        ------        ----------        --------        -----

Balance at
  September 30, 1993                  $         1    $         2     $     2,419    $     1,255    $     3,677

Issuance of 10,321
  common shares as
  5% stock dividend                             -              -             103           (103)             -

Net income                                      -              -               -            457            457

Dividends
  ($1.00 per
  preferred share)                              -              -               -            (87)           (87)
                                      -----------    -----------     -----------    -----------    -----------


Balance at
  September 30, 1994                            1              2           2,522          1,522          4,047

Issuance of 10,802
  common shares as
  5% stock dividend                             -              -             108           (108)             -

Net income                                      -              -               -            211            211

Dividends ($1.00 per
  preferred share)                              -              -               -            (88)           (88)
                                      -----------    -----------     -----------    -----------    -----------


Balance at
  September 30, 1995                            1              2           2,630          1,537          4,170

Issuance of 11,330
  common shares as
  5% stock dividend                             -              -             113           (113)             -

Net income                                      -              -               -            234            234

Dividends ($1.00 per
  preferred share)                              -              -               -            (88)           (88)
                                      -----------    -----------     -----------    -----------    -----------


Balance at
  September 30, 1996                  $         1    $         2     $     2,743    $     1,570    $     4,316
                                      ===========    ===========     ===========    ===========    ===========


------------------------------------------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements

                                                                                                               F-6

                           FIRST FEDERAL SAVINGS BANK
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Years ended September 30, 1996, 1995, and 1994
                                  In thousands

------------------------------------------------------------------------------------------------------------------

                                                                        1996            1995            1994
                                                                        ----            ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                  $        234     $        211    $        457
     Adjustments to reconcile net income to net cash
       provided by operating activities
         Depreciation                                                     167              154             118
         Amortization of premiums and discounts
           on mortgage-backed securities, net                               5                2               -
         Proceeds from sale of mortgage loans                          13,839           81,838          86,336
         Origination of loans held for sale                           (12,293)         (81,423)        (81,441)
         Market value adjustment of loans held-for-sale                     -              (32)             46
         Change in deferred loan origination fees                         (41)             (62)            (32)
         Change in deferred income taxes                                  (60)              38             155
         Change in deferred gain on real estate owned                       -              (10)              -
         Net (gains) losses on sales of
              Real estate owned                                             1                9               7
              Mortgage-backed securities                                  (13)               -               -
              Mortgage loans                                             (125)            (109)           (501)
              Mortgage servicing rights                                  (205)            (104)           (407)
         Provision for losses on loans and real
           estate owned                                                   (45)              30            (389)
         Federal Home Loan Bank stock dividend                            (49)             (48)            (31)
         Change in
              Accrued interest receivable                                  48              (71)            (23)
              Other assets                                                 26              397            (434)
              Accrued interest payable and other
                liabilities                                               556              (26)           (121)
                                                                 ------------     ------------    ------------
                  Net cash provided by operating
                    activities                                          2,045              794           3,740

CASH FLOWS FROM INVESTING ACTIVITIES
     Net increase in loans receivable                                  (2,677)          (5,690)         (6,134)
     Principal payments on mortgage-backed
       securities                                                         418              413           1,748
     Proceeds from sale of mortgage-backed securities                     576                -               -
     Proceeds from sale of mortgage servicing rights                      205              104             407
     Capital expenditures on premises and e
       equipment, net                                                     (57)            (231)           (589)
     Capital expenditures on foreclosed real estate                       (83)             (32)              -
     Proceeds from sale of real estate owned                                3                3              90
                                                                 ------------     ------------    ------------
         Net cash used in investing activities                         (1,615)          (5,433)         (4,478)

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                               F-7

                           FIRST FEDERAL SAVINGS BANK
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Years ended September 30, 1996, 1995, and 1994
                                  In thousands

------------------------------------------------------------------------------------------------------------------


                                                                       1996           1995             1994
                                                                       ----           ----             ----
CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase (decrease) in deposits                         $     (3,262)    $      4,093    $      3,534
     Net increase (decrease) in advance payments
       by borrowers for insurance                                        (127)              49             127
     Proceeds from other borrowings                                         -            1,088               -
     Repayment of other borrowings                                     (1,088)               -            (500)
     Dividends paid on preferred stock                                    (88)            (110)            (65)
                                                                 ------------     ------------    ------------
         Net cash provided by (used in) financing
           activities                                                  (4,565)           5,120           3,096
                                                                 ------------     ------------    ------------

Increase (decrease) in cash and cash equivalents                       (4,135)             481           2,358

Cash and cash equivalents at beginning of year                          6,941            6,460           4,102
                                                                 ------------     ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                         $      2,806     $      6,941    $      6,460
                                                                 ============     ============    ============

Supplemental disclosures of cash flow information
     Cash paid during the year for
         Interest                                                $      2,369     $      2,288     $     1,755
         Income taxes paid (received)                                     139              (98)            232

Supplemental disclosure of noncash investing
  activities
     Net transfer between loans and real estate
       acquired through foreclosure                                      (375)             (17)             (8)
     Cash dividends declared, not paid                                      -                -              22
     Transfer of investment and mortgage-backed
       securities to held-to-maturity upon adoption
       of SFAS No. 115                                                      -            3,693               -
     Transfer of securities to available-for-sale at
       fair value                                                         563                -               -

-------------------------------------------------------------------------------------------------------------------
                              See accompanying notes to consolidated financial statements.
                                                                                                                F-8

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying consolidated financial statements include the accounts of First Federal Savings Bank and its wholly-owned subsidiary, First Service Corporation of Bryan. All significant intercompany balances and transactions have been eliminated.

Business: First Federal Savings Bank (the Bank) is a federally chartered savings bank and member of the Federal Home Loan Bank (FHLB) system which maintains insurance on deposit accounts with the Savings Association Insurance Fund (SAIF) of the Federal Deposit Insurance Corporation.

Operations: The Bank makes residential, commercial real estate and consumer loans primarily in Brazos County of Texas. Substantially all loans are secured by specific items of collateral, including real estate, residences, and consumer assets.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Securities: Effective October 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 115 (SFAS No. 115), "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 requires corporations to classify debt securities as held-to-maturity, trading, or available-for-sale. Securities are classified as held-to-maturity when management has the intent and the Bank has the ability to hold those securities to maturity. Premiums and discounts are recognized in interest income using methods that approximate the level-yield method. Management classified all of the Bank's investments and mortgage-backed securities as held-to-maturity, therefore, the adoption of this statement did not have an effect on the financial position or operations of the Bank. Realized gains and losses on disposition of available-for-sale securities are based on the net proceeds and the adjusted carrying amounts of the securities sold, using the specific identification method.

Loans Receivable: Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, and deferred loan origination fees and discounts.

Allowance for Loan Losses: Because some loans may not be repaid in full, the Bank has established an allowance for loan losses. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of the loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at level considered adequate to cover losses that are currently anticipated based on

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the whole allowance is available for any loan charge-offs that occur. A loan is charged-off against the allowance by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 114 (SFAS No. 114), "Accounting by Creditors for Impairment of a Loan". SFAS No. 114 (as modified by No. 118), effective for the Bank beginning October 1, 1995, requires the measurement of impaired loans, based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. Under this standard, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to be increased, such increase is reported as a provision for loan losses. The effect of adopting SFAS No. 114 was not material to the Bank's consolidated financial position or results of operations during 1995.

Smaller balance homogeneous loans are defined as residential first mortgage loans secured by one-to-four family residences, residential construction loans, and share loans and are evaluated collectively for impairment. Commercial real estate loans are evaluated individually for impairment. Normal loan evaluation procedures, as described in the second preceding paragraph, are used to identify loans which must be evaluated for impairment. In general, loans classified as "doubtful" or "loss" are considered impaired while loans classified as "substandard" are individually evaluated for impairment. Depending on the relative size of the credit relationship, late or insufficient payments of 30 to 90 days will cause management to reevaluate the credit under its normal loan evaluation procedures. While the factors which identify a credit for consideration for measurement of impairment, or nonaccrual, are similar, the measurement considerations differ. A loan is impaired when the economic value estimated to be received is less than the value implied in the original credit agreement. A loan is placed in nonaccrual when payments are more than 90 days past due unless the loan is adequately collateralized and in the process of collection. Although impaired loan and nonaccrual loan balances are measured differently, impaired loan disclosures under SFAS Nos. 114 and 118 are not expected to differ significantly from nonaccrual and renegotiated loan disclosures.

Recognition of Income on Loans: Interest on loans is accrued over the term of the loans based on the principal balance outstanding. Where serious doubt exists as to the collectibility of a loan, the accrual of interest is discontinued.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loan Fees and Costs: The Bank defers loan origination fees, net of certain direct loan origination costs. The net amount deferred is netted against loans in the balance sheet and is recognized in interest income as a yield adjustment over the contractual term of the loan, adjusted for prepayments.

Loan Sales: The Bank sells a portion of its mortgage loan production in the secondary market. The Bank obtains sales commitments on these loans immediately prior to making the origination commitment. Loans classified as held for sale are carried at the lower of cost or market value. Net unrealized losses are recognized by charges to income.

Premises and Equipment: The Bank's premises and equipment are stated at cost less accumulated depreciation. The Bank's premises and related furniture and equipment are depreciated using the straight-line method over their estimated useful lives. Maintenance and repairs are charged to expense, and improvements are capitalized.

Foreclosed Real Estate: Real estate acquired through foreclosure and similar proceedings is carried at the lower of cost (fair value of the asset at the date of foreclosure) or fair value less estimated costs to sell. Losses on disposition, including expenses incurred in connection with the disposition, are charged to operations. Valuation allowances are recognized when the fair value less selling expenses is less than the cost of the asset. Changes in the valuation allowance are charged or credited to income.

Statement of Cash Flows: Cash and cash equivalents are defined to include the Bank's cash on hand, demand balances, interest-bearing deposits with financial institutions and investments in certificates of deposit with original maturities of less than three months.

Income Taxes: The Bank records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes".

Earnings Per Common Share: Earnings per share is calculated by dividing the net earnings (less preferred stock dividend) by the weighted average number of common shares outstanding and common stock equivalents attributable to outstanding stock options, when dilutive. The weighted average number of the Bank's shares of common stock used to calculate the 1996, 1995, and 1994 earnings per share was 239,612, after giving retroactive effect to the stock dividends.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impact of New Accounting Standards: In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 121 requires that the long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. However, SFAS No. 121 does not apply to financial instruments, core deposit intangibles, mortgage and other servicing rights, or deferred tax assets. The adoption of SFAS No. 121 had no material effect on the Bank's income or financial condition.

In May 1995, the FASB issued Statement of Financial Accounting Standards No. 122 (SFAS No. 122), "Accounting for Mortgage Servicing Rights". SFAS No. 122 requires an institution that purchases or originates mortgage loans and sells or securitizes those loans with servicing rights retained to allocate the total cost of the mortgage loans to the mortgage servicing rights and the loans (without the mortgage servicing rights) based on their relative fair values. In addition, institutions are required to assess impairment of the capitalized mortgage servicing portfolio based on the fair value of those rights. SFAS No. 122 is effective for fiscal years beginning after December 31, 1995. The adoption of this statement is not expected to have a material impact on the Bank's earnings or financial condition. As discussed below, SFAS No. 122 will be superseded by SFAS No. 125 after December 31, 1996.

In June 1996, the FASB released Statement of Financial Accounting Standards No. 125 (SFAS No. 125), "Accounting for Transfers and Extinguishments of Liabilities". SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS No. 125 requires a consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, and derecognizes liabilities when extinguished. SFAS No. 125 also supersedes SFAS No. 122 and requires that servicing assets and liabilities be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and requires assessment for asset impairment or increased obligation based on their fair values. SFAS No. 125 applies to transfers and extinguishments occurring after December 31, 1996 and early or retroactive application is not permitted. Management anticipates that the adoption of SFAS No. 125 will not have a material impact on the financial condition or operations of the Bank.

In November 1995, the FASB issued Statement of Financial Accounting Standards No. 123, (SFAS No. 123), "Accounting for Stock-Based Compensation". This statement establishes financial accounting standards for stock-based employee compensation plans. SFAS No. 123 permits the Bank to choose either a new fair value-based method or the current APB Opinion 25 intrinsic value-based method of accounting for its stock-based compensation arrangements.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS No. 123 requires pro forma disclosures of net earnings and earnings per share computed as if the fair value-based method has been applied in financial statements of companies that continue to follow current practice in accounting for such arrangements under APB Opinion 25. SFAS No. 123 applies to all stock-based employee compensation plans adopted in years beginning after December 15, 1995 in which an employer grants shares of its stock or other equity instruments to employees except for employee stock ownership plans. The adoption of SFAS No. 123 is not expected to have a material impact on the Bank's earnings or financial condition.

Reclassifications: Certain reclassifications were made to the 1995 financial statements to make them comparable to the 1996 presentation.


NOTE 2 - SECURITIES

The amortized cost and fair values of securities held-to-maturity at September 30, are as follows (in thousands):


                                                     ---------------------------1 9 9 6-----------------------
                                                                                -------
                                                                         Gross          Gross
                                                        Amortized     Unrealized     Unrealized        Fair
                                                          Cost           Gains         Losses          Value
                                                     -------------   -----------    -----------    -----------

     U.S. government agency security                 $     1,000     $         -    $         -    $     1,000
                                                     ===========     ===========    ===========    ===========

     FHLMC certificates                              $       872     $         2    $       (31)   $       843
     FNMA certificates                                       420               3             (5)           418
                                                     -----------     -----------    -----------    -----------

                                                     $     1,292     $         5    $       (36)   $     1,261
                                                     ===========     ===========    ===========    ===========

                                                     ---------------------------1 9 9 5-----------------------
                                                                                -------
                                                                         Gross          Gross
                                                        Amortized     Unrealized     Unrealized         Fair
                                                          Cost           Gains         Losses           Value
                                                     ------------    -----------    -----------    ------------

     U.S. government agency security                 $     1,000     $         -    $       (12)   $       988
                                                     ===========     ===========    ===========    ===========

     GNMA certificates                               $        55     $         1    $         -    $        56
     FHLMC certificates                                    1,672              13            (41)         1,644
     FNMA certificates                                       551               4             (8)           547
                                                     -----------     -----------    -----------    -----------

                                                     $     2,278     $        18    $       (49)   $     2,247
                                                     ===========     ===========    ===========    ===========


------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                              F-13

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 2 - SECURITIES (Continued)

On December 1, 1995, the Bank reclassified certain held-to-maturity securities as available-for-sale in accordance with "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." The amortized cost and unrealized gain on the securities transferred were $563,000 and $13,000, respectively.

The $1,000,000 U.S. government agency security matures on October 1, 1996. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities have varying maturities.

Gross sales of securities during 1996 totaled $576,000 with gross gains of $13,000. There were no sales of investment or mortgage-backed securities during 1995.


NOTE 3 - LOANS



Loans receivable at September 30 are summarized as follows:
                                                                                           In thousands
                                                                                       1996            1995
                                                                                       ----            ----
     First mortgage loans
         Principal balances:
              Secured by one-to-four-family residences                              $    30,477    $    30,966
              Secured by other properties                                                 4,175          3,643
              Construction loans                                                          4,365          4,261
                                                                                    -----------    -----------
                                                                                         39,017         38,870
         Less:
              Undisbursed portion of loans                                               (1,966)        (1,664)
              Net deferred loan origination fees                                           (128)           (87)
              Deferred gain                                                                  (3)            (3)
                                                                                    -----------    -----------
                  Total first mortgage loans                                             36,920         37,116

     Consumer and other loans
         Principal balances:
              Automobile loans                                                            9,435          7,634
              Home equity and second mortgage                                               151            193
              Loans secured by deposit accounts                                             967            705
              Commercial loans                                                              595            643
              Purchased automobile and lease pools                                            -              4
              Other consumer loans                                                        1,339            787
                                                                                    -----------    -----------
                  Total consumer and other loans                                         12,487          9,966

         Less allowance for loan losses:                                                   (247)          (317)
                                                                                    -----------    -----------

                                                                                    $    49,160    $    46,765
                                                                                    ===========    ===========

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                              F-14

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 3 - LOANS (Continued)

A summary of the activity in the allowance for loan losses follows:


                                                                                   In thousands
                                                                        1996            1995            1994
                                                                        ----            ----            ----
     Balance at beginning of year                                    $       317    $       313    $       339
     Provision charged to operations                                         (52)            27           (401)
     Charge-offs                                                             (23)           (27)           (39)
     Recoveries                                                                5              4            414
                                                                     -----------    -----------    -----------

         Balance at end of year                                      $       247    $       317    $       313
                                                                     ===========    ===========    ===========

The Bank recorded a recovery of $401,000 during 1994 related to proceeds received from a lawsuit involving a previously charged-off pool of loans.

There were no impaired loans at September 30, 1996. Nonaccrual loans totaled approximately $56,000, $175,000, and $247,000 at September 30, 1996, 1995, and
1994, respectively. The approximate amounts of interest income that would have been recorded under the original terms of such loans and the interest income actually recognized for the years ended September 30, are summarized below:


                                                                                   In thousands
                                                                        1996            1995            1994
                                                                        ----            ----            ----
     Interest that would have been recorded                          $         5    $        17    $        21
     Interest income recognized                                               (4)            (9)            (6)
                                                                     -----------    -----------    -----------

         Interest income foregone                                    $         1    $         8    $        15
                                                                     ===========    ===========    ===========

The largest portion of the Bank's loans are originated for the purpose of enabling borrowers to purchase residential real estate property secured by first liens on such property. At September 30, 1996, approximately 62% of the Bank's loans were secured by owner-occupied, one-to-four-family residential property.
The Bank requires collateral on all loans and generally maintains loan-to-value ratios of 80% or less.

The Bank has  granted  loans to  certain  officers  and  directors  of the Bank.
Related-party loans are made on substantially the same terms, including interest
rates  and  collateral,   as  those   prevailing  at  the  time  for  comparable
transactions  with unrelated persons and do not involve more than normal risk of collectibility.  All loans are current in their  contractual  payments  for both principal and interest.

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                              F-15

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------


NOTE 3 - LOANS (Continued)

Activity in the loan accounts of executive officers, directors, and principal shareholders is as follows:


                                                                                           In thousands
                                                                                       1996            1995
                                                                                       ----            ----
     Balance at beginning of year                                                   $       734    $       574
     Loans disbursed                                                                        566            223
     Principal repayments                                                                  (471)           (63)
     Change in persons classified as related parties                                       (130)             -
                                                                                    -----------    -----------

         Balance at end of year                                                     $       699    $       734
                                                                                    ===========    ===========


NOTE 4 - SECONDARY MORTGAGE MARKET OPERATIONS

The following summarizes the Bank's secondary mortgage market activities:

                                                                                  In thousands
                                                                        1996           1995           1994
     Proceeds from sale of mortgage loans                            $    13,839    $    81,838    $    86,336
                                                                     ===========    ===========    ===========

     Gain on sale of mortgage loans                                  $       125    $       109    $       501
     Gain on sale of mortgage servicing rights                               205            104            407
                                                                     -----------    -----------    -----------

                                                                     $       330    $       213    $       908
                                                                     ===========    ===========    ===========

     Loans serviced for others                                       $       966    $     4,738    $     1,986
                                                                     ===========    ===========    ===========

NOTE 5 - FORECLOSED REAL ESTATE

Properties which the Bank has acquired in settlement of mortgage loans are as follows:


                                                                                          In thousands
                                                                                       1996           1995
                                                                                       ----           ----
     Total cost                                                                     $       584    $       133
     Allowance for losses                                                                    (7)            (3)
                                                                                    -----------    -----------

         Carrying amount                                                            $       577    $       130
                                                                                    ===========    ===========

------------------------------------------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 5 - FORECLOSED REAL ESTATE (Continued)

Activity in the allowance for losses for foreclosed real estate is summarized below:


                                                                                  In thousands
                                                                        1996           1995           1994
                                                                        ----           ----           ----
     Balance at beginning of year                                    $         3    $        19    $        18
     Provision charged to income                                               7              3             12
     Charge-offs, net of recoveries                                           (3)           (19)           (11)
                                                                     -----------    -----------    -----------

         Balance at end of year                                      $         7    $         3    $        19
                                                                     ===========    ===========    ===========


NOTE 6 - PREMISES AND EQUIPMENT

A summary of premises and equipment at September 30 is as follows:

                                                                                            In thousands
                                                                                        1996            1995
                                                                                        ----            ----

     Land                                                                           $       235    $       235
     Buildings and improvements                                                             741            732
     Furniture and equipment                                                              1,007            954
                                                                                    -----------    -----------
         Total cost                                                                       1,983          1,921
     Accumulated depreciation                                                            (1,059)          (887)
                                                                                    -----------    -----------

                                                                                    $       924    $     1,034
                                                                                    ===========    ===========


NOTE 7 - DEPOSITS

Certificate of deposit accounts with a minimum denomination of $100,000 or more totaled $4,260,000 and $4,481,000 at September 30, 1996 and 1995, respectively.
Non-interest-bearing deposit accounts totaled $3,344,000 and $3,336,000 at September 30, 1996 and 1995, respectively.

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                                                              F-17

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 7 - DEPOSITS (Continued)

At September 30, 1996, scheduled maturities of certificates of deposit are as follows:

          Year Ending                                  In Thousands
          -----------                                  ------------

       September 30, 1997                                $    24,854
       September 30, 1998                                      5,810
       September 30, 1999                                      2,026
       September 30, 2000                                      2,121
       September 30, 2001 and thereafter                          75
                                                         -----------

                                                         $    34,886
                                                         ===========

NOTE 8 - OTHER BORROWINGS

Other borrowings at September 30, 1995 consist of a revolving line of credit with the Federal Home Loan Bank of Dallas (FHLB) to fund loans originated for sale by the Bank. The line is secured by the underlying loans and bears a variable interest rate which reprices daily. The interest rate at September 30, 1995 was 7.10%. This line was closed during 1996.


NOTE 9 - BENEFIT PLANS

During 1993, the Bank's Board of Directors adopted a stock option and incentive plan (the Plan) that was subsequently ratified by the stockholders. Under the Plan, options for 18,479 shares of common stock at $10.00 per share were granted to the directors and officers of the Bank. During the fiscal year 1996, 5,018 stock options expired due to the resignation of an officer and a director who did not exercise their options. At September 30, 1996, 13,461 options were outstanding.

The Bank has a defined benefit pension plan covering substantially all of the employees. The benefits are based on years of service and an employee's compensation during the highest five years out of the last ten years of employment. The Bank's funding policy is to contribute each year an amount which satisfies the regulatory funding standards. The contributions are invested in a Lincoln National Group Variable Annuity Contract.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 9 - BENEFIT PLANS (Continued)


The funded status of the plan is as follows:
                                                                                           In thousands
                                                                                           September 30,
                                                                                       1996            1995
                                                                                       ----            ----
     Accumulated benefit obligation, including vested
       benefits of $353 and $303, respectively                                      $      (385)   $      (339)
                                                                                    ===========    ===========

     Projected benefit obligation for service rendered to date                      $      (498)   $      (471)
     Plan assets at fair value (Lincoln National Group
       Variable Annuity Contract)                                                           333            296
                                                                                    -----------    -----------
     Projected benefit obligation in excess of plan assets                                 (165)          (175)
     Unrecognized transition obligation which is being
       recognized over 25 years                                                             118            125
     Unrecognized net loss                                                                   43             51
     Additional minimum liability                                                           (48)           (44)
                                                                                    -----------    -----------

         Accrued pension (cost) benefit recorded on statement
           of financial condition                                                   $       (52)   $       (43)
                                                                                    ===========    ===========

In accordance with Statement of Financial Accounting Standards No. 87, the Bank has recorded an additional minimum liability to recognize a pension obligation equal to the unfunded accumulated benefit obligation (shown as accrued interest payable and other liabilities) with an equal amount reflected as an intangible asset.

                                                                                  In thousands
                                                                     --------Year ended September 30,---------
                                                                             ------------------------

                                                                        1996           1995            1994
                                                                        ----           ----            ----
Net pension cost includes the following components:
     Service cost earned during the period                           $        73    $        40    $        34
     Interest cost                                                            25             28             25
     Actual return on plan assets                                            (16)           (13)           (14)
     Net amortization and deferral                                             7              7              6
                                                                     -----------    -----------    -----------

         Net periodic pension cost                                   $        89    $        62    $        51
                                                                     ===========    ===========    ===========


The assumptions used to develop the net periodic pension cost were:

     Discount rate                                                           7%              7%             7%
     Expected long-term rate of return on assets                             7%              7%             7%
     Rate of increase in compensation levels                                 5%              5%             5%

------------------------------------------------------------------------------------------------------------------
                                  (Continued)
                                                                            F-19

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 10 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital as defined in the regulations to risk-weighted assets as defined, and of Tier I capital to average assets as defined. As of September 30, 1996, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios. There are no conditions or events since that notification that management believes have changed the institution's category.

As of September 30, 1996, the Bank's total risk-based, Tier I risk-based, and Tier I leverage ratios exceeded the regulatory minimums for being considered well capitalized. The total risk-based capital ratio exceeded the well capitalized standard of 10.0% by 2.9% or approximately $123,000. Tier I risk-based capital was greater than the well capitalized minimum of 6.0% by 7.6% or approximately $328,000. The Tier I leverage ratio was 7.3%, approximately $97,000, greater than the well capitalized minimum of 5.0%.

Current regulations also require savings institutions to have minimum regulatory tangible capital equal to 1.5% of total assets, a core capital ratio of 3%, and a risk-based capital ratio equal to 8% of risk-adjusted assets as defined by regulation. The following is a reconciliation of the Bank's capital under generally accepted accounting principles (GAAP) to regulatory capital at September 30, 1996.

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 10 - REGULATORY MATTERS (Continued)

                                                                               % of
                                                   % of                      Adjusted                    % of Risk
                                     Tangible    Tangible        Core        Tangible      Risk-based    Adjusted
                                      Capital     Assets        Capital       Assets         Capital      Assets
                                    ---------    --------      --------     --------      -----------   ----------
    GAAP capital                    $   4,316       7.46%      $    4,316       7.46%     $    4,316      10.05%
    Regulatory general
      valuation allowances                  -          -                -          -             247        .57
                                    ---------    -------       ----------   --------      ----------    -------
    Regulatory capital -
      computed                          4,316       7.46            4,316       7.46           4,563      10.62
    Capital adequacy
      requirement                         868       1.50            1,736       3.00           3,347       8.00
                                    ---------    -------       ----------   --------      ----------    -------

       Excess regulatory
         capital over minimum       $   3,448       5.96%      $    2,580       4.46%     $    1,216       2.62%
                                    =========    =======       ==========   ========      ==========    =======

Accordingly, management considers the capital requirements to have been met. Regulations also include restrictions on loans to one borrower; certain types of investments and loans; loans to officers, directors, and principal shareholders; brokered deposits; and transactions with affiliates. At September 30, 1996, the Bank's housing-related and other specified assets totaled approximately 78.8% of total assets.

Federal  regulations  require the Bank to comply with a Qualified  Thrift Lender
(QTL) test which requires that 65% of assets be maintained in housing-related finance and other specified assets. If the QTL test is not met, limits are placed on growth, branching, new investments, FHLB advances, and dividends, or the institution must convert to a commercial bank charter. Management considers the QTL test to have been met.

In 1991, the Board of Directors of the Bank adopted a Plan of Conversion to convert from a federal mutual savings and loan association to a stock savings and loan association. On April 22, 1993, the Bank sold 207,159 shares of common stock at $10 per share and received proceeds of $1,549,000, net of conversion expenses, and sold 87,263 shares of Series A redeemable preferred stock at $10 per share and received proceeds of $873,000. Series A preferred stock has a $
 .01 par value, is nonvoting and entitles the holder to a $10 per share liquidation preference. The stock bears non-cumulative quarterly dividends at an annual rate of 10%. At the Bank's option, the stock can be redeemed after two years.

Regulations of the Office of Thrift Supervision limit the amount of dividends and other capital distributions that may be paid by a savings institution without prior approval of the Office of Thrift Supervision. This regulatory restriction is based on a three-tiered system with the greatest flexibility afforded to well-capitalized (Tier 1) institutions. The Bank currently meets the requirements of a Tier 1 institution and has not been informed by the OTS of the need for more than normal supervision. Accordingly, the Bank can make, without prior regulatory approval, distributions during a fiscal year up to 100% of its net income to date during a fiscal

--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 10 - REGULATORY MATTERS (Continued)

year plus an amount that would reduce by one-half its "surplus capital ratio" (the excess over its Fully Phased-In Capital Requirements) at the beginning of the last calendar year. At September 30, 1996, the Bank could pay up to $724,000 in dividends.


NOTE 11 - COMMITMENTS, CONTINGENT LIABILITIES AND CONCENTRATIONS

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to make loans and fund lines of credit and loans-in-process. The Bank's exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of these instruments. The Bank follows the same credit policy to make such commitments as it uses for on-balance-sheet items.

At September 30, these financial instruments are summarized as follows:

                                                            In thousands
                                                              Contract
                                                               Amount
                                                               ------

                                                         1996            1995
                                                         ----            ----
     Financial instruments whose contract amounts
      represent credit risk:
         Commitments to make loans                   $     5,651    $     1,565
         Loans-in-process                                  1,966          1,664
         Lines of credit                                     112          4,733
         Commitments to sell loans                           278          1,229
         Letters of credit                                   175             70

The Bank had $5,422,000 of fixed rate commitments to originate loans, ranging from 7.0% to 10.25% at September 30, 1996. The commitments have terms of 75 days. Since many commitments to make loans expire without being used, the amount above does not necessarily represent future cash commitments. Collateral may be obtained upon exercise of a commitment. The amount of collateral is determined by management and may include commercial and residential real estate and other business and consumer assets.

Financial instruments which potentially subject the Bank to concentrations of credit risk include interest-bearing deposit accounts in other financial institutions and loans. At September 30, 1996, the Bank had deposit accounts with balances totaling approximately $1,145,000 at the Federal Home Loan Bank of Dallas. Concentrations of loans are described in Note 3.


--------------------------------------------------------------------------------

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 11 - COMMITMENTS, CONTINGENT LIABILITIES AND CONCENTRATIONS
(Continued)

The Bank is, from time to time, a party to certain lawsuits arising in the ordinary course of its business. The Bank believes that none of these lawsuits would, if adversely determined, have a material adverse effect on its financial condition, results of operations, or capital.

During September 1996, the Bank entered into a noncancelable operating lease for office space relating to mortgage operations. The lease expires August 31, 1998 but has options for renewal through the year 2006. Projected minimum payments under the terms of the lease, not including insurance and maintenance, are $20,632 and $18,913 for years ended September 30, 1997 and 1998, respectively.

The deposits of savings institutions such as the Bank are presently insured by the Savings Association Insurance Fund (SAIF), which, along with the Bank Insurance Fund (BIF), is one of the two insurance funds administered by the Federal Deposit Insurance Corporation (FDIC). However, it is not anticipated that SAIF will be adequately recapitalized until 2002, absent a substantial increase in premium rates or the imposition of special assessments or other significant developments, such as a merger of the SAIF and the BIF. Accordingly, a recapitalization plan was signed into law on September 30, 1996 which provides for a special assessment of an estimated .65% of all SAIF-insured deposit balances as of March 31, 1995. The Bank's liability for the special assessment, totaling approximately $217,000 net of taxes, was recorded in September 1996.


NOTE 12 - INCOME TAX EXPENSE

The provision for income tax expense consists of the following:

                                                                                    In thousands
                                                                                     Year Ended
                                                                     ---------------September 30,--------------
                                                                                    -------------
                                                                        1996            1995            1994
                                                                        ----            ----            ----

     Current income tax expense                                      $       168    $        72    $        79
     Deferred income tax expense (benefit)                                   (60)            38            155
                                                                     -----------    -----------    -----------

                                                                     $       108    $       110    $       234
                                                                     ===========    ===========    ===========


                                                                            F-23

The provision for income tax differs from that computed at the statutory corporate tax rate as follows:

                                                                                    In thousands
                                                                                     Year Ended
                                                                     ---------------September 30,--------------
                                                                                    -------------
                                                                        1996            1995            1994
                                                                        ----            ----            ----

     Tax expense at statutory rate (34%)                             $       116    $       109    $       235
     Other tax effects                                                        (8)             1             (1)
                                                                     -----------    -----------    -----------

                                                                     $       108    $       110    $       234
                                                                     ===========    ===========    ===========

The Bank has qualified under provisions of the Internal Revenue Code which permit it to deduct from taxable income a provision for bad debts which differs from the provision charged to income in the financial statements. Retained earnings at September 30, 1996 include approximately $643,000, representing tax bad debt provisions through 1986, for which no deferred federal income tax liability has been recorded.

Tax legislation passed in August 1996 now requires all thrift institutions to deduct a provision for bad debts for tax purposes based on actual loss experience and recapture the excess bad debt reserve accumulated in the tax years after 1986. The related amount of deferred tax liability which must be recaptured is $124,000 and is payable over a six-year period, beginning in fiscal year 1997.

Deferred tax assets  (liabilities)  are  comprised of the following at September
30:


                                                                                           In thousands
                                                                                       1996            1995
                                                                                       ----            ----
     Deferred loan fees                                                             $        10    $        30
     SAIF assessment                                                                        112              -
     Other                                                                                    1              -
                                                                                    -----------    -----------
         Total deferred tax assets                                                          123             30

     Depreciation                                                                           (23)           (36)
     Federal Home Loan Bank stock dividends                                                (111)           (94)
     Loans, principally due to allowance for losses                                         (75)           (46)
                                                                                    -----------    -----------
         Total deferred tax liabilities                                                    (209)          (176)
                                                                                    -----------    -----------

              Net deferred tax liabilities                                          $       (86)   $      (146)
                                                                                    ===========    ===========


--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The   approximate   carrying  amount  and  estimated  fair  value  of  financial instruments is as follows:

                                                                                 -------September 30, 1996------
                                                                                   Approximate
                                                                                    Carrying          Estimated
                                                                                     Amount          Fair Value
                                                                                   -----------       ----------
     Financial assets
         Cash and cash equivalents                                                  $     2,806    $     2,806
         Securities                                                                       2,292          2,261
         Loans, net of allowance for loan losses                                         49,160         49,537
         Loans held for sale                                                                419            419
         Federal Home Loan Bank stock                                                       845            845
         Accrued interest receivable                                                        329            329

     Financial liabilities
         Demand deposits                                                                (12,614)       (12,614)
         Savings deposits                                                                (4,177)        (4,177)
         Time deposits                                                                  (34,886)       (35,075)
         Advance payments by borrowers for taxes and insurance                             (783)          (783)
         Accrued interest payable                                                           (25)           (25)

For the purposes of above, the following assumptions were used:

Cash and Cash Equivalents: The estimated fair values for cash and cash equivalents are based on their carrying values due to the short-term nature of these assets.

Securities: The fair values of securities are based on the quoted market value for the individual security or its equivalent.

Loans: The estimated fair value for loans has been determined by calculating the present value of future cash flows based on the current rate the Bank would charge for similar loans with similar maturities, applied for an estimated time period until the loan is assumed to be repriced or repaid.

Federal Home Loan Bank Stock: The fair value of Federal Home Loan Bank stock is assumed to approximate its carrying value.


--------------------------------------------------------------------------------
                                  (Continued)

                           FIRST FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Years ended September 30, 1996, 1995, and 1994

--------------------------------------------------------------------------------

NOTE 13 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Deposit Liabilities: The estimated fair value for time deposits has been determined by calculating the present value of future cash flows based on estimates of rates the Bank would pay on such deposits, applied for the time period until maturity. The estimated fair values of interest-bearing demand and savings deposits are assumed to approximate their carrying values as management establishes rates on these deposits at a level that approximates the local market area. Additionally, these deposits can be withdrawn on demand.

Accrued Interest: The fair values of accrued interest receivable and payable are assumed to equal their carrying values.

Advance Payments by Borrowers for Taxes and Insurance: The fair value of advance payments by borrowers for taxes and insurance approximates the carrying value.

Off-Balance-Sheet Instruments: Off-balance-sheet items consist principally of unfunded loan commitments. The fair value of these commitments is not material.

Other assets and liabilities of the Bank not defined as financial instruments, such as property and equipment, are not included in the above disclosures. Also not included are nonfinancial instruments typically not recognized in financial statements such as the value of core deposits and similar items.

While the above estimates are based on management's judgment of the most appropriate factors, there is no assurance that if the Bank disposed of these items on September 30, 1996, the fair value would have been achieved, because the market value may differ depending on the circumstances. The estimated fair values at September 30, 1996 should not necessarily be considered to apply at subsequent dates.

--------------------------------------------------------------------------------

======================================  ======================================
     NO PERSON HAS BEEN  AUTHORIZED TO
GIVE  ANY  INFORMATION  OR TO MAKE ANY
REPRESENTATION OTHER THAN AS CONTAINED
IN THIS  PROSPECTUS IN CONNECTION WITH
THE  OFFERING  MADE  HEREBY,  AND,  IF
GIVEN, OR MADE, SUCH OTHER INFORMATION
OR  REPRESENTATION  MUST NOT BE RELIED
UPON AS HAVING BEEN  AUTHORIZED BY THE
HOLDING  COMPANY  OR  THE  BANK.  THIS
PROSPECTUS   DOES  NOT  CONSTITUTE  AN
OFFER TO SELL OR A SOLICITATION  OF AN
OFFER  TO BUY  ANY  OF THE  SECURITIES
OFFERED  HEREBY  TO ANY  PERSON  IN AN             Up to 200,000 SHARES
JURISDICTION  IN WHICH  SUCH  OFFER OR
SOLICITATION  IS NOT  AUTHORIZED OR IN
WHICH THE PERSON  MAKING SUCH OFFER OR
SOLICITATION  IN  SUCH   JURISDICTION.
NEITHER    THE    DELIVERY   OF   THIS
PROSPECTUS   NOR  ANY  SALE  HEREUNDER
SHALL UNDER ANY  CIRCUMSTANCES  CREASE
ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE  AFFAIRS OF THE  HOLDING         THE BRYAN-COLLEGE STATION
COMPANY  OR THE BANK  SINCE ANY OF THE         FINANCIAL HOLDING COMPANY
DATES  AS  OF  WHICH   INFORMATION  IS
FURNISHED  HEREIN  OR  SINCE  THE DATE
HEREOF.
           -----------------

           TABLE OF CONTENTS

                                    Page
Prospectus Summary..................
The Holding Company Common Stock
 Offering...........................
Risk Factors........................                 COMMON STOCK
Selected Consolidated Financial
 Data...............................
Recent Financial Data...............
Management's Discussion of Recent
 Results............................
The Bryan-College Station Financial
 Holding Company Pro Forma
 Consolidated Balance Sheet.........
Notes to the Bryan-College Station
 Financial Holding Company Pro Forma
 Consolidated Financial Statements
Dilution............................    --------------------------------------
Capitalization......................
Disclosure Regarding Forward-Looking
 Statements.........................                  PROSPECTUS
Use of Proceeds.....................
Market Information..................
Dividend Policy.....................    --------------------------------------
Management's Discussion and Analysis
 of Financial Condition and Results
 of Operations......................
Business............................
Regulation..........................
Federal Income Tax Considerations...
Management of the Holding Company...
Management of First Federal.........
Description of Unit Offering........
Description of Capital Stock........
Restrictions on Acquisitions of
 Stock and Related Takeover Defensive
 Provisions.........................
The Offering........................
Legal Matters.......................
Experts.............................
          -------------------
                                                   ________ __, 1997
     UNTIL  _______,  1997 ALL DEALERS
EFFECTING    TRANSACTIONS    IN    THE
REGISTERED SECURITIES,  WHETHER OR NOT
PARTICIPATING  IN  THIS  DISTRIBUTION,
MAY   BE   REQUIRED   TO   DELIVER   A
PROSPECTUS. THIS IS IN ADDITION TO THE
OBLIGATION  OF  DEALERS  TO  DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS
AND  WITH   RESPECT  TO  THEIR  UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.
======================================  ======================================